UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Amendment No. 1)
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Commission file number:
HireRight Holdings Corporation
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

HireRight Holdings Corporation
100 Centerview Drive, Suite 300
Nashville, Tennessee 37214
[  ], 2024
Dear Stockholders:
You are cordially invited to attend a special meeting (such meeting, including any adjournments or postponements thereof, the “Special Meeting”) of the stockholders of HireRight Holdings Corporation (the “Company” or “HireRight”), which will be held online at www.virtualshareholdermeeting.com/HRT2024SM, on [  ], at [  ] Eastern Time. You may submit questions and vote online during the online Special Meeting. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation and provides cost savings for our stockholders and HireRight. Details regarding the business to be conducted at the Special Meeting are described in the accompanying proxy statement and the accompanying notice of Special Meeting (the “Notice of Special Meeting”). For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.
At the Special Meeting you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time), dated as of February 15, 2024 (the “Merger Agreement”), by and among Hearts Parent, LLC, a Delaware limited liability company (“Parent”), Hearts Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub,” and together with Parent, the “Buyer Parties”) and HireRight, pursuant to which Merger Sub will merge with and into HireRight, with HireRight surviving such merger as the surviving corporation (the “Merger”). Parent and Merger Sub are affiliates of General Atlantic, L.P. (“General Atlantic”) and Stone Point Capital LLC (“Stone Point”). Together, certain affiliated investment funds of General Atlantic and Stone Point hold a majority of the voting power of HireRight’s outstanding capital stock.
If the Merger is completed, at the effective time of the Merger, each share of HireRight’s common stock, par value $0.001 per share (the “Company Common Stock”), issued and outstanding immediately prior to the effective time of the Merger, other than certain excluded shares pursuant to the terms of the Merger Agreement, shall be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive an amount in cash equal to $14.35 per share of Company Common Stock (“Merger Consideration”), payable to the holder thereof, without interest, subject to and in accordance with the terms and conditions of the Merger Agreement. Upon completion of the transaction, HireRight will become a private company and HireRight will no longer be required to file periodic and other reports with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the Company Common Stock. After the completion of the Merger, you will no longer have an equity interest in HireRight and will not participate in any potential future earnings of HireRight. The Merger Agreement and the transactions contemplated thereby, including the Merger, are described further in the accompanying proxy statement.
Your vote is very important. Whether or not you plan to attend the Special Meeting, you are urged to submit a proxy to vote your shares as promptly as possible to ensure your representation at the Special Meeting. Please review the instructions in the accompanying Notice of Special Meeting and proxy statement regarding the submission of proxies and voting.
The proposed transactions constitute a “going-private transaction” under the rules of the SEC. The Sponsor Stockholders beneficially own approximately 75% of the voting power of HireRight’s outstanding capital stock.
The HireRight Board formed a special committee (the “Special Committee”) consisting solely of independent and disinterested directors of HireRight to, among other things, review, evaluate and negotiate the Merger Agreement and the transactions contemplated thereby, including the Merger, and other alternatives available to HireRight. After careful consideration, the Special Committee, pursuant to resolutions adopted at a meeting of the Special Committee held on February 15, 2024, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, HireRight and the Unaffiliated Stockholders (as defined below) and (ii) recommended that the HireRight Board approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and submit and recommend the Merger Agreement to HireRight’s stockholders for approval and adoption thereby. As part of its evaluation of the Merger, the Special Committee received advice from the Special Committee’s independent legal and financial advisors, consulted with HireRight’s management and considered various material factors, including those summarized in the accompanying proxy statement.
Based on the unanimous recommendation of the Special Committee, the HireRight Board, pursuant to resolutions adopted at a meeting of the HireRight Board held on February 15, 2024, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of HireRight and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) resolved to recommend that HireRight’s stockholders vote to adopt and approve the Merger Agreement and (iv) directed that the Merger Agreement be submitted to the stockholders of HireRight for adoption thereby.
The HireRight Board recommends that you vote “FOR” the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.
Your vote is very important, regardless of the number of shares of Company Common Stock you own. The approval of the proposal to adopt the Merger Agreement requires (i) the affirmative vote of the holders of a majority of all of the outstanding shares of Company Common Stock entitled to vote on the adoption of the Merger Agreement Proposal and (ii) the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock held by the Unaffiliated Stockholders entitled to vote on the adoption of the Merger Agreement Proposal. The “Unaffiliated Stockholders” means the holders of shares of Company Common Stock, excluding those shares of Company Common Stock held, directly or indirectly, by or on behalf of (i) General Atlantic, its investment fund affiliates, its portfolio companies majority owned by such investment fund affiliates (with respect to which General Atlantic has the right to vote or direct the voting of such shares held by such portfolio companies) (“General Atlantic Controlled Portfolio Companies”) (excluding any Company Common Stock held by a General Atlantic Controlled Portfolio Company or a Stone Point Controlled Portfolio Company (as defined below), as applicable, (x) in trust, managed, brokerage, custodial, nominee or other customer accounts or (y) in mutual funds, open or closed end investment funds or other pooled investment vehicles (including limited partnerships and limited liability companies) sponsored, managed or advised or sub-advised by such General Atlantic Controlled Portfolio Company or Stone Point Controlled Portfolio Company, as applicable, in each case acquired and held in the ordinary course of the securities, commodities, derivatives, asset management, banking or similar businesses of any such General Atlantic Controlled Portfolio Company or Stone Point Controlled Portfolio Company, as applicable (collectively, “Non-Controlled Stock”)), (ii) Stone Point, its investment fund affiliates, its portfolio companies majority owned by such investment fund affiliates (with respect to which Stone Point has the right to vote or direct the voting of such shares held by such portfolio companies) (“Stone Point Controlled Portfolio Companies”) (excluding any Non-Controlled Stock), (iii) any person that HireRight has determined to be an “officer” of HireRight within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended and (iv) those members of the HireRight Board who are not members of the Special Committee.
Each record holder of shares of Company Common Stock is entitled one (1) vote for each share of Company Common Stock owned of record on the Record Date. If you fail to vote on the proposal to adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, the effect will be the same as a vote against the proposal.
Pursuant to rules of the SEC, you will also be asked to vote at the Special Meeting on one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement, which proposal to adjourn the Special Meeting, if necessary or appropriate, requires the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present in person or represented by proxy at the virtual Special Meeting and entitled to vote thereon, assuming that a quorum is present.

For each of the foregoing proposals, each record holder of shares of Company Common Stock is entitled to one (1) vote for each outstanding share of Company Common Stock owned of record on the Record Date.
The HireRight Board recommends that you vote “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate.
In considering the recommendations of the HireRight Board, HireRight’s stockholders should be aware that the executive officers and directors have certain interests in the Merger that may be different from, or in addition to, the interests of HireRight’s stockholders generally. Those interests are more fully described in the accompanying proxy statement. The Special Committee and the HireRight Board were aware of these interests and considered them, among other matters, in making their recommendations.
The Sponsor Stockholders, who together hold approximately 75% of the voting power of HireRight’s outstanding capital stock, entered into Support Agreements with Parent and HireRight, pursuant to which each of the Sponsor Stockholders have agreed, among other things, to vote their shares of Company Common Stock in favor of the adoption of the Merger Agreement and the approval of the Merger and against any other action, agreement or proposal which would reasonably be expected to prevent, materially impair or materially delay the consummation of the Merger or any of the transactions contemplated by the Merger Agreement. The Support Agreements also include certain restrictions on transfer of shares of Company Common Stock by the Sponsor Stockholders. A copy of the General Atlantic Support Agreement is attached as Annex B to the proxy statement and is incorporated by reference in the proxy statement in its entirety. A copy of the Stone Point Support Agreement is attached as Annex C to the proxy statement and is incorporated by reference in the proxy statement in its entirety.
Completion of the Merger is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement. The accompanying proxy statement provides you with more detailed information about the Special Meeting, the Merger Agreement and the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the Merger Agreement and the documents referred to or incorporated by reference in the accompanying proxy statement in their entirety. You may also obtain additional information about HireRight from other documents we have filed with the SEC. In particular, you should read the “Risk Factors” section beginning on page 20 in our annual report on Form 10-K for the fiscal year ended
December 31, 2023 and other risk factors detailed from time to time in HireRight’s reports filed with the SEC and incorporated by reference in the accompanying proxy statement in their entirety, for risks relating to our business and for a discussion of the risks you should consider in evaluating the proposed transactions and how they may affect you.
Thank you in advance for your continued support.
Sincerely,

Guy Abramo
President and Chief Executive Officer
The accompanying proxy statement is dated [  ], 2024, and is first being mailed to HireRight’s stockholders on or about [  ], 2024. Capitalized terms used, but not defined, in this letter to stockholders have the meanings given to such terms in the accompanying proxy statement.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT OR THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

100 Centerview Drive, Suite 300 Nashville, Tennessee 37214
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
Dear Stockholders:
You are cordially invited to attend a special meeting (such meeting, including any adjournments or postponements thereof, the “Special Meeting”) of the stockholders of HireRight Holdings Corporation, which we refer to as the “Company” or “HireRight,” to be held on [  ], 2024, at [  ] Eastern Time. The Special Meeting will be held entirely online. You will be able to attend the Special Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/HRT2024SM. For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting. The accompanying proxy statement, including the summary of the Merger Agreement (as defined below) in the proxy statement and the copy of the Merger Agreement attached thereto as Annex A, is incorporated by reference into this Notice of Special Meeting. Capitalized terms used, but not defined, in this Notice of Special Meeting have the meanings given to such terms in the accompanying proxy statement.
The Special Meeting is being held to consider and vote on the following proposals:
1.
a proposal to approve and adopt the Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time), dated as of February 15, 2024 (the “Merger Agreement”), by and among Hearts Parent, LLC, a Delaware limited liability company (“Parent”), Hearts Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub,” and together with Parent, the “Buyer Parties”) and HireRight, pursuant to which Merger Sub will merge with and into HireRight, with HireRight surviving such merger as the surviving corporation (the “Merger”), and approve the transactions contemplated thereby, including the Merger (the “Merger Agreement Proposal”) (a copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement); and

2.
a proposal to approve one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal (the “Adjournment Proposal”).

Parent and Merger Sub are affiliates of General Atlantic, L.P. (“General Atlantic”) and Stone Point Capital LLC (“Stone Point”). Together, certain affiliated investment funds of General Atlantic and Stone Point hold approximately 75% of the voting power of HireRight’s outstanding capital stock.
These items of business are more fully described in the proxy statement accompanying this Notice of Special Meeting.
The record date for the Special Meeting is [  ] (the “Record Date”). Only stockholders of record at the close of business on that date are entitled to notice of, and to attend and vote at, the Special Meeting or any adjournment or postponement thereof. Any stockholder entitled to attend and vote at the Special Meeting is entitled to appoint a proxy to attend and act on such stockholder’s behalf. Such proxy need not be a stockholder of HireRight. You may submit a proxy to vote your shares on the Internet, by telephone or by mail or you may attend the virtual Special Meeting and vote in person.
The HireRight Board of Directors has approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that you vote “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal.
The proposed transactions constitute a “going-private transaction” under the rules of the U.S. Securities and Exchange Commission (the “SEC”). The Sponsor Stockholders together hold approximately 75% of the voting power of HireRight’s outstanding capital stock.
Your vote is very important, regardless of the number of shares of HireRight common stock, par value $0.001 per share (“Company Common Stock”), you own. The approval of the Merger Agreement

Proposal requires (i) the affirmative vote of the holders of a majority of all of the outstanding shares of Company Common Stock entitled to vote on the adoption of the Merger Agreement Proposal and (ii) the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock held by the Unaffiliated Stockholders (as defined below) entitled to vote on the adoption of the Merger Agreement Proposal, as described in the accompanying proxy statement. The “Unaffiliated Stockholders” means the holders of shares of Company Common Stock, excluding those shares of Company Common Stock held, directly or indirectly, by or on behalf of (i) General Atlantic, its investment fund affiliates, its portfolio companies majority owned by such investment fund affiliates (with respect to which General Atlantic has the right to vote or direct the voting of such shares held by such portfolio companies) (“General Atlantic Controlled Portfolio Companies”) (excluding any Company Common Stock held by a General Atlantic Controlled Portfolio Company or a Stone Point Controlled Portfolio Company (as defined below), as applicable, (x) in trust, managed, brokerage, custodial, nominee or other customer accounts or (y) in mutual funds, open or closed end investment funds or other pooled investment vehicles (including limited partnerships and limited liability companies) sponsored, managed or advised or sub-advised by such General Atlantic Controlled Portfolio Company or Stone Point Controlled Portfolio Company, as applicable, in each case acquired and held in the ordinary course of the securities, commodities, derivatives, asset management, banking or similar businesses of any such General Atlantic Controlled Portfolio Company or Stone Point Controlled Portfolio Company, as applicable (collectively, “Non-Controlled Stock”)), (ii) Stone Point, its investment fund affiliates, its portfolio companies majority owned by such investment fund affiliates (with respect to which Stone Point has the right to vote or direct the voting of such shares held by such portfolio companies) (“Stone Point Controlled Portfolio Companies”) (excluding any Non-Controlled Stock), (iii) any person that HireRight has determined to be an “officer” of HireRight within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended and (iv) those members of the HireRight Board who are not members of the Special Committee. If you fail to vote on the Merger Agreement Proposal, the effect will be the same as a vote against the Merger Agreement Proposal.
The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present in person or represented by proxy at the virtual Special Meeting and entitled to vote thereon, assuming that a quorum is present.
For each of the Merger Agreement Proposal and the Adjournment Proposal, each record holder of shares of Company Common Stock is entitled to one (1) vote for each outstanding share of Company Common Stock owned of record on the Record Date.
Your vote is very important. To ensure your representation at the Special Meeting, it is important that you submit a proxy for your shares of Company Common Stock promptly, whether or not you plan to attend the virtual Special Meeting in person. As promptly as possible, please complete, date, sign and return the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy over the Internet or by telephone by following the instructions set forth on the enclosed proxy card. Stockholders who attend the virtual Special Meeting may revoke their proxies and vote in person.
By Order of the HireRight Board of Directors,

Guy Abramo
President and Chief Executive Officer
HireRight Holdings Corporation 100 Centerview Drive, Suite 300
Nashville, Tennessee 37214
Dated: [  ], 2024

i

DEFINED TERMS
Unless stated otherwise, whenever used in this proxy statement, the following terms have the meanings set forth below:
2018 Equity Plan has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
2021 Equity Plan has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Adjournment Proposal means the proposal to approve one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal.
Buyer Parties means Merger Sub and Parent.
Centerview means Centerview Partners LLC, the Special Committee’s financial advisor.
Certificate of Merger means a certificate of merger in such form as required by and in accordance with the applicable provisions of the DGCL.
Code means the Internal Revenue Code of 1986, as amended.
Company Common Stock means HireRight’s common stock, par value $0.001 per share.
Company Equity Award has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Company ESPP has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Company Option means each option to purchase shares of Company Common Stock granted under either the 2018 Equity Plan or the 2021 Equity Plan.
Company PRSU means each restricted stock unit award granted under the 2021 Equity Plan that is subject to one or more performance-based vesting conditions.
Company Related Parties means (i) HireRight and its subsidiaries and their respective affiliates and (ii) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, affiliates, members, managers, general or limited partners, stockholders and assignees of HireRight and its subsidiaries and their respective affiliates, in each case, excluding HireRight.
Company RSU means each restricted stock unit award granted under the 2021 Equity Plan (other than a Company PRSU), including any such award that was granted subject to one or more performance-based vesting conditions but which is no longer subject to any performance-based vesting conditions.
Company Securities has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Debt Commitment Letter means the incremental commitment letter, dated February 15, 2024 (as amended and restated on March 7, 2024), by and among Parent, Goldman Sachs Bank USA, Royal Bank of Canada, SPC Capital Markets LLC, SPC Financing Company LLC, Barclays Bank PLC, Citizens Bank, N.A. and Capital One, National Association (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of the Merger Agreement).
Debt Financing Sources means the agents, arrangers, book runners, lenders, purchasers, equity sponsors or co-investors and other entities that have committed to provide the Debt Financing.
DGCL means the General Corporation Law of the State of Delaware.
Dissenting Company Shares means all shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time and held by HireRight stockholders who have neither voted in favor of the Merger nor consented thereto in writing and who have properly and validly exercised and not withdrawn their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the DGCL.

Effective Time means the time of the filing of a Certificate of Merger with, and acceptance for record by, the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and HireRight and specified in the Certificate of Merger.
Employee Plan has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Exchange Act means the Securities Exchange Act of 1934, as amended.
GAAP means U.S. generally accepted accounting principles.
General Atlantic means General Atlantic, L.P.
General Atlantic Filing Parties means General Atlantic, L.P., a Delaware limited partnership (“GA LP”), GAP (Bermuda) L.P., a Bermuda exempted limited partnership (“GAP Bermuda”), General Atlantic GenPar (Bermuda), L.P., a Bermuda exempted limited partnership (“GA GenPar Bermuda”), General Atlantic Partners (Bermuda) IV, L.P., a Bermuda exempted limited partnership (“GAP Bermuda IV”), General Atlantic Partners (Bermuda) EU, L.P., a Bermuda exempted limited partnership (“GAP Bermuda EU”), General Atlantic GenPar, L.P., a Delaware limited partnership (“GA GenPar”), General Atlantic (Lux) S.à.r.l., a Luxembourg private limited liability company (“GA Lux Sarl”), GAP Coinvestments III, LLC, a Delaware limited liability company (“GAPCO III”), GAP Coinvestments IV, LLC, a Delaware limited liability company (“GAPCO IV”), GAP Coinvestments V, LLC, a Delaware limited liability company (“GAPCO V”), GAP Coinvestments CDA, L.P., a Delaware limited partnership (“GAPCO CDA”), General Atlantic GenPar (Lux) SCSp, a Luxembourg special limited partnership (“GA GenPar Lux”), General Atlantic Partners (Lux), SCSp, a Luxembourg special limited partnership (“GAP Lux”), General Atlantic Partners AIV-1 A, L.P., a Delaware limited partnership (“GAP AIV-1 A”), General Atlantic Partners AIV-1 B, L.P., a Delaware limited partnership (“GAP AIV-1 B”), General Atlantic (SPV) GP, LLC, a Delaware limited liability company (“GA SPV”), General Atlantic Partners 100, L.P., a Delaware limited partnership (“GAP 100”), General Atlantic (HRG) Collections, L.P., a Delaware limited partnership (“GA HRG Collections”), GAPCO AIV Holdings, L.P., a Delaware limited partnership (“GAPCO AIV Holdings”), GAPCO AIV Interholdco (GS), L.P., a Delaware limited partnership (“GAPCO GS”), GA AIV-1 B Interholdco, L.P., a Delaware limited partnership (“GA AIV-1 B Interholdco”), GA AIV-1 B Interholdco (GS), L.P., a Delaware limited partnership (“GA AIV-B GS”), GA AIV-1 A Interholdco (GS), L.P., a Delaware limited partnership (“GA AIV-A GS”), General Atlantic Partners (Bermuda) HRG II, L.P., a Bermuda exempted limited partnership (“GAP HRG II”) and General Atlantic (SPV) GP (Bermuda), LLC, a Bermuda limited liability company (“GA SPV Bermuda”), as further described in the section of this proxy statement captioned “Other Important Information Regarding the Purchaser Filing Parties—General Atlantic Filing Parties.”
General Atlantic Limited Guarantee means the limited guarantee, dated as of February 15, 2024, entered into by General Atlantic Partners 100, L.P. and Hearts Parent, LLC, as the same may be amended, supplemented or modified from time to time.
General Atlantic Service Company means General Atlantic Service Company, L.P.
General Atlantic Stockholders means General Atlantic Partners (Bermuda) HRG II, L.P., General Atlantic (HRG) Collections, L.P., GAPCO AIV Interholdco (GS), L.P., GA AIV-1 B Interholdco (GS), L.P. and GA AIV-1 A Interholdco (GS), L.P.
General Atlantic Support Agreement means the support agreement, dated February 15, 2024, entered into by and among the Company, the General Atlantic Stockholders and Hearts Parent, LLC, as the same may be amended, supplemented or modified from time to time.
Guarantors means GAP 100, Trident VII, Trident VII Parallel, Trident VII DE Parallel and Trident VII Professionals.
HireRight means HireRight Holdings Corporation. In addition, the terms “the Company,” “we,” “us” and “our” refer to HireRight Holdings Corporation.
HireRight Board means the board of directors of HireRight Holdings Corporation.
v

HSR Act means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
IRS means the Internal Revenue Service.
Limited Guarantees means the General Atlantic Limited Guarantee and the Stone Point Limited Guarantee.
Merger means the proposed merger of Merger Sub with and into HireRight pursuant to the Merger Agreement in accordance with the applicable provisions of the DGCL, with HireRight surviving the Merger as the surviving corporation and a direct, wholly owned subsidiary of Parent. HireRight, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”
Merger Agreement means the Agreement and Plan of Merger, dated as of February 15, 2024, by and among HireRight, Parent and Merger Sub, as it may be amended, supplemented or modified from time to time.
Merger Agreement Proposal means the proposal to approve and adopt the Merger Agreement, and the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety.
Merger Consideration means $14.35 per share of Company Common Stock in cash, without interest, subject to and in accordance with the terms and conditions of the Merger Agreement.
Merger Sub means Hearts Merger Sub, Inc., a wholly owned subsidiary of Parent.
Non-Controlled Stock means Company Common Stock held by a General Atlantic Controlled Portfolio Company or a Stone Point Controlled Portfolio Company, as applicable, (i) in trust, managed, brokerage, custodial, nominee or other customer accounts or (ii) in mutual funds, open or closed end investment funds or other pooled investment vehicles (including limited partnerships and limited liability companies) sponsored, managed or advised or sub-advised by such General Atlantic Controlled Portfolio Company or Stone Point Controlled Portfolio Company, as applicable, in each case acquired and held in the ordinary course of the securities, commodities, derivatives, asset management, banking or similar businesses of any such General Atlantic Controlled Portfolio Company or Stone Point Controlled Portfolio Company, as applicable.
NYSE means the New York Stock Exchange and any successor stock exchange.
Owned Company Shares means each share of Company Common Stock that is (i) held by HireRight or its subsidiaries as treasury stock or otherwise, (ii) owned by the Buyer Parties (including the Sponsor Shares) or (iii) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time of the Merger.
Parent means Hearts Parent, LLC.
Parent Related Parties means (i) the Buyer Parties or the Guarantors and (ii) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Debt Financing Sources, affiliates, members, managers, general or limited partners, stockholders or assignees of the Buyer Parties or the Guarantors, in each case, excluding the Buyer Parties.
Purchaser Filing Parties means (i) the Buyer Parties, (ii) the General Atlantic Filing Parties and (iii) the Stone Point Filing Parties.
Record Date means [  ].
SEC means the United States Securities and Exchange Commission.
Securities Act means the Securities Act of 1933, as amended.
Service Provider has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Special Committee means a committee established by the HireRight Board comprised solely of independent and disinterested members of the HireRight Board.

Special Meeting means the special meeting of the stockholders of HireRight to be held on [  ] at [  ], Eastern Time in a virtual meeting format via live webcast, including any adjournment, postponement or other delay thereof.
Sponsor Shares means the shares contributed to Parent (or any direct or indirect parent company thereof) by the Sponsor Stockholders pursuant to the Support Agreements.
Sponsor Stockholders means the General Atlantic Stockholders and Stone Point Stockholders.
Stockholders Agreement means that certain Stockholders Agreement, dated as of October 28, 2021, by and among HireRight, General Atlantic (HRG) Collections, L.P., a Delaware limited partnership, GAPCO AIV Interholdco (GS), L.P., a Delaware limited partnership, GA AIV-1 B Interholdco (GS), L.P., a Delaware limited partnership, GA AIV-1 A Interholdco (GS), L.P., a Delaware limited partnership, Trident VII, L.P., a Cayman Islands exempted limited partnership, Trident VII Parallel Fund, L.P., a Cayman Islands exempted limited partnership, Trident VII DE Parallel Fund, L.P., a Delaware limited partnership, and Trident VII Professionals Fund, L.P., a Cayman Islands exempted limited partnership, as the same may be amended, supplemented or modified from time to time.
Stone Point means Stone Point Capital LLC.
Stone Point Filing Parties means Trident VII, L.P., a Cayman Islands exempted limited partnership (“Trident VII”), Trident VII Parallel Fund, L.P., a Cayman Islands exempted limited partnership (“Trident VII Parallel”), Trident VII DE Parallel Fund, L.P., a Delaware limited partnership (“Trident VII DE Parallel”), Trident VII Professionals Fund, L.P., a Cayman Islands exempted limited partnership (“Trident VII Professionals”), Trident Capital VII, L.P., a Cayman Islands exempted limited partnership (“Trident VII GP”), Stone Point GP Ltd., a Cayman Islands exempted company with limited liability (“Trident VII Professionals GP”), and Stone Point Capital LLC, a Delaware limited liability company, as further described in the section of this proxy statement captioned “Other Important Information Regarding the Purchaser Filing Parties—Stone Point Filing Parties.”
Stone Point Limited Guarantee means the limited guarantee, dated as of February 15, 2024, entered into by the Stone Point Stockholders and Hearts Parent, LLC, as the same may be amended, supplemented or modified from time to time.
Stone Point Stockholders means Trident VII, Trident VII Parallel, Trident VII DE Parallel and Trident VII Professionals.
Stone Point Support Agreement means the support agreement, dated February 15, 2024, entered into by and among the Stone Point Stockholders, the Company and Hearts Parent, LLC, as the same may be amended, supplemented or modified from time to time.
Support Agreements means the General Atlantic Support Agreement and the Stone Point Support Agreement.
Tax Receivable Agreement means that certain Tax Receivable Agreement dated as of October 28, 2021, as the same may be amended, supplemented or modified from time to time.
Unaffiliated Stockholders means the holders of shares of Company Common Stock, excluding those shares of Company Common Stock held, directly or indirectly, by or on behalf of (i) General Atlantic, its investment fund affiliates, its portfolio companies majority owned by such investment fund affiliates (with respect to which General Atlantic has the right to vote or direct the voting of such shares held by such portfolio companies) (“General Atlantic Controlled Portfolio Companies”) (excluding any Non-Controlled Stock), (ii) Stone Point, its investment fund affiliates, its portfolio companies majority owned by such investment fund affiliates (with respect to which Stone Point has the right to vote or direct the voting of such shares held by such portfolio companies) (“Stone Point Controlled Portfolio Companies”) (excluding any Non-Controlled Stock), (iii) any person that HireRight has determined to be an “officer” of HireRight within the meaning of Rule 16a-1(f) of the Exchange Act and (iv) those members of the HireRight Board who are not members of the Special Committee.

SUMMARY TERM SHEET
The following summary term sheet highlights selected information in this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement in their entirety. Each item in this summary term sheet includes a page reference directing you to a more complete description of that topic. See “Where You Can Find More Information.”
Since the transactions contemplated by the Merger Agreement, including the Merger, constitute a “going-private” transaction under SEC rules, HireRight and the Purchaser Filing Parties have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the transactions contemplated by the Merger Agreement, including the Merger. You may obtain any additional information about the Schedule 13E-3 under the caption “Where You Can Find More Information.”
Special Factors
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Certain Effects of the Merger; Treatment of Company Common Stock. At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) the Owned Company Shares and (ii) the Dissenting Company Shares) will be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive an amount in cash equal to $14.35 per share of Company Common Stock, payable to the holder thereof, without interest. For a further description of certain effects of the Merger, see “Special Factors—Certain Effects of the Merger” and “The Merger Agreement—Merger Consideration.”

•	Background of the Merger. For a description of the background of the Merger see “Special Factors—Background of the Merger.”
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Purpose and Reasons of HireRight for the Merger; Recommendation of the HireRight Board and the Special Committee; Fairness of the Merger. After careful consideration, the Special Committee, pursuant to resolutions adopted at a meeting of the Special Committee held on February 15, 2024, unanimously recommended that the HireRight Board (i) determine that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, HireRight and the Unaffiliated Stockholders, (ii) approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) resolve to recommend that the HireRight stockholders vote to adopt and approve the Merger Agreement and (iv) direct that the Merger Agreement be submitted to the HireRight stockholders for adoption thereby. As part of its evaluation of the Merger, the Special Committee received the advice of the Special Committee’s independent legal and financial advisors, consulted with HireRight’s management and considered various material factors, including those summarized herein.

Based on the unanimous recommendation of the Special Committee, the HireRight Board, pursuant to resolutions adopted at a meeting of the HireRight Board held on February 15, 2024, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, HireRight and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) resolved to recommend that the HireRight stockholders approve the adoption of the Merger Agreement and (iv) directed that the Merger Agreement be submitted to the HireRight stockholders for adoption thereby.
Accordingly, the HireRight Board, acting upon the unanimous recommendation of the Special Committee, recommends that you vote “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal.
For a description of the material factors considered by the Special Committee and the HireRight Board in evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, and making the decisions, determinations and recommendations above, see “Special Factors—Purpose and Reasons of HireRight for the Merger; Recommendation of the HireRight Board and the Special Committee; Fairness of the Merger.”
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Opinion of the Special Committee’s Financial Advisor. The Special Committee retained Centerview Partners LLC (“Centerview”), as financial advisor to the Special Committee in connection with the proposed Merger and the other transactions contemplated by the Merger Agreement, which are collectively referred to as the “Transaction” throughout this section and the summary of Centerview’s opinion below under the caption “Special Factors — Opinion of the Special Committee’s Financial Advisor.” In connection with this engagement, the Special Committee requested that Centerview evaluate the fairness, from a financial point of view, to the holders of shares of Company Common Stock (other than (i) the Owned Company Shares, (ii) the Dissenting Company Shares and (iii) the Sponsor Shares (the shares referred to in clauses (i), (ii) and (iii), together with any shares held by any affiliate of HireRight or Parent, are collectively referred to as “Excluded Shares” throughout this section and the summary of Centerview’s opinion below under the caption “Special Factors — Opinion of the Special Committee’s Financial Advisor”) of the Merger Consideration proposed to be paid to such holders pursuant to the Merger Agreement. On February 15, 2024, Centerview rendered to the Special Committee its oral opinion, which was subsequently confirmed by delivery of a written opinion dated February 15, 2024, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration proposed to be paid to the holders of shares of Company Common Stock (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Centerview’s written opinion, dated February 15, 2024, which describes the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex D and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Special Committee (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Company Common Stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Transaction and does not constitute a recommendation to any stockholder of HireRight or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.
For more information, see Annex D to this proxy statement and the section of this proxy statement titled “Special Factors―Opinion of the Special Committee’s Financial Advisor.”
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Position of the Purchaser Filing Parties as to the Fairness of the Merger. Under the SEC rules governing “going private” transactions, the Purchaser Filing Parties may be deemed to be affiliates of HireRight, and, therefore, are required to express their beliefs as to the fairness of the Merger to the Unaffiliated Stockholders. For a description of the Purchaser Filing Parties’ beliefs as to the fairness of the Merger to the Unaffiliated Stockholders, see “Special Factors— Position of the Purchaser Filing Parties as to the Fairness of the Merger.”

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Purpose and Reasons of the Purchaser Filing Parties for the Merger. Under the SEC rules governing “going private” transactions, the Purchaser Filing Parties may be deemed to be affiliates of HireRight, and, therefore, are required to express their reasons for the Merger to the Unaffiliated Stockholders. For a description of the Purchaser Filing Parties’ purposes and reasons for the Merger, see “Special Factors—Purpose and Reasons of the Purchaser Filing Parties for the Merger.”

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Interests of Executive Officers and Directors of HireRight in the Merger. In considering the recommendations of the HireRight Board with respect to the Merger, the HireRight stockholders should be aware that the executive officers and directors have certain interests in the Merger that may be different from, or in addition to, the interests of the HireRight stockholders generally. The Special Committee, consisting entirely of independent directors, and the HireRight Board were aware of these interests and considered them, among other matters, in evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, and in making their recommendations.

For a more detailed description of the interests of executive officers and directors of HireRight in the Merger, see “Special Factors—Interests of Executive Officers and Directors of HireRight in the Merger.”
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Intent of the Directors and Executive Officers to Vote in Favor of the Merger. Our directors and executive officers have informed us that, as of the date of this proxy statement and to the extent that they own shares of Company Common Stock as of the Record Date, they intend to vote all of the shares of Company Common Stock owned directly by them in favor of the approval of the Merger Agreement Proposal and each of the other proposals. As of the Record Date, our directors and executive officers directly owned, in the aggregate, [ ] outstanding shares of Company Common Stock and [ ] outstanding shares of Company Common Stock entitled to vote at the Special Meeting, or collectively approximately [ ]% of the total voting power entitled to vote at the Special Meeting. For a further description of the voting intentions of HireRight’s directors and executive officers, see “Special Factors—Intent of the Directors and Executive Officers to Vote in Favor of the Merger.”

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Intent of the Purchaser Filing Parties to Vote in Favor of the Merger. The Sponsor Stockholders, who beneficially owned approximately [ ] % of the voting power of the outstanding shares of Company Common Stock as of the Record Date, entered into the Support Agreements, pursuant to which each of the Sponsor Stockholders agreed to vote all of its Company Common Stock in favor of the Merger Agreement Proposal, subject to the terms and conditions contained in the Support Agreements. However, approval of the Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock held by the Unaffiliated Stockholders, which excludes all of the shares of Company Common Stock held (i) by the Sponsor Stockholders and certain of their affiliates, (ii) by HireRight’s officers (within the meaning of Rule 16a-1(f) of the Exchange Act) and (iii) those members of the HireRight Board who are not members of the Special Committee. For more information about the Support Agreements and the voting intentions of the Sponsor Stockholders, see “Special Factors—Intent of the Purchaser Filing Parties to Vote in Favor of the Merger” and “Special Factors—Support Agreements.”

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Material U.S. Federal Income Tax Consequences of the Merger. The exchange of the shares of Company Common Stock for cash in the Merger will be a taxable transaction to U.S. Holders (as defined below in “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes. A U.S. Holder that receives cash in exchange for shares of Company Common Stock pursuant to the Merger will generally recognize gain or loss in an amount equal to the difference, if any, between the cash received by such holder in the Merger and the adjusted tax basis in the shares of Company Common Stock surrendered in exchange therefore. A stockholder that is a Non-U.S. Holder (as defined below in “Special Factors— Material U.S. Federal Income Tax Consequences of Merger”) will generally not be subject to U.S. federal income tax on any gain recognized in connection with the Merger unless such Non-U.S. Holder has certain connections to the United States. However, the tax consequences of the Merger to a stockholder will depend on the stockholder’s particular circumstances, and stockholders should consult their own tax advisors to determine the particular tax consequences to them of the Merger. For further information about the material U.S. federal income tax consequences of the Merger, see “Special Factors―Material U.S. Federal Income Tax Consequences of the Merger.”

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Financing of the Merger. The obligation of the Buyer Parties to consummate the Merger is not subject to any financing condition. In connection with the financing of the Merger, Parent entered into the Debt Commitment Letter, pursuant to which, among other things, the Debt Financing Sources have provided Parent with a term loan commitment in an aggregate principal amount of $250,000,000, which may be increased or reduced in accordance with the terms set forth in the Debt Commitment Letter. The Debt Financing (as defined in the section of this proxy statement captioned “Special Factors—Financing of the Merger”) will be available to Parent, together with available cash on hand of HireRight and its subsidiaries, to fund the aggregate Merger Consideration (which does not include payments with respect to any Sponsor Shares) and to pay other amounts specified in the Merger Agreement to be paid by the Buyer Parties in connection with the consummation of the Merger. Funding of the Debt Financing is subject to the satisfaction or waiver of the conditions set forth in the Debt Commitment Letter.

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Limited Guarantees. Concurrently with the execution of the Merger Agreement, Parent delivered to HireRight the Limited Guarantees entered into by the Guarantors in favor of HireRight. Pursuant to the terms of the Limited Guarantees and subject to the conditions contained therein, the Guarantors agreed to guarantee their respective pro rata portions of the payment of (i) the Parent Termination Fee payable by Parent under certain circumstances, (ii) up to $2,000,000 of Enforcement Costs (as defined below) and (iii) certain indemnification and reimbursement obligations that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Merger Agreement and the Limited Guarantees provided by the Guarantors to HireRight. For more information, please see the section of this proxy statement captioned “Special Factors—Limited Guarantees.”

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Support Agreements. On February 15, 2024, the Sponsor Stockholders, who beneficially owned, in the aggregate, approximately 75% of the voting power of the outstanding shares of Company Common Stock, entered into the Support Agreements, pursuant to which the Sponsor Stockholders agreed, among other things, to vote all of their shares of Company Common Stock in favor of the Merger Agreement Proposal, subject to the terms and conditions contained in the Support Agreements. In addition, pursuant to the Support Agreements and subject to the terms and conditions described in the section of this proxy statement captioned “Special Factors—Support Agreements,” among other things, the Sponsor Stockholders will contribute all of the shares of Company Common Stock owned by the Sponsor Stockholders to a direct or indirect parent company of Parent in exchange for equity interests in such direct or indirect parent company of Parent. As a result of the Merger, the shares of Company Common Stock contributed to such direct or indirect parent company of Parent by the Sponsor Stockholders will be cancelled and extinguished without any conversion thereof or consideration paid therefor. For more information, see the section of this proxy statement captioned “Special Factors —Support Agreements” and the full text of the Support Agreements, attached as Annex B and Annex C, which are incorporated by reference in this proxy statement in their entirety.

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Litigation Relating to the Merger. As of the date of this proxy statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger and the outcome of any future litigation is uncertain. For a further description of litigation relating to the Merger, see “Special Factors—Litigation Relating to the Merger.”

The Merger Agreement
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A summary of the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety, is included in the section of this proxy statement captioned “The Merger Agreement.”

•	Treatment of Shares and Equity Awards.
•	Common Stock. The Merger Agreement provides for the following treatment of shares of Company Common Stock in connection with the Merger:
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At the Effective Time, each share of Company Common Stock outstanding immediately prior to the Effective Time (other than the Owned Company Shares and the Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive an amount in cash equal to $14.35 per share of Company Common Stock, without interest thereon. This amount constitutes a premium of approximately 47% over the volume weighted average share price of the Company Common Stock for the 30-day period preceding November 17, 2023, the day that the Sponsor Stockholders publicly disclosed that they had agreed to work together to potentially submit a preliminary non-binding proposal to the HireRight Board related to a potential strategic transaction. For more information, see the sections of this proxy statement captioned “Special Factors—Certain Effects of the Merger” and “The Merger Agreement—Merger Consideration—Company Common Stock.”

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At or prior to the closing of the Merger, Parent will deposit with the Payment Agent (as defined in the section of this proxy statement captioned “The Merger Agreement—Exchange and Payment Procedures”) an amount of cash equal to the aggregate consideration to which HireRight stockholders will become entitled under the Merger Agreement. Once a stockholder has provided the Payment Agent with any documentation required by the Payment Agent, the

Payment Agent will pay the stockholder the appropriate portion of the aggregate Merger Consideration in exchange for the shares of Company Common Stock held by that stockholder. For more information, see the section of this proxy statement captioned “The Merger Agreement—Exchange and Payment Procedures.”
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After the Merger is completed, you will have the right to receive the Merger Consideration for each share of Company Common Stock that you own, but you will no longer have any rights as a stockholder (except that HireRight’s stockholders (including beneficial owners of Company Common Stock) who have neither voted in favor of the Merger nor consented thereto in writing, have properly demanded appraisal of such shares of Company Common Stock pursuant to, and in accordance with, Section 262 of the DGCL, and do not validly withdraw or otherwise lose their appraisal rights, may have the right to receive a payment, in lieu of the Merger Consideration, for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described in the section of this proxy statement captioned “Appraisal Rights”).

•	Treatment of Company Options. The Merger Agreement provides for the following treatment of Company Options at the Effective Time:
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Outstanding Option Awards Under the 2018 Equity Plan. Each outstanding Company Option granted under the 2018 Equity Plan, whether vested or unvested, will be converted into an option to purchase the same number of shares of common stock of the Surviving Corporation at the same per-share exercise price and subject to the same terms and conditions as the applicable Company Option (including vesting conditions).

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Vested Options Under the 2021 Equity Plan. Each vested outstanding Company Option granted under the 2021 Equity Plan will be converted into the right to receive an amount (without interest) in cash equal to the product of (A) the excess, if any, of (1) the Merger Consideration over (2) the per-share exercise price for such Company Option, multiplied by (B) the total number of shares of Company Common Stock underlying such Company Option; provided that if the per-share exercise price of such Company Option is equal to or greater than the Merger Consideration, such Company Option will be forfeited and cancelled for no consideration.

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Unvested Options Under the 2021 Equity Plan. Each outstanding and unvested Company Option granted under the 2021 Equity Plan will be converted into the right to receive an amount (without interest) in cash equal to the product of (A) the excess, if any, of (1) the Merger Consideration over (2) the per-share exercise price for such Company Option, multiplied by (B) the total number of shares of Company Common Stock underlying such Company Option, which cash-based award will be subject to the same vesting conditions as the applicable Company Option; provided that if the per-share exercise price for such Company Option is equal to or greater than the Merger Consideration, such Company Option will be forfeited and cancelled for no consideration.

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For more information about the treatment of Company Options, see the sections of this proxy statement captioned “Certain Effects of the Merger ―Treatment of Equity Compensation Awards and Company ESPP” and “Interests of HireRight’s Directors and Executive Officers in the Merger—Treatment of Equity Compensation Awards.”

•	Treatment of Company RSUs. The Merger Agreement provides for the following treatment of Company RSUs at the Effective Time:
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Vested RSU Awards. Each outstanding Company RSU that has vested but not yet settled as of the Effective Time (taking into account any acceleration of vesting) will be converted into the right to receive an amount (without interest) in cash equal to the product of (A) the total number of shares of Company Common Stock subject to such Company RSU multiplied by (B) the Merger Consideration.

•	Unvested RSU Awards. Each outstanding and unvested Company RSU (including each Company PRSU that on March 12, 2024 was converted to an unvested Company RSU based on the level of achievement of the applicable adjusted EBITDA performance conditions) will be converted into a right to receive an amount (without interest) in cash equal to the product of (A) the total number of shares of Company Common Stock subject to such Company RSU multiplied by (B) the Merger Consideration, which cash-based award will remain subject to the same vesting conditions as the applicable Company RSU.
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For more information about the treatment of Company RSUs, see the sections of this proxy statement captioned “Certain Effects of the Merger ―Treatment of Equity Compensation Awards and Company ESPP” and “Interests of HireRight’s Directors and Executive Officers in the Merger—Treatment of Equity Compensation Awards.”

•	Treatment of Company PRSUs. The Merger Agreement provides that, at the Effective Time:
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Each Company PRSU that is outstanding and subject to an absolute total shareholder return performance condition in respect of HireRight’s total stockholder return will be forfeited and cancelled for no consideration.

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No Company PRSUs that were subject to adjusted EBITDA performance conditions remain outstanding because on March 12, 2024 they were converted into unvested Company RSUs based on the level of achievement of the applicable adjusted EBITDA performance conditions.

•	Treatment of the Company ESPP. The Merger Agreement provides for the following treatment of the Company ESPP in connection with the Merger:
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From and after February 15, 2024, HireRight will take all actions necessary to, among other things, (1) provide that no new individuals will be permitted to enroll in the Company ESPP on or following February 15, 2024, and (2) prohibit any increase in the amount of participants’ payroll deduction elections under the Company ESPP.

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If purchase rights are exercised prior to the Effective Time, on such exercise date, HireRight will apply the funds credited as of such date under the Company ESPP within each participant’s account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Company ESPP.

•	As of no later than one business day prior to the Effective Time, HireRight will cause the exercise of each outstanding purchase right pursuant to the Company ESPP.
•	Immediately prior to and effective as of the Effective Time, HireRight will terminate the Company ESPP and no further rights shall be granted or exercised under the Company ESPP thereafter.
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For more information about the treatment of the Company ESPP, see the sections of this proxy statement captioned “Certain Effects of the Merger ―Treatment of Equity Compensation Awards and Company ESPP” and “Interests of HireRight’s Directors and Executive Officers in the Merger—Treatment of Equity Compensation Awards.”

•	Solicitation of Other Offers.
•	For purposes of this Proxy Statement, “Acceptable Confidentiality Agreement” is defined in the section of this proxy statement captioned “The Merger Agreement—Solicitation of Other Offers.”
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From and after February 15, 2024 until the earlier to occur of the valid termination of the Merger Agreement and the Effective Time, HireRight is subject to customary “no-shop” restrictions on its ability to solicit alternative Acquisition Proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative Acquisition Proposals, subject to a customary “fiduciary out” provision that allows HireRight, under certain specified circumstances and after entry into an Acceptable Confidentiality Agreement, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an Acquisition Proposal that did not arise from a material breach of the Merger Agreement if the Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative acquisition proposal constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and the failure to take such actions would be inconsistent with its fiduciary duties pursuant to applicable law. For more information, see the section of this proxy statement captioned “The Merger Agreement—Solicitation of Other Offers.”
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HireRight is not entitled to terminate the Merger Agreement to enter into an agreement for a Superior Proposal unless it complies with certain procedures in the Merger Agreement, including engaging in good faith negotiations with Parent during a specified period. If HireRight terminates the Merger Agreement in order to accept a Superior Proposal from a third party, it must pay a termination fee to Parent. For more information, see the section of this proxy statement captioned “The Merger Agreement—Recommendation Changes.”

•	Changes in the HireRight Board’s Recommendation.
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The HireRight Board (or a committee thereof, including the Special Committee) may not amend, modify or withdraw its recommendation that HireRight’s stockholders adopt the Merger Agreement or take certain similar actions other than, under certain circumstances, if the HireRight Board, acting upon the recommendation of the Special Committee, or the Special Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law and the HireRight Board, acting upon the recommendation of the Special Committee, or the Special Committee complies with the terms of the Merger Agreement.

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Moreover, neither the HireRight Board, acting upon the recommendation of the Special Committee, nor the Special Committee may withdraw the HireRight Board’s recommendation that HireRight’s stockholders adopt the Merger Agreement or take certain similar actions unless the HireRight Board complies with certain procedures in the Merger Agreement, including engaging in good faith negotiations with Parent during a specified period. If HireRight or Parent terminates the Merger Agreement under certain circumstances, including because the HireRight Board, acting upon the recommendation of the Special Committee, or the Special Committee, amends, modifies or withdraws the HireRight Board’s recommendation that HireRight’s stockholders adopt the Merger Agreement, then HireRight must pay to Parent a termination fee.

•	For more information, see the section of this proxy statement captioned “The Merger Agreement—Recommendation Changes.”
•	Conditions to the Closing of the Merger.
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Obligations of Parent, Merger Sub and HireRight. The obligations of Parent, Merger Sub and HireRight, as applicable, to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including:

•	the adoption of the Merger Agreement by the Requisite Stockholder Approvals;
•	the expiration or termination of the waiting periods applicable to the Merger pursuant to the HSR Act; and
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the absence of any temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any governmental authority of competent jurisdiction preventing the consummation of the Merger, and the absence of any action by any governmental authority of competent jurisdiction, statute, rule, regulation or order that prohibits, makes illegal or enjoins the consummation of the Merger.

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Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) of each of the following conditions:

•	the accuracy of the representations and warranties of HireRight in the Merger Agreement, subject to applicable materiality or other qualifiers, as of certain dates set forth in the Merger Agreement;

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HireRight having performed and complied in all material respects with all covenants under the Merger Agreement required to be performed and complied with by it at or prior to the closing of the Merger;

•	the receipt by Parent and Merger Sub of a customary closing certificate of HireRight; and
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the absence of any Company Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”) having occurred after February 15, 2024.

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Obligations of HireRight. The obligations of HireRight to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) of each of the following conditions:

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the accuracy of the representations and warranties of Parent and Merger Sub in the Merger Agreement, subject to applicable materiality or other qualifiers, as of certain dates set forth in the Merger Agreement;

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Parent and Merger Sub having performed and complied in all material respects with all covenants under the Merger Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the closing of the Merger; and

•	the receipt by HireRight of a customary closing certificate of Parent and Merger Sub.
•	For more information, see the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.”
•	Termination of the Merger Agreement.
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The Merger Agreement contains certain termination rights for HireRight, on the one hand, and Parent, on the other hand, including but not limited to, Parent and HireRight each having the right to terminate the Merger Agreement at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approvals) by (1) mutual written agreement or (2) if the Merger is not consummated by 11:59 p.m., Eastern Time, on August 15, 2024. Additional termination rights are further described in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement.”

•	Termination Fees and Remedies.
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Payment of Termination Fee by HireRight. Upon termination of the Merger Agreement, and as further described in the section of this proxy statement captioned “The Merger Agreement—Termination Fees—Company Termination Fee,” under specified circumstances, including HireRight terminating the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal or Parent terminating the Merger Agreement due to a Recommendation Change, in each case, pursuant to and in accordance with the “fiduciary out” provisions of the Merger Agreement, HireRight will be required to pay Parent a termination fee of $30,000,000 (the “Company Termination Fee”). The Company Termination Fee will also be payable by HireRight if the Merger Agreement is terminated under certain circumstances and prior to such termination, an Acquisition Proposal for an Acquisition Transaction has been made to HireRight or has been publicly announced or disclosed and not irrevocably withdrawn and any Acquisition Transaction is consummated or HireRight enters into an agreement providing for the consummation of any Acquisition Transaction within one year after the termination.

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Payment of Termination Fee by Parent. Upon termination of the Merger Agreement, and as further described in the section of this proxy statement captioned “The Merger Agreement—Termination Fees—Parent Termination Fee,” under certain circumstances, Parent will be required to pay HireRight a reverse termination fee from Parent of $65,000,000 (the “Parent Termination Fee”).

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Specific Performance. Subject to the terms and conditions of the Merger Agreement, Parent, Merger Sub and HireRight are entitled, in addition to any other remedy to which they are entitled at law or equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and, in certain circumstances, enforce the terms of the Merger Agreement.

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Enforcement Costs. If the Company or Parent, as the case may be, fails to promptly pay any amount due under the Company Termination Fee or Parent Termination Fee, as applicable, the party ordered to make such payment as the result of a final and non-appealable judgment must pay to the other party, as applicable, its reasonable and documented out-of-pocket costs and expenses, together with interest on such amount, in a sum not to exceed $2,000,000 in the aggregate (the “Enforcement Costs”).

•	For more information, see the section of this proxy statement captioned “The Merger Agreement—Termination Fees.”
•	Appraisal Rights.
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If the Merger is consummated, holders of record or beneficial owners of Company Common Stock who (1) do not vote in favor of the Merger Agreement Proposal (whether by voting against the Merger Agreement Proposal, abstaining or otherwise not voting with respect to the Merger Agreement Proposal), (2) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their applicable shares of Company Common Stock through the effective date of the Merger, (3) properly demand appraisal of their applicable shares, (4) meet certain statutory requirements described in this proxy statement and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail the section of this proxy statement captioned “The Special Meeting — Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

•
This means that these holders of record and beneficial owners may be entitled to have their shares of Company Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the Merger through the date of payment of the judgment at a rate of 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to persons entitled to appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, any persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. For more information, see the section of this proxy statement captioned “The Special Meeting—Appraisal Rights—Determination of Fair Value.”

•
To exercise appraisal rights, a holder of record or a beneficial owner of Company Common Stock must (1) submit a written demand for appraisal of such holder’s shares or such beneficial owner’s shares of Company Common Stock to HireRight before the vote is taken on the Merger Agreement Proposal, (2) not vote, in person or by proxy, in favor of the Merger Agreement Proposal (whether by voting against the Merger Agreement Proposal, abstaining or otherwise not voting with respect to the Merger Agreement Proposal), (3) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) the subject shares of Company Common Stock from the date of demand through the effective date of the Merger and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. If you are a beneficial owner of shares of Company Common Stock and you wish to exercise your appraisal rights in such capacity, in addition to the foregoing requirements, your demand for appraisal must also (1) reasonably identify the holder of record of the shares of Company Common Stock for which the demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and (3) provide an address at which you consent to receive notices given by the surviving corporation hereunder and to be set forth on the verified list required by Section 262(f) of DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Special Meeting — Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL.

Parties to the Merger
•
HireRight. HireRight was formed as a limited liability company in Delaware on June 29, 2018 under the name HireRight GIS Group Holdings LLC. HireRight then converted into a Delaware corporation and changed its name to HireRight Holdings Corporation on October 15, 2021. HireRight is a leading global provider of technology-driven workforce risk management and compliance solutions. We provide comprehensive background screening, verification, identification, monitoring and drug and health screening services for approximately 37,000 customers across the globe. We offer our services via a unified global software and data platform that tightly integrates into our customers’ human capital management systems enabling highly effective and efficient workflows for workforce hiring, onboarding and monitoring. Company Common Stock is listed on NYSE under the symbol “HRT.” HireRight’s corporate offices are located at 100 Centerview Drive, Suite 300, Nashville, TN 37214. For more information about HireRight, see the sections of this proxy statement captioned “Parties to the Merger—The Company” and “Other Important Information Regarding HireRight.”

•
Parent. Hearts Parent, LLC was formed on February 9, 2024. For more information about Parent, see the sections of this proxy statement captioned “Parties to the Merger—The Buyer Parties” and “Other Important Information Regarding the Purchaser Filing Parties—The Buyer Parties.”

•
Merger Sub. Hearts Merger Sub, Inc. is a wholly owned subsidiary of Parent and was formed on February 9, 2024. For more information about Merger Sub, see the sections of this proxy statement captioned “Parties to the Merger—The Buyer Parties” and “Other Important Information Regarding the Buyer Parties—The Buyer Parties.”

Parent and Merger Sub are each affiliated with Guarantors, as described further in this proxy statement under the caption “Special Factors—Financing of the Merger.”
The Special Meeting
•	Date, Time, Place and Purpose of the Special Meeting. The Special Meeting of HireRight stockholders will be held on [ ] at [ ] Eastern Time online at www.virtualshareholdermeeting.com/HRT2024SM.
•
Vote Required. The approval of the Merger Agreement Proposal requires (i) the affirmative vote of the holders of a majority of all of the outstanding shares of Company Common Stock entitled to vote on the adoption of the Merger Agreement Proposal and (ii) the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock held by the Unaffiliated Stockholders entitled to vote on the adoption of the Merger Agreement Proposal. For the Merger Agreement Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present in person (which includes presence virtually at the Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present. For the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
•
For each of the Merger Agreement Proposal and the Adjournment Proposal, each record holder of shares of Company Common Stock is entitled to one (1) vote for each outstanding share of Company Common Stock owned of record on the Record Date.

•
For more information about the Special Meeting, including the record date, quorum and the vote required to approve each of the proposals, see “The Special Meeting—Date, Time and Place,” “The Special Meeting — Purpose of the Special Meeting,” “The Special Meeting—Record Date and Quorum” and “The Special Meeting—Vote Required.”

Other Important Information Regarding HireRight
•
Market Price of Shares of Company Common Stock and Dividends. On [ ], 2024, the most recent practicable date before this proxy statement was distributed to our stockholders, the closing price for the shares of Company Common Stock on NYSE was $[__] per share of Company Common Stock. You are encouraged to obtain current market quotations for the shares of Company Common Stock in connection with voting your shares of Company Common Stock. For more information about the market price of shares of Company Common Stock and dividends, see “Other Important Information Regarding HireRight—Market Price of Shares of Company Common Stock and Dividends.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS AND THE SPECIAL MEETING
The following questions and answers are intended to address briefly some commonly asked questions regarding the Special Meeting, the Merger Agreement and the transactions contemplated thereby, including the Merger. These questions and answers may not address all questions that may be important to you as a stockholder of HireRight. Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, all of which you should read carefully in their entirety. See “Where You Can Find More Information.”
Q.	Why am I receiving this document?
A.
You are receiving this proxy statement because you own shares of Company Common Stock and HireRight is soliciting proxies for the Special Meeting. HireRight is holding the Special Meeting so that our stockholders may vote to approve the Merger Agreement Proposal and the Adjournment Proposal.

This proxy statement contains important information about the Merger and the Special Meeting, and you should read it carefully. The enclosed proxy card allows you to submit a proxy to vote your shares of Company Common Stock without attending the Special Meeting in person (which includes presence virtually at the Special Meeting).
Your vote is extremely important, and we encourage you to submit your proxy as soon as possible. For more information on how to vote your shares of Company Common Stock, please see the section of this proxy statement titled “The Special Meeting.”
Q.	What is the proposed transaction and what effects will it have on HireRight?
A.
On February 15, 2024, HireRight entered into the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and is incorporated herein by reference in its entirety. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into HireRight, with HireRight surviving the Merger as a wholly owned subsidiary of Parent. If the Merger is completed, the holders of shares of Company Common Stock as of immediately prior to the Merger (other than the Owned Company Shares or the Dissenting Company Shares, as applicable) will have the right to receive the Merger Consideration of $14.35 per share of Company Common Stock in cash, without interest, less any applicable withholding taxes, subject to and in accordance with the terms and conditions set forth in the Merger Agreement.

In addition, following completion of the Merger, there will be no further market for the shares of Company Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, HireRight’s securities will be delisted from NYSE and deregistered under the Exchange Act, upon application to the SEC. As a result of the Merger, HireRight will no longer be an independent public company, the shares of Company Common Stock will no longer be listed on any exchange or quotation system, price quotations will no longer be available and HireRight’s registration and reporting obligation under the Exchange Act will cease.
Following completion of the Merger, your shares of Company Common Stock will represent only the right to receive the Merger Consideration, subject to and in accordance with the terms and conditions of the Merger Agreement, and you will no longer have any interest in HireRight’s future earnings, growth or value.
For more information about the Merger Agreement and the transactions contemplated thereby, including the Merger, see “The Merger Agreement.”
Q.	What happens if the Merger is not completed?
A.
If the Merger Agreement Proposal is not approved by HireRight’s stockholders or if the Merger is not completed for any other reason, HireRight’s stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, unless HireRight is sold to a third party, HireRight will remain an independent public company, and shares of Company Common Stock will continue to be listed and traded on NYSE, so long as HireRight continues to meet the applicable listing requirements. In addition, if the Merger is not completed, HireRight expects that management will operate

HireRight’s business in a manner similar to that in which it is being operated today and that HireRight’s stockholders will continue to be subject to the same risks and opportunities to which they are currently subject. There is no assurance as to the effect of these risks and opportunities on the future value of your shares of Company Common Stock, including the risk that the market price of Company Common Stock may decline to the extent that the current market price of Company Common Stock reflects a market assumption that the Merger will be completed. For more information about what happens if the Merger is not completed, see “Special Factors—Certain Effects on HireRight If the Merger Is Not Completed.”
Under certain circumstances, if the Merger is not completed, HireRight may be required to pay Parent a Company Termination Fee of $30,000,000 or Parent may be required to pay HireRight a Parent Termination Fee of $65,000,000. For more information about termination fees, see “The Merger Agreement—Termination Fees.”
Q.	When and where is the Special Meeting?
A.
The webcast of the Special Meeting will begin promptly at [ ] Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at [ ] Eastern Time, and you should allow reasonable time for the check-in procedures. To attend the Special Meeting, stockholders will need to log in to www.virtualshareholdermeeting.com/HRT2024SM using the 16-digit control number on the proxy card or voting instruction form. For more information about the Special Meeting, see “The Special Meeting.”

Q.	Who can vote at the Special Meeting?
A.
All record holders of the shares of Company Common Stock as of the close of business on [ ], the Record Date for the Special Meeting, are entitled to notice of, and to attend and vote at, the Special Meeting or any adjournment or postponement thereof. You are entitled to receive notice of, and to attend and vote at, the Special Meeting if you are a record holder of the shares of Company Common Stock at the close of business on the Record Date.

Each record holder of shares of Company Common Stock is entitled to one (1) vote for each outstanding share of Company Common Stock owned of record on the Record Date on each matter properly brought before the Special Meeting.
For more information about who can vote at the Special Meeting, see “The Special Meeting—Voting.”
Q.	What is the difference between being a “stockholder of record” and a “beneficial owner” of shares of Company Common Stock held in “street name”?
A.
If your shares of Company Common Stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (“Equiniti”), you are considered, with respect to those shares of Company Common Stock, the stockholder of record or record holder. This proxy statement and proxy card have been sent directly to you by HireRight. As the stockholder of record, you have the right to grant your voting proxy directly to us or to another proxyholder to vote in person (which includes presence virtually at the Special Meeting) at the Special Meeting.

If your shares of Company Common Stock are held through a broker, bank or other nominee, you are considered the beneficial owner of those shares of Company Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares of Company Common Stock, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares of Company Common Stock by following their instructions for voting. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares of Company Common Stock in person (which includes presence virtually at the Special Meeting) at the Special Meeting unless you provide a legal proxy from your broker, bank or other nominee.
For more information about the stockholders of record and beneficial owners of shares held “in street name,” see “The Special Meeting—Voting.”

Q.	What am I being asked to vote on at the Special Meeting?
A.	You are being asked to consider and vote on the following:
•
The Merger Agreement Proposal: A proposal to approve and adopt the Merger Agreement, and the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety; and

•
The Adjournment Proposal: One or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal.

For more information on each of these proposals, see “The Merger (The Merger Agreement Proposal—Proposal 1) and “Adjournment of the Special Meeting (The Adjournment Proposal—Proposal 2).”
Q.	What is a quorum?
A.
The representation of the holders of a majority of the voting power of outstanding shares of Company Common Stock entitled to vote at the Special Meeting as of the Record Date must be present, in person (which includes presence virtually at the Special Meeting) or represented by proxy, at the Special Meeting in order to constitute a quorum, for the purposes of holding the Special Meeting and conducting business. For more information about the quorum of the Special Meeting, see “The Special Meeting—Record Date and Quorum.”

Q.	What vote is required for HireRight’s stockholders to approve the Merger Agreement Proposal?
A.
The approval of the Merger Agreement Proposal requires (i) the affirmative vote of the holders of a majority of all of the outstanding shares of Company Common Stock entitled to vote on the adoption of the Merger Agreement Proposal and (ii) the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock held by the Unaffiliated Stockholders entitled to vote on the adoption of the Merger Agreement Proposal (the “Requisite Stockholder Approvals”).

Each of the Sponsor Stockholders, who together hold approximately 75% of the voting power of HireRight’s outstanding capital stock, entered into Support Agreements with Parent and HireRight, pursuant to which, among other things, the Sponsor Stockholders have agreed to vote all shares of Company Common Stock beneficially owned by the Sponsor Stockholders in favor of the Merger and the Merger Agreement. The approval of the Merger Agreement Proposal also requires the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock held by the Unaffiliated Stockholders, which excludes all of the shares of Company Common Stock held by (i) the Sponsor Stockholders and certain of their affiliates, (ii) HireRight’s officers (within the meaning of Rule 16a-1(f) of the Exchange Act) and (iii) those members of the HireRight Board who are not members of the Special Committee. A copy of the General Atlantic Support Agreement is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety. A copy of the Stone Point Support Agreement is attached as Annex C to this proxy statement and is incorporated by reference in this proxy statement in its entirety.
For more information on the Merger Agreement Proposal, see “The Merger (The Merger Agreement Proposal— Proposal 1).”
Q:	Why are HireRight’s stockholders not being asked to consider and vote on a non-binding, advisory proposal to approve the Merger Related Compensation?
A:
HireRight is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act. As an emerging growth company, HireRight is eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation, and inclusion of certain disclosure related to golden parachute payments to directors and executive officers of HireRight.

Q.	What vote is required for HireRight’s stockholders to approve the Adjournment Proposal?
A.
Approval of one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal, requires the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present in person (which includes presence virtually at the Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present.
For more information on The Adjournment Proposal, see “Adjournment of the Special Meeting (The Adjournment Proposal—Proposal 2).”
Q.	How many votes do I have?
A.
Each record holder of shares of Company Common Stock is entitled to one (1) vote for each outstanding share of Company Common Stock owned of record on the Record Date on each matter properly brought before the Special Meeting.

Q.	How are the votes counted?
A.
For each of the Merger Agreement Proposal and the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” An abstention will have the same effect as an “AGAINST” vote for these proposals and will count for purposes of determining if a quorum is present at the Special Meeting. For more information, see “The Special Meeting.”

Q.	How does the HireRight Board recommend that I vote?
A.	Based in part on the unanimous recommendation of the Special Committee, the HireRight Board, recommends that you vote:
•	“FOR” the Merger Agreement Proposal; and
•	“FOR” the Adjournment Proposal.
For more information, you should read “Special Factors—Purpose and Reasons of HireRight for the Merger; Recommendation of the HireRight Board and the Special Committee; Fairness of the Merger” for a discussion of the factors that the Special Committee and the HireRight Board considered in deciding to recommend the approval of the Merger Agreement.
Q.	How will the Sponsor Stockholders vote on the Merger Agreement Proposal?
A.
Concurrently with the execution and delivery of the Merger Agreement, the Sponsor Stockholders, who beneficially hold approximately 75% of the voting power of HireRight’s outstanding capital stock, entered into Support Agreements with Parent and HireRight. Under the Support Agreements, the Sponsor Stockholders have agreed to take certain actions required by HireRight subject to the terms, conditions and limitations set forth therein, including to (i) vote all shares of Company Common Stock beneficially owned by the Sponsor Stockholders in favor of the adoption of the Merger Agreement and the approval of the Merger; (ii) not exercise dissenters’ rights, appraisal rights or vote in favor of an alternative proposal or other action that would reasonably be expected to prevent, interfere with, adversely affect or delay the Merger; and (iii) not enter into any contract, option, agreement, understanding or other arrangement with respect to the transfer of, any shares of HireRight held by the Sponsor Stockholders, other than as provided under certain customary exceptions and set forth in the Support Agreements.

A copy of the General Atlantic Support Agreement is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety. A copy of the Stone Point Support Agreement is attached as Annex C to this proxy statement and is incorporated by reference in this proxy statement in its entirety.
For more information about the voting intentions of the Sponsor Stockholders, see “Special Factors— Intent of the Purchaser Filing Parties to Vote in Favor of the Merger” and “Special Factors—Support Agreements.”
Q.	How do I vote?
A.
If, on the Record Date, your shares were registered directly in your name with the transfer agent for Company Common Stock, Equiniti, then you are a stockholder of record. As a stockholder of record, you may vote at the virtual Special Meeting or vote by proxy by telephone, Internet or mail. Whether or not you plan to attend the Special Meeting online, please submit a proxy to vote as soon as possible to ensure your vote is counted. Even if you have submitted a proxy before the Special Meeting, you may still attend the Special Meeting online and vote online. In such case, your previously submitted proxy will be disregarded.
•	To vote by proxy over the Internet - To vote by proxy over the Internet, follow the instructions provided on your proxy card.
•	To vote by proxy by telephone - If you receive printed proxy materials, you may also vote by submitting a proxy via telephone by following the instructions on your proxy card.
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To vote by proxy by mail - If you receive printed proxy materials, you may also vote by mail: simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares in accordance with the proxy card.

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To vote by attending the virtual Special Meeting – You may vote your shares at www.virtualshareholdermeeting.com/HRT2024SM. You will be asked to provide the 16-digit control number from your proxy card.

If, as of the Record Date, you are the beneficial owner of shares of Company Common Stock held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of Company Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares of Company Common Stock voted. In most cases you will be able to vote over the Internet, by telephone or by mail. Please note that if you are a beneficial owner and wish to vote in person (which includes presence virtually at the Special Meeting) at the Special Meeting, you must have a legal proxy from your broker, bank or other nominee naming you as the proxy. You should allow yourself enough time prior to the Special Meeting to obtain this proxy from the holder of record.
The control number located on your proxy card is designed to verify your identity and allow you to submit a proxy for your shares of Company Common Stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.
Please refer to the instructions on your proxy card or voting instruction form to determine the deadlines for submitting a proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be received by our Secretary of the Company by the time the Special Meeting begins.
For more information about voting, see “The Special Meeting—How to Vote.”
Q.	What is a proxy?
A.
A proxy is your legal designation of another person to vote your shares of Company Common Stock. This written document describing the matters to be considered and voted on at the Special Meeting is called a proxy statement. The document used to designate a proxy to vote your shares of Company Common Stock is called a proxy card. For more information about voting by proxy, see “The Special Meeting—How to Vote.”

Q.	If I am a stockholder of record, what happens if I do not vote or submit a proxy card?
A.
If you do not attend the Special Meeting and fail to vote, either in person (which includes presence virtually at the Special Meeting) or by proxy, your shares of Company Common Stock will not be voted at the Special Meeting and will not be counted for purposes of determining whether a quorum exists.

Additionally, if you do not attend the Special Meeting and fail to vote, either in person (which includes presence virtually at the Special Meeting) or by proxy, your failure to vote will (a) have the effect of counting “AGAINST” the Merger Agreement Proposal with respect to the approval threshold requiring (i) the affirmative vote of the holders of a majority of all of the outstanding shares of Company Common Stock entitled to vote on the adoption of the Merger Agreement Proposal and (ii) the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock held by the Unaffiliated Stockholders entitled to vote on the adoption of the Merger Agreement Proposal and (b) have no effect on the Adjournment Proposal (so long as a quorum is present). For more information, see “The Special Meeting.”

Q.	If my shares of Company Common Stock are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares of Company Common Stock for me?
A.
No. Your broker, bank or other nominee will only be permitted to vote your shares of Company Common Stock if you instruct your broker, bank or other nominee as to how to vote. As a result, absent specific instructions from the beneficial owner of such shares of Company Common Stock, your broker, bank or other nominee is not empowered to vote such shares of Company Common Stock.

If you instruct your broker, bank or other nominee how to vote on at least one, but not all of the proposals to be considered at the Special Meeting, your shares of Company Common Stock will be voted according to your instructions on those proposals for which you have provided instructions and will be counted as present for purposes of determining whether a quorum is present at the Special Meeting. In this scenario, a “broker non-vote” will occur with respect to each proposal for which you did not provide voting instructions to your broker, bank or other nominee.
A failure to provide instructions with respect to any of the proposals, and a broker non-vote with respect to the following proposals, will have (a) the effect of a vote “AGAINST” the Merger Agreement Proposal with respect to the approval threshold requiring (i) the affirmative vote of the holders of a majority of all of the outstanding shares of Company Common Stock entitled to vote on the adoption of the Merger Agreement Proposal and (ii) the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock held by the Unaffiliated Stockholders entitled to vote on the adoption of the Merger Agreement Proposal, and (b) no effect on the Adjournment Proposal (so long as a quorum is present). For more information, see “The Special Meeting—Voting.”
Q.	If a stockholder gives a proxy, how are the shares of Company Common Stock voted?
A.
If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card, and each of them, with full power of substitution will vote your shares of Company Common Stock in the way that you indicate. When completing the Internet or telephone proxy processes or the proxy card, you may specify whether your shares of Company Common Stock should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting.

If you properly execute your proxy card but do not mark the boxes indicating how your shares of Company Common Stock should be voted on a matter, the shares of Company Common Stock represented by your properly executed proxy will be voted “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal. For more information, see “The Special Meeting—How to Vote.”
Q.	Can I change or revoke my vote?
A.
Yes. You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by (1) submitting another proxy, including a proxy card, at a later date by telephone or on the Internet or by timely delivery of a validly executed, later-dated proxy, (2) giving written notice of revocation to the Secretary of the Company, which must be filed with our Secretary of the Company before the Special Meeting begins or (3) attending the Special Meeting and voting in person (which includes presence virtually at the Special Meeting). If, as of the Record Date, you are the beneficial owner of shares of Company Common Stock held in “street name” by your broker, bank or other nominee, please refer to the information forwarded by your broker, bank or other nominee for procedures on revoking your proxy.

Only your last submitted proxy with respect to any shares will be considered. Please cast your vote “FOR” each of the proposals, following the instructions set forth on your enclosed proxy card or voting instruction form provided by your broker, bank or other nominee, as promptly as possible. For more information, see “The Special Meeting—Proxies and Revocation.”
Q.	What do I do if I receive more than one proxy or set of voting instructions?
A.
If, as of the Record Date, you hold shares of Company Common Stock as the beneficial owner of shares of Company Common Stock held in “street name,” or through more than one broker, bank or other nominee, and also directly as the stockholder of record or otherwise, you may receive more than one proxy card or voting instruction forms relating to the Special Meeting. These should each be executed and returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of Company Common Stock are voted.
Q.	Should I send in any evidence of ownership now?
A.
No. After the Merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of Company Common Stock for the Merger Consideration. If you are the beneficial owner of shares of Company Common Stock held in “street name” by your broker, bank or other nominee immediately prior to the Merger, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your shares of Company Common Stock in exchange for the Merger Consideration.

Q.	What happens if I sell my shares of Company Common Stock before the Special Meeting?
A.
The Record Date for stockholders entitled to vote at the Special Meeting is prior to both the date of the Special Meeting and the consummation of the Merger. If you transfer your shares of Company Common Stock before the Record Date, you will not be entitled to vote at the Special Meeting and will not be entitled to receive the Merger Consideration. If you transfer your shares of Company Common Stock after the Record Date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting, but will transfer the right to receive the Merger Consideration to the person to whom you transfer your shares of Company Common Stock. Unless special arrangements are made, the person to whom you transfer your shares of Company Common Stock after the Record Date will not have a right to vote those shares of Company Common Stock at the Special Meeting. For more information, see “The Special Meeting—How to Vote.” If you demand appraisal for any of your shares of Company Common Stock in connection with the Merger and subsequently transfer any such shares, you will lose your right to appraisal with respect to the shares that you have so transferred. For more information about appraisal rights, see “The Special Meeting— Appraisal Rights” and Annex F to this proxy statement.

Q.	Who will solicit and pay the cost of soliciting proxies?
A.
HireRight will pay for the entire cost of soliciting proxies. HireRight has retained Morrow Sodali LLC, a professional proxy solicitation firm, to assist in the solicitation of proxies, and provide related advice and informational support during the solicitation process, for a flat fee of $25,000. HireRight will indemnify this firm against losses arising out of its provisions of these services on its behalf. In addition, HireRight may reimburse banks, brokers and other nominees representing beneficial owners of shares of Company Common Stock for their expenses in forwarding soliciting materials to such beneficial owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, over the Internet or in person. Our directors, officers and employees will not be paid any additional amounts for soliciting proxies. General Atlantic Service Company and Stone Point have made arrangements with Innisfree to provide advisory services in connection with the Merger that may include the solicitation of proxies and they expect to pay Innisfree’s cost plus certain expenses for these services. For more information, see “The Special Meeting—Solicitation of Proxies; Payment of Solicitation Expenses.”

Q.	What is householding and how does it affect me?
A.
The SEC has adopted rules that permit companies to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

To take advantage of this opportunity, HireRight may deliver only one proxy statement to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. If you would prefer to receive a separate proxy statement and annual report, please mail a request to: 100 Centerview Drive, Suite 300, Nashville, Tennessee 37214 or contact HireRight at (615) 320-9800. Stockholders who currently receive multiple copies of this proxy statement at their address and would like to request “householding” of their communications may request to receive a single copy of proxy statements in the future in the same manner described above. HireRight will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement or proxy card to a stockholder at a shared address to which a single copy of the documents was delivered. For more information, see “The Special Meeting” and “Where You Can Find More Information.”
Q:	What rights do I have to seek an appraisal of my shares of Company Common Stock?
A.
Each holder (and beneficial owner) of shares of Company Common Stock will have the right to seek appraisal of the “fair value” of such holder’s (or beneficial owner’s) shares of Company Common Stock, as determined by the Delaware Court of Chancery, in lieu of receiving the Merger Consideration if the Merger is completed, but only if such holder (or beneficial owner) does not vote such shares of Company Common Stock in favor of the Merger Agreement Proposal and otherwise complies with the statutory requirements and procedures for demanding and perfecting appraisal rights set forth in Section 262 of the DGCL, which is the appraisal rights statute applicable to Delaware corporations. Failure to follow precisely any of the statutory requirements and procedures may result in the loss of appraisal rights. A copy of Section 262 of the DGCL is included as Annex F to this proxy statement and is incorporated by reference in its entirety. The requirements and procedures are also summarized in this proxy statement. For more information about appraisal rights, see “The Special Meeting—Appraisal Rights” and Annex F to this proxy statement.

Q.	What are the material U.S. federal income tax consequences of the Merger to me?
A.
If you are a U.S. Holder (as defined below in “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger”), receipt of cash in exchange for shares of Company Common Stock pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. Generally, you will recognize gain or loss equal to the difference, if any, between the amount of cash you receive and the adjusted tax basis of your shares of Company Common Stock. If you are a Non-U.S. Holder (as defined below in “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger”), you generally will not be subject to U.S. federal income tax on any gain recognized in connection with the Merger unless you have certain connections to the United States. However, the tax consequences of the Merger to you will depend on your particular circumstances, and you should consult your own tax advisors to determine how the Merger will affect you. For a more detailed summary of the tax consequences of the Merger, see the section below, “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger.”

Q.	What do I need to do now?
A.
We urge you to read this proxy statement carefully, including its annexes and the documents referred to as incorporated by reference in this proxy statement, as well as the related Schedule 13E-3, including the exhibits thereto, filed with the SEC, and to consider how the Merger affects you. For more information, see “Where You Can Find More Information.”

Even if you plan to attend the Special Meeting, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your shares of Company Common Stock are represented at the Special Meeting.
If you are a stockholder of record, please submit your proxy for your shares of Company Common Stock:
•	on the Internet, by following the Internet proxy instructions printed on the enclosed proxy card;
•	by telephone, using the telephone number printed on the enclosed proxy card; or
•	by mail, by marking the enclosed proxy card, dating and signing it, and returning it in the accompanying prepaid reply envelope.
If you decide to attend the Special Meeting and vote in person (which includes presence virtually at the Special Meeting), your vote in person (which includes presence virtually at the Special Meeting) at the Special Meeting will revoke any proxy previously submitted.
If, as of the Record Date, you are the beneficial owner of shares of Company Common Stock held in “street name” by your broker, bank or other nominee, please refer to the instructions provided by your broker, bank or other nominee to see which of the above choices are available to you in order to have your shares of Company Common Stock voted.

For more information, see “The Special Meeting” and “Where You Can Find More Information.”
Q.	Who can help answer my questions?
A.
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of the accompanying proxy statement or need help submitting your proxy or voting your shares of Company Common Stock, please contact HireRight’s proxy solicitor:

Morrow Sodali LLC
430 Park Avenue, 14th Floor
New York, NY 10022
Stockholders Call Toll-Free: (800) 662-5200
Banks, Brokers, Trustees and Other Nominees Call Collect: (203) 658-9400
E-mail: HRT@info.morrowsodali.com

SPECIAL FACTORS
The following, together with the summary of the Merger Agreement set forth under the section titled “The Merger Agreement,” is a description of the material aspects of the Merger. While we believe that the following description covers the material aspects of the Merger, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, including the Merger Agreement attached to this proxy statement as Annex A, for a more complete understanding of the Merger. The following description is subject to, and is qualified in its entirety by reference to, the Merger Agreement. You may obtain additional information without charge as described in the section titled “Where You Can Find More Information.”
We are asking our stockholders to consider and vote on the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into HireRight, with HireRight surviving as a wholly owned subsidiary of Parent. If the Merger is completed, the holders of shares of Company Common Stock immediately prior to the Merger (other than the Owned Company Shares and the Dissenting Company Shares) will have the right to receive the Merger Consideration of $14.35 per share of Company Common Stock in cash, without interest, less any applicable tax withholding, subject to and in accordance with the terms and conditions set forth in the Merger Agreement.
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among members of the Special Committee, the HireRight Board, HireRight’s management, HireRight’s advisors and representatives, or other parties, including General Atlantic and Stone Point.
HireRight completed its initial public offering (the “IPO”) on November 2, 2021. Since the IPO, members of HireRight’s management have regularly interacted with representatives of General Atlantic and Stone Point (which respectively beneficially own 47.7% and 27.5% of the outstanding shares of Company Common Stock as of the date of this proxy statement), including providing non-public information to the Sponsor Stockholders as contemplated by the Stockholders Agreement. These interactions have included frequent conversations between HireRight’s senior management and those members of the HireRight Board who are, or previously were, employed by the Sponsor Stockholders, including conversations regarding strategic alternatives that may be available to HireRight.
The HireRight Board regularly evaluates HireRight’s strategic direction and ongoing business plans with a view toward strengthening HireRight’s businesses and enhancing stockholder value. As part of this evaluation, the HireRight Board has, from time to time, considered a variety of strategic alternatives. On several occasions since the IPO, third parties have expressed high-level interest in acquiring portions of the businesses, but no proposals have been made to either HireRight’s management or to any Sponsor Stockholder for an acquisition of the entire company or a controlling stake in HireRight or a merger with HireRight, except for the proposal made by Private Equity Party A described below.
On August 23, 2022, Guy Abramo, HireRight’s Chief Executive Officer, and Tom Spaeth, HireRight’s Chief Financial Officer, were contacted by a representative of a private equity firm focused on data and technology investments (“Private Equity Party A”) which is not affiliated with either of the Sponsor Stockholders, who expressed interest in having a meeting regarding a potential strategic transaction involving HireRight and Private Equity Party A.
On September 8, 2022, Messrs. Abramo and Spaeth met with representatives of Private Equity Party A, and the parties discussed a potential going-private transaction involving HireRight.
On September 13, 2022, a representative of Stone Point received an email from a representative of a private equity firm focused on financial services, technology and growth business services industries (“Private Equity Party B”), requesting to have a conversation. On that same day, the representative of Private Equity Party B also placed a call to Mr. Abramo. No specific transaction was referenced in either of the September 13, 2022 communications, but the representatives of Private Equity Party B and Stone Point scheduled a phone call for September 16, 2022.

On September 15, 2022, Mr. Abramo and Mark Dzialga, then Chairman of the HireRight Board, received a formal written proposal (the “Private Equity Party A Proposal”) from Private Equity Party A, offering to acquire HireRight for a price of $19.50 to $20 per share of Company Common Stock, which, at the time, represented an approximately 21% to 24% premium to the then-current trading price of the Company Common Stock.
On September 16, 2022, a representative of Private Equity Party B and a representative of Stone Point had the previously scheduled phone conversation during which the representative of Private Equity Party B expressed high-level interest in a potential transaction involving HireRight and a portfolio company of Private Equity Party B. No specific terms of a potential transaction, including price, were discussed.
Thereafter, on September 19, 2022, the HireRight Board convened a meeting to discuss the Private Equity Party A Proposal, which was attended by the HireRight Board and representatives of Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”), serving as the Company’s legal counsel. During the meeting, representatives of Paul Weiss advised the HireRight Board regarding directors’ fiduciary duties and best practices in evaluating and responding to third-party overtures, including the importance of fully formed professional investment banking advice as an initial step. Representatives of HireRight’s prospective financial advisor, an international investment bank (“Financial Advisor A”), also attended a portion of the meeting to discuss certain financial aspects of the Private Equity Party A Proposal. After the representatives of Financial Advisor A left the meeting, the HireRight Board determined that Financial Advisor A should continue to analyze the Private Equity Party A Proposal and HireRight’s position and value, following which the HireRight Board could decide whether to engage Financial Advisor A formally to assist the HireRight Board in assessing strategic alternatives and, if applicable, managing the process of interacting with potential transaction counterparties, including Private Equity Party B.
On October 5, 2022, the HireRight Board reconvened to further discuss the Private Equity Party A Proposal and Financial Advisor A’s evaluation of such proposal along with other strategic alternatives that may be available to HireRight, including potentially engaging with Private Equity Party B and reaching out to other potential counterparties. The HireRight Board also noted that a representative of Private Equity Party B had contacted a representative of Stone Point to further discuss a potential transaction with HireRight. The HireRight Board further noted that a representative of a certain large alternative asset management firm with investments across various asset classes and geographies (“Private Equity Party C”) had contacted a representative of General Atlantic and expressed high-level interest in having a conversation regarding various business topics, including HireRight.
The HireRight Board then discussed, among other things, the advantages and disadvantages of pursuing a potential transaction with Private Equity Party A and Private Equity Party B and other potential buyers, the then-current macroeconomic conditions and alternatives to a sale of HireRight at that time. Representatives of Financial Advisor A advised the HireRight Board that, in light of the state of the debt markets at the time and a lack of other financing options available to Private Equity Party A, Financial Advisor A was of the view that the Private Equity Party A Proposal was not executable at the offered price, and, if the proposed transaction was capable of being executed at all, it would only be executable at a much lower price that would not have been acceptable to the HireRight Board. Taking into account the advice of Financial Advisor A and after evaluating the Private Equity Party A Proposal, the HireRight Board concluded that it would not pursue a potential transaction with Private Equity Party A, but agreed that it would continue discussions with Private Equity Party B and would have an initial conversation with Private Equity Party C.
Following the October 5, 2022 HireRight Board meeting, certain representatives of the Sponsor Stockholders contacted Private Equity Party B and Private Equity Party C regarding the possibility of a strategic transaction with HireRight. Between October 6, 2022 and October 21, 2022, representatives of HireRight and the Sponsor Stockholders had high-level conversations with Private Equity Party B regarding a potential business combination involving HireRight and a portfolio company of Private Equity Party B, and representatives of Paul Weiss engaged in discussions regarding a non-disclosure agreement with Private Equity Party B’s counsel. Although the parties reached substantial agreement regarding the contents of the non-disclosure agreement, the agreement was never executed and discussions regarding a potential business transaction with the portfolio company of Private Equity Party B did not materially advance after October 21, 2022, when a representative of Private Equity Party B cancelled a meeting that the parties had scheduled for October 26, 2022. The representative of Private Equity Party B explained that the reason for cancellation was that the Chief Executive

Officer of the portfolio company of Private Equity Party B had requested to defer any further conversations relating to a potential business combination to a later date. At the time the October 26, 2022 meeting was cancelled, the discussions with Private Equity Party B had not reached a stage where specific terms of a potential transaction, including price, had been discussed.
Also on October 21, 2022, representatives of General Atlantic had an initial phone conversation with a representative of Private Equity Party C, but discussions with Private Equity Party C regarding the Company did not advance further following such initial phone call. Given the foregoing developments, the HireRight Board decided not to formally engage Financial Advisor A.
From time to time between October 2022 and the summer of 2023, representatives of the Sponsor Stockholders, acting in their capacity as stockholders of HireRight, exchanged correspondence with Private Equity Party A and Private Equity Party B. In May 2023, both Private Equity Party A and Private Equity Party B again independently raised the possibility of a strategic transaction involving HireRight.
On July 13, 2023, representatives of the Sponsor Stockholders had a meeting with representatives of Private Equity Party B. During that meeting, the parties had further high-level discussions regarding potential partnering opportunities, including a combination structure involving the portfolio company of Private Equity Party B and HireRight, but the discussions with Private Equity Party B did not materially advance after the July 13, 2023 meeting.
From time to time, since the IPO, the Sponsor Stockholders have had informal communications with each other concerning their respective investments in HireRight in the ordinary course. Beginning in September 2023, the Sponsor Stockholders began to progress preliminary exploratory discussions regarding the merits of certain potential strategic corporate transactions involving HireRight, including a going-private transaction. It was determined that, given Paul Weiss’ long-standing relationship with General Atlantic, Paul Weiss would represent the Sponsor Stockholders in connection with such potential transaction and that, should such a potential transaction be pursued, HireRight would engage independent counsel.
From October 5, 2023 through November 17, 2023, preliminary discussions between the Sponsor Stockholders regarding a potential going-private transaction progressed and the Sponsor Stockholders began to consider the terms of a Joint Bidding Agreement to facilitate a potential offer should the parties each decide to proceed collectively.
On November 17, 2023, General Atlantic and Stone Point entered into a Joint Bidding Agreement pursuant to which they agreed to, among other things, work together to potentially submit a preliminary non-binding proposal to the HireRight Board related to a potential strategic transaction involving the Sponsor Stockholders and HireRight, including a potential acquisition by the Sponsor Stockholders of the shares of Company Common Stock not beneficially owned by the Sponsor Stockholders. On that same day, both of the Sponsor Stockholders filed amendments to their respective Schedules 13D that were on file with the SEC with respect to their ownership of the Company Common Stock disclosing the entry into the Joint Bidding Agreement.
Later that day, on November 17, 2023, a representative of General Atlantic with no direct relationship with HireRight received a phone call from a representative of a private equity firm focused on technology and technology-enabled investments (“Private Equity Party D”). Several topics were discussed during the phone conversation. Among other topics, the representative of Private Equity Party D expressed high-level interest in discussing a potential transaction involving HireRight and a portfolio company of Private Equity Party D. Also, on November 20, 2023 and November 22, 2023, representatives of Private Equity Party A and a company that operates in the same industry as the Company (“Strategic Party A”), respectively, contacted representatives of General Atlantic and expressed an interest in potentially pursuing a strategic transaction involving HireRight. No specific terms of a potential transaction, including price, were discussed, and representatives of General Atlantic advised Private Equity Party A and Strategic Party A to direct their communications regarding a potential transaction involving HireRight to a special committee of the HireRight Board, which was expected to be formed shortly, and such committee’s advisors.
On November 20, 2023, members of the HireRight Board (exclusive of James Carey, Josh Feldman, Rene Kern and James Matthews, who were the directors affiliated with the Sponsor Stockholders) held a meeting to discuss the announcement by the Sponsor Stockholders of their intention to work together to pursue a potential acquisition of the Company and to interview law firms to serve as legal counsel to the special committee proposed to be formed. This meeting was also attended by HireRight’s General Counsel, Brian Copple, and by representatives of two law firms interviewed during the meeting, including Davis Polk & Wardwell LLP (“Davis Polk”). In light of (i) the possibility of the Sponsor Stockholders submitting a preliminary non-binding proposal for a potential strategic transaction involving the Sponsor Stockholders and HireRight and (ii) the Sponsor Stockholders’ status as controlling stockholders of HireRight, the HireRight Board determined it was advisable to form a special committee of disinterested directors of the HireRight Board (the “Special Committee”). At the November 20, 2023 meeting, members of the HireRight Board present at the meeting interviewed two law firms with well-known corporate practices and no other material financial relationships with either General Atlantic, Stone Point or any of their respective affiliates that would conflict the law firms from representing the Special Committee, including Davis Polk.
At the November 22, 2023 meeting, the HireRight Board (exclusive of James Carey, Josh Feldman, Rene Kern and James Matthews, who were the directors affiliated with the Sponsor Stockholders) formed the Special Committee and vested the Special Committee with the full power and authority of the HireRight Board to evaluate and determine whether or not HireRight should pursue a potential strategic transaction with the Sponsor Stockholders (or affiliates thereof) or any alternative transaction and to, among other things, (i) review, evaluate and negotiate the terms and conditions, and determine the advisability, of a potential transaction with the Sponsor Stockholders or any alternative transaction that the Special Committee deemed appropriate, including, but not limited to, the authority to approve or disapprove a potential transaction with the Sponsor Stockholders (or affiliates thereof) or alternative transaction that the Special Committee deemed appropriate (and make such investigations as the Special Committee deemed appropriate with respect thereto), (ii) establish, approve, modify, monitor and direct the process and procedures related to the review, evaluation and negotiation of a potential transaction with the Sponsor Stockholders (or affiliates thereof) or alternative transaction, including, but not limited to, the authority to determine to proceed with any such process, procedures, review or evaluation, or to recommend any of the foregoing to the HireRight Board, (iii) make or accept, reject, negotiate or seek to modify the price, structure, form, terms and conditions of a potential transaction with the Sponsor Stockholders (or affiliates thereof) or alternative transaction, and the form, terms and conditions of any definitive agreements in connection therewith, (iv) determine whether a potential transaction with the Sponsor Stockholders (or affiliates thereof) or alternative transaction negotiated by the Special Committee was fair to, and in the best interests of, HireRight and its stockholders (other than, in the case of a potential transaction with the Sponsor Stockholders (or affiliates thereof), the Sponsor Stockholders), (v) interact with the Sponsor Stockholders, their representatives and their affiliates concerning a potential transaction or with any third party, its representatives and its affiliates with respect to any alternative transaction that the Special Committee deemed appropriate, and (vi) supervise and direct HireRight’s management with respect to its involvement in a potential transaction with the Sponsor Stockholders (or affiliates thereof) or alternative transaction that the Special Committee deemed appropriate. The HireRight Board also (a) resolved not to recommend or approve a potential transaction with the Sponsor Stockholders (or affiliates thereof) or alternative transaction that the Special Committee deemed appropriate without a prior favorable recommendation from the Special Committee, (b) empowered the Special Committee to select and retain legal counsel, financial advisors, accountants and other advisors as the Special Committee deemed necessary to assist in discharging its responsibilities and (c) ratified all actions taken by the Special Committee prior to such date. Pursuant to resolutions adopted by the HireRight Board at the November 22, 2023 meeting, the HireRight Board appointed Lisa Troe, Jill Smart and Venkat Bhamidipati to serve as the members of the Special Committee, each of whom was determined by the HireRight Board to (1) not be members of the Company’s management, (2) not be, directly or indirectly, affiliated or associated with, and to be independent of, the Sponsor Stockholders and their affiliates and (3) not have an interest in a potential transaction other than an interest by virtue of owning Company Common Stock or other securities of the Company. Lisa Troe was appointed Chair of the Special Committee. At the conclusion of the meeting, the members of the Special Committee determined to hire Davis Polk as counsel to the Special Committee based on Davis Polk’s experience in advising on public company mergers and acquisitions and representing special committees in similar circumstances, subject to entering into a satisfactory engagement letter. Thereafter, in November 2023, the Special Committee formally engaged Davis Polk as its legal advisor.
On November 28, 2023, members of the HireRight Board held a meeting attended by representatives of Davis Polk (as counsel to the Special Committee) and HireRight’s management. During the meeting, Davis Polk and the HireRight Board discussed the dynamics and process of a potential strategic transaction involving

HireRight, including how to maintain the independence of the Special Committee and conduct business without participation by interested stockholders. The parties also discussed the possibility of the Special Committee engaging a financial advisor. Representatives of General Atlantic and Stone Point did not attend the meeting.
On November 30, 2023, a representative of Paul Weiss placed a phone call to a representative of Davis Polk and informed Davis Polk of the inbound communications the Sponsor Stockholders had received from Private Equity Party A, Private Equity Party D and Strategic Party A. Such representative of Paul Weiss also indicated to Davis Polk that the applicable representatives of the Sponsor Stockholders had advised each of Private Equity Party A and Strategic Party A to direct all inquiries regarding a potential strategic transaction involving HireRight to the Special Committee. Paul Weiss also informed Davis Polk that the Sponsor Stockholders were not interested in selling their respective stakes in the Company.
On December 1, 2023, a representative of Stone Point was contacted by a representative of Private Equity Party D regarding the Schedule 13D amendments that had been filed by the Sponsor Stockholders on November 17, 2023. Among other topics that were raised and were unrelated to HireRight, the representative of Private Equity Party D expressed interest in discussing a potential transaction involving HireRight and a portfolio company of Private Equity Party D. The representative of Stone Point directed Private Equity Party D to the Special Committee and its advisors for any further queries.
The next day, on December 2, 2023, a representative of Paul Weiss called a representative of Davis Polk and informed Davis Polk of Private Equity Party D’s inquiry as well as the fact that Stone Point had advised Private Equity Party D to direct all inquiries regarding a potential transaction involving HireRight to the Special Committee.
On December 2, 2023, the Special Committee and representatives of Davis Polk met with five potential financial advisors, including Centerview Partners LLC (“Centerview”), regarding their respective capabilities and experience to represent the Special Committee, including in a potential acquisition by the Sponsor Stockholders of all of the outstanding shares of Company Common Stock not beneficially owned by the Sponsor Stockholders. At each meeting with each of the financial advisor candidates, including Centerview, representatives of each such advisor presented the Special Committee with materials that they had prepared (and had been shared in advance with the Special Committee) regarding, among other things, any recent relationships that such advisor may have in relation to HireRight and/or the Sponsor Stockholders. After the last of these presentations, the members of the Special Committee met to discuss the various presentations by each of the financial advisor candidates in detail, including each of the customary conflict disclosures provided by each potential advisor. Representatives of Davis Polk were also present for and participated in those discussions. During the course of those discussions, the Special Committee members evaluated the conflict disclosures of each financial advisor candidate, including Centerview, and concluded that none of the fees earned by any of the candidates from work performed on behalf of, or other relationships with any of, the Sponsor Stockholders or HireRight would disqualify any of the financial advisors from representing the Special Committee as none of the amounts earned were material in the context of the overall revenues of each such institution. At the conclusion of those discussions, the Special Committee determined to deliberate further, among themselves, before making a final decision on retaining a financial advisor.
On December 4, 2023, the Special Committee held a meeting which representatives of Davis Polk attended. At the meeting, the Special Committee discussed, among other things, the deliberations among the Special Committee regarding the financial advisor candidates following the interviews on December 2. Following discussion, the Special Committee determined that it was advisable and in the best interests of HireRight and its stockholders (other than the Sponsor Stockholders) to select Centerview to act as its financial advisor in relation to the potential transaction, subject to negotiating an acceptable fee arrangement and engagement letter with Centerview, given, among other things, its prior experiences in M&A advisory matters and its expertise in representing special committees. The Special Committee directed representatives of Davis Polk to report this to representatives of Centerview, which the representatives of Davis Polk did shortly following the meeting. The Special Committee formally entered into an engagement letter with Centerview that was dated as of December 8, 2023.

On December 7, 2023, as instructed by the Special Committee, representatives of Centerview requested from HireRight’s management, among other things, certain long-term financial projections for HireRight that would be required for Centerview to undertake certain financial analyses in connection with the Special Committee’s review of a potential transaction with the Sponsor Stockholders or any alternative transaction that the Special Committee deemed appropriate.
On December 8, 2023, the Sponsor Stockholders, on behalf of themselves and certain of their respective affiliated investment funds, delivered to the Special Committee a letter setting forth a non-binding proposal providing for the acquisition by the Sponsor Stockholders of all of the outstanding shares of Company Common Stock not beneficially owned by the Sponsor Stockholders (the “Proposed Transaction”) for a price per share equal to $12.75 in cash (the “December 8 Proposal”). In the letter, the Sponsor Stockholders indicated that the December 8 Proposal represented an approximately 30% premium over the volume-weighted average price of the Company Common Stock during the 30-day period preceding November 17, 2023, the day that the Sponsor Stockholders publicly disclosed that they had agreed to work together regarding a potential strategic transaction involving the Company. The letter indicated that the Sponsor Stockholders “are interested only in pursuing the Proposed Transaction and do not intend to sell their respective stakes in the Company to any third party.” In the letter, the Sponsor Stockholders further committed to engage in the Proposed Transaction only if, in addition to any other vote required, the Proposed Transaction was (i) approved and recommended to the full HireRight Board by the Special Committee and (ii) subject to the non-waivable approval of a majority of the voting power of disinterested stockholders.
On December 9, 2023, the Special Committee held a meeting, at which representatives of each of Centerview and Davis Polk were present, to discuss the December 8 Proposal. At the meeting, the Special Committee discussed with its advisors whether it should consider any potential alternative transactions in light of the Sponsor Stockholders’ stated position in the December 8 Proposal that the Sponsor Stockholders “are interested only in pursuing the Proposed Transaction and do not intend to sell their respective stakes in the Company to any third party.” Representatives of Davis Polk informed the Special Committee of earlier phone calls that Davis Polk had received from Paul Weiss, during which representatives of Paul Weiss had reiterated the Sponsor Stockholders’ stated position that they are only buyers and not sellers and had also indicated that there had been several preliminary inquiries from other potential counterparties interested in a transaction involving HireRight. Representatives of Paul Weiss stated that the inquiries from other counterparties had occurred prior to the delivery of the December 8 Proposal, and that the Sponsor Stockholders had directed the relevant counterparties to the Special Committee and had not otherwise responded to such inquiries. No inquiries had been made to the Special Committee or its advisors. It was the consensus of the Special Committee that, given the Sponsor Stockholders’ explicit statement that they do not intend to sell their respective stakes to any third party, there was no purpose in exploring a potential alternative transaction because the Sponsor Stockholders’ support would be required in order for any such transaction to be effected. It was also noted that the Special Committee would have additional future opportunities when it would have more information available to it to halt or condition further exploration of the potential transaction on the pursuit of an alternative transaction if the Special Committee determined it advisable to do so at a future time. The representatives of Davis Polk then led a discussion with the members of the Special Committee regarding certain legal aspects of the December 8 Proposal that would need to be confirmed with the Sponsor Stockholders. A discussion ensued, during which the representatives of Davis Polk also detailed the various diligence requests that HireRight should expect to receive from the Sponsor Stockholders. After discussion, the Special Committee directed Davis Polk to confirm such legal points raised by Davis Polk during the discussion with Paul Weiss, which they did promptly following the meeting.
On December 13, 2023 and December 14, 2023, a representative of a private equity firm focused on the financial sector (“Private Equity Party E”) emailed a representative of Stone Point, expressing interest in having a phone call to discuss HireRight. On December 14, 2023, Paul Weiss advised Private Equity Party E to direct all inquiries regarding a potential strategic transaction to the Special Committee. Later that same day, the representative of Paul Weiss informed Davis Polk of the inquiry.
On December 14, 2023, HireRight’s management also shared a draft of the long-term financial projections for HireRight with representatives of Centerview in advance of an in-person discussion on the same day, at which Ms. Troe, on behalf of the Special Committee, Mr. Abramo, HireRight’s Chief Executive Officer, and

representatives of Davis Polk were present. Between December 14, 2023 and January 10, 2024, HireRight’s management subsequently revised the initial draft of the preliminary projections to modify certain assumptions and correct immaterial computational errors (as so revised, the “Preliminary Projections”).
Also on December 14, 2023, representatives of Centerview and Mr. Spaeth, HireRight’s Chief Financial Officer, held a meeting to discuss diligence matters. Ms. Troe, on behalf of the Special Committee, was also in attendance. During the meeting, Mr. Spaeth provided an overview of the Preliminary Projections. Representatives of Centerview also provided Mr. Spaeth with requests for additional information that would be required for Centerview to undertake certain financial analyses in connection with the Special Committee’s review of a potential transaction with the Sponsor Stockholders or any alternative transaction that the Special Committee deemed appropriate.
On December 20, 2023, the Special Committee held a meeting at which representatives of each of Centerview and Davis Polk were present. Representatives of Centerview led a discussion regarding the Preliminary Projections, during which the Special Committee and representatives of Centerview discussed the deceleration of hiring activity in 2023 and the decline in HireRight’s top-line growth. The Special Committee and representatives of Centerview also discussed their views with respect to certain key assumptions underlying the Preliminary Projections. Specifically, the biggest assumptions of the Preliminary Projections on which the Special Committee focused were:
•
the consistent compound annual revenue growth rate underlying the Preliminary Projections that (a) assumed consistent annual revenue growth of 6% from 2025 to 2030 and (b) implied an expectation of sustained market share increases; and

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the substantial gross margin and EBITDA margin expansion, with the former assumed to grow from approximately 48% in 2023 to 50% in 2026 and to approximately 52% in 2030 and the latter projected to expand 660 basis points from 25% in 2023 to 32% in 2030 (each of which were at substantially higher margin levels than those ever achieved by the Company historically). Much of these expansions were projected to come from operating efficiencies at the SG&A level driving cost reductions through the implementation of technological innovations that were not yet tested or were of uncertain implementation.

After further discussion of the Preliminary Projections and the assumptions underlying the Preliminary Projections, the discussion pivoted to HireRight’s actual historical operating performance or updated projections for certain periods relative to how it had been projected to perform during those periods in multi-year plans previously prepared by HireRight’s management. Following this discussion, the Special Committee determined that HireRight’s management would be invited to the next meeting of the Special Committee to discuss the Preliminary Projections and the basis for the assumptions underlying the Preliminary Projections in greater detail.
On December 21, 2023, the Special Committee held a meeting at which representatives of each of Centerview and Davis Polk were present. At the request of the Special Committee, for the beginning of the meeting, Mr. Spaeth, HireRight’s CFO, was also present. At the outset of the meeting, Mr. Spaeth reviewed with the Special Committee and its advisors the Preliminary Projections, including the key assumptions underlying the Preliminary Projections and the risks and opportunities affecting HireRight’s business and the achievability of the Preliminary Projections. During this discussion, Mr. Spaeth characterized the Preliminary Projections and the assumptions underlying the Preliminary Projections as both reasonable and achievable. Following this discussion, the Special Committee and the members of HireRight’s management also discussed the current status of the Sponsor Stockholders’ due diligence regarding HireRight. After this discussion, Mr. Spaeth left the meeting. The Special Committee then discussed with its advisors their views with respect to the Preliminary Projections, including the key assumptions thereunder, the Special Committee’s views regarding the reasonableness and assessment of the achievability of those assumptions in light of the Company’s historical performance and challenges projecting its long-term financial performance on a multi-year basis and their remaining open questions about the Preliminary Projections. Following that discussion, the Special Committee determined it would reconvene later that week after the members of the Special Committee had an opportunity to consider what additional questions and/or document requests that it might want to solicit from the management team in respect of the Preliminary Projections.
On December 24, 2023, the Special Committee held a meeting at which representatives of each of Centerview and Davis Polk were present. Representatives of Centerview led a discussion with the Special

Committee regarding the Preliminary Projections, including the key assumptions thereunder and HireRight’s historical performance relative to HireRight’s management’s prior projections of multi-year performance. The Special Committee raised questions regarding the assumptions underlying the Preliminary Projections and, following discussion, the Special Committee directed representatives of Centerview to compile such questions, and request a follow-up discussion with HireRight’s management. Thereafter, Ms. Troe communicated such questions to HireRight’s management.
On January 3, 2024, HireRight granted representatives of the Sponsor Stockholders access to a virtual data room. Between January 3, 2024 and February 15, 2024, HireRight provided certain confidential due diligence information in response to due diligence questions from the Sponsor Stockholders. The parties did not enter into a non-disclosure agreement in connection with the Sponsor Stockholders’ due diligence investigation given that the Sponsor Stockholders are party to the Stockholders Agreement, which includes confidentiality obligations binding the Sponsor Stockholders.
On January 6, 2024, the Special Committee held a meeting at which representatives of each of Centerview and Davis Polk were present. Representatives of Centerview reviewed and discussed with the Special Committee the responses from HireRight’s management to the Special Committee’s questions, and further conversations between members of the Special Committee and HireRight’s management, relating to the Preliminary Projections. The Special Committee and its advisors also discussed how the Preliminary Projections compared to both HireRight’s historical performance and prior long-term projections and against the performance of industry peers. Members of the Special Committee raised questions about the Preliminary Projections and the assumptions thereunder and, following further discussion, the Special Committee directed representatives of Centerview to compile a list of such questions. The Special Committee determined to reconvene later that week, after the Special Committee and its advisors had an opportunity to review and further consider the list of questions.
On January 8, 2024, the Special Committee held a meeting at which representatives of each of Centerview and Davis Polk were present. The Special Committee and its advisors reviewed the list of the Special Committee’s questions developed during the January 6, 2024 meeting relating to the Preliminary Projections. Following discussion, the members of the Special Committee decided to provide such questions to HireRight’s management at a meeting to be held the following day, during which they would also convey their views with respect to certain categories of assumptions underlying the Preliminary Projections. The principal matters on which these questions focused were: (i) revenue growth assumptions, (ii) gross margin and EBITDA margin expansion assumptions and (iii) whether or not there were sufficient capital expenditures, investments and labor costs in the Preliminary Projections to support all of the Company’s initiatives. For purposes of assisting the Special Committee in evaluating the reliability of the Preliminary Projections, the Special Committee also decided to ask HireRight’s management to (a) provide the Special Committee with all of management’s prior multi-year and long-range plans and (b) prepare a chart detailing management’s initial budgets against actual results for the past 10 years or for whatever shorter period was relevant for purposes of the current pro-forma Company.
On January 9, 2024, the Special Committee held a meeting at which representatives of each of Centerview and Davis Polk were present. At the request of the Special Committee, for the beginning of the meeting, Messrs. Abramo and Spaeth were also present. The Special Committee led a discussion with HireRight’s management regarding the Preliminary Projections and the Special Committee’s views with respect to certain key assumptions underlying such Preliminary Projections. During this discussion, HireRight’s management answered questions from the Special Committee and reviewed potential macro-economic conditions and other risks and opportunities affecting HireRight’s business that could impact the Preliminary Projections. The members of HireRight’s management stated that they continued to believe that the assumptions underlying the Preliminary Projections were reasonable, and that the results contemplated by the Preliminary Projections were achievable.
On January 11, 2024, the Special Committee held a meeting at which representatives of each of Centerview and Davis Polk were present. The purpose of the meeting was to discuss the reliability of the multi-year and long-term financial projections prepared by HireRight’s management in recent years, including the September 2021 forecast that was prepared in September 2021 by HireRight’s management for the IPO (the “2021 Forecast”) and a 2023 internal model (the “2023 Model”) that had been prepared by management in April 2023. While the 2021 Forecast had been approved by the HireRight Board, the 2023 Model had not been previously shared with, or approved by, the HireRight Board. The 2021 Forecast, the 2023 Model and a comparison of the 2021 Forecast against the Preliminary Projections and HireRight’s actual results of operations for the fiscal year ended December 31, 2022, which was prepared by Centerview at the request of the Special Committee in order to assist the Special Committee in evaluating the Preliminary Projections, were provided to the Special Committee prior to the meeting. As an initial matter, the representatives of Centerview and the members of the Special Committee discussed the 2021 Forecast, including the summary comparison prepared by Centerview, and how, as the facts developed and based on HireRight’s actual results of operations, HireRight outperformed in 2022, underperformed in 2023 and is projected to underperform the 2021 Forecast in 2024 (based on how 2024 was projected in the Preliminary Projections and how 2024 was tracking according to HireRight’s management in response to questions in due diligence from the Sponsor Stockholders). Thereafter, the representatives of Centerview and the Special Committee discussed the 2023 Model, including that, while the 2023 Model was separate and distinct from the Preliminary Projections, it was similar to the Preliminary Projections, but appeared less optimistic regarding top-line revenue growth assumptions (specifically in 2024 and 2025). During that discussion, the members of the Special Committee noted that, upon further scrutiny of the projections and assumptions thereunder, the members of the Special Committee believed that the 2023 Model shared many of the same assumptions as the Preliminary Projections.
In light of the assumptions underlying the 2021 Forecast and the underperformance in 2023 represented by HireRight’s historical performance relative to the Preliminary Projections, among other things, the Special Committee determined the Preliminary Projections needed to be adjusted downwards as they proposed to deliver:
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top-line growth out of proportion to HireRight’s historical operating performance, particularly now that the Company is much larger which usually renders higher sales growth more challenging. This revenue growth was based, in part, on (a) management’s projection that between 2023 (when HireRight began to recognize revenue from a significant new customer) and 2030, it would add more new customers for every year going forward than it had historically (on a dollar basis) and (b) the fact that the Preliminary Projections did not reflect any modeling for any macroeconomic downturn during the forecast period; and

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expansion of 660 basis points of EBITDA margin up to 32% in 2030 off of a 25% base in the estimated 2023 period, which would represent the highest EBITDA margin that the Company had achieved since at least 2013.

For these and other such reasons, following this discussion, the Special Committee determined that it did not believe the long-term financial results implied by the Preliminary Projections to be reasonably achievable. As a result, the Special Committee requested that HireRight’s management prepare a revised set of financial projections that reflected, in the view of the Special Committee, more achievable results.
On January 13, 2024, certain members of HireRight’s senior management contacted representatives of the Sponsor Stockholders via email to discuss, among other things, possible post-closing employment arrangements for management. On January 16, 2024, representatives of the Sponsor Stockholders responded via email and advised management that, while the Sponsor Stockholders would be happy to discuss regular priorities of the business as a public company, they had been advised by counsel that they could not discuss the transaction process or what may or may not happen in the event HireRight ceases to be a public company with management at that time. Later that same day, representatives of Paul Weiss informed Davis Polk of this email exchange.
On January 14, 2024, the Special Committee instructed HireRight’s management to prepare revised projections for HireRight based on certain adjustments proposed by the Special Committee to the Preliminary Projections to reflect (a) the possibility of a more challenging macroeconomic environment during the pendency of the reference period, (b) more modest revenue growth assumptions, and (c) more conservative gross margin and EBITDA margin expansion assumptions, which assumptions, in the latter two cases, were more consistent with what HireRight had achieved historically.
On January 15, 2024, Mr. Abramo advised the Special Committee that, while HireRight’s management remained comfortable with the Preliminary Projections, he understood that the Special Committee’s views may differ from management’s views of macroeconomic and competitive conditions such that a more tepid growth outlook is warranted from the Special Committee’s perspective. Mr. Abramo further acknowledged that every long-term forecast is an estimate and that estimates can vary greatly given significant changes in macroeconomic, competitive and general market conditions. In addition, on January 16, 2024, Mr. Abramo also advised the members of the Special Committee and representatives of Centerview that he and Mr. Spaeth continued to remain comfortable with the achievability of the results implied by the Preliminary Projections.

On January 16, 2024, the Special Committee held a meeting at which representatives of each of Centerview and Davis Polk were present. Representatives of Centerview led a discussion regarding various forecasts that HireRight’s management had provided to the HireRight Board since 2018 and a comparison of such forecasts against both HireRight’s actual historical results during those periods and the Preliminary Projections. A discussion ensued, during which the Special Committee and its advisors noted the variances between HireRight’s management’s projections when compared to HireRight’s actual historical results. Following that discussion, the representatives of Centerview then provided the Special Committee with an update on the progress that HireRight’s management was making in preparing a new set of projections based on the updated assumptions that the Special Committee provided to HireRight.
Between January 17 and January 23, 2024, HireRight’s management provided the Special Committee drafts of a revised set of financial projections based on the updated assumptions that the Special Committee provided to HireRight’s management. The Special Committee reviewed these drafts and provided additional input and perspective to HireRight’s management.
On January 18, 2024, HireRight’s management, the Sponsor Stockholders and representatives of Centerview attended a diligence call.
On January 19, 2024, the Special Committee held a meeting at which representatives of each of Centerview and Davis Polk were present. Representatives of Centerview led a discussion on the progress that had been made by HireRight’s management in preparing the revised financial projections as directed by the Special Committee. Following that discussion, the Special Committee asked its advisors to explore whether there was any value in pursuing potential alternative transactions to the transaction proposed by the Sponsor Stockholders, notwithstanding that the Sponsor Stockholders had indicated in their December 8 Proposal that they “are interested only in pursuing the Proposed Transaction and do not intend to sell their respective stakes in the Company to any third party.” The representatives of Centerview noted that they would discuss such strategic alternatives with the Special Committee at the next scheduled meeting.
Also at this meeting, on January 19, 2024, representatives of Davis Polk informed the Special Committee of the phone call that Davis Polk had received from Paul Weiss, during which a representative of Paul Weiss stated that HireRight’s management had reached out via email to the Sponsor Stockholders to discuss possible post-closing employment arrangements for management and that the Sponsor Stockholders had replied to management’s inquiry that, based upon the advice of counsel, the Sponsor Stockholders were unable to have that conversation with management. The Special Committee instructed representatives of Davis Polk to speak with Mr. Copple to remind him that HireRight’s management was not to make any inquiries of this nature without the prior approval of the Special Committee and that no such inquiries were in any case appropriate prior to an agreement between the Special Committee and the Sponsor Stockholders on the price and the other material terms and conditions of a potential transaction or the determination by the Special Committee that no agreement would be reached and the Special Committee process concluded. Representatives of Davis Polk discussed the matter with Mr. Copple following the meeting.
On January 22, 2024, the Special Committee held a meeting at which representatives of each of Centerview and Davis Polk were present. Representatives of Centerview led a discussion with the Special Committee regarding the latest draft of revised financial projections prepared by HireRight’s management (such revised projections, the “Revised Projections”). It was noted that the Revised Projections were generally consistent with the directions provided by the Special Committee and included updated assumptions consistent with the Special Committee’s instructions to HireRight’s management. However, based on a review of certain trends in the Revised Projections, the Special Committee asked HireRight’s management to reflect modest additional adjustments. Following discussion, for all of the reasons noted above, the Special Committee determined that the financial projections reflected in the Revised Projections were more achievable than those reflected in the Preliminary Projections and that the Revised Projections were a more appropriate basis on which to value HireRight, subject to making such modest additional adjustments requested by the Special Committee.
Following the discussion on the Revised Projections, representatives of Centerview then led a discussion regarding potential strategic alternatives to the transaction proposed by the Sponsor Stockholders, including (i) keeping HireRight as a standalone entity, (ii) a sale of the public shares of Company Common Stock not owned by the Sponsor Stockholders, (iii) a sale of the public shares of Company Common Stock and a portion of a Sponsor Stockholder’s equity in HireRight and (iv) a sale of the entire Company to a third party. A discussion ensued during which the members of the Special Committee asked its advisors questions about the potential strategic participants in a potential transaction, which were addressed by representatives of each of Centerview and Davis Polk. Following this discussion, the Special Committee and its advisors then discussed the various inbound phone calls regarding HireRight that the Sponsor Stockholders and Centerview received after the Sponsor Stockholders publicly announced their potential interest in acquiring all shares of Company Common Stock not owned by them. Specifically, the advisors noted that the Sponsor Stockholders received inbound calls from several private equity sponsors (in certain instances, on behalf of their respective portfolio companies), and both the Sponsor Stockholders and Centerview received an inbound call from a private company. It was noted that none of these potential strategic participants ever pursued any further contact with the Sponsor Stockholders or Centerview after each such inbound party’s initial outreach, that it was highly unlikely that the private company was capable of making a compelling and actionable proposal to acquire HireRight and executing such a transaction, and that, given the Sponsor Stockholders’ explicit statements that they do not intend to sell their respective stakes to any third party, there was no purpose in exploring a potential strategic alternative transaction unless these facts change in the future, because the Sponsor Stockholders’ support would be required in order for any such transaction to be effected.
On January 23, 2024, HireRight’s management, the Sponsor Stockholders, and representatives of each of Centerview, Davis Polk, Paul Weiss and Deloitte Tax LLP, the Sponsor Stockholders’ tax advisor, held a due diligence meeting with respect to tax matters.
On January 24, 2024, the Special Committee held a meeting at which representatives of each of Centerview and Davis Polk were present. Representatives of Centerview led a discussion regarding the Revised Projections and noted for the Special Committee that HireRight’s management had properly finalized all of the adjustments that the Special Committee had requested be made. Following that discussion, the Special Committee authorized representatives of Centerview to use the Revised Projections for Centerview’s financial analysis of the Company.
On January 26, 2024, the Special Committee held a meeting at which representatives of each of Centerview and Davis Polk were present. Representatives of Centerview led a discussion regarding Centerview’s preliminary financial analysis of HireRight. Following that discussion, representatives of Centerview then led a discussion regarding certain selected precedent squeeze-out transactions and proposed next steps with the Sponsor Stockholders. After that discussion, the Special Committee determined to reject the Sponsor Stockholders’ December 8 Proposal on the basis that the proposal undervalued HireRight. In addition, the Special Committee determined not to provide a counterproposal and directed Centerview to inform the Sponsor Stockholders that the Special Committee was not prepared to engage with the Sponsor Stockholders at a $12.75 per share price. Promptly following the meeting, representatives of Centerview delivered the message to the Sponsor Stockholders as directed.
On January 28, 2024, the Special Committee held a meeting at which representatives of each of Centerview and Davis Polk were present. The representatives of Centerview provided the Special Committee with an update on their recent conversations with the Sponsor Stockholders, noting that the Sponsor Stockholders understood that the Special Committee was not prepared to engage at a $12.75 per share price, and that the Sponsor Stockholders also requested (i) the 2024 budget of the Company representing the Company’s operating plan for the Company’s then-current fiscal year (the “2024 Budget”), (ii) a copy of all long-range plans recently prepared by HireRight’s management, and (iii) permission to contact potential financing sources for the transaction. Representatives of Centerview also noted that, during the conversation, they had asked the Sponsor Stockholders to clarify what they planned to do with the Tax Receivable Agreement, which the Sponsor Stockholders declined to address on the call, but the Sponsor Stockholders did commit to addressing the treatment of the Tax Receivable Agreement in the context of the overall transaction. Following that discussion, the Special Committee determined (x) to allow HireRight’s management to provide the Sponsor Stockholders with access to the 2024 Budget and (y) not to provide the Preliminary Projections and Revised Projections until such time as negotiations with the Sponsor Stockholders were substantially completed or complete if such time were ever reached. A representative of Davis Polk then led a discussion with the Special Committee regarding whether to permit the Sponsor Stockholders to contact potential financing sources for the transaction. Following discussion, the Special Committee determined it was premature to allow the Sponsor Stockholders to initiate discussions with potential financing sources. At the end of this discussion, representatives of Centerview left the meeting. A representative of Davis Polk then informed the Special Committee of a call that Davis Polk had received from Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), the Company’s legal advisor, at the direction of HireRight senior management, during which a representative of Skadden reiterated that HireRight’s management continued to believe in the achievability of the results implied by the Preliminary Projections.
At the direction of the Special Committee, on January 29, 2024, representatives of Centerview provided the 2024 Budget to the Sponsor Stockholders.
On January 30, 2024, HireRight’s management, the Sponsor Stockholders and representatives of Centerview held a diligence meeting regarding the 2024 Budget. Ms. Troe, on behalf of the Special Committee, was also in attendance.
On January 31, 2024, the Sponsor Stockholders held a phone call with Centerview and informed representatives of Centerview that they were increasing their offer from $12.75 to $13.00 in cash per share, subject to negotiation of a satisfactory Merger Agreement and other definitive documents on terms acceptable to the Sponsor Stockholders.
On January 31, 2024, the Special Committee held a meeting at which representatives of each of Centerview and Davis Polk were present. Representatives of Centerview led a discussion regarding their recent phone conversation with the Sponsor Stockholders during which the Sponsor Stockholders had increased their offer from $12.75 to $13.00 in cash per share of Company Common Stock, subject to negotiation of a Merger Agreement and other definitive documents on terms acceptable to the Sponsor Stockholders. Representatives of Centerview noted that the Sponsor Stockholders had indicated that, with additional diligence, they may be able to find additional value in the Company to increase their bid further. The Special Committee discussed potential strategies for seeking to maximize the per share price that the Sponsor Stockholders would pay to the Unaffiliated Stockholders. Following discussion, the Special Committee directed Centerview to counter the Sponsor Stockholders’ proposal with a per share price of $17.95 in cash. In settling on this figure, the Special Committee wanted to provide some price guidance to the Sponsor Stockholders, but recognized that the resulting per share price gap between the Sponsor Stockholders and the Special Committee may risk the Sponsor Stockholders: (i) concluding that the parties had irreconcilably different views on value and there was no reasonable basis on which an agreement could be reached on price; or (ii) abandoning their pursuit of a transaction that the Special Committee believed could be in the best interests of the Unaffiliated Stockholders if the Sponsor Stockholders were willing to increase their price to an acceptable level and also was (a) conditioned on the Special Committee’s approval and recommendation to the HireRight Board and (b) subject to the non-waivable approval of a majority of the voting power of disinterested stockholders. As a result, the Special Committee directed Centerview to accompany the proposed price of $17.95 per share with a message that the Special Committee was prepared to negotiate in good faith on price, so long as the Sponsor Stockholders were prepared to meaningfully increase their offer price.
On February 1, 2024, at the direction of the Special Committee, representatives of Centerview delivered to the Sponsor Stockholders the Special Committee’s counterproposal of $17.95 per share, and the message authorized by the Special Committee. During this discussion, representatives of the Sponsor Stockholders requested to review any long-range plans prepared by HireRight’s management (including any long-range plan being relied on by the Special Committee) before submitting a new proposal.
On February 2, 2024, the Special Committee held a meeting at which representatives of each of Centerview and Davis Polk were present. Representatives of Centerview summarized the recent discussion between representatives of each of Centerview and the Sponsor Stockholders. Discussion ensued among the members of the Special Committee and its advisors, including as to the fact that the Sponsor Stockholders had yet to submit an acceptable per share price. Following discussion, the members of the Special Committee directed Centerview to reject the request of the Sponsor Stockholders to review any long-range plans prepared by HireRight’s management, and to convey to the Sponsor Stockholders the Special Committee’s view that the Sponsor Stockholders had received sufficient information to prepare their own financial projections and would be expected to submit a revised proposal before any additional materials would be provided. Promptly following the meeting, representatives of Centerview delivered the message to the Sponsor Stockholders as directed.
On February 7, 2024, the Sponsor Stockholders, HireRight’s management and representatives of Centerview held a diligence call related to HireRight’s cost savings initiatives.

On February 8, 2024, representatives of the Sponsor Stockholders contacted and informed the representatives of Centerview that they had received approval from their respective investment committees to increase their proposal to acquire the outstanding shares of Company Common Stock not already owned by the Sponsor Stockholders from $13.00 to $14.10 in cash per share, subject to negotiation of a Merger Agreement and other definitive documents on terms acceptable to the Sponsor Stockholders.
Also on February 8, 2024, Paul Weiss sent Davis Polk a draft Merger Agreement, a draft form of Limited Guarantee that would be entered into by the applicable Sponsor Stockholders or their affiliate and a draft form of Support Agreement that would be entered into by each Sponsor Stockholder, if agreement was reached on price. The draft Merger Agreement contemplated that the Proposed Transaction would be (i) conditioned on the Special Committee’s approval and recommendation to the HireRight Board and (ii) subject to the non-waivable approval of a majority of the voting power of HireRight’s disinterested stockholders.
Later in the day on February 8, 2024, the Special Committee held a meeting at which representatives of each of Centerview and Davis Polk were present. Representatives of Centerview reviewed with the Special Committee the discussion with the Sponsor Stockholders earlier that day, including their new proposal to acquire the shares of Company Common Stock not already owned by the Sponsor Stockholders for $14.10 per share in cash. Following discussion, the members of the Special Committee and its advisors discussed next steps. The representatives of Davis Polk led a discussion relating to key terms of the draft of the Merger Agreement and other transaction documents delivered by Paul Weiss, including that certain provisions of the Merger Agreement relating to financing and potential termination fees would need to be revised in a subsequent draft. Following this discussion, the members of the Special Committee determined not to respond immediately to the Sponsor Stockholders’ latest proposal, and to instead schedule a follow-up meeting between the Special Committee and its advisors for the following day to determine the best course of action.
On February 9, 2024, the Special Committee held a meeting at which representatives of each of Centerview and Davis Polk were present. The members of the Special Committee and its advisors discussed the Sponsor Stockholders’ proposed per share price of $14.10, and whether the Special Committee viewed this price as reflecting the best potential price for the Unaffiliated Stockholders. A discussion ensued during which the Special Committee and its advisors discussed potential alternatives. Following this discussion, the Special Committee determined that it was in the best interests of HireRight and the Unaffiliated Stockholders to make a counterproposal of $15.25 per share and instructed representatives of Centerview to convey this to the Sponsor Stockholders. The Special Committee also instructed the representatives of Centerview to remind the Sponsor Stockholders of the Special Committee’s duty to act independently and to get the best possible price for the Unaffiliated Stockholders. The members of the Special Committee and its advisors next discussed a hypothetical timeline for entering into the Merger Agreement and related documents if agreement could be reached on price. A discussion ensued during which the members of the Special Committee and its advisors discussed certain information that would need to be provided by HireRight’s management for purposes of preparing the draft disclosure schedules. Representatives of Davis Polk led a discussion on the Merger Agreement and other transaction documents and summarized certain key issues that would require the Special Committee’s input should the Special Committee determine to engage in negotiations with the Sponsor Stockholders, including (i) the termination fee payable by HireRight, (ii) the termination fee payable by the Sponsor Stockholders if they were not able to close as a result of a failure to obtain the necessary debt financing and (iii) certain terms and conditions relating to compensation and benefits protection for HireRight’s employees. A discussion thereafter ensued during which the members of the Special Committee and the representatives of Davis Polk discussed the open issues and agreed upon appropriate responses. Promptly following the meeting, representatives of Centerview delivered the message to the Sponsor Stockholders as directed. At the instruction of the Special Committee, representatives of Centerview also made the Preliminary Projections and the Revised Projections available to the Sponsor Stockholders.
On February 11, 2024, at the instruction of the Special Committee, Davis Polk sent Paul Weiss revised drafts of the Merger Agreement, form of Limited Guarantee and form of Support Agreement, reflecting the positions discussed with the Special Committee at its February 9 meeting, including, among other things, adding in the Support Agreement a waiver from General Atlantic of the acceleration of certain payment obligations of HireRight under the Tax Receivable Agreement, if any, arising from any “Change in Control” (as such term is defined in the Tax Receivable Agreement) occurring by virtue of the consummation of the transactions contemplated by the Merger Agreement, to which the Sponsor Stockholders agreed.

On February 12, 2024, the Special Committee held a meeting at which representatives of each of Centerview and Davis Polk were present. Representatives of Davis Polk led a discussion relating to the impact that the consummation of the transactions contemplated by the Merger Agreement would have on each of HireRight’s forms of equity awards. Following this discussion, representatives of Davis Polk noted for the members of the Special Committee that certain additional information would be required from HireRight’s management in connection with Davis Polk’s analysis of the treatment of HireRight’s equity awards under the Merger Agreement. The members of the Special Committee and its advisors engaged in a discussion regarding the best approach for communicating with, and obtaining any necessary information from, HireRight’s management. At the conclusion of these discussions, the members of the Special Committee and its advisors determined that the most efficient next step would be to schedule a phone call with HireRight’s management.
At the direction of the Special Committee, representatives from Davis Polk contacted members of HireRight’s management promptly following the Special Committee meeting. From February 12, 2024 through the execution of the Merger Agreement on February 15, 2024, HireRight’s management engaged in discussions with, and provided necessary information to, Davis Polk, consistent with the approach discussed with the Special Committee.
Later on February 12, 2024, Paul Weiss sent Davis Polk revised drafts of the Merger Agreement, form of Limited Guarantee and form of Support Agreement, as well as a draft Debt Commitment Letter.
On February 13, 2024, representatives of the Sponsor Stockholders held a phone call with representatives of Centerview and informed representatives of Centerview that the Sponsor Stockholders were increasing their offer to $14.25 in cash per share, subject to finalization of the Merger Agreement and the related transaction documents on terms acceptable to the Sponsor Stockholders. The representatives of the Sponsor Stockholders also conveyed that this offer was approaching the limit at which the Sponsor Stockholders would still be willing to enter into a potential transaction with HireRight.
On February 13, 2024, the Special Committee held a meeting at which representatives of each of Centerview and Davis Polk attended. Representatives of Centerview reviewed with the Special Committee the discussion with the Sponsor Stockholders earlier that day, including their new proposal to acquire the shares of Company Common Stock not already owned by the Sponsor Stockholders for $14.25 per share in cash. At the meeting, representatives of Davis Polk reviewed with the Special Committee members certain provisions and key issues in the revised draft of the Merger Agreement, including (i) the termination fee payable by HireRight, (ii) the termination fee payable by the Sponsor Stockholders if they were not able to obtain the necessary debt financing and (iii) with respect to compensation and benefits protection for HireRight’s employees. Thereafter, members of the Special Committee and the representatives of Davis Polk discussed the open issues and agreed upon appropriate responses.
Later in the day on February 13, 2024, at the direction of the Special Committee, Davis Polk sent Paul Weiss revised drafts of the Merger Agreement, form of Limited Guarantee and form of Support Agreement, reflecting the positions discussed with the Special Committee at its February 13 meeting, and, at the direction of the Special Committee, Ms. Troe contacted representatives of the Sponsor Stockholders and arranged a meeting for the next day.
On February 14, 2024, the following events occurred sequentially:
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Ms. Troe, at the direction of the Special Committee, conveyed to representatives of the Sponsor Stockholders that the Sponsor Stockholders would need to increase their offer price to $14.50 per share in order for a potential transaction to proceed.

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The Special Committee held a meeting at which representatives of each of Centerview and Davis Polk were present. At the meeting, members of the Special Committee discussed the recent conversation between representatives of the Sponsor Stockholders and Ms. Troe during which Ms. Troe informed the representatives of the Sponsor Stockholders that the Special Committee would like the Sponsor Stockholders to increase their offer to $14.50 per share, in response to which the representatives of the Sponsor Stockholders informed Ms. Troe that they would need to speak with their respective investment committees. A discussion ensued, during which the members of the Special Committee and the representatives of each of Centerview and Davis Polk discussed the need for the Sponsor Stockholders to meet with their respective investment committees and the potential timing regarding when a deal could be finalized if an agreement was reached on price.
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The Sponsor Stockholders called Ms. Troe and indicated that they were willing to increase their offer to $14.35 in cash per share, subject to negotiation of a Merger Agreement and other definitive documents on terms acceptable to the Sponsor Stockholders, which represented an approximately 47% premium over the volume-weighted average price of the Company Common Stock during the 30-day period preceding November 17, 2023, the day the Sponsor Stockholders publicly disclosed that that they had agreed to work together to potentially submit a preliminary non-binding proposal to the HireRight Board related to a potential strategic transaction. During the course of this conversation, the Sponsor Stockholders described this proposal as their “final price” or their best and final offer.

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The Special Committee held another meeting at which representatives of each of Centerview and Davis Polk were present. Members of the Special Committee discussed the conversation between representatives of the Sponsor Stockholders and Ms. Troe during which the representatives of the Sponsor Stockholders presented their most recent offer of $14.35 per share which they represented to be their “final price” or their best and final offer. After hearing this message, the members of the Special Committee discussed how to respond to the Sponsor Stockholders amongst themselves and with the representatives of each of Centerview and Davis Polk in attendance. Following this discussion, and in light of the fact that the Sponsor Stockholders were unwilling to be sellers in any transaction, the Special Committee determined that it was in the best interests of HireRight and the Unaffiliated Stockholders to accept the $14.35 proposal, subject to finalization of the Merger Agreement and the related transaction documents on terms reasonably acceptable to the Special Committee. Having so concluded, Ms. Troe, at the direction of the Special Committee, then placed a call to representatives of the Sponsor Stockholders and indicated that the Special Committee had accepted the $14.35 per share price.

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The Special Committee also instructed representatives of Davis Polk to convey to their counterparts at Paul Weiss the message that the Special Committee had accepted a per share price of $14.35 and would recommend it to the HireRight Board, subject to finalization of the Merger Agreement and related transaction documents on terms acceptable to the Special Committee.

From February 14, 2024, until the execution of the Merger Agreement on February 15, 2024, the parties and their respective legal advisors exchanged several drafts of, and engaged in numerous discussions and negotiations concerning the terms of, the Merger Agreement and related transaction documents.
On the evening of February 15, 2024, the Special Committee held a meeting at which representatives of each of Centerview and Davis Polk were present. Representatives of Centerview reviewed with the Special Committee Centerview’s financial analysis of the Merger Consideration, and rendered to the Special Committee an oral opinion, which was subsequently confirmed by delivery of a written opinion dated February 15, 2024, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing its opinion, the Merger Consideration to be paid to the holders of Shares (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Centerview’s opinion, please see below under the caption “Special Factors – Opinion of the Special Committee’s Financial Advisor.” Representatives of Davis Polk then led a discussion with the Special Committee regarding the fiduciary duties of the Special Committee members in connection with the Proposed Transaction. Davis Polk then reviewed with the Special Committee the key terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Merger. After further discussion, the Special Committee unanimously recommended that the HireRight Board (i) determine the Merger Agreement, the Support Agreements and the Limited Guarantees and the transactions contemplated thereby, including the Merger, advisable and fair to, and in the best interests of, HireRight and the Unaffiliated Stockholders, (ii) approve and declare advisable the Merger Agreement, the Support Agreements and the Limited Guarantees and the transactions contemplated thereby, including the Merger, (iii) resolve to recommend that the HireRight stockholders vote to adopt and approve the Merger Agreement in accordance with the DGCL and (iv) direct that the Merger Agreement be submitted to the HireRight stockholders for adoption thereby.

Later in the evening of February 15, 2024, following the meeting of the Special Committee, the HireRight Board held a meeting (exclusive of James Carey, Josh Feldman, Rene Kern and James Matthews, who were the directors affiliated with the Sponsor Stockholders), at which Messrs. Spaeth and Copple and representatives of each of Centerview and Davis Polk were present. Representatives of Davis Polk reviewed with the members of the HireRight Board in attendance at the meeting the Special Committee meeting held earlier that evening, including that (i) representatives of Centerview presented its financial analysis of the Merger Consideration and the rendering of Centerview’s opinion as described above and (ii) the unanimous recommendations of the Special Committee described above. The members of the HireRight Board asked questions and discussion ensued. After discussion and based on the unanimous recommendation of the Special Committee, the members of the HireRight Board in attendance at the meeting then unanimously (i) determined the Merger Agreement, the Support Agreements and the Limited Guarantees and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, HireRight and the Unaffiliated Stockholders, (ii) approved, adopted and declared advisable the Merger Agreement, the Support Agreements, the Limited Guarantees and the transactions contemplated thereby, including the Merger, (iii) resolved to recommend that the HireRight stockholders approve the adoption of the Merger Agreement and (iv) directed that the Merger Agreement be submitted to HireRight stockholders for adoption thereby.
Following the HireRight Board meeting on February 15, 2024, the parties executed the definitive transaction documents, including the Merger Agreement, the Support Agreements and the Limited Guarantees.
On February 16, 2024, before the markets opened, HireRight announced that it had entered into the Merger Agreement, the Support Agreements and the Limited Guarantees.
On February 16, 2024, each of the General Atlantic Filing Parties and the Stone Point Filing Parties filed with the SEC amendments to their respective Schedules 13D reporting, among other matters, the signing of the Merger Agreement and the Support Agreements.
On April 10, 2024, the HireRight Board (exclusive of James Carey, Josh Feldman, Rene Kern and James Matthew, who were the directors affiliated with the Sponsor Stockholders) held a meeting, at which Messrs. Spaeth and Copple and representatives of Davis Polk were present. Representatives of Davis Polk outlined for the HireRight Board the potential ramifications of the recent Activision (as defined below) decision by the Delaware Court of Chancery on February 29, 2024. The representatives of Davis Polk also referred to additional materials provided to the HireRight Board in advance of the meeting (including, among other things, the certificate of incorporation of the Surviving Corporation and the Company Disclosure Letter (each such term as defined in the Merger Agreement) and the final execution copy of the Merger Agreement. In light of the Activision decision, the members of the HireRight Board present at the meeting then unanimously ratified the adoption of the Merger Agreement, and HireRight’s execution thereof, pursuant to Section 204 of the DGCL as described in the section of this proxy statement entitled “Special Factors—Notice Regarding Ratification Under Section 204 of the Delaware General Corporation Law.”
Notice Regarding Ratification Under Section 204 of the Delaware General Corporation Law
On February 29, 2024, the Delaware Court of Chancery issued an opinion, Sjunde AP-Fonden v. Activision Blizzard, Inc., et al., C.A. No. 2022-1001-KSJM (Del. Ch. Feb. 29, 2024) (“Activision”), in which the Delaware Chancery Court held that, in approving a merger transaction in accordance with Section 251 of the DGCL, the relevant agreement and plan of merger must be, at minimum, “essentially complete” at the time such agreement is adopted by the board of directors of a Delaware corporation. The HireRight Board believes that its prior approval of the Merger Agreement and HireRight’s execution thereof complied with the requirements of Section 251 of the DGCL, and that, to the extent such action did not, on April 10, 2024, the HireRight Board (exclusive of James Carey, Josh Feldman, Rene Kern and James Matthews, who are the directors affiliated with the Sponsor Stockholders) approved resolutions (i) confirming its approval of the Merger Agreement, and (ii) in accordance with Section 204 of the DGCL and in light of the Activision decision, ratifying and reaffirming the prior approval and execution of the Merger Agreement to eliminate the risk that, or any uncertainty as to whether, the prior approval or execution did not comply with Section 251 of the DGCL or was otherwise a “defective corporate act” (as defined in Section 204(h)(1) of the DGCL). A copy of such resolutions is attached as Annex G to this proxy statement.
This notice constitutes the notice required to be given to our stockholders in accordance with Section 204 of the DGCL. Any claim that any potentially defective corporate act identified and ratified under Section 204 of the

DGCL pursuant to the resolutions attached as Annex G to this proxy statement is void or voidable due to the failure of authorization, or that the Delaware Chancery Court should declare in its discretion that the ratification thereof in accordance with Section 204 of the DGCL not be effective or be effective only on certain conditions, must be brought within 120 days from the date this notice is given.
Certain Conflicts Disclosure
On March 25, 2024, the Delaware Supreme Court issued an opinion, City of Dearborn Police and Fire Revised Ret. Sys. (Chapter 23) v. Brookfield Asset Mgmt., Inc., 2024 WL 1244032 (Del. Mar. 25, 2024) (“Dearborn”), pursuant to which the Delaware Supreme Court held that, in the context of a “going-private” transaction involving a special committee of the board of directors of the target company in such a transaction, it was reasonably conceivable that information regarding the concurrent and prior representations of the purchaser’s affiliates by the law firm representing the special committee were material and should have been disclosed to stockholders in the proxy statement soliciting a stockholder vote on the proposed merger. While the Special Committee does not believe, based on information provided by Davis Polk, that there are any material financial relationships between Davis Polk, on the one hand, and any of General Atlantic, Stone Point or any of their respective affiliates, on the other hand, that would impact Davis Polk’s representation of the Special Committee, and determined to hire Davis Polk based on its experience in advising on public company mergers and acquisitions and representing special committees in similar circumstances, the disclosure in this section is provided in order to be responsive to the Dearborn opinion.
In the two years prior to the date of its engagement by the Special Committee, except for its engagement in connection with the proposed transaction, Davis Polk has not represented HireRight, any General Atlantic Filing Party, any Stone Point Filing Party, Parent or Merger Sub. However, Davis Polk is currently engaged by a credit fund (the “Credit Fund”) of General Atlantic, an affiliate of Parent, in connection with certain matters unrelated to HireRight, and has received approximately $2,700,000 from the Credit Fund as of the date of this proxy statement in fees in relation to those matters in the aggregate. At the time Davis Polk was hired to represent the Credit Fund, the Credit Fund was a joint venture that was 50% owned by General Atlantic. On April 4, 2023, General Atlantic acquired the remaining 50% interest in the Credit Fund, and currently owns 100% of the Credit Fund. In the two years prior to the date of its engagement by the Special Committee, Davis Polk has also represented six separate portfolio companies in Latin America in which General Atlantic had minority, non-controlling investments, all of which were matters unrelated to HireRight. Davis Polk has of the date of this proxy statement been paid approximately $17.3 million for such representations. In the aggregate, these amounts paid by General Atlantic’s affiliates to Davis Polk over the last two years represented less than half of one percent of Davis Polk’s revenues.
In addition, in the two years prior to its engagement by the Special Committee, Davis Polk has represented a portfolio company in which Stone Point has a majority investment on certain matters unrelated to HireRight. Davis Polk has billed approximately $5,000,000 on these matters. To Davis Polk’s knowledge, Davis Polk was hired by such portfolio company following a referral from an investment bank, and none of Parent, Merger Sub or any Stone Point Filing Party was involved in the decision to hire Davis Polk for any such matters.
In addition, Davis Polk represents investment banks and other financial counterparties on lending, underwriting and other financial transactions, including opposite both Sponsor Stockholders and their respective affiliates, from time to time.
Purpose and Reasons of HireRight for the Merger; Recommendation of the HireRight Board and the Special Committee; Fairness of the Merger
On November 22, 2023, the HireRight Board approved resolutions that established the Special Committee, which consists of independent and disinterested directors Lisa Troe, Jill Smart and Venkat Bhamidipati, each of whom is independent of the Sponsor Stockholders and their affiliates and not members of the management of HireRight. Pursuant to the resolutions, the Special Committee was delegated the full power and authority of the HireRight Board to the fullest extent permitted by law to, among other things, take any and all actions on behalf of the HireRight Board that the Special Committee deemed appropriate or necessary to accomplish its functions, including, but not limited to, engaging its own independent outside counsel and financial advisor; reviewing the material facts related to potential strategic alternatives available to HireRight (the “Potential Alternatives”); negotiating the terms and conditions of any Potential Alternative actually chosen on behalf of HireRight;

determining whether the terms and conditions of any such Potential Alternative were fair, just and reasonable to HireRight and its stockholders (including the stockholders not affiliated with the Sponsor Stockholders) and whether it was in the best interests of HireRight to enter into any such Potential Alternative, including not pursuing any strategic transaction and executing on a standalone plan or some alternative operating plan that the Special Committee determined to be the value-maximizing alternative for the Company’s Unaffiliated Stockholders.
On February 15, 2024, the Special Committee unanimously recommended that the HireRight Board (i) determine that the Merger Agreement, the Support Agreements and the Limited Guarantees, and the transactions contemplated thereby, including the Merger, advisable and fair to, and in the best interests of, HireRight and the Unaffiliated Stockholders, (ii) approve and declare advisable the Merger Agreement, the Support Agreements and the Limited Guarantees, and the transactions contemplated thereby, including the Merger, (iii) resolve to recommend that the HireRight stockholders vote to adopt and approve the Merger Agreement in accordance with the DGCL and (iv) direct that the Merger Agreement be submitted to the HireRight stockholders for adoption thereby.
Also on February 15, 2024, based on the unanimous recommendation of the Special Committee, the members of the HireRight Board (exclusive of James Carey, Josh Feldman, Rene Kern and James Matthews, who were the directors affiliated with the Sponsor Stockholders) then unanimously (i) determined the terms and conditions of the Merger Agreement, the Support Agreements and the Limited Guarantees, and the transactions contemplated thereby, including the Merger, advisable and fair to, and in the best interests of, HireRight and the Unaffiliated Stockholders, (ii) approved and declared advisable the Merger Agreement, the Support Agreements and the Limited Guarantees, and the transactions contemplated thereby, including the Merger, (iii) resolved to recommend that the HireRight stockholders approve the adoption of the Merger Agreement in accordance with the DGCL and (iv) directed that the Merger Agreement be submitted to the HireRight stockholders for adoption thereby.
Accordingly, the HireRight Board recommends that you vote “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal.
In reaching its recommendation, the Special Committee consulted with and received the advice of its independent financial and legal advisors and discussed certain matters with HireRight’s management team. The following are the material factors that supported the Special Committee’s recommendation that the HireRight Board approve the Merger Agreement, the Support Agreements and the Limited Guarantees and the transactions contemplated thereby, including the Merger (which are not necessarily presented in order of relative importance):
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the consideration of $14.35 per share to be received by HireRight stockholders in the Merger represents a significant premium over the market prices at which shares of Company Common Stock had previously traded prior to the announcement and execution of the Merger Agreement, including the fact that the consideration of $14.35 per share represented an approximately 47% premium over the volume-weighted average price of the Company Common Stock during the 30-day period preceding November 17, 2023, the day that the Sponsor Stockholders publicly disclosed that they had agreed to work together to potentially submit a preliminary non-binding proposal to the HireRight Board related to a potential strategic transaction;

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the proposed Merger Consideration is all cash, so the transaction provides stockholders of HireRight certainty of value for their shares of Company Common Stock, especially when viewed against HireRight’s competitive positioning and prospects as a standalone company, taking into account the costs, risks and uncertainties associated with continuing to operate independently as a public company, including:

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the impact of market, customer and competitive trends affecting HireRight, both on a historical and prospective basis, including the recent historical underperformance of the background-checking sector as compared to the broader market, recent declines in the global hiring market and the possibility of a continuing cooling in global hiring, HireRight’s lower recent historical and forecasted revenue growth as compared to industry peers and other risks relating to the competitive industry in which HireRight operates;

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the impact of macroeconomic and geopolitical conditions, including, without limitation, risks and impacts associated with inflationary or recessionary macroeconomic conditions and the risk of uncertainty and potential disruption resulting from geopolitical tensions or developments, all of which could negatively affect HireRight’s business and prospects;

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the current and historical prices of Company Common Stock, including the market performance of Company Common Stock relative to other participants in HireRight’s industry, the market performance of Company Common Stock relative to general market indices and the recent historical underperformance of the background-checking sector as a whole as compared to the broader market;

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the inherent uncertainty of attaining management’s financial projections, including the fact that HireRight’s actual financial results in future periods could differ materially from the projected results described in “Special Factors—Certain Unaudited Prospective Financial Information;”

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the current and projected financial condition and results of operations of HireRight, including the likelihood and timing of, and risks to, achieving the operational improvements, objectives and market share improvement assumptions underlying HireRight’s then-current business plan, including whether reflected in the Preliminary Projections or the Revised Projections;

•	the continued decline in the global hiring market in the near-term, which could reasonably be expected to continue to affect adversely the demand for HireRight’s services; and
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absent the consummation of the transactions contemplated by the Merger Agreement, the risk that HireRight would not have sufficient resources to achieve management’s strategic plan and thus could face a further decrease in HireRight’s stock price;

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the fact that all holders of Company Common Stock would receive the same consideration, except that the Sponsor Stockholders will not receive the Merger Consideration and will instead contribute to a direct or indirect parent company of Parent all of their holdings of Company Common Stock in exchange for equity interests in such direct or indirect parent company of Parent in connection with the Merger;

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the fact that the Special Committee was able to negotiate an effective increase in the Merger Consideration of $1.60 per share from the per-share consideration offered in the Sponsor Stockholders’ December 8, 2023 offer letter, representing an increase of approximately 12.5%, notwithstanding the anticipated challenges to the business described above;

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the belief of the Special Committee that the Merger Consideration was the highest price that could reasonably be obtained from the Sponsor Stockholders and that further negotiations would create a risk of causing the Sponsor Stockholders either (a) to abandon the transaction altogether or (b) to materially delay the entry into a definitive agreement providing for a transaction on acceptable terms and conditions, neither of which would have, in the view of the Special Committee been in the best interests of the Unaffiliated Stockholders;

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the fact that the Sponsor Stockholders stated in their December 8, 2023 offer letter and repeated thereafter that the Sponsor Stockholders were not interested in selling their approximately 75% stake in HireRight to a third party and were only interested in a transaction in which they were buyers of the Company Common Stock;

•	the fact that the Special Committee received advice and assistance from experienced legal and financial advisors;
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the likelihood that the Merger would be completed, based on, among other things, the limited number and nature of the conditions to completion of the Merger, including the fact that there is no financing condition; and

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the opinion of Centerview rendered to the Special Committee on February 15, 2024, which was subsequently confirmed by delivery of a written opinion dated February 15, 2024, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the

Merger Consideration to be paid to holders of Company Common Stock (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below in the section of this proxy statement entitled “Special Factors — Opinion of the Special Committee’s Financial Advisor.”
The Special Committee also considered the factors discussed below, relating to the procedural safeguards that it believes were and are present to ensure the fairness of the Merger to the Unaffiliated Stockholders. In light of such procedural safeguards, the Special Committee did not consider it necessary to retain an unaffiliated representative to act solely on behalf of the Unaffiliated Stockholders and the unaffiliated security holders of HireRight for purposes of negotiating the terms of the Merger Agreement or preparing a report concerning the fairness of the Merger Agreement and the Merger. The Special Committee believes such factors support its determinations and recommendations and provide assurance of the procedural fairness of the Merger:
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the authority granted to the Special Committee by the HireRight Board to retain its own legal and financial advisors, to consider all potential alternative transactions, and to negotiate the terms and conditions of the definitive agreement with respect to a potential transaction, or to determine not to pursue any transaction involving the Sponsor Stockholders, and the fact that the HireRight Board resolved not to approve any potential acquisition of HireRight or recommend for approval any such transaction by HireRight’s stockholders without a favorable recommendation from the Special Committee;

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the fact that the Sponsor Stockholders conditioned their engagement in a potential transaction on (i) the Special Committee being empowered to freely select its own independent legal and financial advisors and to consider (including the ability to reject) any proposal by the Sponsor Stockholders regarding a potential transaction and (ii) the transaction being subject to a non-waivable condition requiring approval of a majority of the shares of Company Common Stock not owned by the Sponsor Stockholders and such approval actually being obtained before consummation of the Merger;

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the fact that prior to the Effective Time of the Merger, the Merger Agreement prohibits (i) the HireRight Board from dissolving or dismantling the Special Committee, or revoking or diminishing the authority of the Special Committee and (ii) Parent, Merger Sub and their affiliates (including the Sponsor Stockholders) from removing any director of the HireRight Board that is a member of the Special Committee either as a member of the HireRight Board or the Special Committee (other than for cause);

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that the Special Committee consists solely of independent and disinterested directors that are not affiliated with, and are independent of, any of the Sponsor Stockholders and were otherwise disinterested and independent with respect to a potential acquisition of HireRight, other than as discussed in the section of this proxy statement captioned “Special Factors—Interests of Executive Officers and Directors of HireRight in the Merger”;

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that the compensation provided to the members of the Special Committee in respect of their services was not contingent on the Special Committee approving the Merger Agreement and taking the other actions described in this proxy statement;

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that the Special Committee held numerous formal meetings over a three-month period (with its legal and financial advisors present) to discuss and evaluate a potential transaction and each member of the Special Committee was actively engaged in the process on a regular basis and was provided with full access to HireRight management in connection with the evaluation process;

•	that the Special Committee retained and received the advice of (i) Centerview (its own independent financial advisor) and (ii) Davis Polk (its own independent legal advisor);
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that the financial and other terms and conditions of the proposed transaction were the product of extensive negotiations between the Special Committee, with the assistance of its financial and legal advisors, on the one hand, and Parent and its representatives, on the other hand;

•	that under the DGCL, stockholders have the right to demand appraisal of their shares of the Company Common Stock, as discussed in the section entitled “Appraisal Rights” of this proxy statement;

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the recognition by the Special Committee that it had no obligation to recommend to the HireRight Board the approval of the Merger or any other transaction and had the authority to reject any proposals made; and

•	the fact that the Special Committee made its evaluation of the Merger Agreement and the Merger based upon the factors discussed in this proxy statement.
In consultation with its legal, financial and other advisors, the Special Committee also considered the following specific aspects of the Merger Agreement (which are not necessarily presented in order of relative importance):
•	the requirement that approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock held by the Unaffiliated Stockholders;
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the Special Committee’s belief that the terms of the Merger Agreement, including HireRight’s representations, warranties and covenants and the conditions to each party’s obligations, are reasonable in the circumstances and include the most favorable terms to HireRight, in the aggregate, to which the Sponsor Stockholders were willing to agree;

•	under certain circumstances, if the Merger is not completed, Parent may be required to pay HireRight a termination fee of $65,000,000;
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HireRight’s ability, under certain circumstances, to furnish information to, and to conduct negotiations with, a third party that makes an unsolicited bona fide written proposal for a business combination or acquisition of HireRight that is reasonably likely to lead to a superior proposal, even if the Sponsor Stockholders would ultimately need to support any such transaction for it to be executable;

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the ability of the HireRight Board, acting upon the recommendation of the Special Committee, and the Special Committee’s ability, in each case under certain circumstances, to change, withdraw or modify its recommendation of the Merger in response to a proposal to acquire HireRight that is superior to the Merger or an intervening event with respect to HireRight;

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the ability of the HireRight Board, acting upon the recommendation of the Special Committee, and the Special Committee’s ability, in each case under certain circumstances, to terminate the Merger Agreement to enter into a definitive agreement providing for an acquisition of HireRight that is superior to the Merger; in that regard, the Special Committee believed that the termination fee payable by HireRight in such instance in accordance with the terms of the Merger Agreement was reasonable, consistent with or below similar fees payable in comparable transactions and not preclusive of other offers; and

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the outside date under the Merger Agreement of August 15, 2024, which allows for sufficient time to complete the Merger based on the facts and circumstances reasonably known to the Special Committee at the time of the execution and delivery of the Merger Agreement.

In the course of its deliberations, the Special Committee also considered a variety of risks, uncertainties and other potentially negative factors, including the following (which are not necessarily presented in order of relative importance):
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the risk that the Merger may not be completed despite the parties’ efforts or that completion of the Merger may be delayed, even if the requisite approvals are obtained from HireRight stockholders, including the possibility that conditions to the parties’ obligations to complete the Merger may not be satisfied, and the potential resulting disruptions to HireRight’s business and operations;

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that the Merger Agreement precludes HireRight from (i) actively soliciting alternative acquisition proposals and (ii) engaging with a third party with respect to, or discussing or negotiating, any unsolicited alternative acquisition proposal (other than an unsolicited bona fide written Acquisition Proposal that is reasonably likely to lead to a superior proposal);

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the amount of time it could take to complete the Merger, the potential for diversion of management focus for an extended period and employee attrition, the potential inability to hire new employees and the possible adverse effects of the announcement and pendency of the Merger on customers, providers, vendors, regulators and other business relationships, and the communities in which HireRight operates, in particular if the Merger is not completed;

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that the Unaffiliated Stockholders will have no ongoing equity participation in HireRight following the Merger and that those stockholders will cease to participate in HireRight’s future earnings or growth, if any, and will not benefit from increases, if any, in the value of the Company Common Stock;

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the possibility that, at some future time, Parent could sell some or all of HireRight or its securities, businesses or assets to one or more purchasers at a valuation higher than the valuation implied by the Merger Consideration, and that the Unaffiliated Stockholders would not be able to participate in or benefit from such a sale;

•	the risk of litigation arising from stockholders in respect of the Merger Agreement or the transactions contemplated thereby;
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the fact that certain of HireRight’s directors and executive officers may receive certain benefits that are different from, and in addition to, those of HireRight’s other stockholders (see “Special Factors—Interests of Executive Officers and Directors of HireRight in the Merger”);

•	the fact the senior management of HireRight continued to stand behind and support the Preliminary Projections; and
•	the risks of the type and nature described in the sections titled “Cautionary Statement Concerning Forward-Looking Information.”
The Special Committee considered all of these factors as a whole and concluded that the uncertainties, risks and potentially negative factors relevant to the transactions were outweighed by the potential benefits that it expected HireRight stockholders would achieve as a result of the Merger. The foregoing discussion of the information and factors considered by the Special Committee is not exhaustive. In view of the wide variety of factors considered by the Special Committee in connection with its evaluation of the Merger and the complexity of these matters, the Special Committee did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above and any other factors, the individual members of the Special Committee may have viewed factors differently or given different weight or merit to different factors.
The Special Committee did not specifically consider the liquidation value or the net book value of HireRight in its evaluation of the Merger because of its belief that neither liquidation value nor net book value presents a meaningful valuation for HireRight and its business, as HireRight’s value is derived from the cash flows to be generated from its operations rather than from the value of assets that might be realized in a liquidation or from net book value which is significantly influenced by historical costs. In addition, the Special Committee did not conduct a separate going-concern valuation of HireRight because the financial analyses presented by Centerview, as more fully described in the sections titled “Special Factors — Opinion of the Special Committee’s Financial Advisor”, contained financial analyses of the cash flows to be generated by HireRight’s operations and the Special Committee believed these analyses to be a form of a going concern valuation. In addition, the Special Committee did not view the purchase prices paid in the transactions described in the section of this proxy statement captioned “Other Important Information Regarding HireRight—Certain Transactions in the Shares of Company Common Stock” (all of which were below the Merger Consideration) to be relevant except to the extent that those prices indicated the trading price of the Company Common Stock during the applicable periods. The Special Committee believes that the trading price of the shares of Company Common Stock at any given time represents the best available indicator of HireRight’s going concern value at that time so long as the trading price at that time is not impacted by speculation regarding the likelihood of a potential transaction. In addition, the Special Committee implicitly considered the value of HireRight as a going concern by taking into account the value of HireRight’s current and anticipated business, financial condition, results of operations, prospects and other forward-looking matters.
The Special Committee considered the factors taken into account by Centerview in rendering its fairness opinion. In determining that the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, HireRight and the Unaffiliated Stockholders, the Special Committee expressly adopts the analysis and conclusions of Centerview in issuing its fairness opinion as part of its considerations in making the Special Committee’s own determination.
On September 15, 2022, the Company received Private Equity Party A Proposal, offering to acquire HireRight for a price of $19.50 to $20 per share of Company Common Stock. On October 5, 2022, as detailed in the section of this proxy statement captioned “—Background of the Merger”, the HireRight Board concluded that it would not pursue a potential transaction with Private Equity Party A. In determining their view as to the fairness of the Merger to the Unaffiliated Stockholders, the Special Committee did not consider the Private Equity Party A Proposal, because, the HireRight Board had determined not to pursue a transaction with Private Equity Party A, relying in part on advice from representatives of Financial Advisor A that Financial Advisor A was of the view that, in light of the state of the debt markets at the time and a lack of other financing options available to Private Equity Party A, the Private Equity Party A Proposal was not executable at the offered price, and, if the proposed transaction was capable of being executed at all, it would only be executable at a much lower price that would not have been acceptable to the HireRight Board. Further, such proposal was made more than one year prior to the December 8 Proposal and almost seventeen months prior to the Sponsor Stockholders’ offer of $14.35 per share for the shares of Company Common Stock that they did not own. The Special Committee believes that during this seventeen-month period, the Company’s value had diminished, as reflected in the Company’s decreased stockholders’ equity, decreased revenue and net losses for the year ended December 31, 2023, as compared to the Company’s stockholders’ equity, revenue and positive net income for the year ended December 31, 2022. The Special Committee believes that these changes are the result of a number of factors during such period, including changes in general industry, business, macroeconomic and geopolitical conditions, the impact of market, customer and competitive trends affecting the Company and the continued decline in the global hiring market in the near-term. As such, the Special Committee did not consider the Private Equity Party A Proposal to be a relevant benchmark in evaluating the Sponsor Stockholders’ offer of $14.35 per share and such proposal had no bearing on the Special Committee’s consideration of the fairness of the Merger to the Unaffiliated Stockholders. In addition, as detailed in the section of this proxy statement captioned “—Background of the Merger”, it was the consensus of the Special Committee that there was no purpose in exploring a potential alternative transaction or engaging with other potential counterparties, including Private Equity Party A, in light of the fact that the Sponsor Stockholders had stated in their December 8, 2023 offer letter and repeated thereafter that the Sponsor Stockholders were not interested in selling their approximately 75% stake in HireRight to a third party and were only interested in a transaction in which they were buyers of the Company Common Stock.
Other than as described in this proxy statement, the HireRight Board is not aware of any firm offer by any other person during the prior two years for (1) a merger or consolidation of HireRight with another company; (2) the sale or transfer of all or substantially all of HireRight’s assets; or (3) a purchase of HireRight’s securities that would enable such person to exercise control of HireRight.
In considering the recommendation of the HireRight Board that the HireRight stockholders vote to approve the Merger Agreement Proposal and the Adjournment Proposal, HireRight stockholders should be aware that the officers, directors and employees of HireRight may have certain interests, including financial interests, in the Merger that may be different from, or in addition to, the interests of HireRight stockholders generally. See “Special Factors—Interests of Executive Officers and Directors of HireRight in the Merger.”
The foregoing discussion of the information and factors considered by the HireRight Board is forward-looking in nature. This information should be read in light of the factors described in the section entitled “Cautionary Statement Concerning Forward-Looking Information.”
Opinion of the Special Committee’s Financial Advisor
On February 15, 2024, Centerview rendered to the Special Committee its oral opinion, subsequently confirmed in a written opinion dated February 15, 2024, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of shares of Company Common Stock (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Centerview’s written opinion, dated February 15, 2024, which describes the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex D and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety by the full text of Centerview’s written opinion attached as Annex D. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Special Committee (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Company Common Stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Transaction and does not constitute a recommendation to any stockholder of HireRight or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.
In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:
•	a draft of the Merger Agreement dated February 15, 2024, which is referred to in this summary of Centerview’s opinion as the “Draft Merger Agreement”;
•	HireRight’s Registration Statement on Form S-1 (as amended);
•	Annual Reports on Form 10-K of HireRight for the years ended December 31, 2022, and December 31, 2021;
•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of HireRight;
•	certain publicly available research analyst reports for HireRight;
•	certain other communications from HireRight to its stockholders; and
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certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of HireRight, including certain financial forecasts, analyses and projections relating to HireRight prepared by management of HireRight and furnished to Centerview by HireRight for purposes of Centerview’s analysis, which are referred to in this summary of Centerview’s opinion as the “Forecasts,” and all such reviewed material is collectively referred to in this summary of Centerview’s opinion as the “Internal Data.”

Centerview also participated in discussions with members of the senior management and representatives of HireRight regarding their assessment of the Internal Data. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for HireRight and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.
Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with or reviewed by Centerview for purposes of its opinion and, with the Special Committee’s consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at the Special Committee’s direction, that the Internal Data (including, without limitation, the Forecasts) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of HireRight as to the matters covered thereby and Centerview relied, at the Special Committee’s direction, on the Internal Data for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at the Special Committee’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of HireRight, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of HireRight. Centerview assumed, at the Special Committee’s direction, that the final executed Merger Agreement would not differ in any respect material to Centerview’s analysis or opinion from the Draft Merger Agreement reviewed by Centerview. Centerview also assumed, at the Special Committee’s direction, that the Transaction will be consummated on the terms set forth in the Merger Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of HireRight, or the ability of HireRight to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.
Centerview’s opinion expressed no view as to, and did not address, HireRight’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to HireRight or in which HireRight might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of shares of Company Common Stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of HireRight or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of HireRight or any other party, or class of such persons in connection with the Transaction, whether relative to the Merger Consideration to be paid to the holders of shares of Company Common Stock (other than Excluded Shares) pursuant to the Merger Agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion. Centerview’s opinion does not constitute a recommendation to any stockholder of HireRight or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter. Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the Special Committee (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.
Summary of Centerview Financial Analysis
The following is a summary of each of the material financial analyses prepared and reviewed with the Special Committee in connection with Centerview’s opinion, dated February 15, 2024. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of HireRight. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of HireRight or any other parties to the Transaction. None of the Special Committee, the HireRight Board, HireRight, Parent, Merger Sub or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of HireRight do not purport to be appraisals or reflect the prices at which HireRight may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 14, 2024, and is not necessarily indicative of current market conditions.
Discounted Cash Flow Analysis
Centerview performed a discounted cash flow analysis of HireRight based on the Forecasts (for more details, please see the section titled “Special Factors—Certain Unaudited Prospective Financial Information.” A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.
In performing this analysis, Centerview calculated a range of implied per share equity values for HireRight by discounting to present value as of December 31, 2023 (using discount rates ranging from 11.75% to 13.00%, reflecting Centerview’s analysis of HireRight’s weighted average cost of capital, determined using a mid-period convention and based on considerations that Centerview deemed relevant in its professional judgment and experience): (i) the forecasted, after-tax unlevered free cash flows of HireRight over the period beginning on January 1, 2024, and ending on December 31, 2030, and (ii) a range of implied terminal values of HireRight at the end of the forecast period shown in the Forecasts, estimated by Centerview applying a multiple of the projected next 12 months of the HireRight’s Adj. EBITDA (as defined below) ranging from 7.0x to 9.0x. Based on its analysis, Centerview calculated a range of implied enterprise values of HireRight. Centerview subtracted from each of these ranges the face value of HireRight’s net debt and non-controlling interests as of December 31, 2023, as set forth in the Internal Data to derive a range of implied equity values for HireRight. Centerview then divided the results of the foregoing calculations by HireRight’s fully diluted shares of Company Common Stock outstanding as of February 12, 2024, as set forth in the Internal Data (determined using the treasury stock method and taking into account outstanding in the money options, restricted stock units and other dilutive equity instruments) to derive a range of implied equity values for HireRight.
This analysis resulted in the implied per share equity value range for shares of Company Common Stock, rounded to the nearest $0.05, of $13.10 to $18.30, which also includes the present value of HireRight’s tax attributes under its Tax Receivable Agreement of approximately $0.31 to $0.32 per share based on the Internal Data. Centerview then compared this range to the Merger Consideration value of $14.35 per share to be paid to the holders of shares of Company Common Stock (other than Excluded Shares) pursuant to the Merger Agreement.
Selected Public Company Analysis
Centerview reviewed certain financial information of HireRight and compared it to corresponding financial information for two public companies that Centerview deemed comparable, based on its experience and professional judgment, to HireRight. These two companies, First Advantage Corporation and Sterling Check Corp., are referred to in this summary of Centerview’s opinion as the “selected companies.” Although neither of the selected companies is directly comparable to HireRight, the selected companies were chosen by Centerview, among other reasons, because they are companies with certain operational, business and/or financial characteristics that, for purposes of Centerview’s analysis, Centerview considered similar to those of HireRight, including as to the nature of services provided; scale, growth and margin profile; clients served; and macro-economic risks that each company faced. However, because neither of the selected companies is exactly the same as HireRight, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the business, financial and operational characteristics of HireRight and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.
Using publicly available information obtained from SEC filings and other data sources as of February 14, 2024, Centerview calculated, for each selected company, such company’s implied enterprise value (calculated as the equity value (determined using the treasury stock method and taking into account outstanding in-the-money options, restricted stock units and other dilutive equity instruments) plus non-controlling interests, the face value of debt and certain liabilities less cash and cash equivalents, in each case calculated consistently with the determinations made in arriving at HireRight’s implied enterprise value for purposes of Centerview’s analyses to the extent comparable information was publicly available) (which is referred to in this summary of Centerview’s opinion as “EV”), as a multiple of Wall Street research analyst consensus estimated earnings before interest expense, income taxes, depreciation and amortization and stock-based compensation (which is referred to in this summary of Centerview’s opinion as “Adj. EBITDA”). Such multiple is referred to in this summary of Centerview’s opinion, with respect to a selected company, as “EV / 2024E Adj. EBITDA.” The results of this analysis indicated a median EV / 2024E Adj. EBITDA of 9.9x.
The selected companies and the results of this analysis, which was conducted prior to the announcement that First Advantage Corporation would be acquiring Sterling Check Corp. in a cash and stock deal, are summarized as follows:
Selected Company	Enterprise Value (in billions)	EV / 2024E Adj. EBITDA
First Advantage Corporation	$3.0	11.2x
Sterling Check Corp.	$1.7	8.5x
Based on the foregoing analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview selected a range of multiples of EV to 2024E Adj. EBITDA of 7.0x to 9.0x. In selecting this range of multiples, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics and prospects of HireRight and the selected companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis.
Centerview applied the range of multiples of EV to 2024E Adj. EBITDA to HireRight’s 2024E Adj. EBITDA of $201 million derived from the Internal Data, to derive a range of implied enterprise values for HireRight. Centerview subtracted from each of these ranges the face value of HireRight’s net debt and non-controlling interests as of December 31, 2023, as set forth in the Internal Data to derive a range of implied equity values for HireRight. Centerview then divided these implied equity values by the number of HireRight’s fully diluted shares of Company Common Stock outstanding as of February 12, 2024, as set forth in the Internal Data (determined using the treasury stock method and taking into account outstanding in the money options, restricted stock units and other dilutive equity instruments) to derive a range of implied values per share of Company Common Stock of approximately $10.85 to $16.55, rounded to the nearest $0.05. Centerview compared this range to the Merger Consideration of $14.35 per share to be paid to the holders of shares of Company Common Stock (other than Excluded Shares) pursuant to the Merger Agreement.
Other Factors
Centerview noted for the Special Committee certain additional factors solely for reference and informational purposes, including, among other things, the following:
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Historical Price Trading Analysis. Centerview reviewed historical trading prices of the Company Common Stock during the 52-week period ended November 17, 2023 (the day that the Purchaser Filing Parties indicated that they had agreed to work together regarding a potential strategic transaction involving HireRight), which reflected low and high closing stock prices for the Company Common Stock during such period of $8.75 and $13.15 per share.

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Analyst Price Targets Analysis. Centerview reviewed price targets for the shares of Company Common Stock in publicly available Wall Street research analyst reports as of market close on November 17, 2023, noting that these price targets ranged from $10.00 per share to $15.00 per share.

General
The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses. The Special Committee did not impose any limitations on Centerview with respect to the analysis conducted or procedures followed in rendering Centerview’s opinion.
Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Special Committee in its evaluation of the Transaction. Consequently, the analyses described above should not be viewed as determinative of the views of the Special Committee, the HireRight Board or management of HireRight with respect to the Merger Consideration or as to whether the Special Committee or the HireRight Board would have been willing to determine that a different consideration was fair. The consideration for the transaction was determined through arm’s-length negotiations between HireRight and Parent and was approved by the Special Committee and the HireRight Board. Centerview provided advice to HireRight and the Special Committee during these negotiations. Centerview did not, however, recommend any specific amount of consideration to HireRight, the Special Committee or the HireRight Board or that any specific amount of consideration constituted the only appropriate consideration for the Transaction.
Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, except for its engagement in connection with the Transaction, Centerview had not been engaged to provide financial advisory or other services to HireRight, and Centerview did not receive any compensation from HireRight during such period. In the two years prior to the date of its written opinion, Centerview had not been engaged to provide financial advisory or other services to Parent or Merger Sub, and Centerview did not receive any compensation from Parent or Merger Sub during such period. In 2023, Centerview was engaged to provide financial advisory services to OneOncology, Inc. (“OneOncology”), a portfolio company of General Atlantic Service Company, an affiliate of Parent, in connection with its sale to certain private investment firms, and Centerview received between $25 million and $35 million in compensation from OneOncology for such services. In 2023, Centerview was engaged to provide financial advisory services to Oak Street Health, Inc. (“Oak Street”) in connection with its sale to CVS Health Corporation, at which time affiliates of General Atlantic Service Company held an approximately 25% interest of Oak Street, and Centerview received approximately $80 million in compensation from Oak Street for such services. In 2022, Centerview was engaged to provide financial advisory services unrelated to HireRight to a portfolio company of General Atlantic Service Company, and Centerview received less than $500,000 in compensation from such portfolio company. In the two years prior to the date of its written opinion, Centerview was engaged to provide financial advisory services unrelated to HireRight to a portfolio company of Stone Point, an affiliate of Parent, but Centerview did not receive any compensation for such engagement, which is complete. Centerview may provide financial advisory and other services to or with respect to HireRight, Parent, General Atlantic Service Company or Stone Point or their respective affiliates, including portfolio companies of General Atlantic Service Company or Stone Point, in the future, for which Centerview may receive compensation. Certain (i) of Centerview’s and their affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, HireRight, Parent, General Atlantic Service Company, Stone Point or any of their respective affiliates, including portfolio companies of General Atlantic Service Company or Stone Point, or any other party that may be involved in the Transaction.

The Special Committee selected Centerview as its financial advisor in connection with the Transaction based on Centerview’s reputation and experience. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction.
In connection with Centerview’s services as the financial advisor to the Special Committee, HireRight has agreed to pay Centerview an aggregate fee of approximately $10 million, $2 million of which was payable upon the rendering of Centerview’s opinion and $8 million of which is payable contingent upon consummation of the Transaction (which amount includes a $500,000 retainer that is creditable against such aggregate fee). In addition, HireRight has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.
The written opinion of Centerview will be available for any interested equity security holder of the Company to inspect and copy at HireRight’s principal executive offices during regular business hours.
In addition to the presentation made to the Special Committee on February 15, 2024, the date on which Centerview rendered its opinion, Centerview made other written and oral presentations to the Special Committee on, among other dates, December 20, 2023, January 21, 2024 and January 26, 2024 (such presentations are collectively referred to as the “Preliminary Centerview Presentations” throughout this section). Copies of the Preliminary Centerview Presentations have been attached as exhibits to the Transaction Statement on Schedule 13E-3 with respect to the Merger. The Preliminary Centerview Presentations will be available for any interested equity security holder of the Company to inspect and copy at HireRight’s principal executive offices during regular business hours.
None of the Preliminary Centerview Presentations, alone or together, constitutes an opinion of Centerview with respect to the Merger Consideration. Each of the analyses performed in the Preliminary Centerview Presentations was subject to further updating and subject to the final financial analysis presented to the Special Committee on February 15, 2024, by Centerview, which is summarized above under the caption “—Summary of Centerview Financial Analysis” and which superseded all analyses performed in the Preliminary Centerview Presentations. Each of these analyses was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date on which Centerview performed such analyses. Accordingly, the results of the financial analyses may have differed due to changes in those conditions and other information. Not all of the written and oral presentations by Centerview contained all of the financial analyses included in the February 15, 2024 presentation.
Position of the Purchaser Filing Parties as to the Fairness of the Merger
Under the SEC’s rules governing going-private transactions, the Purchaser Filing Parties, who may be deemed to be affiliates of the Company, are engaged in a “going private” transaction and, therefore, are required to express their beliefs as to the fairness of the Merger to the Unaffiliated Stockholders, as defined under Rule 13e-3 of the Exchange Act. The Purchaser Filing Parties are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. However, the view of the Purchaser Filing Parties as to the fairness of the Merger is not intended to be and should not be construed as a recommendation to any Company stockholder as to how that stockholder should vote on the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger. The Purchaser Filing Parties have interests in the Merger that are different from, and/or in addition to, those of the other stockholders of the Company by virtue of their continuing interests in the Surviving Corporation after the completion of the Merger.
The Purchaser Filing Parties believe that the interests of the Unaffiliated Stockholders were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement on their behalf, with the assistance of the Special Committee’s independent legal and financial advisors. The Purchaser Filing Parties did not participate in the deliberations of the Special Committee or the HireRight Board regarding, nor did they receive advice from the respective legal, financial or other advisors to the Special Committee or the HireRight Board as to, the fairness of the Merger. The Purchaser Filing Parties have not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the Merger to the Unaffiliated Stockholders. No financial advisor provided the Purchaser Filing Parties with any analysis or opinion with respect to the fairness of the Merger Consideration to the Unaffiliated Stockholders.

Based on, among other things, their knowledge and analysis of available information regarding the Company, as well as discussions with the Company’s senior management regarding the Company and its business and the factors considered by, and the analysis and resulting conclusions of, the HireRight Board and the Special Committee discussed in “Purpose and Reasons of HireRight for the Merger; Recommendation of the HireRight Board and the Special Committee; Fairness of the Merger” (which analysis and resulting conclusions the Purchaser Filing Parties adopt), the Purchaser Filing Parties believe that the Merger is substantively fair to the Unaffiliated Stockholders. In particular, the Purchaser Filing Parties considered the following:
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the fact that the Special Committee unanimously determined and, upon the unanimous recommendation of the Special Committee, the HireRight Board unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, the Company and the Unaffiliated Stockholders;

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the fact that the Merger Consideration is all cash, thus allowing the Unaffiliated Stockholders to immediately realize a certain and fair value for their shares of Company Common Stock, which value represents a premium of approximately 47% to the volume-weighted average stock price per share of Company Common Stock as of November 17, 2023, the day that the Sponsor Stockholders publicly disclosed that they had agreed to work together to potentially submit a preliminary non-binding proposal to the HireRight Board related to a potential strategic transaction;

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the current and historical market prices of Company Common Stock, including the market performance of Company Common Stock relative to those of other participants in the Company’s industry and general market indices;

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the fact that the Merger will provide liquidity for the Unaffiliated Stockholders without the delays that would otherwise be necessary in order to liquidate the positions of larger holders, and without incurring brokerage and other costs typically associated with market sales;

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the fact that the Special Committee consisted solely of independent and disinterested directors of the HireRight Board who are not officers or employees of the Company and who are not affiliated with the Purchaser Filing Parties, and who have no interests in the Merger different from, or in addition to, the Unaffiliated Stockholders generally, other than the members’ receipt of HireRight Board compensation, and Special Committee compensation (which are not contingent upon the completion of the Merger or the Special Committee’s or the HireRight Board’s recommendation and/or authorization and approval of the Merger) and their indemnification and liability insurance rights under their respective indemnification agreement entered into with the Company and in connection with the Merger Agreement;

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the fact that the Special Committee was given exclusive authority to, among other things, review, evaluate and negotiate the terms of the Merger Agreement, to determine the advisability of the Merger, to decide not to engage in the Merger and to consider alternatives to the Merger;

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without adopting the opinion of Centerview or its related analyses and discussion, the fact that, notwithstanding that the Purchaser Filing Parties are not entitled to, and did not, rely on the opinion provided by Centerview to the Special Committee on February 15, 2024, the Special Committee received an opinion from Centerview stating that, as of February 15, 2024, and based upon and subject to the assumptions, limitations, qualifications and conditions set forth in Centerview’s opinion, the Merger Consideration to be received by the holders of Company Common Stock (other than the Sponsor Stockholders and their affiliates) in the Merger was fair, from a financial point of view, to such holders;

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the fact that the Company has the ability, under certain circumstances, to seek specific performance under the Merger Agreement to prevent breaches of the Merger Agreement and to specifically enforce the terms of the Merger Agreement;

•
the fact that the Merger is not conditioned on any financing being obtained by Parent or Merger Sub, thus increasing the likelihood that the Merger will be consummated and that the consideration to the Unaffiliated Stockholders in the Merger will be received;

•	the Purchaser Filing Parties’ belief that the likelihood of completing the Merger, which would result in the payment of the Merger Consideration to the Unaffiliated Stockholders, is high; and
•
the fact that the Company faced potential risks by continuing to have publicly traded common stock, including the risks of market volatility and global uncertainty along with the compliance costs and obligations imposed on the Company as a result of having publicly traded common stock.

The Purchaser Filing Parties did not consider the liquidation value of the Company in determining their view as to fairness of the Merger to the Unaffiliated Stockholders because the Purchaser Filing Parties consider the Company to be a viable going concern and view the trading history of the Company Common Stock as an indication of the Company’s going concern value, and, accordingly, did not believe liquidation value to be relevant to a determination as to the fairness of the Merger.
The Purchaser Filing Parties did not consider net book value, which is an accounting concept, as a factor in determining their view as to fairness of the Merger to the Unaffiliated Stockholders because they believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs and therefore not a relevant measure in the determination as to the fairness of the Merger. The Purchaser Filing Parties note, however, that the Merger Consideration of $14.35 is substantially higher than the net book value per share of Company Common Stock as of December 31, 2023 of $6.96 (based on 67,351,207 issued and outstanding shares of Company Common Stock as of that date). See the section of this proxy statement captioned “Where You Can Find More Information” for a description of how to obtain copies of the Company’s annual and periodic reports.
In evaluating the substantive fairness of the Merger to the Unaffiliated Stockholders, the Purchaser Filing Parties did not consider the prices paid in any past transactions in which any Company Common Stock were purchased, since any such purchases were made at then-current market or trading prices of such Company Common Stock and do not necessarily reflect the present market value of the Company Common Stock. The Purchaser Filing Parties did not establish, and did not consider, a going concern value for the Company as a public company to determine the fairness of the Merger Consideration to the Unaffiliated Stockholders because, following the Merger, the Company will have a significantly different capital structure than prior to the Merger. However, to the extent the pre-Merger going concern value was reflected in the pre-announcement price of the Company Common Stock, the Merger Consideration of $14.35 represents a premium to the going concern value of the Company.
On September 15, 2022, the Company received Private Equity Party A Proposal, offering to acquire HireRight for a price of $19.50 to $20 per share of Company Common Stock. On October 5, 2022, as detailed in the section of this proxy statement captioned “—Background of the Merger”, the HireRight Board concluded that it would not pursue a potential transaction with Private Equity Party A. The Sponsor Stockholders, through their representatives on the HireRight Board, were aware of the Private Equity Party A Proposal. In determining their view as to the fairness of the Merger to the Unaffiliated Stockholders, the Purchaser Filing Parties did not consider the Private Equity Party A Proposal, because, the HireRight Board had determined not to pursue a transaction with Private Equity Party A, relying in part on advice from representatives of Financial Advisor A that Financial Advisor A was of the view that, in light of the state of the debt markets at the time and a lack of other financing options available to Private Equity Party A, the Private Equity Party A Proposal was not executable at the offered price, and, if the proposed transaction was capable of being executed at all, it would only be executable at a much lower price that would not have been acceptable to the HireRight Board. Further, such proposal was made more than one year prior to the December 8 Proposal made by the Sponsor Stockholders and almost seventeen months prior to the Sponsor Stockholders’ offer of $14.35 per share for the shares of Company Common Stock that they did not own. The Sponsor Stockholders believe that during this seventeen-month period, the Company’s value had diminished, as reflected in the Company’s decreased stockholders’ equity, decreased revenue and net losses for the year ended December 31, 2023, as compared to the Company’s stockholders’ equity, revenue and positive net income for the year ended December 31, 2022. The Sponsor Stockholders believe that these changes are the result of a number of factors during such period, including changes in general industry, business, macroeconomic and geopolitical conditions, the impact of market, customer and competitive trends affecting the Company and the continued decline in the global hiring market in the near-term. As such, the Sponsor Stockholders did not consider the Private Equity Party A Proposal to be a relevant benchmark when the Sponsor Stockholders made their offer of $14.35 per share and such proposal has no bearing on the Purchaser Filing Parties’ consideration of the fairness of the Merger to the Unaffiliated Stockholders.
Other than to the extent known to the Purchaser Filing Parties as disclosed in the section of this proxy statement captioned “—Background of the Merger” and as discussed above, the Purchaser Filing Parties were not aware of any firm offer for a merger or consolidation of the Company with another company, the sale or transfer of all or a substantial part of the Company’s assets, or the purchase of all or a substantial portion of Company securities that would enable such person to exercise control of or significant influence over the Company having been received by the Company from anyone other than the Purchaser Filing Parties in the two (2) years preceding the signing of the Merger Agreement.
The Purchaser Filing Parties did not receive any reports, opinions or appraisals from any outside party materially related to the fairness of the Merger or the Merger Consideration, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the Merger to the Unaffiliated Stockholders.
The Purchaser Filing Parties further believe that the Merger is procedurally fair to the Unaffiliated Stockholders based upon, among other things, the following factors, which are not listed in any relative order of importance:
•
the fact that the Special Committee was formed at the outset of the Company’s consideration of a potential transaction and prior to any consideration of the Merger Agreement and the transactions contemplated thereby, including the Merger, or any negotiations with respect thereto;

•	the fact that the Special Committee was fully informed about the extent to which the interests of the Sponsor Stockholders in the Merger differed from those of the Unaffiliated Stockholders;
•
the consideration and negotiation of the Merger Agreement were conducted entirely under the control and supervision of the Special Committee, which consists entirely of independent directors, as such term is defined in Section 303A.02 of the NYSE Listed Company Manual, each of whom is an outside, nonemployee director, is not affiliated with any of the Purchaser Filing Parties and was not designated or appointed to the HireRight Board by any such persons, and that no limitations were placed on the Special Committee’s authority;

•
the fact that, since the outset of the strategic process that resulted in execution of the Merger Agreement, the Purchaser Filing Parties’ proposals for the potential transaction were conditioned upon, (i) the approval and recommendation to the HireRight Board by the Special Committee and (ii) a non-waivable condition requiring the Merger to be approved by a majority of the shares of Company Common Stock not owned by the Purchaser Filing Parties or any other stockholders considered interested parties with respect to the Merger, and such approval in fact being obtained prior to consummation of the Merger;

•
in considering the transaction with the Purchaser Filing Parties, the Special Committee acted solely to represent the interests of the Unaffiliated Stockholders, and the Special Committee had independent control of the extensive negotiations with the Purchaser Filing Parties and their respective advisors on behalf of the Unaffiliated Stockholders;

•
the HireRight Board determined that each member of the Special Committee is disinterested with respect to the Merger and the other transactions and all of the members of the Special Committee during the entire process were and are independent directors and free from any affiliation with any Purchaser Filing Party; in addition, none of such Special Committee members is or ever was an officer or employee of the Company or any of its subsidiaries or affiliates and none of such directors has any financial interest in the Merger that is different from that of the Unaffiliated Stockholders other than the members’ receipt of Board compensation and Special Committee compensation (which are not contingent upon the completion of the Merger or the Special Committee’s or the HireRight Board’s recommendation and/or authorization and approval of the Merger) and their indemnification and liability insurance rights under their respective indemnification agreements entered into with the Company and under the Merger Agreement, which is further discussed under the section entitled “Special Factors—Interests of Executive Officers and Directors of HireRight in the Merger”;
•	the fact that the Special Committee retained, and had the benefit of advice from, independent and nationally recognized legal and financial advisors;
•
the recognition by the Special Committee and the HireRight Board that the Special Committee had no obligation to recommend any transaction, including a transaction with the Purchaser Filing Parties, and that the Special Committee had the authority to reject any proposals made by the Purchaser Filing Parties or any other person or entity;

•
the fact that the Merger Consideration and the terms and conditions of the Merger were the result of extensive arm’s-length negotiations with between the Special Committee and its advisors, on the one hand, and the Purchaser Filing Parties and their respective advisors, on the other hand;

•
the fact that the Special Committee had the full power and authority to attend to and take any and all actions in connection with the written proposal from the Purchaser Filing Parties and to negotiate the terms and conditions of any strategic transaction involving HireRight (including the Merger), including to reject any proposals made by Parent or any other person;

•
the fact that the closing of the Merger is conditioned on the Company’s receipt of the requisite Company stockholder approvals, including the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock held by the Unaffiliated Stockholders to adopt the Merger Agreement;

•
since the indication by the Purchaser Filing Parties on November 17, 2023 that they had agreed to work together regarding a potential strategic transaction involving the Company and prior to the execution of the Merger Agreement, no party other than the members of the Purchaser Filing Parties had submitted a formal proposal to acquire the Company;

•
the recognition by the Special Committee and the HireRight Board that, under the terms of the Merger Agreement and subject to the terms and conditions therein, the Special Committee has the ability to respond to, furnish information and negotiate with respect to an unsolicited bona fide Acquisition Proposal that constitutes a Superior Proposal until the Company’s stockholders vote upon and authorize and approve (as applicable) the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger;

•	the Purchaser Filing Parties did not participate in the deliberative process of, or the conclusions reached by, the Special Committee or the negotiation positions of the Special Committee;
•
the Company’s ability, under certain circumstances as set out in the Merger Agreement, to terminate the Merger Agreement to enter into a definitive agreement related to a Superior Proposal, subject to paying Parent a Company Termination Fee of $30,000,000 in cash, subject to and in accordance with the terms and conditions of the Merger Agreement;

•
the availability of appraisal rights to the Company’s stockholders (other than the Sponsor Stockholders) who comply with all of the required procedures under Delaware law for exercising appraisal rights, which allow such holders to seek appraisal of the fair value of their shares of Company Common Stock; and

•
the fact that, in certain circumstances under the terms of the Merger Agreement, the Special Committee and the HireRight Board are able to change, withhold, withdraw, qualify or modify their recommendation of the Merger.

The Purchaser Filing Parties also considered a variety of risks and other countervailing factors related to the substantive and procedural fairness of the Merger, including:
•	the risk that the Merger might not be completed in a timely manner or at all;

•	that Parent and Merger Sub are newly formed entities with essentially no assets other than the commitments of the Sponsor Stockholders under the Support Agreements and the committed Debt Financing;
•
even though the Company has the ability, under certain circumstances, to conduct negotiations with a third party that makes an unsolicited bona fide written proposal for a business combination or acquisition of HireRight that is reasonably likely to lead to a superior proposal, the Sponsor Stockholders acknowledge that they stated in their December 8, 2023 offer letter and repeated thereafter that the Sponsor Stockholders were not interested in selling their approximately 75% stake in HireRight to a third party and were only interested in a transaction in which they were buyers of the Company Common Stock, which may have discouraged, and may in the future discourage, third parties from submitting alternative acquisition proposals with terms and conditions, including price, that may be superior to the Merger;

•
the fact that the Unaffiliated Stockholders will not participate in any future earnings, appreciation in value or growth of the Company’s business and will not benefit from any potential sale of the Company or its assets to a third party in the future;

•
the restrictions on the conduct of the Company’s business prior to the completion of the Merger set forth in the Merger Agreement, which may delay or prevent the Company from undertaking business opportunities that may arise and certain other actions it might otherwise take with respect to the operations of the Company pending completion of the Merger;

•	the potential negative effect that the pendency of the Merger, or a failure to complete the Merger, could have on the Company’s business and relationships with its employees, vendors and customers;
•
subject to the terms and conditions of the Merger Agreement, that the Company and its subsidiaries are restricted from soliciting, initiating, proposing or inducing the submission of Acquisition Proposals from third parties or knowingly encouraging, facilitating or assisting any inquiry or proposal that would reasonably be expected to lead to an Acquisition Proposal;

•
the possibility that the amounts that may be payable by the Company upon the termination of the Merger Agreement, including payment to Parent of a Company Termination Fee of $30,000,000.00 in cash, and the processes required to terminate the Merger Agreement, including the opportunity for Parent to negotiate to make adjustments to the Merger Agreement, could discourage other potential acquirors from making a competing bid to acquire the Company; and

•	the fact that an all cash transaction would generally be taxable to the Company’s stockholders who receive cash proceeds and are U.S. holders for U.S. federal income tax purposes.
The foregoing discussion of the information and factors considered and given weight by the Purchaser Filing Parties in connection with the fairness of the Merger to the Unaffiliated Stockholders is not intended to be exhaustive but is believed by the Purchaser Filing Parties to include all material factors considered by them. The Purchaser Filing Parties did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their conclusion as to the fairness of the Merger to the Unaffiliated Stockholders. Rather, the Purchaser Filing Parties reached their position as to the fairness of the Merger after considering all of the foregoing as a whole. The Purchaser Filing Parties believe these factors provide a reasonable basis upon which to form their position regarding the substantive and procedural fairness of the Merger to the Unaffiliated Stockholders.
None of the Purchaser Filing Parties participated in the deliberations of the Special Committee or the HireRight Board regarding, nor did they receive advice from the respective legal or other advisors to the Special Committee or the HireRight Board as to, the fairness of the Merger to the Unaffiliated Stockholders. Based on the Purchaser Filing Parties’ knowledge and analysis of available information regarding the Company, the Special Committee and the HireRight Board, as well as discussions with members of the Company’s senior management regarding the Company and its business and the factors considered by, and findings of, the Special Committee and the HireRight Board and discussed in this proxy statement in the section titled “Purpose and Reasons of HireRight for the Merger; Recommendation of the HireRight Board and the Special Committee; Fairness of the Merger,” the Purchaser Filing Parties believe that the Merger is fair to the Unaffiliated Stockholders.

The Purchaser Filing Parties believe that these factors provide a reasonable basis for their belief that the Merger is fair to the Unaffiliated Stockholders. This belief is not intended to be and should not, however, be construed as a recommendation to any of the Company’s stockholders to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. The Purchaser Filing Parties do not make any recommendation as to how stockholders of the Company should vote their shares of Company Common Stock relating to the Merger. The Purchaser Filing Parties attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the Unaffiliated Stockholders, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to the Unaffiliated Stockholders.
Purpose and Reasons of the Purchaser Filing Parties for the Merger
The Purchaser Filing Parties, who may be deemed to be affiliates of HireRight, are engaged in a “going private” transaction and, therefore, are required to express their reasons for the Merger to the Unaffiliated Stockholders, as defined in Rule 13e-3 of the Exchange Act. The Purchaser Filing Parties are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. For the Purchaser Filing Parties, the primary purpose of the Merger is to allow Parent to own 100% of the equity interests in HireRight and to bear the rewards and risks of such sole ownership after the Merger is completed and the shares of Company Common Stock cease to be publicly traded, including any increases in the value of HireRight as a result of improvements to HireRight’s operations or acquisitions of other businesses. The Purchaser Filing Parties believe that structuring the transaction in such manner is preferable to other transaction structures because it (i) will enable Parent to acquire all of the shares of Company Common Stock at the same time, (ii) will allow HireRight to cease to be a publicly registered and reporting company and (iii) represents an opportunity for the Unaffiliated Stockholders (other than the holders of Owned Company Shares and the Dissenting Company Shares) to receive the Merger Consideration of $14.35 per share of Company Common Stock in cash, without interest and less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement. In the course of considering the going-private transaction, the Purchaser Filing Parties did not consider any other alternative transaction structures or other alternative means to accomplish the foregoing purposes because the Purchaser Filing Parties believed the Merger was the most direct and effective way to accomplish these objectives.
The Purchaser Filing Parties believe HireRight requires business decisions focused on long-term growth and operational excellence, as well as long-term profitability and cash generation, to secure HireRight’s long-term success. As these priorities could generate earnings volatility and uncertainty in the short- and medium-term, the Purchaser Filing Parties believe that these priorities would be most effectively implemented in the context of a private company structure. As a privately held entity, HireRight’s management will have greater flexibility to focus on long-term priorities and initiatives without the pressures exerted by the public market’s valuation of HireRight and its emphasis on short-term period-to-period performance. Further, as a privately held entity, HireRight will be relieved of many of the expenses, burdens and constraints imposed on companies that are subject to the public reporting requirements under the U.S. federal securities laws, including the Exchange Act and the Sarbanes-Oxley Act of 2002, which the Purchaser Filing Parties believe will enable HireRight’s management and employees to execute more effectively on future strategic plans. The Purchaser Filing Parties determined to undertake the Merger at this time because the Purchaser Filing Parties want to take advantage of the benefits of HireRight being a privately held company as described above and because the Purchaser Filing Parties believe that the challenges facing the Company, including the continued decline in the global hiring market in the near-term, and the risk that HireRight may not have sufficient resources to achieve management’s strategic plan absent the Merger, could be better addressed as a privately held company and that a delay in entering into the Merger Agreement and consummating the Merger could accordingly adversely affect the Company.
Plans for HireRight After the Merger
Following completion of the Merger, Merger Sub will have been merged with and into HireRight, with HireRight surviving the Merger as a wholly owned subsidiary of Parent. The shares of Company Common Stock are currently listed on the NYSE and registered under the Exchange Act. Following completion of the Merger, there will be no further market for Company Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, HireRight’s securities will be delisted from the NYSE and deregistered under the Exchange Act.

The Purchaser Filing Parties currently anticipate that HireRight’s operations following completion of the Merger will initially be conducted substantially as they are currently being conducted (except that HireRight will cease to be a public company and will instead be a wholly owned subsidiary of Parent). Following the completion of the Merger and the deregistration of the Company Common Stock, HireRight will no longer be subject to the Exchange Act and the compliance and reporting requirements of NYSE and will no longer incur the related direct and indirect costs and expenses. The Purchaser Filing Parties are currently conducting a review of HireRight and its business and operations with a view towards determining how to redirect HireRight’s operations to improve HireRight’s long-term earnings potential as a private company (including by reducing HireRight’s costs and expenses following the Merger) and expect to complete such review following completion of the Merger. Further, following completion of the Merger, the Purchaser Filing Parties will continue to assess HireRight’s assets, corporate and capital structure, capitalization, operations, business, properties and personnel to determine what additional changes, if any, would be desirable following the Merger to enhance the business and operations of HireRight. In addition, Parent may seek to buy or combine HireRight with target companies that provide earnings and growth synergies; however, no definitive contracts, arrangements, plans, proposals, commitments or understandings with respect thereto currently exist. Although presently there are no definitive contracts, arrangements, plans, proposals, commitments or understandings regarding any such transactions, the Purchaser Filing Parties and certain of their affiliates may seek, from and after the Effective Time, to acquire target companies or assets that operate in HireRight’s industry. No potential target companies or transactions have been identified, and no analyses have been undertaken with respect to any transactions or potential target companies, other than analyses of companies in HireRight's industry as part of customary industry analyses that the Purchaser Filing Parties have performed in the ordinary course of their business as private equity investors.
From and after the Effective Time, the officers of HireRight immediately prior to the Effective Time will be the officers of the Surviving Corporation and, unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, in each case to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their death, resignation or removal or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, as the case may be. At the Effective Time, the certificate of incorporation of HireRight as the Surviving Corporation will be amended and restated in its entirety to read as set forth in Exhibit A to the Merger Agreement, and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation, until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation and such bylaws.
Certain Effects of the Merger
If the Merger Agreement is approved and adopted by the requisite votes of HireRight stockholders and all other conditions to the Closing of the Merger are either satisfied or waived, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, (i) Merger Sub will merge with and into HireRight, (ii) the separate existence of Merger Sub will cease and (iii) HireRight will continue as the Surviving Corporation in the Merger and as a wholly owned subsidiary of Parent. As a result of the Merger, HireRight will cease to be a publicly traded company, Company Common Stock will be delisted from NYSE and deregistered under the Exchange Act and HireRight will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of capital stock of the Surviving Corporation as a result of the Merger.
The Effective Time will occur upon the filing of the Certificate of Merger with, and acceptance of that certificate by, the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and HireRight and specified in such Certificate of Merger.
Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time:
•
each certificate formally representing any shares of Company Common Stock or any book-entry shares that represented shares of Company Common Stock immediately prior to the Effective Time (other than the Owned Company Shares and the Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive an amount in cash equal to the Merger Consideration, without interest thereon; and

•	the Owned Company Shares (which include the Sponsor Shares) will be cancelled for no consideration.

Treatment of Equity Compensation Awards and Company ESPP
For our executive officers and directors, at the Effective Time, HireRight equity compensation awards will be treated as follows:
Company Options
•
each outstanding Company Option granted under the 2018 Equity Plan, whether vested or unvested, will be converted into an option to purchase the same number of shares of common stock of the Surviving Corporation at the same per-share exercise price and subject to the same terms and conditions as the applicable Company Option (including vesting conditions);

•
each outstanding and vested Company Option granted under the 2021 Plan will be converted into the right to receive an amount (without interest) in cash equal to the product of (A) the excess, if any, of (1) the Merger Consideration over (2) the per-share exercise price for such Company Option, multiplied by (B) the total number of shares of Company Common Stock underlying such Company Option; provided that if the per-share exercise price of such Company Option is equal to or greater than the Merger Consideration, such Company Option will be forfeited and cancelled for no consideration; and

•
each outstanding and unvested Company Option granted under the 2021 Equity Plan will be converted into the right to receive an amount (without interest) in cash equal to the product of (A) the excess, if any, of (1) the Merger Consideration over (2) the per-share exercise price for such Company Option, multiplied by (B) the total number of shares of Company Common Stock underlying such Company Option, which cash-based award will be subject to the same vesting conditions as the applicable Company Option; provided that if the per-share exercise price for such Company Option is equal to or greater than the Merger Consideration, such Company Option will be forfeited and cancelled for no consideration.

Company RSUs
•
each outstanding Company RSU that has vested but not yet settled as of the Effective Time (taking into account any acceleration of vesting) will be converted into the right to receive an amount (without interest) in cash equal to the product of (A) the total number of shares of Company Common Stock subject to such Company RSU multiplied by (B) the Merger Consideration; and

•
each outstanding and unvested Company RSU (including each Company PRSU that on March 12, 2024 was converted to an unvested Company RSU based on the level of achievement of the applicable adjusted EBITDA performance conditions) will be converted into the right to receive an amount (without interest) in cash equal to the product of (A) the total number of shares of Company Common Stock subject to such Company RSU multiplied by (B) the Merger Consideration, which cash-based award will remain subject to the same vesting conditions as the applicable Company RSU.

Company PRSUs
•	each outstanding Company PRSU in respect of HireRight’s total stockholder return will be forfeited and cancelled for no consideration; and
•
each other Company PRSU that is outstanding will be converted into the right to receive an amount (without interest) in cash equal to the product of (A) the total number of shares of Company Common Stock subject to such Company PRSUs multiplied by (B) the Merger Consideration, which cash-based award will remain subject to the same vesting conditions (including performance conditions) as the Company PRSUs.

Company ESPP
•
Prior to the Effective Time, HireRight will take all actions necessary to (a) provide that no new individuals will be permitted to enroll in the Company ESPP on or following February 15, 2024; (b) make any adjustments that may be necessary or advisable to reflect that the offering period that is in effect on February 15, 2024 (the “Current Offering Period”) will be shortened if required but otherwise treat the Current Offering Period as a fully effective and completed offering period for all purposes pursuant to the Company ESPP; (c) not allow any increase in the amount of participants’ payroll deduction elections under the Company ESPP during the Current Offering Period from those in effect on February 15, 2024; (d) cause the exercise (as of no later than one Business Day prior to the date on which the Effective Time occurs) of each outstanding purchase right pursuant to the Company ESPP, but otherwise not issue any shares of Company Common Stock under the Company ESPP; (e) provide that no further offering period will commence pursuant to the Company ESPP on or after February 15, 2024; and (f) not extend the Current Offering Period. If purchase rights are exercised under the Company ESPP pursuant to the clause (d) as described above prior to the Closing Date, on such exercise date, HireRight will apply the funds credited as of such date pursuant to the Company ESPP within each participant’s account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Company ESPP. Immediately prior to and effective as of the Effective Time (but subject to the consummation of the Merger), HireRight will terminate the Company ESPP and no further rights will be granted or exercised under the Company ESPP thereafter.
Following the Merger, all of the equity interests in the Surviving Corporation will be owned by Parent. If the Merger is completed, Parent (and the Sponsor Stockholders indirectly through their indirect equity interests in Parent) will be the sole beneficiaries of HireRight’s future earnings and growth, if any, and will be entitled to vote on corporate matters affecting HireRight following the Merger. Similarly, Parent (and the Sponsor Stockholders indirectly) will also bear the risks of ongoing operations, including the risks of any decrease in HireRight’s value after the Merger.
Benefits of the Merger for HireRight’s Unaffiliated Stockholders
The primary benefit of the Merger to the Unaffiliated Stockholders, other than the holders Owned Company Shares and Dissenting Company Shares, will be their right to receive the Merger Consideration of $14.35 per share of Company Common Stock in cash, without interest, in accordance with and subject to the terms and conditions set forth in the Merger Agreement, representing a premium of 47% over the volume weighted average share price for the 30-day period preceding November 17, 2023, the day that the Sponsor Stockholders publicly disclosed that they had agreed to work together to potentially submit a preliminary non-binding proposal to the HireRight Board related to a potential strategic transaction. Additionally, such security holders will avoid the risk after the Merger of any possible decrease in our future earnings, growth or value.
Detriments of the Merger to HireRight’s Unaffiliated Stockholders
The primary detriments of the Merger to our Unaffiliated Stockholders include the following:
•
Lack of an interest of such security holders in the potential future earnings, growth or value realized by HireRight after the Merger, including as a result of any sale of HireRight or its assets to a third party in the future.

•
The receipt of cash in exchange for Company Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. See “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger” for additional information with respect to the considerations relevant to such receipt of cash in exchange for Company Common Stock.

•
The Unaffiliated Stockholders will be required to surrender their shares of Company Common Stock in exchange for a cash price determined by the Company and the Purchaser Filing Parties and such Unaffiliated Stockholders will not have the right as a result of the Merger to liquidate their shares of Company Common Stock at a time and price of their choosing.

Certain Effects of the Merger for the Purchaser Filing Parties
Following the Merger, all of the equity interests in HireRight will be beneficially owned, indirectly through Parent, by the Purchaser Filing Parties and their affiliates. If the Merger is completed, the Purchaser Filing Parties and their affiliates will be the sole beneficiaries of our future earnings and growth, if any, and they will be the only ones entitled to vote on corporate matters affecting HireRight following the Merger.

The benefits of the Merger to the Purchaser Filing Parties include the fact that, following the completion of the Merger, Parent will directly own 100% of the outstanding equity interests of the Surviving Corporation and will therefore have a corresponding 100% interest in the Surviving Corporation’s net book value and net earnings. The table below sets forth the beneficial ownership of Company Common Stock and resulting interests in the Company’s net book value and net earnings of the Purchaser Filing Parties prior to and immediately after the Merger, based on the Company’s net book value at December 31, 2023 and net earnings for the year ended December 31, 2023, as if the Merger were completed on such date.
	Beneficial Ownership of HireRight Prior to the Merger(1)			Beneficial Ownership of HireRight After the Merger
($ in thousands)	% Ownership	Net Book Value at December 31, 2023(2)	Net Income for the Year Ended December 31, 2023(3)	% Ownership	Net Book Value at December 31, 2023(2)	Net Income for the Year Ended December 31, 2023(3)
Parent	—	$—	$—	100%	$468,763	$(11,560)
General Atlantic Stockholders	47.7%	$223,600	$(5,514)	63.5%	$297,665	$(7,341)
Stone Point Stockholders	27.4%	$128,441	$(3,167)	36.5%	$171,098	$(4,219)
(1)	Based on 67,351,207 shares of Company Common Stock outstanding as of December 31, 2023.
(2)	Based on total stockholders’ equity of $468.8 million as of December 31, 2023.
(3)	Based on net loss attributable to HireRight of $11.6 million for the year ended December 31, 2023.
In addition, the Purchaser Filing Parties will benefit from the savings associated with HireRight no longer being required to file reports under or otherwise having to comply with provisions of the Exchange Act. Detriments of the Merger to the Purchaser Filing Parties include the lack of liquidity for Company Common Stock following the Merger and the risk that HireRight will decrease in value following the Merger.
Certain Effects on HireRight If the Merger Is Not Completed
If the Merger Agreement Proposal is not adopted as a result of the failure to obtain the Requisite Stockholder Approvals, or if the Merger is not completed for any other reason, HireRight stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, HireRight will remain an independent public company, and the shares of Company Common Stock will continue to be listed and traded on NYSE, so long as HireRight continues to meet the applicable listing requirements. In addition, if the Merger is not completed, HireRight expects that management will operate HireRight’s business in a manner similar to that in which it is being operated today and that HireRight stockholders will continue to be subject to the same risks and opportunities to which they are currently subject. There is no assurance as to the effect of these risks and opportunities on the future value of your shares of Company Common Stock, including the risk that the market price of shares of Company Common Stock may decline to the extent that the current market price of shares of Company Common Stock reflects a market assumption that the Merger will be completed.
If the Merger is not completed for any other reason, this event would not adversely affect the Sponsor Stockholders’ future relationship with HireRight, and the Sponsor Stockholders would intend to remain as long-term stockholders.
Under certain circumstances, if the Merger is not completed, HireRight may be required to pay Parent a Company Termination Fee of $30,000,000 or Parent may be required to pay HireRight a Parent Termination Fee of $65,000,000. For more information about termination fees, see “The Merger Agreement—Termination Fees.”
Certain Unaudited Prospective Financial Information
Except for annual and quarterly guidance, HireRight does not, as a matter of course, publicly disclose forecasts or projections as to future performance, earnings or other results due to the inherent uncertainty, unpredictability and subjectivity of the underlying assumptions, estimates and projections.

Nevertheless, in connection with the Special Committee’s consideration of HireRight’s stand-alone prospects and potential strategic transactions available to HireRight, including the Merger, in December 2023, at the direction of the Special Committee, HireRight’s management prepared the Preliminary Projections, certain financial projections of HireRight, on a standalone basis without giving effect to the Merger, through the fiscal year ending December 31, 2030.
Thereafter, in January 2024, in connection with the Special Committee’s consideration of HireRight’s standalone prospects and potential strategic transactions available to HireRight, including the Merger, the Special Committee instructed HireRight’s management to prepare the Revised Projections, a revised set of projections that were based on certain adjustments determined by the Special Committee to the Preliminary Projections.
In addition, in December 2023, at the direction of the Special Committee, HireRight’s management provided Centerview, as financial advisor to the Special Committee, with (i) the 2021 Forecast prepared in September 2021 by HireRight’s management for purposes of the IPO and (ii) the 2023 Model that had been prepared by management in April 2023. The Special Committee used the 2021 Forecast in connection with its evaluation of the Preliminary Projections. The 2021 Forecast, the 2023 Model, the Preliminary Projections and the Revised Projections are referred to herein as the “Projections.” Copies of the Projections are attached to this proxy statement as Annex E and are incorporated by reference herein. See “—Background of the Merger” above for additional information.
In addition, Centerview, as financial advisor to the Special Committee and at the Special Committee’s request, prepared a summary table comparing the 2021 Forecast for 2022, 2023 and 2024 against the Preliminary Projections for 2023 and 2024 and HireRight’s actual results of operations for the fiscal year ended December 31, 2022 (the “Comparison Table”), which Comparison Table was reviewed by the Special Committee together with representatives of Centerview on January 11, 2024 in connection with the Special Committee’s evaluation of the Preliminary Projections, and used by the Special Committee, in part, in its determination (a) that it was uncertain about the achievability of the financial results in the Preliminary Projections after considering the significant reductions in the Preliminary Projections for 2023 and 2024 compared to the 2021 Forecast for those years and (b) as a result, to request that HireRight’s management prepare the Revised Projections reflecting assumptions that were, in the view of the Special Committee, more operationally achievable in light of HireRight’s historical performance. A copy of the Comparison Table is attached to this proxy statement as Annex E and is incorporated by reference herein. See “—Background of the Merger” above for additional information.
The Special Committee used the Revised Projections to assist in its decision-making process in determining to recommend to the HireRight Board the approval and adoption of the Merger Agreement and to recommend the Merger, and directed Centerview to use and rely on the Revised Projections for purposes of its financial analysis and opinion, which financial analysis and opinion is described above under the heading “Special Factors - Opinion of the Special Committee’s Financial Advisor.” The Projections are included in this proxy statement as Annex E solely to give HireRight’s stockholders access to certain financial projections that were made available to the Special Committee and Centerview. The Projections may not be appropriate for other purposes and are not being included in this proxy statement to influence a HireRight stockholder’s decision whether to vote to adopt the Merger Agreement and approve the Merger.
The Projections were prepared by HireRight’s management for internal use. Although the Projections were prepared on an accounting basis consistent with HireRight’s financial statements, the Projections, and the underlying key assumptions relating to the Projections, were generated for internal use and not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC regarding projections, the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. In the view of HireRight’s management, the Projections reflected the best available estimates and judgments at the time of preparation and presented as of the time of preparation, to the best of HireRight’s management’s knowledge and belief, reasonable projections of the future financial performance of HireRight.
The Projections included in this proxy statement have been prepared by, and are the responsibility of, HireRight’s management (and, in the case of the Revised Projections, HireRight's management and, to the extent of the revised assumptions requested by the Special Committee reflected in the Revised Projections, also the responsibility of the Special Committee). PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying Projections and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this document relates to HireRight’s previously issued financial statements. It does not extend to the Projections and should not be read to do so.
The Projections, while presented with numerical specificity, necessarily were based on numerous variables, estimates and assumptions as to future events that are inherently uncertain and many of which are beyond the control of HireRight’s management. Because the Projections cover multiple years, by their nature, they also become subject to greater uncertainty with each successive year. A number of important factors with respect to HireRight’s business and the industry in which it participates may affect actual results and result in the Projections not being achieved. For a description of some of these factors, HireRight’s stockholders are urged to review HireRight’s most recent SEC filings and other risk factors described in HireRight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, the Projections may be affected by the HireRight’s inability to achieve strategic goals, objectives and targets over the applicable period. Since the Projections cover multiple years, the information by its nature becomes less reliable with each successive year. Accordingly, there can be no assurance that the Projections are indicative of the future performance of HireRight or that actual results will not differ materially from those presented in the Projections.
In developing the Projections, HireRight’s management (and, in the case of the Revised Projections, the Special Committee) made numerous assumptions, including about the industry in which HireRight participates, HireRight’s markets and products, and HireRight’s ability to execute its plans. The foregoing is a summary of certain key assumptions and estimates and does not purport to be a comprehensive overview of all assumptions and estimates reflected in the Projections prepared by HireRight’s management (or, in the case of the Revised Projections, as instructed by the Special Committee).
2021 Forecast
The 2021 Forecast was prepared by HireRight’s management in connection with the IPO and, at the direction of the Special Committee, provided to Centerview, as financial advisor to the Special Committee, in connection with the Special Committee’s evaluation of the Preliminary Projections. The 2021 Forecast was reviewed with the Special Committee and used by the Special Committee, in part, in making its determination (a) that, in light of, among other things, HireRight’s historical performance and the significant risks and uncertainties affecting HireRight’s business, it believed that the long-term financial results implied by the Preliminary Projections were not reasonably achievable and (b) as a result, to request that HireRight’s management prepare the Revised Projections reflecting assumptions that were, in the view of the Special Committee, more operationally achievable. The following key assumptions were made in developing the 2021 Forecast:
•	A revenue growth rate of approximately 9.1% in 2022, which is subsequently decreased to 7.0% for the years 2023 through 2024.
•	Growth rates for service revenue from fees charged to customers (“Service Revenues”) of approximately 9.1% in 2022, which is subsequently decreased to approximately 7.0% for the years 2023 and 2024.
•
Growth rates for surcharge revenue from fees charged to customers from the acquisition of data from federal, state and local jurisdictions and certain services from commercial data providers required to fulfill HireRight’s performance obligations (“Surcharge Revenues”) of approximately 9.1% in 2022, which is subsequently decreased to approximately 7.0% for the years 2023 and 2024.

•	Adjusted gross profit margins ranging from 46.1% in 2022 to 49.5% in 2024.
•	Adjusted EBITDA margins ranging from 23.5% in 2022 to 28.7% in 2024.
2023 Model
The 2023 Model was prepared by HireRight’s management in April 2023, and, at the direction of the Special Committee, provided to Centerview, as financial advisor to the Special Committee, in connection with the Special Committee’s evaluation of the Preliminary Projections. The 2023 Model had not been previously shared with, or approved by, the HireRight Board.

Preliminary Projections
In December 2023, in connection with the Special Committee’s consideration of HireRight’s stand-alone prospects and potential strategic transactions available to HireRight, including the Merger, at the direction of the Special Committee, HireRight’s management prepared the Preliminary Projections reflecting management’s view of the trajectory of HireRight’s business through the end of the fiscal year ended December 31, 2030, which were first reviewed by the Special Committee together with representatives of Centerview on December 20, 2023.
The following key assumptions were made in developing the Preliminary Projections:
•
A revenue growth rate of approximately 8.6% in 2024, with the key growth drivers including increased levels of base hiring volumes and continued growth in new customer acquisition, which is decreased to approximately 6.9% in 2025 and thereafter decreased to a constant growth rate of 6.0% for years 2026 through 2030. This revenue growth was based, in part, on HireRight’s management’s projection that between 2023 (when HireRight began to recognize revenue from a significant new customer) and 2030, it would add more new customer dollars for every year going forward than it had historically.

•	Growth rates for Service Revenues ranging from approximately 5.7% in 2024 to approximately 6.9% in 2025, to approximately 6.0% in 2030.
•	Growth rates for Surcharge Revenues ranging from approximately 16% in 2024 to 6.0% in 2030.
•	Adjusted gross profit margins ranging from approximately 47.6% in 2024 to approximately 51.7% in 2030.
•	Adjusted EBITDA margins ranging from approximately 25.5% in 2024 to approximately 31.6% in 2030.
•	The benefits of certain restructuring initiatives.
•	The benefits of certain technological innovations that were not yet tested or of uncertain implementation.
Revised Projections
On January 14, 2024, the Special Committee instructed HireRight’s management to prepare revised projections for HireRight based on certain adjustments to the Preliminary Projections provided to HireRight’s management by the Special Committee, including to reflect assumptions that were, in the view of the Special Committee, more operationally achievable in light of HireRight’s historical performance. In January 2024, at the direction of the Special Committee, HireRight’s management revised the Preliminary Projections to reflect (a) a more challenging macroeconomic environment, (b) more modest revenue growth assumptions and (c) more conservative gross margin and EBITDA margin expansion assumptions. Specifically, the following key assumptions were made in developing the Revised Projections:
•	A revenue growth rate of approximately 8.8% in 2024 and thereafter ranging from approximately 6.0% in 2025 to approximately 3.0% in 2030.
•	Growth rates for Service Revenues ranging from approximately 5.8% in 2024 to approximately 6.7% in 2025, approximately 6.5% in 2026 and approximately 3.0% in 2030.
•	Growth rates for Surcharge Revenues ranging from approximately 16.1% in 2024 to approximately 3.0% in 2030.
•	An adjusted gross profit margin of 47.6% in 2024, and thereafter ranging from approximately 48.4% in 2025 to approximately 49.7% in 2030.
•	Adjusted EBITDA margins ranging from approximately 25.5% in 2024 to approximately 28.3% in 2030.
Additional Information Regarding the Projections
The inclusion and incorporation by reference of the Projections in this proxy statement are not a guarantee of performance and should not be regarded as an indication that HireRight or any of its affiliates, advisors, officers, directors or representatives (including the Special Committee and Centerview) considered or considers the Projections to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and the Projections should not be relied upon as such. Neither HireRight nor any of its respective affiliates, advisors, officers, directors or representatives (including the Special Committee and Centerview) has made or makes any representation to any of HireRight’s stockholders or any other person regarding the ultimate performance of HireRight compared to the information contained in the Projections (or to the effect that the future financial and operating performance set forth therein will be achieved) or can give any assurance that actual results will not differ materially from the Projections, and none of them, except as required by law, undertakes any obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date the Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Projections are shown to be in error. HireRight does not intend to make publicly available any update or other revision to the Projections, except as otherwise required by law. The inclusion and incorporation by reference of the Projections should not be deemed an admission or representation by HireRight, its affiliates or any of their respective advisors or representatives or any other person that it is viewed as material information of HireRight, particularly in light of the inherent risks and uncertainties associated with such financial forecasts.
The Projections include certain non-GAAP financial measures. Financial measures such as adjusted EBITDA and adjusted gross profit are non-GAAP financial measures. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by HireRight may not be comparable to similarly titled amounts used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, HireRight’s non-GAAP financial measures should be considered together with, and not as an alternative to, HireRight’s financial results prepared in accordance with GAAP. SEC rules requiring a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures provided to a board of directors or a financial advisor in connection with a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures were not relied upon by the Special Committee, Centerview or the HireRight Board in connection with their respective evaluations of the Merger. Accordingly, HireRight has not provided a reconciliation of the non-GAAP financial measures included in the Projections to the relevant GAAP financial measures.
HireRight has reported, and may continue to report, results of operations for periods included in the Projections that were or will be completed following the preparation of the Projections. The Projections are not representations or guidance and should be evaluated in conjunction with HireRight’s historical financial statements and other information regarding HireRight contained in HireRight’s public filings with the SEC. The Projections may not be consistent with, or comparable to, HireRight’s historical results as a result of the assumptions utilized in preparing such information; please refer to HireRight’s periodic filings with the SEC for information on HireRight’s actual historical results.
The Projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to HireRight’s business, all of which are difficult to predict and many of which are beyond HireRight’s control. As such, the Projections are forward-looking statements. These and other forward-looking statements are expressly qualified in their entirety by the risks and uncertainties identified above and the cautionary statements contained in HireRight’s Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent quarterly and current reports on Form 10-Q and 8-K. Please consider carefully the discussion entitled “Cautionary Statement Concerning Forward-Looking Information” elsewhere in the proxy statement.
For the foregoing reasons, as well as the bases and assumptions on which the Projections were compiled, the inclusion and incorporation by reference of the Projections in this proxy statement should not be regarded as an indication that HireRight, the Special Committee, the HireRight Board or their respective affiliates, officers, directors, advisors or other representatives (including Centerview) considered, or now consider, the Projections to be an accurate prediction of future events or results, and the projections and forecasts should not be relied on as such an indication. There can be no assurance that the projected results will be realized or that actual results will not be materially lower or higher than estimated, whether or not the Merger is completed.

Interests of Executive Officers and Directors of HireRight in the Merger
In considering the recommendations of the Special Committee of the HireRight Board with respect to the Merger, HireRight’s stockholders should be aware that HireRight’s executive officers and directors have certain interests in the Merger that may be different from, or in addition to, the interests of HireRight’s stockholders generally. The Special Committee, consisting entirely of independent directors, and the HireRight Board were aware of these interests and considered them, among other matters, in evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, and in making their recommendations. These interests are described below.
Treatment of Equity Compensation Awards
For our executive officers and directors, at the Effective Time, their HireRight equity compensation awards will be treated as follows:
•
Each Company Option granted under the 2018 Equity Plan, whether vested or unvested, will be converted into an option to purchase the same number of shares of common stock of the Surviving Corporation at the same per-share exercise price and subject to the same terms and conditions as the applicable Company Option (including vesting conditions);

•
All of the Company Options granted under the 2021 Equity Plan held by our executive officers and directors have a per-share exercise price equal to or greater than the Merger Consideration, and such Company Options, whether vested or unvested, will be forfeited and cancelled for no consideration;

•
With respect to Company RSUs, (i) any outstanding vested Company RSUs that have not yet settled as of the Effective Time (including any Company RSUs held by non-employee directors, which will become immediately vested upon the earlier of May 25, 2024 or the Effective Time) will be treated in the same manner as shares of Company Common Stock and (ii) any outstanding unvested Company RSUs (including each Company PRSU that on March 12, 2024 was converted to an unvested Company RSU based on the level of achievement of the applicable adjusted EBITDA performance conditions) will be converted into the right to receive an amount (without interest) in cash equal to the product of (A) the total number of shares of Company Common Stock subject to such Company RSU multiplied by (B) the Merger Consideration, which cash-based award will remain subject to the same vesting conditions as the applicable Company RSU;

•	Each outstanding Company PRSU in respect of HireRight’s total stockholder return will be forfeited and cancelled for no consideration; and
•
Each other Company PRSU that is outstanding will be converted into the right to receive an amount (without interest) in cash equal to the product of (A) the total number of shares of Company Common Stock subject to such Company PRSUs multiplied by (B) the Merger Consideration, which cash-based award will remain subject to the same vesting conditions (including performance conditions) as the Company PRSUs.

For additional details regarding the treatment of Company RSUs, Company PRSUs and Company Options, see the section of this proxy statement captioned “Special Factors—Certain Effects of the Merger—Treatment of Equity Compensation Awards and Company ESPP.”
To the extent that any officer or director holds shares, they will receive the Merger Consideration in respect of such shares in the same manner as all other stockholders.
Treatment of the Company ESPP
Prior to the Effective Time, HireRight will take all actions necessary to (a) provide that no new individuals will be permitted to enroll in the Company ESPP on or following February 15, 2024; (b) make any adjustments that may be necessary or advisable to reflect that the offering period that is in effect on February 15, 2024 (the “Current Offering Period”) will be shortened if required but otherwise treat the Current Offering Period as a fully effective and completed offering period for all purposes pursuant to the Company ESPP; (c) not allow any increase in the amount of participants’ payroll deduction elections under the Company ESPP during the Current Offering Period from those in effect on February 15, 2024; (d) cause the exercise (as of no later than one Business Day prior to the date on which the Effective Time occurs) of each outstanding purchase right pursuant to the Company ESPP, but otherwise not issue any shares of Company Common Stock under the Company ESPP; (e) provide that no further offering period will commence pursuant to the Company ESPP on or after February 15, 2024; and (f) not extend the Current Offering Period. If purchase rights are exercised under the Company ESPP pursuant to the clause (d) as described above prior to the Closing Date, on such exercise date, HireRight will apply the funds credited as of such date pursuant to the Company ESPP within each participant’s account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Company ESPP. Immediately prior to and effective as of the Effective Time (but subject to the consummation of the Merger), HireRight will terminate the Company ESPP and no further rights will be granted or exercised under the Company ESPP thereafter.
Equity Interests of HireRight’s Directors and Executive Officers
•
The following table sets forth, as of April 19, 2024, for HireRight’s named executive officers and directors, and HireRight’s other executive officers as a group, (1) the number of shares of Company Common Stock subject to their Company RSUs (including each Company PRSU that on March 12, 2024 was converted to an unvested Company RSU based on the achievement of the applicable adjusted EBITDA performance conditions), (2) the number of shares of Company Common Stock subject to their Company PRSUs (other than that are subject to vesting based on HireRight’s total stockholder return, which will be forfeited at the Effective Time and accordingly have been excluded from the table below), and (3) the number of shares of Company Common Stock subject to their Company Options granted under the 2018 Equity Plan. All Company Options granted to HireRight’s executive officers under the 2021 Equity Plan have been excluded from the table below because they have an exercise price that is greater than the Merger Consideration and, therefore, will be cancelled for no consideration at the Effective Time.

	Company RSUs(1)(2)		Company PRSUs(3)		Company Options Granted under 2018 Equity Plan(4)
Name	Number of Shares (#)(1)(2)	Value ($)	Number of Shares (#)(3)	Value ($)	Number of Shares Subject to Option Awards (#)(4)	Value of Shares Subject to Option Awards ($)	Total ($)
Guy Abramo	724,548	10,397,264	—	—	1,429,206	—(5)	10,397,264
Thomas Spaeth	347,705	4,989,567	—	—	228,672	—(5)	4,989,567
Brian Copple	228,638	3,280,955	—	—	171,504	—(5)	3,280,955
Non-NEO Executive Officers(8)	461,935	6,628,767	176,553(3)	2,533,536(3)	290,480	—(6)	9,162,303
Venkat Bhamidipati	16,369	234,895	—	—			234,895
James Carey	16,369	234,895	—	—			234,895
Mark Dzialga	16,369	234,895	—	—			234,895
Josh Feldman	16,369	234,895	—	—			234,895
Rene Kern	16,369	234,895	—	—			234,895
Larry Kutscher	16,369	234,895	—	—			234,895
James LaPlaine	16,369	234,895	—	—			234,895
James Matthews	16,369	234,895	—	—			234,895
Jill Smart	16,369	234,895	—	—	53,858	—(5)	234,895
Lisa Troe	16,369	234,895	—	—	53,838	—(7)	234,895
(1)
Represents shares of Company Common Stock subject to the Company RSUs outstanding as of April 19, 2024. The values shown with respect to Company RSUs are determined as the product of the Merger Consideration multiplied by the total number of shares of Company Common Stock subject to the Company RSUs. Upon the earlier of the Effective Time and May 25, 2024, any unvested Company RSUs held by our non-employee directors will become immediately vested, and at the Effective Time, any unvested Company RSUs held by our executive officers and other employees will be converted into the right to receive an amount (without interest) in cash equal to the product of (A) the total number of shares of Company Common Stock subject to such Company RSU multiplied by (B) the Merger Consideration, which cash-based award will remain subject to the same vesting conditions as the applicable Company RSU. For additional details regarding the treatment of Company RSUs, see the section of this proxy statement captioned “Special Factors—Certain Effects of the Merger—Treatment of Equity Compensation Awards and Company ESPP.”

(2)	On March 12, 2024, following a determination of the Company’s level of achievement with respect to the adjusted EBITDA performance conditions, the Company PRSUs that were subject to such performance conditions were converted into unvested Company RSUs pursuant to the terms of the applicable award agreements. These former Company PRSUs are included in this column as Company RSUs. Company PRSUs that are subject to vesting based on HireRight’s total stockholder return will be forfeited for no consideration upon the Effective Time and, therefore, have been excluded from this table. For additional details regarding the treatment of Company PRSUs, see the section of this proxy statement captioned “Special Factors—Certain Effects of the Merger—Treatment of Equity Compensation Awards and Company ESPP.”
(3)
On March 13, 2024, Mr. Spears received a grant of 176,553 Company PRSUs, which are subject to time- and performance-based vesting conditions. At the Effective Time, Mr. Spears’ Company PRSUs will be converted into the right to receive an amount (without interest) in cash equal to the product of (A) the total number of shares of Company Common Stock subject to such Company PRSUs multiplied by (B) the Merger Consideration, which cash-based award will remain subject to the same vesting conditions (including performance conditions) as the Company PRSUs.

(4)
Represents shares subject to Company Options granted under the 2018 Equity Plan that will be subject to conversion pursuant to the terms of the Merger Agreement. All such Company Options held by our executive officers and directors have an exercise price greater than the Merger Consideration; therefore, their value is reflected as $0. For additional details regarding the treatment of Company Options, see the section of this proxy statement captioned “Special Factors—Certain Effects of the Merger—Treatment of Equity Compensation Awards and Company ESPP.”

(5)	The exercise price of these Company Options is $15.97 per share of Company Common Stock.
(6)	The exercise prices of these Company Options range from $15.97 per share of Company Common Stock to $18.05 per share of Company Common Stock.
(7)	The exercise price of these Company Options is $18.05 per share of Company Common Stock.
(8)
Includes Jeffrey Mullins, Laurie Blanton, Julie Romero, Mary O’Loughlin, Michael Ensor, James Daxner and Stephen Spears. Excludes Conal Thompson, HireRight’s former Chief Technology Officer and previously a named executive officer, who left the Company as of September 8, 2023 and holds no outstanding equity awards.

Severance Benefits
Pursuant to the terms of the Employment Agreement by and between HireRight and Mr. Abramo, dated as of October 28, 2021 (the “Abramo Agreement”), upon a termination of employment by the Company without “cause” or a resignation for “good reason” (each, as defined in the Abramo Agreement), Mr. Abramo is entitled to severance as described herein. Other than Mr. Abramo, all of our other executive officers (including Messrs. Spaeth and Copple, two of our named executive officers, but, at this time, not Messrs. Spears or Mullins, as described below) are participants in the HireRight Holdings Corporation U.S. Executive Severance Plan (the “Severance Plan”), which provides that, if the applicable executive officer experiences a termination of employment by the Company without “cause” or resigns for “good reason” (each, as defined in the applicable executive officer’s employment agreement or, if none, as defined in the Severance Plan), such executive officer is entitled to severance as described herein. For purposes of the Abramo Agreement and the Severance Plan, the Merger will constitute a change in control. Conal Thompson, HireRight’s former Chief Technology Officer, ceased to be an employee of HireRight as of September 8, 2023, and thus is not entitled to any severance in connection with the Merger.
Under the Abramo Agreement, if Mr. Abramo experiences a termination of employment by the Company without “cause” or resigns for “good reason” during the three months prior to or 18 months following the Effective Time, subject to his execution and non-revocation of a release of claims in favor of HireRight, Mr. Abramo is entitled to:
•	a lump-sum severance payment equal to two times the sum of Mr. Abramo’s (x) annual base salary as in effect on the date of his termination of employment and (y) target bonus;
•	a lump-sum severance payment equal to a prorated portion of his target bonus opportunity for the year in which his employment terminates, based on the portion of the year employed;
•	immediate full vesting of all time-based equity awards held as of the date of his termination of employment; and
•	payment of COBRA premiums for continued coverage under the Company’s or its successor’s group health plans for 18 months following his termination of employment.
In addition, if Mr. Abramo’s employment is terminated by the Company without “cause” or he resigns for “good reason” during the three months prior to or 18 months following the Effective Time, any restrictive covenants relating to non-competition or non-solicitation end on the date of Mr. Abramo’s termination of employment, provided that Mr. Abramo will continue to be prohibited from engaging in either competitive or solicitation activities through the material use of any confidential information.

Under the Severance Plan, if any of our executive officers (other than Messrs. Spears and Mullins, as described below) experiences a termination of employment by the Company without “cause” or resigns for “good reason” during the 91 days prior to or 18 months following the Effective Time, subject to his or her execution and non-revocation of a release of claims in favor of HireRight, the applicable executive officer is entitled to:
•
a lump-sum severance payment equal to the sum of the applicable executive officer’s (x) annual base salary as in effect on the date of his or her termination of employment and (y) target bonus (for Mss. Blanton and O’Loughlin and Ms. Ensor, such amount will be multiplied by 0.75; for Mr. Daxner, only the target bonus component will be multiplied by 0.75, as described below);

•	a lump-sum severance payment equal to a prorated portion of his or her target bonus opportunity for the year in which his or her employment terminates, based on the portion of the year employed;
•	immediate full vesting of all time-based equity awards as of the date of his or her termination of employment;
•	outplacement services for a period of no more than one year following the date of his or her termination of employment; and
•
payment of COBRA premiums for continued coverage under the Company’s or its successor’s group health plans for 12 months (9 months for Mss. Blanton and O’Loughlin and Messrs. Daxner and Ensor) following his or her termination of employment.

Pursuant to his employment agreement, Mr. Daxner is eligible to receive a severance payment in an amount equal to his base salary payable over 12 months. While Mr. Daxner qualifies for compensation and benefits under the Severance Plan, with respect to his base salary component, he is entitled to an amount equal 12 months base salary rather than the 9 months provided for under the Severance Plan.
Under the Severance Plan, in order to be eligible to participate, the applicable executive officer must have been employed by the Company for a period of at least 180 days prior to the date of such termination of employment. Stephen Spears’ employment began on November 15, 2023 and Jeff Mullins’ employment began on February 5, 2024 (which, in each case, was less than 180 days before the assumed April 19, 2024 termination date). If, following 180 days of employment and during the 91 days prior to or 18 months following the Effective Time either Messrs. Spears or Mullins experiences a termination of employment by the Company without “cause” or resigns for “good reason”, subject to his execution and non-revocation of a release of claims in favor of HireRight, the applicable executive officer is entitled to:
•	a lump-sum severance payment amount equal to the sum of the applicable executive officer’s (x) annual base salary as in effect on the date of his termination of employment and (y) target bonus;
•	a lump-sum severance payment equal to a prorated portion of his target bonus opportunity for the year in which his employment terminates, based on the portion of the year employed;
•	outplacement services for a period of no more than one year following the date of his termination of employment; and
•	payment of COBRA premiums for continued coverage under the Company’s or its successor’s group health plans for 12 months following his termination of employment.
Because the Company PRSUs and Company RSUs for each of Messrs. Spears and Mullins, respectively, were approved after the date of the Merger Agreement, they will not accelerate upon a termination of employment by the Company without “cause” or resignation for “good reason” during the 91 days prior to or 18 months following the Merger absent a subsequent change in control.

The table below sets forth (i) for our named executive officers, Messrs. Abramo, Spaeth and Copple, the anticipated severance received upon a termination of employment by the Company without “cause” or resignation for “good reason” during the three months (or, for Mr. Spaeth, 91 days) prior to or 18 months following a change in control and (ii) for all other executive officers, the anticipated aggregate severance received upon a termination of employment without “cause” or resignation for “good reason” during the 91 days prior to or 18 months following a change in control.
Name	Cash ($)(1)	COBRA Continuation ($)(2)	Equity ($)(3)	Total ($)
Guy Abramo President and Chief Executive Officer	3,102,103	18,020	10,397,264	13,517,381
Thomas Spaeth Chief Financial Officer	871,154	23,432	4,989,567	5,884,155
Brian Copple General Counsel and Corporate Secretary	716,163	17,626	3,280,948	4,014,737
All other executive officers as a group(4)	2,548,712	79,667	5,868,698	8,497,077
(1)
This amount represents the “double-trigger” cash severance payments for Mr. Abramo under the Abramo Agreement, and for our other executive officers (other than Messrs. Spears and Mullins) under the Severance Plan (as modified for Mr. Daxner as described above), assuming the prorated portion of each executive officer’s target bonus opportunity was based on a termination date of April 19, 2024. As noted in the section of the proxy statement entitled “Severance Benefits,” the cash severance payable under each severance arrangement becomes payable if the executive officer terminates employment in a qualifying termination within 91 days (or, for Mr. Abramo, three months) prior to or 18 months following the Effective Time.

(2)
The amounts set forth in the table above for each named executive officer and for our other executive officers (other than Messrs. Spears and Mullins) as a group represent the value of the employer-paid premiums for medical and dental benefits to which the executive officers may become entitled upon a qualifying termination.

(3)
The amounts set forth in the table above for each named executive officer and for our other executive officers (other than Messrs. Spears and Mullins) as a group represent the value of full vesting of all Company RSUs held by such executive officers, which are subject to time-based vesting conditions and thus will vest upon a termination of employment by the Company without “cause” or resignation for “good reason.” Company Options are excluded from such amounts because, as of the date hereof, all Company Options held by the executive officers have an exercise price greater than the Merger Consideration.

(4)
If Mr. Spears experiences a termination of employment without “cause” or resigns for “good reason” following the date of his eligibility to participate in the Severance Plan and within 91 days before or 18 months after the Effective Date, Mr. Spears will be eligible to receive (i) cash severance in the amount of $1,100,000, (ii) a pro-rated target bonus in the amount of $166,375 assuming the prorated portion of Mr. Spears’ target bonus opportunity was based on a termination date of April 19, 2024 and (iii) COBRA continuation coverage in the amount of $9,889. If Mr. Mullins experiences a termination of employment without “cause” or resigns for “good reason” following the date of his eligibility to participate in the Severance Plan and within 91 days before or 18 months after the Effective Date, Mr. Mullins will be eligible to receive (i) cash severance in the amount of $720,000, (ii) a pro-rated target bonus in the amount of $81,675, assuming the prorated portion of Mr. Mullins’ target bonus opportunity was based on a termination date of April 19, 2024 and (iii) COBRA continuation coverage in the amount of $26,057.

Continued Indemnification and Insurance Coverage
Each of our executive officers and directors is entitled to continued indemnification and insurance coverage from the Surviving Corporation under the terms of the Merger Agreement for a period of six (6) years following the Closing.
Special Committee Compensation
In consideration of the expected time and effort that would be required of the members of the Special Committee in evaluating the proposed Merger, including negotiating the terms and conditions of the Merger Agreement, the Special Committee determined that each member of the Special Committee would receive as compensation an amount in cash of (i) for each member of the Special Committee (other than the chair), $8,333 per calendar month during which the Special Committee is in existence and (ii) for the chair of the Special Committee, $9,166 per calendar month during which the Special Committee is in existence, in each case commencing with and including the month of November 2023. The compensation was not, and is not, contingent upon the approval or the completion of the Merger or any other transaction. No other meeting fees or other compensation (other than reimbursement for reasonable out-of-pocket expenses incurred in connection with their service on the Special Committee) will be paid to the members of the Special Committee in connection with their service on the Special Committee.

Intent of the Directors and Executive Officers to Vote in Favor of the Merger
Our directors and executive officers have informed us that, as of the date of this proxy statement and to the extent that they own shares of Company Common Stock as of the Record Date, they intend to vote all of the shares of Company Common Stock owned directly by them in favor of the Merger Agreement Proposal and each of the other proposals listed in this proxy statement. As of the Record Date, our directors and executive officers directly owned, in the aggregate, [ ] shares of Company Common Stock entitled to vote at the Special Meeting, or collectively approximately [ ]% of the total voting power for shares of Company Common Stock entitled to vote at the Special Meeting.
Intent of the Purchaser Filing Parties to Vote in Favor of the Merger
As of February 14, 2024, the Sponsor Stockholders beneficially owned, in the aggregate, approximately 75% of the voting power of HireRight’s outstanding capital stock. On February 15, 2024, the Sponsor Stockholders entered into Support Agreements with Parent and HireRight, pursuant to which the Sponsor Stockholders have agreed, among other things, to vote their shares of Company Common Stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, and against any other action, agreement or proposal which would reasonably be expected to prevent, materially impair or materially delay the consummation of the Merger or any of the transactions contemplated by the Merger Agreement, subject to and in accordance with the terms and conditions of the Support Agreements. Accordingly, the Support Agreements are expected to result in a majority of outstanding shares of Company Common Stock being voted in favor of the proposal to approve and adopt the Merger Agreement, with the result that such proposal will be adopted. In addition, pursuant to the Support Agreements and subject to the terms and conditions described in the section of this proxy statement captioned “—Financing of the Merger”, among other things, the Sponsor Stockholders will contribute all of their holdings of Company Common Stock to a direct or indirect parent company of Parent in exchange for equity interests in such direct or indirect parent company of Parent, which contribution and exchange will happen immediately prior to the Effective Time and the Sponsor Stockholders will indirectly own 100% of Parent through such direct or indirect parent company thereof. As a result of the Merger, the shares of Company Common Stock contributed to such direct or indirect parent company of Parent by the Sponsor Stockholders will be cancelled and extinguished without any conversion thereof or consideration paid therefor. All obligations of the Purchaser Filing Parties under the Support Agreements terminate automatically upon a termination of the Merger Agreement in accordance with its terms. Copies of the General Atlantic Support Agreement and the Stone Point Support Agreement are attached as Annex B and Annex C to this proxy statement, respectively, and are incorporated by reference in this proxy statement in their entirety. See “Special Factors—Support Agreements.”
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of material U.S. federal income tax consequences of the Merger to U.S. Holders and Non-U.S. Holders (each, as defined below) of the shares of Company Common Stock. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a holder of the shares of Company Common Stock in light of their particular circumstances. This discussion is based on the Code, the Treasury regulations promulgated under the Code, judicial authority, published administrative positions of the IRS and other applicable authorities, all as in effect as of the date of this proxy statement, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation. This discussion does not describe any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation, nor does it address any aspects of the unearned income Medicare contribution tax. This discussion does not describe any tax consequences arising in connection with the Tax Receivable Agreement. In addition, this discussion only applies to the shares of Company Common Stock that are held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code and does not address tax consequences applicable to any holder of the shares of Company Common Stock that may be subject to special treatment under U.S. federal income tax law, including:
•	a bank or other financial institution;

•	a tax-exempt organization;
•	a retirement plan or other tax-deferred account;
•	an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);
•	an insurance company;
•	a mutual fund;
•	a regulated investment company or real estate investment trust;
•	a dealer or broker in commodities, stocks, securities or in currencies;
•	a dealer or trader in securities that elects mark-to-market treatment;
•	a controlled foreign corporation;
•	a passive foreign investment company;
•	a stockholder that owns, or has owned, actually or constructively, more than 5% of the shares of Company Common Stock;
•	a stockholder subject to the alternative minimum tax provisions of the Code;
•	a stockholder that received the shares of Company Common Stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;
•	a person that has a functional currency other than the U.S. dollar;
•	a person that is required to report income no later than when such income is reported in an “applicable financial statement”;
•	a person that holds the shares of Company Common Stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;
•	a stockholder that is not exchanging its shares of Company Common Stock for cash pursuant to the Merger;
•	A person holding a direct or indirect interest in Parent or Merger Sub, the Sponsor Stockholders or a direct or indirect investor in the Sponsor Stockholders; and
•	U.S. expatriates or certain former U.S. citizens or long-term residents.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the shares of Company Common Stock, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partner and the partnership. Any such partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes), and any partners thereof, that hold the shares of Company Common Stock should consult their own tax advisors regarding the tax consequences of exchanging the shares of Company Common Stock pursuant to the Merger.
The following summary is for general informational purposes only and is not a substitute for careful tax planning and advice. Holders of shares of Company Common Stock are urged to consult their own tax advisor with respect to the specific tax consequences to them of the Merger in light of their own particular circumstances, including U.S. federal estate, gift and other non-income tax consequences, and tax consequences under state, local and non-U.S. tax laws.
U.S. Holders
The following is a summary of the material U.S. federal income tax consequences of the Merger that will apply to U.S. Holders. For purposes of this discussion, the term U.S. Holder refers to a beneficial owner of the shares of Company Common Stock that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;

•
a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has validly elected to be treated as a “United States person” under applicable Treasury regulations.

Exchange of the Shares of Company Common Stock for Cash Pursuant to the Merger Agreement. The exchange of the shares of Company Common Stock by a U.S. Holder for cash in the Merger will generally be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder will generally recognize gain or loss equal to the difference, if any, between the amount of cash received in the Merger and the holder’s adjusted tax basis in the shares of Company Common Stock exchanged therefor. Gain or loss will generally be determined separately for each block of shares of Company Common Stock (generally, shares of Company Common Stock acquired at the same cost in a single transaction) held by such U.S. Holder. Such gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if such U.S. Holder’s holding period for the shares of Company Common Stock is more than one (1) year at the time of the exchange. Long-term capital gains recognized by a non-corporate U.S. Holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.
Non-U.S. Holders
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of Company Common Stock that is neither a U.S. Holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.
A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized on the receipt of cash in exchange for shares of Company Common Stock pursuant to the Merger unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

•
the Non-U.S. Holder is a non-resident alien individual present in the United States for 183 days or more during the taxable year of the disposition of shares of Company Common Stock pursuant to the Merger, and certain other requirements are met; or

•
we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five (5) year period ending on the date of the Merger or the period that the Non-U.S. Holder held the shares of Company Common Stock and, in the case where the shares of Company Common Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of the shares of Company Common Stock at any time within the shorter of the five (5) year period preceding the Merger or such Non-U.S. Holder’s holding period for the shares of Company Common Stock. There can be no assurance that shares of Company Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at generally applicable U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. Holder. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30%, or lower rate specified in an applicable income tax treaty, on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty), which may be offset by U.S.-source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Gain described in the third bullet point above generally will be subject to U.S. federal income tax on a net income basis at generally applicable U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. Holder. In addition, in such case U.S. federal income tax may be required to be withheld at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We believe that we are not, and do not anticipate becoming, a “U.S. real property holding corporation.” Non-U.S. Holders are urged to consult their tax advisors regarding the tax consequences to them if we are or have been a “United States real property holding corporation.”
Information Reporting and Backup Withholding Tax
Proceeds from the exchange of the shares of Company Common Stock pursuant to the Merger generally will be subject to information reporting. In addition, backup withholding tax at the applicable rate (currently 24%) generally will apply unless (i) the applicable U.S. Holder provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed IRS Form W-9) or otherwise establishes an exemption from backup withholding tax, or (ii) the applicable Non-U.S. Holder provides the required certification as to their non-U.S. status, generally by providing a properly completed and signed IRS Form W-8BEN, W-8BEN-E or IRS Form W-8ECI, or otherwise establishes an exemption from withholding tax. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a U.S. Holder or Non-U.S. Holder will be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that, the required information is timely furnished to the IRS. Each U.S. Holder and Non-U.S. Holder should duly complete, sign and deliver to the exchange agent an appropriate IRS Form W-9 or applicable IRS Form W-8 to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the exchange agent. Copies of information returns that are filed with the IRS may be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides or is established.
Financing of the Merger
The Company and the Purchaser Filing Parties estimate that the total amount of funds necessary to complete the Merger is approximately $276,000,000 as of the date of this proxy statement, assuming no exercise of dissenters’ rights by holders of the Company Common Stock. In calculating this amount, the Company and the Purchaser Filing Parties did not consider the value of the Excluded Shares, which will be cancelled for no consideration pursuant to the Merger Agreement. This amount includes the cash to be paid to the Unaffiliated Stockholders and holders of vested Company RSUs, Company PRSUs and Company Options, as well as the related costs and expenses, in connection with the Merger.
The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition. In connection with the financing of the Merger, Parent entered into the Debt Commitment Letter, pursuant to which, among other things, the Debt Financing Sources have provided Parent with a term loan commitment in an aggregate principal amount of $250,000,000, which may be increased or reduced in accordance with the terms set forth in the Debt Commitment Letter (the “Debt Financing”). The Debt Financing will be available to Parent, together with available cash on hand of HireRight and its subsidiaries, to fund the aggregate Merger Consideration (which does not include payments with respect to any Sponsor Shares) and to pay other amounts specified in the Merger Agreement to be paid by Parent and Merger Sub in connection with the consummation of the Merger. The Debt Financing is sufficient to pay for a portion of the aggregate Merger Consideration and certain other amounts required pursuant to the Merger Agreement. Parent expects that it will fund the remaining portion of the aggregate Merger Consideration and such other amounts with available cash on hand of HireRight and its subsidiaries.
The initial borrowings under the Debt Financing are subject to the satisfaction (or waiver by the Debt Financing Sources) of a number of limited conditions, including (i) the execution and delivery of executed definitive loan documentation and receipt of customary legal opinions and closing documents, notices and certificates (including a customary solvency certificate), (ii) the Merger shall have been consummated prior to or substantially concurrently with the initial borrowing under the Debt Financing in all material respects in accordance with the terms of the Merger

Agreement, without giving effect to any modifications, amendments or express consents or waivers that are materially adverse to the interests of the Initial Incremental Lenders (as defined in the Debt Commitment Letter) (in their capacity as such) which have not been consented to by the Lead Arrangers (as defined in the Debt Commitment Letter) (such consent not to be unreasonably withheld, conditioned or delayed), (iii) from February 15, 2024, no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred, (iv) delivery of certain historical and future financial statements of HireRight and its subsidiaries within the time periods specified in the Debt Commitment Letter, (v) payment of required fees and expenses and (vi) the making and accuracy in all material respects of the specified representations set forth in the Debt Commitment Letter and certain representations and warranties in the Merger Agreement.
The commitments and agreements of the Debt Financing Sources under the Debt Commitment Letter will terminate on the earliest to occur of (i) after execution of the Merger Agreement and prior to the consummation of the transactions contemplated by the Merger Agreement, the termination of the Merger Agreement by Parent in accordance with its terms, (ii) 11:59 p.m., New York City time, on the fifth (5th) business day after the Termination Date (as such date may be extended pursuant to the Merger Agreement) and (iii) the consummation of the Merger without use of the Debt Financing.
Limited Guarantees
Subject to the terms and conditions set forth in the Limited Guarantees, the Guarantors have guaranteed the due and punctual payment to HireRight and Parent of such Guarantor’s pro rata percentage of (i) the Parent Termination Fee payable by Parent under certain circumstances, (ii) up to $2,000,000 of enforcement costs, if and when due and payable by Parent and (iii) certain indemnification and reimbursement obligations that may be owed by Parent, in each case subject to the terms and conditions set forth in the Merger Agreement and the Limited Guarantees provided by the Guarantors to HireRight (collectively, the “Guarantee Obligations”). The Guarantors’ obligations under the Limited Guarantees are subject to a maximum aggregate cap of $67,000,000 (the “Aggregate Cap”), and each Guarantor’s maximum obligation under the Limited Guarantees is limited to its pro rata share of the Aggregate Cap.
The Limited Guarantees will terminate and no Guarantor will have any further obligations under the Limited Guarantees as of the earliest of: (a) the consummation of the Closing, (b) the date of any valid termination of the Merger Agreement under circumstances in which Parent would not be obligated to pay the Parent Termination Fee, (c) the date that is seventy-five (75) days following any valid termination of the Merger Agreement in accordance with its terms under circumstances in which Parent would be obligated to pay the Parent Termination Fee if, by such date, HireRight has not made a claim in writing for payment of any obligation to Parent or each Guarantor, in which case it shall not terminate until the date that such claim is finally settled, satisfied or otherwise resolved in a final determination in accordance with the respective Limited Guarantee, (d) other than any Permitted Claim (as defined in the Limited Guarantees), the commencement by HireRight (at the direction of the Special Committee) of any lawsuit asserting a claim under or based upon the Merger Agreement or the respective Limited Guarantee and (e) the payment and satisfaction of the Guarantee Obligations.
The Permitted Claims (as defined in the Limited Guarantees) are the sole and exclusive remedy of HireRight and all of its affiliates against any Guarantors, in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement, the Limited Guarantees, the Support Agreements and/or the confidentiality obligations set forth in the Stockholders Agreement, or the transactions contemplated therein.
Fees and Expenses
The estimated fees and expenses incurred or expected to be incurred by HireRight in connection with the Merger is as follows:
Description	Amount
Financial advisory fees and expenses	$[ ]
Legal fees and expenses	$[ ]
Accounting and tax advisory fees	$[ ]
SEC filing fees	$41,315.98
Printing, proxy solicitation and mailing costs	$[ ]
Miscellaneous	$[ ]
Total	$[ ]

It is also expected that the Merger Sub and/or Parent will incur approximately $[ ] of legal, financial, accounting and other advisory fees and financing fees.
Accounting Treatment
The Buyer Parties anticipate that Parent will be considered the acquirer for accounting purposes. If so, Parent will use the acquisition method of accounting to allocate the purchase consideration to HireRight assets acquired and liabilities assumed, which will be recorded at fair value.
Regulatory Approvals
Under the Merger Agreement, the Buyer Parties and HireRight agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions, do, or cause to be done, all things and assist and cooperate with the other parties in doing, or causing to be done, all things necessary, proper or advisable under applicable law to consummate, the Merger, including: (i) obtaining all consents, waivers, approvals, orders and authorizations from governmental authorities and (ii) making all registrations, declarations and filings with governmental authorities, in each case that are necessary or advisable to consummate the Merger. The parties filed their notification and report forms under the HSR Act on March 1, 2024. The waiting period with respect to the notification and report forms expired at 11:59 p.m. Eastern Time on April 1, 2024.
Litigation Relating to the Merger
As of the date of this proxy statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger and the outcome of any future litigation is uncertain.
Such litigation, if not resolved, could prevent or delay consummation of the Merger and result in substantial costs to HireRight, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Merger is that no applicable law or order issued by a governmental authority or other legal restraint which is then in effect that renders illegal or enjoins the consummation of the Merger whether on a preliminary or permanent basis. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame.
Appraisal Rights
If the Merger is consummated and certain conditions are met, stockholders (and certain beneficial owners of Company Common Stock) who continuously hold (or beneficially own, as the case may be) shares of Company Common Stock from the date of the making of the demand through the effective date of the Merger, who do not vote such shares of Company Common Stock in favor of the adoption of the Merger Agreement and who properly demand appraisal of such shares of Company Common Stock and do not effectively withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of such shares of Company Common Stock in connection with the Merger under Section 262 of the DGCL. This means that holders (and beneficial owners) of shares of Company Common Stock who perfect their appraisal rights, who do not thereafter effectively withdraw their demand for appraisal or otherwise lose their rights to seek appraisal, and who follow the procedures in the manner prescribed by Section 262 of the DGCL will be entitled to have such shares of Company Common Stock appraised by the Delaware Court of Chancery and to receive, in lieu of the Merger Consideration, payment in cash of the “fair value” of such shares of Company Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest to be paid on the amount determined to be fair value, if any, (or in certain circumstances described in further detail in the section of this proxy statement captioned “The Special Meeting—Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each stockholder and beneficial owner entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, stockholders and beneficial owners who wish to seek appraisal of their shares of Company Common Stock are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Stockholders and beneficial owners considering seeking appraisal should be aware that the fair value of their shares of Company Common Stock as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of Company Common Stock.

To exercise your appraisal rights, you must: (i) submit a written demand for appraisal to HireRight before the vote is taken on the proposal to adopt the Merger Agreement; (ii) not submit a proxy with respect to, or otherwise vote, the shares of Company Common Stock for which you seek appraisal in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold such shares of Company Common Stock of record (or own beneficially, as the case may be) on and from the date of the making of the demand through the effective date of the Merger; and (iv) comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Your failure to follow the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings with respect to the shares of Company Common Stock in respect of the Merger unless certain stock ownership conditions are satisfied by the stockholders and beneficial owners seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Special Meeting—Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced and attached as Annex F to this proxy statement and incorporated by reference in this proxy statement in its entirety. For more information, please see the section of this proxy statement captioned “The Special Meeting―Appraisal Rights.”
Support Agreements
Concurrently with the execution and delivery of the Merger Agreement, the Sponsor Stockholders, who together hold approximately 75% of the voting power of HireRight’s outstanding capital stock, entered into Support Agreements with Parent and HireRight.
Under the Support Agreements, the Sponsor Stockholders have agreed to take certain actions required by HireRight upon the terms and subject to the conditions and limitations set forth therein, including to (i) vote all shares of Company Common Stock beneficially owned by the Sponsor Stockholders in favor of the Merger and the Merger Agreement; (ii) not exercise dissenters’ rights, appraisal rights or vote in favor of an alternative proposal or vote in favor of any other action that would reasonably be expected to prevent, interfere with, adversely affect or delay the Merger; and (iii) not enter into any contract, option, agreement, understanding or other arrangement with respect to the transfer of, any shares of HireRight held by the Sponsor Stockholders, other than as provided under certain customary exceptions. The Sponsor Stockholders’ obligations under the Support Agreements will terminate automatically upon the termination of the Merger Agreement in accordance with its terms.
Pursuant to the Support Agreements, among other things, immediately prior to the Effective Time, the Sponsor Stockholders will contribute to a direct or indirect parent company of Parent all of their holdings of Company Common Stock in exchange for equity interests in such direct or indirect parent company of Parent. As a result of the Merger, the shares of Company Common Stock contributed to such direct or indirect parent company of Parent will be cancelled and extinguished without any conversion thereof or consideration paid therefor.
Additionally, pursuant to the General Atlantic Support Agreement, GA HRG Collections, in its capacity as the TRA Party Representative (as such term is defined in the Tax Receivable Agreement), waived acceleration of HireRight’s obligations under the Tax Receivable Agreement, if any, arising from any “Change of Control” (as such term is defined in the Tax Receivable Agreement) occurring solely by virtue of the consummation of transactions contemplated in the Merger Agreement. For the avoidance of doubt, except to the extent expressly waived in the General Atlantic Support Agreement, all rights and obligations under the Tax Receivable Agreement shall remain in full force and effect.
The foregoing description of the Support Agreements is a summary of the material terms and conditions of those documents and is qualified by reference to the complete text of the Support Agreements. A copy of the General Atlantic Support Agreement is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety. A copy of the Stone Point Support Agreement is attached as Annex C to this proxy statement and is incorporated by reference in this proxy statement in its entirety.

Effective Time of the Merger
Subject to the terms and conditions set forth in the Merger Agreement, the Closing of the Merger will take place on the date which is three (3) Business Days after the date on which all conditions to the Closing (see “The Merger Agreement―Conditions to the Closing of the Merger”) have been satisfied or waived (if such waiver is permissible under the Merger Agreement or applicable law) (other than any such conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions).
The Merger will become effective, at the Effective Time, upon the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware, or at such later time as may be agreed in writing by Parent, Merger Sub and HireRight and specified in the Certificate of Merger in accordance with the DGCL. HireRight, however, cannot assure that the Effective Time will occur by any particular date, if at all.
Exchange and Payment Procedures
Prior to the Closing, Parent will designate a bank or trust company reasonably acceptable to HireRight to act as the paying agent for the Merger (the “Payment Agent”) and to make payments of the Merger Consideration to HireRight stockholders. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent an amount of cash sufficient to pay the aggregate Merger Consideration.
Promptly following the Closing (and in any event within three business days), the Payment Agent will send to each holder of record of shares of Company Common Stock as of immediately prior to the Effective Time (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the certificates representing such shares (the “Certificates”) will pass, only upon delivery of the Certificates to the Payment Agent) and (B) instructions for use in effecting the surrender of the shares of Company Common Stock represented by the Certificates and book-entry shares, as applicable, in exchange for the Merger Consideration.
If any cash deposited with the Payment Agent is not claimed within one year following the Closing Date, such cash will be returned to Parent, upon demand, and any holders of shares of Company Common Stock who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to Parent as general creditor for payment of the Merger Consideration (subject to applicable law). Any cash deposited with the Payment Agent that remains unclaimed two years following the Closing Date will, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

THE MERGER AGREEMENT
The discussion of the terms of the Merger Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. This is a summary of the material terms and conditions of the Merger Agreement only. You are encouraged to read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.
Explanatory Note Regarding the Merger Agreement
The following description of the Merger Agreement is a summary of the material terms and conditions of that document and is qualified by reference to the full text of the Merger Agreement, which is included as Annex A hereto. The Merger Agreement has been included to provide HireRight stockholders with information regarding its terms. It is not intended to provide any other factual information about HireRight, Parent, Merger Sub, the Sponsor Stockholders or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to HireRight’s stockholders. HireRight’s stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after February 15, 2024, which subsequent information may or may not be reflected in HireRight’s public disclosures. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding HireRight and its business. Please see the section of this proxy statement captioned “Where You Can Find More Information.”
Effect of the Merger
The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, and the applicable provisions of the DGCL, at the Effective Time, Merger Sub will be merged with and into HireRight, whereupon the separate corporate existence of Merger Sub will thereupon cease, and HireRight will continue as the surviving corporation of the Merger (the “Surviving Corporation”). As a result of the Merger, the Surviving Corporation will become a wholly owned subsidiary of Parent, and Company Common Stock will no longer be publicly traded. In addition, the Company Common Stock will be delisted from NYSE and deregistered under the Exchange Act, in each case, in accordance with applicable laws, rules and regulations, and HireRight will no longer file periodic reports with the SEC on account of Company Common Stock. If the Merger is consummated, you will not own any shares of capital stock of the Surviving Corporation. The Effective Time will occur upon the filing of a certificate of merger with, and the acceptance for record of such filing by, the Secretary of State of the State of Delaware (or at such later time as HireRight, Parent and Merger Sub may agree and specify in the certificate of merger).
Closing and Effective Time
The Closing will take place no later than the third business day following the satisfaction or waiver (to the extent permitted under the Merger Agreement) of all conditions to the Closing (described in the section of this proxy statement captioned “—Conditions to the Closing of the Merger”) (other than those conditions to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted in the Merger Agreement) of such conditions) or such other time agreed to in writing by Parent and HireRight. On the Closing Date, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The Merger will become effective upon the filing and acceptance for record of the certificate of merger, or such later time as may be agreed by the parties and specified in the certificate of merger.

Directors and Officers; Certificate of Incorporation; Bylaws
From and after the Effective Time, HireRight, as the Surviving Corporation in the Merger, will possess all properties, rights, privileges, powers and franchises of HireRight and Merger Sub, and all of the debts, liabilities and duties of HireRight and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.
At the Effective Time, the board of directors of the Surviving Corporation will consist of the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified, and the officers of HireRight as of immediately prior to the Effective Time will be the officers of the Surviving Corporation, until their successors are duly appointed. At the Effective Time, the certificate of incorporation of HireRight as the Surviving Corporation will be amended and restated in its entirety to read as set forth in Exhibit A to the Merger Agreement, and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation, until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation of the Surviving Corporation and such bylaws.
Merger Consideration
Company Common Stock
At the Effective Time, each share of Company Common Stock outstanding immediately prior to the Effective Time (other than the Owned Company Shares and the Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive an amount in cash equal to $14.35 per share of Company Common Stock, without interest thereon (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the Merger Agreement). This amount constitutes a premium of approximately 47% over the volume weighted average share price of the Company Common Stock for the 30-day period preceding November 17, 2023, the day that the Sponsor Stockholders publicly disclosed that they had agreed to work together to potentially submit a preliminary non-binding proposal to the HireRight Board related to a potential strategic transaction.
At the Effective Time, each Owned Company Share will be cancelled and extinguished without any conversion thereof or consideration paid therefor. The Sponsor Shares are not entitled to receive the Merger Consideration and will, immediately prior to the Closing, be contributed, directly or indirectly, to Parent (or any direct or indirect parent company thereof) pursuant to the terms of the applicable Support Agreement and will be treated as Owned Company Shares.
After the Merger is completed, HireRight stockholders and beneficial owners will have the right to receive the Merger Consideration, but HireRight stockholders and beneficial owners will no longer have any rights as a stockholder or beneficial owners, as applicable, of HireRight (except that HireRight stockholders and beneficial owners who properly exercise their appraisal rights may have the right to receive payment, in lieu of the Merger Consideration, for the “fair value” of their shares determined pursuant to an appraisal proceeding, as contemplated by Delaware law). For more information, please see the section of this proxy statement captioned “Appraisal Rights.”
Equity Awards; ESPP
HireRight equity compensation awards will be treated as follows:
Company Options
•
each outstanding Company Option granted under the 2018 Equity Plan, whether vested or unvested, will be converted into an option to purchase the same number of shares of common stock of the Surviving Corporation at the same per-share exercise price and subject to the same terms and conditions as the applicable Company Option (including vesting conditions);

•
each outstanding and vested Company Option granted under the 2021 Plan will be converted into the right to receive an amount (without interest) in cash equal to the product of (A) the excess, if any, of (1) the Merger Consideration over (2) the per-share exercise price for such Company Option, multiplied by (B) the total number of shares of Company Common Stock underlying such Company Option; provided that if the per-share exercise price of such Company Option is equal to or greater than the Merger Consideration, such Company Option will be forfeited and cancelled for no consideration; and

•
each outstanding and unvested Company Option granted under the 2021 Equity Plan will be converted into the right to receive an amount (without interest) in cash equal to the product of (A) the excess, if any, of (1) the Merger Consideration over (2) the per-share exercise price for such Company Option, multiplied by (B) the total number of shares of Company Common Stock underlying such Company Option, which cash-based award will be subject to the same vesting conditions as the applicable Company Option; provided that if the per-share exercise price for such Company Option is equal to or greater than the Merger Consideration, such Company Option will be forfeited and cancelled for no consideration.

Company RSUs
•
each outstanding restricted stock unit in respect of Company Common Stock that is subject to time-based vesting conditions (each, a “Company RSU”) that has vested but not yet settled as of the Effective Time (taking into account any acceleration of vesting) will be converted into the right to receive an amount (without interest) in cash equal to the product of (A) the total number of shares of Company Common Stock subject to such Company RSU multiplied by (B) the Merger Consideration; and

•
each outstanding and unvested Company RSU (including each Company PRSU that on March 12, 2024 was converted to an unvested Company RSU based on the level of achievement of the applicable adjusted EBITDA performance conditions) will be converted into the right to receive an amount (without interest) in cash equal to the product of (A) the total number of shares of Company Common Stock subject to such Company RSU multiplied by (B) the Merger Consideration, which cash-based award will remain subject to the same vesting conditions as the applicable Company RSU.

Company PRSUs
•
each outstanding performance-based restricted stock unit in respect of Company Common Stock that is subject to vesting based on HireRight’s total stockholder return will be forfeited and cancelled for no consideration; and

•
each other Company PRSU that is outstanding will be converted into the right to receive an amount (without interest) in cash equal to the product of (A) the total number of shares of Company Common Stock subject to such Company PRSUs multiplied by (B) the Merger Consideration, which cash-based award will remain subject to the same vesting conditions (including performance conditions) as the Company PRSUs.

Company ESPP
•
Prior to the Effective Time, HireRight will take all actions necessary to (a) provide that no new individuals will be permitted to enroll in the Company ESPP on or following February 15, 2024; (b) make any adjustments that may be necessary or advisable to reflect that the offering period that is in effect on February 15, 2024 (the “Current Offering Period”) will be shortened if required but otherwise treat the Current Offering Period as a fully effective and completed offering period for all purposes pursuant to the Company ESPP; (c) not allow any increase in the amount of participants’ payroll deduction elections under the Company ESPP during the Current Offering Period from those in effect on February 15, 2024; (d) cause the exercise (as of no later than one Business Day prior to the date on which the Effective Time occurs) of each outstanding purchase right pursuant to the Company ESPP, but otherwise not issue any shares of Company Common Stock under the Company ESPP; (e) provide that no further offering period will commence pursuant to the Company ESPP on or after February 15, 2024; and (f) not extend the Current Offering Period. If purchase rights are exercised under the Company ESPP pursuant to the clause (d) as described above prior to the Closing Date, on such exercise date, HireRight will apply the funds credited as of such date pursuant to the Company ESPP within each participant’s account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Company ESPP. Immediately prior to and effective as of the Effective Time (but subject to the consummation of the Merger), HireRight will terminate the Company ESPP and no further rights will be granted or exercised under the Company ESPP thereafter.
Exchange and Payment Procedures
Prior to the Closing, Parent will designate a bank or trust company reasonably acceptable to HireRight to act as the paying agent for the Merger (the “Payment Agent”) and to make payments of the Merger Consideration to HireRight stockholders. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent an amount of cash sufficient to pay the aggregate Merger Consideration.
Promptly following the Closing (and in any event within three business days), the Payment Agent will send to each holder of record of shares of Company Common Stock as of immediately prior to the Effective Time (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the certificates representing such shares (the “Certificates”) will pass, only upon delivery of the Certificates to the Payment Agent) and (B) instructions for use in effecting the surrender of the shares of Company Common Stock represented by the Certificates and book-entry shares, as applicable, in exchange for the Merger Consideration.
If any cash deposited with the Payment Agent is not claimed within one year following the Closing Date, such cash will be returned to Parent, upon demand, and any holders of shares of Company Common Stock who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to Parent as general creditor for payment of the Merger Consideration (subject to applicable law). Any cash deposited with the Payment Agent that remains unclaimed two years following the Closing Date will, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.
Representations and Warranties
The Merger Agreement contains representations and warranties of HireRight and Parent and Merger Sub.
Some of the representations and warranties in the Merger Agreement made by HireRight are qualified as to materiality or Company Material Adverse Effect. For purposes of the Merger Agreement, “Company Material Adverse Effect” means, with respect to HireRight, any change, event, violation, inaccuracy, effect or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that have occurred on or prior to the date of determination of the occurrence of the Company Material Adverse Effect, (a) is or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of HireRight and its subsidiaries, taken as a whole or (b) would render HireRight unable to consummate the Merger prior to 11:59 p.m., Eastern Time, on August 15, 2024 (the “Termination Date”); provided, however, that solely with respect to the foregoing clause (a), none of the following (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):
•	changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;
•
changes in general conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings generally in the United States or any other country, (2) changes in exchange rates generally for the currencies of any country, or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

•	changes in general conditions in the industries in which HireRight and its subsidiaries generally conduct business;
•	changes in general regulatory, legislative or political conditions in the United States or any other country or region in the world;

•
any general geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world;

•
earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics or disease outbreaks and other force majeure events in the United States or any other country or region in the world;

•
any Effect resulting from the announcement of the Merger Agreement or the pendency of the Merger and the transactions contemplated thereby, including the impact thereof on the relationships, contractual or otherwise, of HireRight and its subsidiaries with suppliers, customers, partners, vendors or any other third person (other than for purposes of certain representations or warranties contained in the Merger Agreement that relate to consequences of the Merger);

•
the compliance by any Party with the terms of the Merger Agreement (other than certain covenants related to the conduct of HireRight between signing of the Merger Agreement and the Effective Time), including any action taken or refrained from being taken as expressly required by the Merger Agreement;

•	changes after February 15, 2024 in GAAP or other applicable accounting standards or in any applicable laws or regulations (or the binding interpretation of any of the foregoing);
•
changes after February 15, 2024 in the price or trading volume of Company Common Stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

•
any failure, in and of itself, by HireRight and its subsidiaries to meet (1) any public analyst estimates or expectations of HireRight’s revenue, earnings or other financial performance or results of operations for any period, or (2) any internal projections or forecasts of its revenues, earnings or other financial performance (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

•
any transaction litigation or other legal proceeding threatened, made or brought by any of the current or former stockholders of HireRight (on their own behalf or on behalf of HireRight) against HireRight, any of its executive officers or other employees or any member of the HireRight Board arising out of the Merger or any other transaction contemplated by the Merger Agreement; and

•	certain matters set forth in the confidential disclosure letter to the Merger Agreement.
except, with respect to preceding bullets 1, 2, 3, 4, 5, 6 and 9, to the extent that such Effect has had a disproportionate adverse effect on HireRight relative to other companies operating in the industries in which HireRight and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect.
In the Merger Agreement, HireRight made customary representations and warranties to Parent and Merger Sub (the “Buyer Parties”) that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to HireRight;
•	HireRight’s corporate power and authority to enter into and perform the Merger Agreement and the enforceability of the Merger Agreement;
•	the necessary approval of the HireRight Board and the Special Committee;
•	the rendering of Centerview’s fairness opinion to the Special Committee;
•	the inapplicability of anti-takeover statutes to the Merger Agreement, the Support Agreements, the Merger and the transactions contemplated thereby;

•	the necessary vote of HireRight stockholders and Unaffiliated Stockholders in connection with the Merger Agreement;
•
the absence of any conflict or violation of any organizational documents of HireRight, certain existing contracts of HireRight and its subsidiaries, applicable laws to HireRight or its subsidiaries or the resulting creation of any lien upon the properties or assets of HireRight or its subsidiaries due to the execution and delivery of the Merger Agreement and performance thereof;

•	required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;
•	the capital structure of HireRight as well as the ownership and capital structure of its subsidiaries;
•
the absence of any contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any of HireRight’s securities;

•
the absence of any undisclosed exchangeable security, option, warrant or other right convertible into shares of capital stock, or other equity or voting interest in HireRight or any of HireRight’s subsidiaries;

•	the accuracy and completeness of HireRight’s SEC filings and financial statements;
•	HireRight’s disclosure controls and procedures;
•	HireRight’s internal accounting controls and procedures;
•	the absence of specified undisclosed liabilities;
•
the conduct of the business of HireRight and its subsidiaries in the ordinary course consistent with past practices and the absence of any Company Material Adverse Effect, in each case, since September 30, 2023;

•
the enforceability of specified categories of HireRight’s and its subsidiaries’ material contracts, and any notices with respect to termination or intent not to renew those material contracts therefrom;

•	real property leased or subleased by HireRight and its subsidiaries;
•	environmental matters;
•	trademarks, patents, copyrights and other intellectual property matters;
•	data security and privacy matters;
•	tax matters;
•	employee benefit plans;
•	labor matters;
•	HireRight’s and its subsidiaries’ compliance with laws and possession of necessary permits;
•	litigation matters;
•	insurance matters;
•
absence of any contract, transactions, arrangements or understandings between HireRight or any of its subsidiaries and any affiliate or related person (other than the Sponsor Stockholders or their affiliates);

•	payment of fees to brokers in connection with the Merger Agreement;
•	export controls matters and compliance with the Foreign Corrupt Practices Act of 1977; and
•	government contracts.

Under the Merger Agreement, the Buyer Parties acknowledge that HireRight has not made any representations or warranties other than those expressly set forth in the Merger Agreement, the Limited Guarantees or the Support Agreements, and expressly disclaim reliance on any representation, warranty or other information regarding HireRight, other than those expressly set forth in the Merger Agreement, the Limited Guarantees or the Support Agreements.
In the Merger Agreement, the Buyer Parties made customary representations and warranties to HireRight that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•	due organization, good standing and authority and qualification to conduct business with respect to the Buyer Parties and availability of the organizational documents of the Buyer Parties;
•	the Buyer Parties’ authority to enter into and perform the Merger Agreement;
•
the absence of any conflict or violation of the Buyer Parties’ organizational documents, existing contracts, applicable laws or the resulting creation of any lien upon the Buyer Parties’ properties or assets due to the execution and delivery of the Merger Agreement and performance thereof;

•	required consents and regulatory filings in connection with the Merger Agreement and performance thereof;
•	the absence of litigation and orders;
•	payment of fees to brokers in connection with the Merger Agreement;
•	operations of the Buyer Parties;
•	the absence of any required consent of holders of voting interests in the Buyer Parties;
•	delivery and enforceability of the Limited Guarantees;
•	matters with respect to Parent’s financing and sufficiency of funds;
•	the absence of any stockholder or management arrangements; and
•	the solvency of the Surviving Corporation following the consummation of the Merger and the transactions contemplated by the Merger Agreement.
Under the Merger Agreement, HireRight acknowledges that the Buyer Parties have not made any representations or warranties other than those expressly set forth in the Merger Agreement, and expressly disclaims reliance on any representation, warranty or other information regarding the Buyer Parties, other than those expressly set forth in the Merger Agreement.
The representations and warranties contained in the Merger Agreement will not survive consummation of the Merger.
Conduct of Business Pending the Merger
The Merger Agreement provides that, except (1) as expressly contemplated by the Merger Agreement or required by applicable law or order, (2) as approved in advance by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed) or (3) as disclosed in the confidential disclosure letter to the Merger Agreement, during the period of time between the date of the signing of the Merger Agreement and the Effective Time, HireRight will, and will cause each of its subsidiaries to:
•	use its respective reasonable best efforts to maintain its existence in good standing pursuant to applicable law;
•
subject to the restrictions and exceptions set forth in the Merger Agreement, conduct its business and operations in the ordinary course of business, consistent with past practices, in all material respects; and

•
use its respective reasonable best efforts to (A) preserve intact its material assets, properties, contracts or other material legally binding understandings, licenses and business organizations and (B) preserve the current relationships with material customers, vendors, distributors, partners, lessors, licensors, licensees, creditors, contractors and other persons with which HireRight and its subsidiaries have material business relations.

In addition, HireRight has also agreed that, except as (1) expressly contemplated by the Merger Agreement or required by applicable law or order, (2) approved in advance by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed) or (3) disclosed in the confidential disclosure letter to the Merger Agreement, during the period of time between the date of the signing of the Merger Agreement and the Effective Time, HireRight will not, and will cause each of its subsidiaries not to, among other things:
•	amend the organizational documents, other than in respect of subsidiaries in immaterial respects;
•	liquidate, dissolve, merge, consolidate, restructure, recapitalize, statutorily convert, divide, redomesticate, share exchange or reorganize;
•
issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities, except for the issuance or sale of shares of Company Common Stock in connection with the exercise or settlement (as applicable) of the Company Equity Awards outstanding as of February 15, 2024 in accordance with their terms as in effect on such date;

•
directly or indirectly acquire, repurchase or redeem any securities, except for (A) repurchases, withholdings or cancellations of Company Securities pursuant to the terms and conditions of the Company Equity Awards outstanding as of February 15, 2024, in accordance with their terms as in effect on such date, or (B) transactions between HireRight and any of its subsidiaries;

•	adjust, split, combine, pledge, encumber or modify the terms of capital stock of HireRight or any of its subsidiaries;
•	declare, set aside or pay any dividend or other distribution;
•
incur or assume any indebtedness or issue any debt securities, except (1) for trade payables incurred in the ordinary course of business, consistent with past practices, (2) obligations incurred pursuant to business credit cards in the ordinary course of business, consistent with past practices, (3) borrowings under HireRight’s existing revolving credit facility in the ordinary course and (4) intercompany loans or advances between or among HireRight and its subsidiaries;

•	assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person, except with respect to obligations of any subsidiaries of HireRight;
•	mortgage, pledge or incur any lien upon any assets other than in connection with financing transactions permitted by the Merger Agreement or consented to by Parent;
•
make any loans, advances or capital contributions to, or investments in, any other person except for (1) extensions of credit to customers in the ordinary course of business, consistent with past practices, (2) advances to Service Providers (as defined in the Merger Agreement) for travel and other business-related expenses, in each case, in the ordinary course of business, consistent with past practices, and in compliance in all material respects with HireRight and its subsidiaries’ policies related thereto and (3) loans, advances or other extensions of credit or capital contributions to, or investments in HireRight or any of its subsidiaries;

•
acquire, lease, license, sell, abandon, transfer, assign, guarantee or exchange any (A) products or services embodying the intellectual property of HireRight and its subsidiaries or (B) assets in excess of $500,000, and other than (1) the acquisition, sale, lease or licensing of products or services of HireRight and its subsidiaries in the ordinary course of business, consistent with past practices, (2) the acquisition, assignment or abandonment of immaterial intellectual property of HireRight and its subsidiaries in connection with the exercise of the reasonable business judgment of HireRight and its subsidiaries in the ordinary course of business, consistent with past practices and (3) any capital expenditures permitted by (or consented to by Parent under) the confidential disclosure letter to the Merger Agreement;
•
except as required by law or the terms of the Employee Plans as in effect on February 15, 2024, (A) enter into, adopt, amend (including accelerating the vesting, payment or funding), modify or terminate any Employee Plan or other plan, program, agreement or arrangement that would constitute an Employee Plan if in effect on February 15, 2024 (other than at-will offer letters (or, for jurisdictions outside of the United States, employment agreements that provide for employment periods or rights no greater than required by applicable law) entered into with new hires of employees of HireRight and its subsidiaries in the ordinary course of business consistent with past practices and whose annual base salary or wages is less than $175,000), (B) increase the compensation of any Service Provider, grant any Company Equity Award or pay any special bonus or special remuneration to any Service Provider, grant any Company Equity Award or pay any benefit not required by (or accelerate the time of payment or vesting of any payment becoming due under) any Employee Plan as in effect as of February 15, 2024, except in the case of each of clauses (A) and (B), as may be required by applicable law or the terms of the applicable Employee Plan in effect as of February 15, 2024 or for normal increases in cash compensation in the ordinary course of business, consistent with past practice, for Service Providers with an annual base salary or wages (or, in the case of non-employee Service Providers, equivalent compensation) of less than $175,000; (C) enter into any change in control, severance or similar agreement or any retention or similar agreement with any employee of HireRight or its subsidiaries, except in the case of separation and release agreements entered into in the ordinary course of business, consistent with past practice, providing for severance in accordance with the terms of the applicable Employee Plan as in effect as of February 15, 2024 applicable to employees of HireRight or its subsidiaries with an annual base salary or wages of less than $175,000; or (D) hire, terminate (other than for “cause” or equivalent under applicable local law), furlough or temporarily lay off any Service Provider, in each case with an annual base salary or wages (or, in the case of non-employee Service Providers, equivalent compensation) of $175,000 or more;

•
settle, release, waive or compromise any material litigation involving HireRight and its subsidiaries, except for the settlement of any legal proceeding or other claim that is (A) reflected or reserved against in the consolidated balance sheet of HireRight and its subsidiaries as of December 31, 2022, (B) for solely monetary payments of, net of insurance recovery, no more than $250,000 individually and $1,000,000 in the aggregate, and that does not involve any admission of wrongdoing; or (C) settled in compliance with the terms of the Merger Agreement;

•	except as required by applicable law or GAAP, revalue in any material respect any assets or change accounting practices;
•
(A) make (except in the ordinary course of business) or change any material tax election; (B) settle, consent to or compromise any material tax claim or assessment or surrender a right to a material tax refund; (C) consent to any extension or waiver of any limitation period with respect to any material tax claim or assessment (other than an extension of a limitation period arising by operation of law as a result of an automatic extension of time to file any tax return obtained in the ordinary course of business); (D) file any amended tax return; or (E) enter into a closing agreement or voluntary disclosure agreement with any governmental authority regarding any material taxes;

•
incur or commit to incur any capital expenditures other than to the extent that such capital expenditures are otherwise reflected in HireRight’s capital expenditure budget, as previously disclosed to the Buyer Parties in the confidential disclosure letter to the Merger Agreement;

•	enter into, modify, amend or terminate any Material Contracts (as defined in the Merger Agreement);
•	fail to maintain insurance at current levels;
•
engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of HireRight or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

•
effectuate or announce any closing, employee layoff, furlough, reduction to terms and conditions of employment or other event affecting in whole or in part any site of employment, facility, operating unit or employee that would result in liability of HireRight and its subsidiaries under the United States Worker Adjustment and Retraining Notification Act of 1988 and any similar foreign, state or local law;

•
grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business and consistent with past practices;

•
make any acquisitions by merger, consolidation or acquisition of stock or assets or enter into any joint ventures or similar arrangements, but not including reseller agreements and similar commercial relationships that do not include the formation of any entity with any third person;

•
enter into, negotiate, modify or terminate any collective bargaining agreement or agreement or arrangement to form a works council or other contract with any labor union, works council or other labor organization; or recognize or certify any labor union, works council or other labor organization or group of employees, as the bargaining representative for any employees of HireRight or its subsidiaries;

•	waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement or other restrictive covenant obligation of any current or former Service Provider;
•
adopt or implement any stockholder rights plan or similar arrangement, in each case, applicable to the Merger or any other transaction consummated in compliance with Parent’s rights under the Merger Agreement;

•
(i) cancel, modify, amend or waive or terminate the Company Credit Agreement, except for modification or amendments to the Company Credit Agreement that would not impair the ability of Parent to obtain the Debt Financing, (ii) reduce the ability of HireRight and its subsidiaries to incur secured debt for borrowed money in the form of the Debt Financing on the Closing Date in any material respect, (iii) reduce the ability of HireRight and its subsidiaries to make Restricted Payments (as defined in the Company Credit Agreement) on the Closing Date in any material respect, (iv) impair the ability of the Merger to be consummated in compliance with any “merger” or “fundamental changes” covenant in the Company Credit Agreement, (v) consent to or otherwise permit any assignment or transfer of rights or interests of HireRight or any of its subsidiaries in or with respect to the Company Credit Agreement or borrowings thereunder, (vi) fail to make any interest payment under the Company Credit Agreement as and when due or (vii) amend or modify the stated final maturity date of any indebtedness for borrowed money under the Company Credit Agreement to be sooner than such maturity date as in effect as of February 15, 2024, amend or modify the interest rate or undrawn commitment fees payable by HireRight or its subsidiaries under any such agreement in a manner materially adverse to HireRight or its subsidiaries or amend or modify any such agreement to reduce the amount of the total lending commitments thereunder;

•
apply for, seek or obtain any permit, or enter any new geographic market, if doing so (i) would prevent, materially impede the transactions contemplated by the Merger Agreement or (ii) would require the Buyer Parties, GA, Stone Point or their respective affiliates to make any filing or notice with or disclosure to any governmental authority; or

•	enter into, authorize any of or agree or commit to enter into a contract to do any of the foregoing.
Solicitation of Other Offers
For purposes of this proxy statement and the Merger Agreement:
“Acceptable Confidentiality Agreement” means an agreement with HireRight containing provisions that require the counterparty thereto (and any of its affiliates and representatives) that receives material non-public information of or with respect to HireRight and its subsidiaries to keep such information confidential; provided that the provisions contained therein are no less restrictive in any material respect to such counterparty (and any of its affiliates and representatives named therein) than the confidentiality obligations set forth in the Stockholders Agreement (except that such agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Acquisition Proposal).

“Acquisition Proposal” means any offer or proposal (other than an offer or proposal by the Buyer Parties or their affiliates) to engage in an Acquisition Transaction. “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:
•
any direct or indirect purchase or other acquisition by any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons (in each case, other than the Buyer Parties, their affiliates or any group that includes the Buyer Parties or their affiliates), whether from HireRight or any other person(s), of securities representing more than 15% of the total outstanding equity securities of HireRight (by vote or economic interests) after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or “group” of persons that, if consummated in accordance with its terms, would result in such person or “group” of persons beneficially owning more than 15% of the total outstanding equity securities of HireRight (by vote or economic interests) after giving effect to the consummation of such tender or exchange offer;

•
any direct or indirect purchase, license or other acquisition by any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons (in each case, other than the Buyer Parties or their affiliates or any group that includes the Buyer Parties or their affiliates) of assets constituting or accounting for more than 15% of the consolidated assets, revenue or net income of HireRight and its subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

•
any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving HireRight pursuant to which (A) any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons (in each case, other than the Buyer Parties or their affiliates or any group that includes the Buyer Parties or their affiliates) would hold securities representing more than 15% of the total outstanding equity securities of HireRight (by vote or economic interests) after giving effect to the consummation of such transaction or (B) HireRight stockholders immediately preceding such transaction hold less than 85% of the total outstanding equity securities (by vote or economic interests) in the surviving or resulting entity of such transaction.

“Alternative Acquisition Agreement” means any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement.
“Superior Proposal” means any bona fide unsolicited written Acquisition Proposal that did not arise from a material breach of the Merger Agreement for an Acquisition Transaction on terms that the Special Committee has determined in good faith (after consultation with its financial advisor and outside legal counsel) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including the timing and certainty of closing) and the identity of the person making the proposal and other aspects of the Acquisition Proposal that the Special Committee deems relevant, and if consummated, would be more favorable, from a financial point of view, to the Unaffiliated Stockholders (in their capacity as such) than the Merger (taking into account any revisions to the Merger Agreement made or proposed in writing by Parent prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%” and all references to “85%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”
No-Shop Period
From and after February 15, 2024 until the earlier to occur of the valid termination of the Merger Agreement and the Effective Time, HireRight will cease and cause to be terminated any discussions or negotiations with any person and its affiliates and representatives, cease providing any further information with respect to HireRight or any Acquisition Proposal to any such person or its affiliates or representatives and terminate all access granted to any such person and its affiliates or representatives to any physical or electronic data room.

In addition, from and after February 15, 2024 until the earlier to occur of the valid termination of the Merger Agreement and the Effective Time, HireRight and its subsidiaries will not, and will not instruct, authorize or knowingly permit any of their affiliates or representatives to, directly or indirectly:
•
solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist any proposal or inquiry that constitutes or is reasonably expected to lead to an Acquisition Proposal;

•
furnish to any person (other than to Parent or any designees of Parent) any non-public information relating to HireRight or its subsidiaries or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of HireRight or its subsidiaries (other than to Parent or any designees of Parent), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to an Acquisition Proposal;

•	participate or engage in discussions or negotiations with any person with respect to any inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;
•	approve, endorse or recommend any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;
•	enter into any Alternative Acquisition Agreement; or
•	authorize or commit to do any of the foregoing.
Notwithstanding these restrictions, at any time from and after February 15, 2024 until the time the Requisite Stockholder Approvals are obtained, HireRight and the Special Committee may, among other things, directly or indirectly, participate or engage in discussions or negotiations with, furnish any non-public information relating to HireRight and its subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of HireRight and its subsidiaries pursuant to an Acceptable Confidentiality Agreement to any person or its affiliates or representatives that has made or delivered to HireRight a bona fide written Acquisition Proposal after February 15, 2024, and otherwise facilitate such Acquisition Proposal or assist such person (and its affiliates, representatives and financing sources) with such Acquisition Proposal (in each case, if requested by such person), in each case, that did not arise from a material breach of the Merger Agreement, provided that the Special Committee has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and the Special Committee has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by the above would be inconsistent with its fiduciary duties pursuant to applicable law. HireRight must promptly (and in any event within 24 hours) make available to Parent any non-public information concerning HireRight and its subsidiaries that is provided to any such person or its affiliates or representatives that was not previously made available to Parent.
A breach of these “no-solicitation” provisions of the Merger Agreement by any director, officer or other representative of HireRight (other than a consultant or an employee of HireRight who is not an officer of HireRight and is not acting at the direction of HireRight in connection with any action that constitutes a breach of the “no-solicitation” provisions) will be deemed to be a breach of such provisions by HireRight.
Recommendation Changes
As described above, and subject to the provisions described below, the HireRight Board and Special Committee have made the recommendation that HireRight stockholders vote “FOR” the proposal to adopt the Merger Agreement. The Merger Agreement prohibits the HireRight Board (or a committee thereof, including the Special Committee) from effecting a Recommendation Change (as defined below) except as described below.

Prior to obtaining the Requisite Stockholder Approvals, the HireRight Board (or a committee thereof, including the Special Committee) may not take any of the following actions (any such action, a “Recommendation Change”):
•
withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Special Committee’s recommendation or the HireRight Board’s recommendation in a manner adverse to Parent in any material respect;

•	adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal;
•
fail to publicly reaffirm the Special Committee’s recommendation or the HireRight Board’s recommendation within 10 business days after Parent so requests in writing, except that HireRight will have no obligation to make such reaffirmation on more than three separate occasions;

•
take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer within 10 business days after commencement thereof, other than a recommendation against such offer or a “stop, look and listen” communication by the HireRight Board (or a committee thereof, including the Special Committee) to HireRight stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); or

•	fail to include the Special Committee’s recommendation or the HireRight Board’s recommendation in this proxy statement.
Notwithstanding the restrictions described above, prior to obtaining the Requisite Stockholder Approvals, other than in connection with a bona fide Acquisition Proposal that constitutes a Superior Proposal, the HireRight Board, upon the recommendation of the Special Committee, or the Special Committee may effect a Recommendation Change if (1) there has been an Intervening Event (as defined below) or (2) the Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law and only if:
•
HireRight has provided prior written notice to Parent at least four business days in advance to the effect that the HireRight Board, upon the recommendation of the Special Committee, or the Special Committee has (1) so determined, and (2) resolved to effect a Recommendation Change pursuant to the Merger Agreement, which notice must specify the applicable Intervening Event in reasonable detail; and

•
prior to effecting such Recommendation Change, HireRight and its affiliates and representatives, during such four business day period, must have negotiated with Parent and its affiliates and representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of the Merger Agreement and the other documents contemplated thereby, and after taking into account any revisions to the terms of the Merger Agreement and the other documents contemplated thereby, the Special Committee determines that the failure to make a Recommendation Change in response to such Intervening Event would be inconsistent with its fiduciary duties pursuant to applicable law.

In addition, prior to obtaining the Requisite Stockholder Approvals, if HireRight has received a bona fide Acquisition Proposal that the Special Committee has concluded in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, then the HireRight Board, upon the recommendation of the Special Committee, or the Special Committee, may effect a Recommendation Change with respect to such Acquisition Proposal or authorize HireRight to terminate the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, but only if:
•
the Special Committee has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law;

•
HireRight and its subsidiaries and their affiliates and representatives have complied in all material respects with their obligations pursuant to the Merger Agreement with respect to such Acquisition Proposal;

•
HireRight has provided prior written notice to Parent at least four business days in advance to the effect that the HireRight Board, upon the recommendation of the Special Committee, or the Special Committee has (1) received a bona fide Acquisition Proposal that has not been withdrawn, (2) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal and (3) resolved to effect a Recommendation Change or to terminate the Merger Agreement absent any revision to the terms and conditions of the Merger Agreement, which notice will specify the basis for such Recommendation Change or termination, including the identity of the person or “group” of persons making such Acquisition Proposal, the status of discussions relating to such Acquisition Proposal, the material terms and conditions thereof and unredacted copies of all written requests, proposals, offers, agreements and other relevant documents (including, among others, all financing commitments) relating to such Acquisition Proposal;

•
prior to effecting such Recommendation Change or termination, HireRight and its affiliates and representatives at least four business days in advance, have (1) permitted Parent and its affiliates and representatives to make a presentation to the Special Committee regarding the Merger Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such presentation), (2) negotiated with Parent and its affiliates and representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of the Merger Agreement and the other documents contemplated thereby so that such Acquisition Proposal would cease to constitute a Superior Proposal and (3) after four business days, the HireRight Board, upon the recommendation of the Special Committee, or the Special Committee concludes in good faith (after taking into account any such revisions proposed by Parent) that such Acquisition Proposal remains a Superior Proposal (provided that in the event of any material revisions, updates or supplements to such Acquisition Proposal, HireRight must deliver a new written notice to Parent and to comply with the foregoing requirements with respect to such new written notice, except HireRight and its affiliates and representatives will give new written notice at least three business days in advance); and

•
solely in the event of any termination of the Merger Agreement in order to cause or permit HireRight and its subsidiaries to enter into an Alternative Acquisition Agreement, HireRight has validly terminated the Merger Agreement in accordance with the terms of the Merger Agreement, including paying to Parent the Company Termination Fee (as defined below).

For purposes of this proxy statement and the Merger Agreement, an “Intervening Event” means any positive material event or development or material change in circumstances with respect to HireRight (other than in connection with a bona fide Acquisition Proposal that constitutes a Superior Proposal) that (1) was not actually known to, or reasonably foreseeable to, the Special Committee or the HireRight Board as of February 15, 2024, and (2) does not relate to (a) any Acquisition Proposal, or (b) the mere fact, in and of itself, that HireRight meets or exceeds any internal or published or third party projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after February 15, 2024, or changes after February 15, 2024 in the market price or trading volume of Company Common Stock or HireRight’s credit rating, except that the underlying cause of any of the foregoing in clause (b) may be considered and taken into account.
Employee Benefits
For a period of one year following the Closing (or, if earlier, the applicable termination date of the employee) (the “Continuation Period”), the Surviving Corporation and its subsidiaries will continue to provide to each employee of HireRight who continues to be employed by HireRight or its subsidiaries immediately following the Closing (each such employee, a “Continuing Employee”) with employee benefits (other than defined benefit pension, nonqualified deferred compensation, post-employment or retiree health or welfare, change in control, retention or equity-based benefits) to each Continuing Employee that are substantially comparable in the aggregate to those provided to such Continuing Employees immediately prior to the Effective Time. In each case, during the Continuation Period, base compensation and target annual cash incentive compensation opportunities (other than equity or equity-based incentive arrangements) will not be decreased for any Continuing Employee. During the Continuation Period, the Surviving Corporation and its subsidiaries will (and Parent will cause the Surviving Corporation and its subsidiaries to) provide severance benefits to eligible employees in accordance with HireRight’s severance plans, guidelines and practices as in effect as of the Effective Time to the extent made available to Parent no later than March 16, 2024.

The Surviving Corporation and its subsidiaries will grant to such Continuing Employee credit for service with HireRight and its subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting, future vacation accrual and determining severance amounts, except that (i) such service need not be credited to the extent that it would result in duplication of coverage, benefits or compensation, (ii) such service will only be credited to the same extent and for the same purpose as such service was credited under an analogous Employee Plan and (iii) no service shall be required to be credited under any plan that provides for equity or equity-based, defined benefit pension, deferred compensation or post-employment or retiree welfare benefits. In addition, the Surviving Corporation will use reasonable best efforts to ensure that: (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all group welfare benefit plans sponsored by the Surviving Corporation and its subsidiaries to the extent that coverage pursuant to any such group welfare benefit plans (the “New Plan”) replaces coverage previously provided under a comparable group welfare Employee Plan in which such Continuing Employee participated immediately before the Effective Time (such plans, the “Old Plans”); and (ii) during the plan year in which the Closing Date occurs, for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, (x) the Surviving Corporation will cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, and (y) the Surviving Corporation will cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year ending on the Closing Date to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance, co-pay, offsets and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
Conditions to the Closing of the Merger
The respective obligations of the Buyer Parties and HireRight to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law, except with respect to the Requisite Stockholder Approvals, which is not waivable) of each of the following conditions:
•	the receipt of the Requisite Stockholder Approvals;
•	the expiration or termination of the applicable waiting period (and any extension thereof) under the HSR Act; which waiting period expired at 11:59 PM ET on April 1, 2024; and
•	the consummation of the Merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental authority of competent jurisdiction.
In addition, the obligations of the Buyer Parties to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by Parent:
•
the accuracy of the representations and warranties of HireRight set forth in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the Closing Date and, in the case of certain representations, as of February 15, 2024 (in each case, except to the extent any such representation and warranty speaks to an earlier date, in which case the accuracy of such representation and warranty is determined as of such earlier date);

•
HireRight having performed and complied in all material respects with all covenants, obligations and conditions of the Merger Agreement required to be performed or complied with by HireRight at or prior to the Closing;

•
the receipt by the Buyer Parties of a certificate of HireRight, validly executed for and on behalf of HireRight and in its name by a duly authorized executive officer thereof, certifying that the foregoing conditions to the obligations of the Buyer Parties to consummate the Merger have been satisfied; and

•	the absence of any Company Material Adverse Effect after February 15, 2024.

In addition, the obligation of HireRight to consummate the Merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by HireRight:
•
the accuracy of the representations and warranties of the Buyer Parties set forth in the Merger Agreement, subject to applicable materiality or other qualifiers, as of February 15, 2024, and as of the Closing Date (in each case, except to the extent any such representation and warranty speaks to an earlier date, in which case the accuracy of such representation and warranty is determined as of such earlier date);

•
the Buyer Parties having performed and complied in all material respects with all covenants, obligations and conditions of the Merger Agreement required to be performed and complied with by the Buyer Parties at or prior to the Closing; and

•
the receipt by HireRight of a certificate of the Buyer Parties, validly executed for and on behalf of the Buyer Parties and in their respective names by a duly authorized officer thereof, certifying that the foregoing conditions to the obligations of HireRight to effect the Merger have been satisfied.

Indemnification and Insurance
The Merger Agreement provides that the Surviving Corporation and its subsidiaries will (and Parent will cause the Surviving Corporation and its subsidiaries to) honor and fulfill, in all respects, the obligations of HireRight and its subsidiaries pursuant to any indemnification agreements between HireRight or any of its subsidiaries and current or former directors or officers (and any person who becomes a director or officer of HireRight or any of its subsidiaries prior to the Effective Time) or employees, for any acts or omissions by such indemnified persons or employees occurring prior to the Effective Time. In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its subsidiaries will (and Parent will cause the Surviving Corporation and its subsidiaries to) cause the certificates of incorporation, bylaws and other similar organizational documents of the Surviving Corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the certificate of incorporation, bylaws and other similar organizational documents of HireRight and its subsidiaries, as applicable, as of February 15, 2024. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any adverse manner except as required by applicable law.
In addition, the Merger Agreement provides that, during the six-year period commencing at the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) indemnify and hold harmless each current or former director or officer of HireRight and its subsidiaries (and any person who becomes a director or officer of HireRight or any of its subsidiaries prior to the Effective Time), to the fullest extent permitted by law or pursuant to any indemnification agreements with HireRight and its subsidiaries in effect on February 15, 2024, from and against all costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding arising, directly or indirectly, out of or pertaining, directly or indirectly, to (1) any action or omission, or alleged action or omission, in such indemnified person’s capacity as an affiliate, director, officer, employee or agent of HireRight, its subsidiaries or their affiliates to the extent that such action or omission, or alleged action or omission, occurred prior to or at the Effective Time, and (2) the Merger, as well as any actions taken by HireRight or its subsidiaries or the Buyer Parties with respect thereto. The Merger Agreement also provides that HireRight and its subsidiaries will advance all fees and expenses (including fees and expenses of any counsel) as incurred by any such indemnified person in the defense of such legal proceeding.
In addition, the Merger Agreement requires the Surviving Corporation to, and Parent to cause the Surviving Corporation to, maintain in effect the Company’s directors’ and officers’ liability insurance, on terms that are equivalent to those of HireRight’s directors’ and officers’ liability insurance in effect on February 15, 2024, for a period of at least six years commencing at the Effective Time. The Surviving Corporation will not be required to pay annual premiums for such policy in excess of 300% of the aggregate annual premiums currently paid by HireRight for its last full fiscal year, and if the premium for such insurance coverage would exceed such amount, the Surviving Corporation is obligated to obtain the greatest coverage available for a cost not exceeding such amount from an insurance carrier or carriers with the same or better credit rating as HireRight’s directors’ and officers’ liability insurance carrier or carriers on February 15, 2024.
The Merger Agreement permits HireRight, at its option, and at the request of Parent, to purchase a prepaid six-year “tail” policy from an insurance carrier with the same or better credit rating as HireRight’s directors’ and officers’ liability insurance carrier on February 15, 2024 on terms that are no less favorable than those of HireRight’s directors’ and officers’ liability insurance policies as in effect on February 15, 2024, so long as the aggregate cost for such “tail” policy does not exceed 300% of the amount paid by HireRight for coverage for its last full fiscal year.
For more information, please refer to the section of this proxy statement captioned “Special Factors—Interests of HireRight’s Directors and Executive Officers in the Merger.”
Other Covenants
Stockholders’ Meeting
HireRight has agreed to take all necessary action (in accordance with applicable law, NYSE rules and HireRight’s organizational documents) to establish a record date for, duly call, give notice of, convene and hold the Special Meeting as promptly as reasonably practicable following the mailing of this proxy statement for the purpose of voting upon the adoption of the Merger Agreement and the approval of the Merger.
Transaction Litigation
Prior to the Effective Time, HireRight will: (1) provide Parent with prompt notice of all stockholder litigation relating to the Merger Agreement or the Merger, (2) keep Parent reasonably informed with respect to status thereof, (3) give Parent the opportunity to review and propose comments with respect to all filings, pleadings and responses proposed to be filed or submitted by or on behalf of HireRight prior to such filing or submission, and HireRight shall consider such comments in good faith, (4) give Parent a reasonable opportunity to review in advance all materials proposed to be delivered by or on behalf of HireRight in connection with any discovery or document production with respect to such litigation, (5) give Parent the opportunity to participate in the defense, settlement or prosecution of any such litigation and (6) consult with Parent with respect to the defense, settlement or prosecution of such litigation. HireRight may not settle any such litigation without Parent’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed).
Regulatory Efforts
HireRight and the Buyer Parties have agreed to use their respective reasonable best efforts to consummate and make effective the Merger in the most expeditious manner practicable. If necessary to receive clearance of the Merger pursuant to the HSR Act, the Buyer Parties will offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (1) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets, rights, products or businesses of HireRight and its subsidiaries, and (2) any other restrictions on the activities of HireRight and its subsidiaries, except that the Buyer Parties will not have an obligation to offer, negotiate, commit to or effect any of the foregoing actions if such action would have a material adverse effect on the business of HireRight and its subsidiaries, taken as a whole, or if such action is not conditioned upon the Closing.
Debt Financing Efforts
Until the Closing, subject to the limitations set forth in the Merger Agreement, HireRight will use its reasonable best efforts to, and will use its reasonable best efforts to cause each of its subsidiaries and its and their respective affiliates and representatives to (other than with respect to certain forms of cooperation, which shall not be subject to such reasonable best efforts qualifiers), provide Parent with such reasonable cooperation as may be reasonably requested by Parent to assist the Buyer Parties in arranging the Debt Financing (if any) to be obtained by the Buyer Parties or their respective affiliates in connection with the Merger. HireRight’s obligations include, but are not limited to, reasonably cooperating with the marketing and due diligence efforts for the Debt Financing, providing reasonable assistance with the timely preparation of documents required in connection with the Debt Financing, providing reasonable cooperation in granting of and perfecting security interests in collateral, furnishing Parent and the Debt Financing Sources with financial statements within the time periods required by the Debt Financing Letter and other available financial and pertinent information, furnishing Parent and the Debt Financing Sources with documentation and information requested respect to applicable “know your customer” and anti-money laundering rules and regulations and providing reasonably requested authorization letters to the Debt Financing Sources with respect to distribution of the marketing materials, subject to the limitations set forth in the Merger Agreement.
The Merger Agreement does not require HireRight or any of its subsidiaries to (1) waive or amend any terms of the Merger Agreement, pay any commitment fee or similar fee or agree to pay any other fees or reimburse any expenses or otherwise issue or provide any indemnities prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent, (2) enter into, approve, modify or perform any definitive agreement (other than authorization letters) or commitment or distribute any cash (except to the extent subject to concurrent reimbursement by Parent) that will be effective prior to the Closing Date, (3) give any indemnities in connection with the Debt Financing that are effective prior to the Effective Time and only to the extent previously agreed in writing by HireRight, (4) take any action that would unreasonably interfere with the conduct of the business of HireRight or any of its subsidiaries or create an unreasonable risk of damage or destruction to any property or assets of HireRight or any of its subsidiaries, (5) provide any presentations, memoranda or other materials or documents used in the connection with the Debt Financing with respect to which HireRight or any of its subsidiaries or their respective affiliates and representatives provided cooperation pursuant to their obligations under the Merger Agreement or any of such documents or materials containing information based on financial information or data derived from HireRight’s or any of its subsidiaries’ historical books and records, in all cases, (A) which does not include language that exculpates HireRight and its subsidiaries and their respective representatives and affiliates from any liability in connection with the unauthorized use or misuse by the recipients thereof of all such presentations, memoranda and other materials and documents and information set forth therein, and (B) which HireRight and its affiliates and representatives have not been given reasonable opportunity to review and comment on, (6) prepare separate financial statements for HireRight or any of its subsidiaries to the extent not customarily prepared by HireRight or any of its subsidiaries and to the extent such preparation would be unduly burdensome or change any fiscal period, (7) adopt any resolutions, execute any consents or otherwise take any corporate or similar action prior to the Closing, (8) provide any legal opinion prior to the Closing or (9) take any action that will conflict with or violate its organizational documents or any applicable laws or would result in a material violation or breach of, or default under, any material agreement to which any member of HireRight and its subsidiaries is a party.
Parent and Merger Sub will indemnify and hold harmless HireRight, its subsidiaries and its and their respective affiliates and representatives from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with any obligations with respect to the cooperation provided for the Debt Financing or any information utilized in connection therewith, except in the event such liabilities, expenses or losses arose out of or result from the fraud, gross negligence, recklessness or willful misconduct of HireRight, its subsidiaries or its and their respective affiliates and representatives (such obligations, the “Reimbursement Obligations”).
Subject to the limitations set forth in the Merger Agreement, Parent and Merger Sub will use its reasonable best efforts to obtain the Debt Financing on the terms and conditions described in the Debt Commitment Letter, including (i) maintaining in effect the Debt Commitment Letter until the Merger and the transactions contemplated in connection therewith are consummated in accordance with their respective terms, subject to amendments, modifications and replacements permitted under the Merger Agreement, (ii) satisfying, or causing to be satisfied, on a timely basis all conditions to the Debt Financing applicable to Parent and/or Merger Sub that are within its control and (iii) consummating the Debt Financing on or prior to the Effective Time in accordance with the terms of the Debt Commitment Letter, provided that Parent and/or Merger Sub may agree to any amendment or modification of the Debt Commitment Letter, and/or elect to replace all or a portion of the Debt Financing with alternative debt financing, subject only to such conditions to funding as are substantially similar, or not less favorable in the aggregate, from the standpoint of HireRight and its shareholders, than the terms and conditions set forth in the Debt Commitment Letter as in effect on February 15, 2024, in each case only so long as (A) the aggregate proceeds of the Debt Financing, together with the amount of cash on hand of HireRight and its subsidiaries, available on the Closing Date will be sufficient to fund the aggregate Merger Consideration (which does not include payments with respect to any Sponsor Shares) and to pay other amounts specified in the Merger Agreement to be paid by Parent and Merger Sub in connection with the consummation of the Merger and

(B) such amendment, modification or alternative debt financing contains no incremental conditionality to funding relating to the Debt Financing and would not prevent, materially delay or materially impede or impair the ability of Parent and Merger Sub to consummate the transactions contemplated by the Merger Agreement. Notwithstanding anything to the contrary in the Merger Agreement, neither Parent nor Merger Sub shall be required to seek equity financing from any source or to pay any fees in excess of, or agree to “market flex” provisions less favorable to Parent, Merger Sub or HireRight (or any of their Affiliates) than those contemplated by the Debt Commitment Letter (including any alternative debt financings) (in each case, whether to secure waiver of any conditions contained therein or otherwise).
Parent will give HireRight prompt notice upon (i) becoming aware of any breach of any provision of, or termination by any party to, the Debt Commitment Letter or (ii) upon the receipt of any written notice from any person with respect to any threatened breach of threatened termination of the Debt Commitment Letter.
Obtaining the Debt Financing is not a condition to the Closing. If the Debt Financing has not been obtained, the Buyer Parties will each continue to be obligated, subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, to consummate the Merger.
Marketable Securities
To the extent requested by Parent, HireRight must, and is required to cause its subsidiaries to, use reasonable best efforts to sell or dispose of any marketable securities, any similar securities and any investments in money market funds owned by HireRight and its subsidiaries reasonably proximate to the Closing Date so as to permit the net proceeds of such sale to be used by or at the direction of the Buyer Parties as a potential partial source for the payments contemplated by the Merger Agreement, including the payment of expenses in connection with the transactions contemplated by the Merger Agreement.
Special Committee
Prior to the Effective Time, without the prior written consent of the Special Committee, the HireRight Board will not dissolve or dismantle the Special Committee, or revoke or diminish the authority of the Special Committee. In addition, neither Parent, Merger Sub nor their respective affiliates shall remove or cause the removal of any director of the HireRight Board that is a member of the Special Committee either as a member of the HireRight Board or the Special Committee other than for cause.
Termination of the Merger Agreement
The Merger Agreement may be terminated:
•	at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approvals) by mutual written agreement of HireRight and Parent;
•	by either HireRight or Parent at any time prior to the Effective Time:
•
whether prior to or after the receipt of the Requisite Stockholder Approvals, if (1) any permanent injunction or other judgment or order issued by a governmental authority of competent jurisdiction or other legal or regulatory restraint or prohibition imposed by a governmental authority preventing the consummation of the Merger is in effect, or any action has been taken by any governmental authority of competent jurisdiction that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable, or (2) any statute, rule, regulation or order is enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger (except that this right to terminate the Merger Agreement will not be available to any party whose failure to comply with its obligations under the Merger Agreement resulted in the failure to resolve or lift, as applicable, such injunction, action, statute, rule, regulation or order);

•
whether prior to or after the receipt of the Requisite Stockholder Approvals, if the Merger has not been consummated by the Termination Date, except that this right to terminate the Merger Agreement will not be available to any party whose action or failure to act (which action or failure to act constitutes a breach by such party of the Merger Agreement) has been the primary cause of or primarily resulted in the failure of the Closing to have occurred prior to the Termination Date; or

•
if HireRight fails to obtain the Requisite Stockholder Approvals at the Special Meeting (or any adjournment or postponement thereof), except that this right to terminate the Merger Agreement will not be available to any party whose action or failure to act (which action or failure to act constitutes a breach by such party of the Merger Agreement or the Support Agreements) has been the primary cause of, or primarily resulted in the failure to obtain the Requisite Stockholder Approvals;

•	by HireRight:
•
whether prior to or after the receipt of the Requisite Stockholder Approvals, if the Buyer Parties have breached or failed to perform or there is any inaccuracy of any of their respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform or inaccuracy (1) would result in the failure of any conditions to the obligations of HireRight to effect the Merger, and (2) is not capable of being cured, or is not cured before the earlier of the Termination Date or the date that is 45 days following HireRight’s delivery of written notice of such breach or failure to perform, and HireRight is not then in breach of any provision of the Merger Agreement and has not failed to perform or comply with, or if there is any inaccuracy of, any of its representations, warranties, covenants or agreements set forth in the Merger Agreement that would give rise to the failure of any conditions relating thereto;

•
prior to receipt of the Requisite Stockholder Approvals if (1) HireRight has received a Superior Proposal, (2) the HireRight Board, upon the recommendation of the Special Committee, or the Special Committee has authorized HireRight to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by such Superior Proposal, (3) HireRight has complied in all material respects with the terms of the Merger Agreement with respect to such Superior Proposal and (4) concurrently with such termination HireRight pays the Company Termination Fee due to Parent pursuant to the Merger Agreement; or

•
if (1) certain of the closing conditions set forth in the Merger Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing so long as such conditions would be satisfied if the Closing Date were the date the notice described in the following clause (2) is received by Parent), (2) HireRight has confirmed by irrevocable and binding written notice to Parent that (A) certain of the closing conditions set forth in the Merger Agreement have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing so long as such conditions (x) would be satisfied if the Closing Date were the date such notice is received by Parent or (y) are not satisfied by virtue of a breach of the Merger Agreement by any Buyer Party), or that it is willing to waive any such unsatisfied conditions, (B) the Merger is required to consummated pursuant to the Merger Agreement and (C) HireRight is ready, willing and able to consummate the Merger and (3) the Buyer Parties fail to consummate the Merger within three business days after the later of (x) receipt by Parent of the notice described in the foregoing clause (2) and (y) the date the Merger was required to be consummated pursuant to the Merger Agreement (the foregoing circumstances, the “Parent’s Failure to Close”); and

•	by Parent:
•
whether prior to or after the receipt of the Requisite Stockholder Approvals, if HireRight has breached or failed to perform or there is any inaccuracy of any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform or inaccuracy (1) would result in the failure of any conditions to the obligations of the Buyer Parties to effect the Merger, and (2) is not capable of being cured, or is not cured before the earlier of the Termination Date or the date that is 45 days following Parent’s delivery of written notice of such breach and Parent is not then in breach of any provision of the Merger Agreement and has not failed to perform or comply with, or if there is any inaccuracy of, any of its representations, warranties, covenants or agreements set forth in the Merger Agreement that would give rise to the failure of any conditions relating thereto; or

•	if, prior to the receipt of the Requisite Stockholder Approvals, the HireRight Board (or a committee thereof, including the Special Committee) has effected a Recommendation Change.
In the event that the Merger Agreement is terminated pursuant to the termination rights above, the Merger Agreement will be of no further force or effect without liability of any party (or any partner, member, manager, stockholder, director, officer, employee, affiliate, agent or other representative of such party) to the other parties, as applicable, except certain specified sections of the Merger Agreement will survive the termination of the Merger Agreement in accordance with their respective terms. Notwithstanding the previous sentence, but subject to the Parent Liability Limitation and the Company Liability Limitation (each as defined below), nothing in the Merger Agreement will relieve any party from any liability for fraud or willful breach of the Merger Agreement prior to the termination of the Merger Agreement. Furthermore, no termination of the Merger Agreement will affect the rights or obligations of any party pursuant to the confidentiality obligations set forth in the Stockholders Agreement or the Limited Guarantees, which rights, obligations and agreements will survive the valid termination of the Merger Agreement in accordance with their respective terms.
Termination Fees
Company Termination Fee
If the Merger Agreement is validly terminated in specified circumstances, HireRight may be required to pay the Company Termination Fee. HireRight must pay the Company Termination Fee if:
•
the Merger Agreement is validly terminated (1) by either Parent or HireRight because the Closing has not occurred by the Termination Date, and in the case of such termination, the closing conditions relating to the expiration of the waiting period under HSR Act and the absence of any law or order restraining, enjoining or otherwise prohibiting the Merger (to the extent relating to any antitrust law) have been satisfied, or (2) by either Parent or HireRight because HireRight fails to obtain the Requisite Stockholder Approvals or by Parent because HireRight has breached or failed to perform its representations, warranties, covenants or other agreements contained in the Merger Agreement, and, in the case of this clause (2), HireRight is not then permitted to terminate the Merger Agreement in connection with the existence of a law or order restraining, enjoining or otherwise prohibiting the Merger, and, in each case of clauses (1) and (2), the closing conditions relating to the Buyer Parties’ representations and warranties and covenants would be satisfied if the date of such termination was the Closing Date;

•
since February 15, 2024 and prior to its termination under one of the circumstances described in clauses (1) and (2) of the preceding bullet, an Acquisition Proposal for an Acquisition Transaction has been made to HireRight or the HireRight Board (or a committee thereof, including the Special Committee) or publicly announced or publicly disclosed and not irrevocably withdrawn at least five business days prior to the Special Meeting (in the case of any such termination in connection with failure to obtain the Requisite Stockholder Approvals) or the date of termination (in the case of the other terminations described in the preceding bullet); and

•
within one year following the termination of the Merger Agreement under the circumstances described above, either an Acquisition Transaction is consummated or HireRight enters into a definitive agreement providing for the consummation of an Acquisition Transaction.

HireRight will pay the Company Termination Fee in such instance concurrently with the earlier of the consummation of such Acquisition Transaction and the entry into a definitive agreement with respect to such Acquisition Transaction. For purposes of determining whether a Company Termination Fee is payable in this instance, all references to “15%” in the definition of “Acquisition Transaction” are deemed to be references to “50%” and all references to “85%” in the definition of “Acquisition Transaction” are deemed to be references to “50%.”
Additionally, if the Merger Agreement is validly terminated by Parent, at any time prior to obtaining the Requisite Stockholder Approvals, because the HireRight Board (or a committee thereof, including the Special Committee) has effected a Recommendation Change, HireRight must promptly (and in any event within two business days) following such termination pay or cause to be paid to Parent (as directed by Parent) the Company Termination Fee.
Finally, if the Merger Agreement is validly terminated by HireRight, at any time prior to obtaining the Requisite Stockholder Approvals in order to enter into Alternative Acquisition Agreement to consummate the

Acquisition Transaction contemplated a Superior Proposal, then concurrently with such termination HireRight must pay or cause to be paid to Parent (as directed to Parent) the Company Termination Fee.
Parent Termination Fee
If the Merger Agreement is validly terminated in specified circumstances, Parent will be required to pay HireRight a termination fee of $65,000,000 (the “Parent Termination Fee”), the payment of which has been guaranteed pursuant to and subject to the terms and conditions of the Limited Guarantees. Specifically, Parent must pay the Parent Termination Fee if the Merger Agreement is validly terminated: (1) by HireRight because the Buyer Parties have breached or failed to perform their representations, warranties, covenants or other agreements contained in the Merger Agreement and the closing conditions relating to HireRight’s representations, warranties and covenants would be satisfied if the date of such termination was the Closing Date, (2) by HireRight, due to Parent’s Failure to Close or (3) by Parent, because the Closing has not occurred by the Termination Date, and at the time of such termination, HireRight could have validly terminated the Merger Agreement pursuant to the foregoing clauses (1) or (2).
Specific Performance
The Buyer Parties and HireRight are entitled to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce the terms of the Merger Agreement, in addition to any other remedy to which they are entitled at law or in equity. Notwithstanding the foregoing, HireRight may only cause the Buyer Parties to consummate the Merger if certain conditions are satisfied, including that the Debt Financing (or any applicable alternative debt financing) has been or will be funded at the Closing and that there is no Event of Default (as defined in the Company Credit Agreement) that has occurred and is continuing under the Company Credit Agreement and the Company Credit Agreement is in full force and effect.
Limitations of Liability
The maximum aggregate liability of the Parent Related Parties (as defined in the Merger Agreement) for breaches under the Merger Agreement, the Debt Commitment Letters, the Limited Guarantees, the Support Agreements, the Stockholders Agreement and any other agreement executed in connection with the Merger Agreement, will not exceed an amount equal to (i) the Parent Termination Fee, if any, due and owing to the Company pursuant to the Merger Agreement, plus (ii) the Enforcement Costs, if any, due and owing to the Company pursuant to the Merger Agreement, subject to a cap of $2,000,000, plus (iii) the Reimbursement Obligations (the “Parent Liability Limitation”).
The maximum aggregate liability of the Company Related Parties (as defined in the Merger Agreement) for breaches under the Merger Agreement (taking into account the payment of the Company Termination Fee pursuant to the Merger Agreement) will not exceed an amount equal to (i) $60,000,000 in the aggregate for all such breaches plus (ii) any Enforcement Costs, if any, due and owing to Parent pursuant to the Merger, subject to a cap of $2,000,000 (the “Company Liability Limitation”).
HireRight and the Buyer Parties acknowledged and agreed that, pursuant to the Merger Agreement, neither the Company Termination Fee nor the Parent Termination Fee is a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Buyer Parties or HireRight, as applicable, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities forgone while negotiating the Merger Agreement and otherwise in reliance on the Merger Agreement and on the expectation of the consummation of the Merger. In no event will (x) HireRight be required to pay the Company Termination Fee on more than one occasion or (y) Parent be required to pay the Parent Termination Fee on more than one occasion. While HireRight may pursue both a grant of specific performance pursuant to and subject to the limitations set forth in the provisions described under the heading “—Specific Performance” and the payment of the Parent Termination Fee pursuant to the provisions described under the heading “—Termination Fees,” as the case may be, under no circumstances will HireRight be permitted or entitled to receive both a grant of specific performance of the type contemplated by the provisions described under the heading “—Specific Performance” that results in the Closing occurring and all or any portion of the Parent Termination Fee.

Fees and Expenses
Except in specified circumstances, whether or not the Merger is completed, HireRight, on the one hand, and the Buyer Parties, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.
Amendment
The Merger Agreement may be amended in writing signed on behalf of each of the Buyer Parties and HireRight (pursuant to authorized action by the Special Committee) at any time before or after the adoption of the Merger Agreement by HireRight stockholders. However, after the adoption of the Merger Agreement by HireRight stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval.
Governing Law
The Merger Agreement is governed by Delaware law.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
This proxy statement contains “forward-looking statements” within the United States Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may,” “will,” “should,” “can,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work,” “continue,” “target,” “poised,” “advance,” “drive,” “aim,” “forecast,” “approach,” “seek,” “schedule,” “position,” “pursue,” “progress,” “budget,” “outlook,” “trend,” “guidance,” “commit,” “on track,” “objective,” “goal,” “strategy,” “opportunity,” “ambitions,” “aspire” and similar expressions, and variations or negative of such terms or other variations thereof. Words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements.
Forward-looking statements by their nature address matters that are, to different degrees, uncertain. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of HireRight, that could cause actual results to differ materially from those expressed in such forward-looking statements. Key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the Merger, including the timing, receipt and terms and conditions of any required governmental approvals of the Merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the possibility that HireRight’s stockholders may not approve the Merger; the risk that the parties may not be able to satisfy the conditions to the Merger in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Merger; the risk that any announcements relating to the Merger could have adverse effects on the market price of the Company Common Stock; the risk that the Merger and its announcement could have an adverse effect on the parties’ business relationships and business generally, including the ability of HireRight to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; the risk of unforeseen or unknown liabilities; customer, shareholder, regulatory and other stakeholder approvals and support; the risk of unexpected future capital expenditures; the risk of potential litigation relating to the Merger that could be instituted against HireRight or its directors and/or officers; the risk associated with third-party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the Merger which are not waived or otherwise satisfactorily resolved; the risk of rating agency actions and HireRight’s ability to access short- and long-term debt markets on a timely and affordable basis; the risk of various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, pandemic conditions, cybersecurity attacks, security threats and governmental response to them, and technological changes; the risks of labor disputes, changes in labor costs and labor difficulties; the risks resulting from other effects of industry, market, economic, legal or legislative, political or regulatory conditions, and other risks and factors that may be difficult to predict and beyond our control, including those detailed in HireRight’s annual reports on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K that are available on HireRight’s website at https://www.hireright.com and on the website of the SEC at http://www.sec.gov. HireRight’s forward-looking statements are based on assumptions that HireRight’s believes to be reasonable but that may not prove to be accurate. Other unpredictable or factors not discussed in this communication could also have material adverse effects on forward-looking statements. HireRight does not assume an obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements speak only as of the date they are made.

PARTIES TO THE MERGER
The Company
HireRight Holdings Corporation
100 Centerview Drive, Suite 300
Nashville, Tennessee 37214
Telephone: (615) 320-9800
The Company. HireRight was formed as a limited liability company in Delaware on June 29, 2018 under the name HireRight GIS Group Holdings LLC. HireRight then converted into a Delaware corporation and changed its name to HireRight Holdings Corporation on October 15, 2021. HireRight is a leading global provider of technology-driven workforce risk management and compliance solutions. We provide comprehensive background screening, verification, identification, monitoring and drug and health screening services for approximately 37,000 customers across the globe. We offer our services via a unified global software and data platform that tightly integrates into our customers’ human capital management systems enabling highly effective and efficient workflows for workforce hiring, onboarding and monitoring. Our principal executive office is located at 100 Centerview Drive, Suite 300, Nashville, Tennessee 37214 and the telephone number of our principal executive office is (615) 320-9800.
The Buyer Parties
Hearts Parent, LLC
Hearts Merger Sub, Inc.
c/o General Atlantic Service Company, L.P.
55 East 52nd Street, 32nd Floor
New York, NY 10055
Telephone: (212) 715-4000
Parent. Parent was formed on February 9, 2024 as a Delaware limited liability company, solely for the purpose of completing the Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger. Parent is a direct, wholly owned subsidiary of Hearts Holdco, LLC, a Delaware limited liability company, and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of Parent is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 32nd Floor, New York, New York 10055. The telephone number at the principal office is (212) 715-4000.
Merger Sub. Merger Sub was formed on February 9, 2024 as a Delaware corporation, solely for the purpose of completing the Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger. Merger Sub is a direct, wholly owned subsidiary of Parent and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of Merger Sub is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 32nd Floor, New York, New York 10055. The telephone number at the principal office is (212) 715-4000.

THE SPECIAL MEETING
Date, Time and Place
This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the HireRight Board for use at the Special Meeting to be held on [  ] 2024, starting at [  ] Eastern Time, or at any postponement or adjournment thereof, which will be held online at www.virtualshareholdermeeting.com/HRT2024SM.
Purpose of the Special Meeting
At the Special Meeting, holders of shares of Company Common Stock entitled to vote at the Special Meeting will be asked to approve:
•	the Merger Agreement Proposal; and
•	the Adjournment Proposal.
Our stockholders must approve the Merger Agreement Proposal in order for the Merger to occur. If our stockholders fail to approve the Merger Agreement Proposal, the Merger will not occur. Approval of the Adjournment Proposal is not a condition to completion of the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety. We encourage you to read the Merger Agreement carefully in its entirety.
The vote on the Adjournment Proposal is separate and apart from the Merger Agreement Proposal. Accordingly, a stockholder may vote in favor of the Adjournment Proposal and vote not to approve the Merger Agreement Proposal (and vice versa).
Recommendation of HireRight Board
Based in part on the unanimous recommendation of the Special Committee, the HireRight Board recommends that you vote:
•	“FOR” the Merger Agreement Proposal; and
•	“FOR” the Adjournment Proposal.
You should read “Special Factors―Purpose and Reasons of HireRight for the Merger; Recommendation of the HireRight Board and the Special Committee; Fairness of the Merger” for a discussion of the factors that the Special Committee and the HireRight Board considered in deciding to recommend the approval of the Merger Agreement.
Record Date and Quorum
We have fixed [  ] as the Record Date for the Special Meeting, and only record holders of shares of Company Common Stock as of the close of business on the Record Date are entitled to notice of, and to attend and vote at, the Special Meeting or any adjournment or postponement thereof. You are entitled to receive notice of, and to attend and vote at, the Special Meeting if you are a record holder of the shares of Company Common Stock at the close of business on the Record Date.
Each record holder of shares of Company Common Stock is entitled to one (1) vote for each outstanding share of Company Common Stock owned of record on the Record Date. As of the Record Date, there were [  ] shares of Company Common Stock outstanding and entitled to vote at the Special Meeting.
The holders of a majority of the voting power of our outstanding shares of Company Common Stock entitled to vote at the Special Meeting as of the Record Date must be present, in person (which includes presence virtually at the Special Meeting) or represented by proxy, at the Special Meeting in order to constitute a quorum, for the purposes of holding the Special Meeting and conducting business.
The shares of Company Common Stock entitled to vote at and represented at the Special Meeting that are not voted, including the shares of Company Common Stock for which a stockholder directs an abstention from voting, if any, will be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the Special Meeting. Once a share of Company Common Stock entitled to vote at the Special Meeting is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting and any adjournment of the Special Meeting. However, if a new record date is set for the adjourned Special Meeting, a new quorum will have to be established. In the event that a quorum is not present at the Special Meeting, the person presiding over the Special Meeting or, in the absence of such person, the holders of a majority of the voting power present in person (which includes presence virtually at the Special Meeting) or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting may adjourn the Special Meeting to another time and/or place.
Vote Required
The approval of the Merger Agreement Proposal requires (i) the affirmative vote of the holders of a majority of all of the outstanding shares of Company Common Stock entitled to vote on the adoption of the Merger Agreement Proposal and (ii) the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock held by the Unaffiliated Stockholders entitled to vote on the adoption of the Merger Agreement Proposal. For the Merger Agreement Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present in person (which includes presence virtually at the Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present. For the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
For each of the Merger Agreement Proposal and the Adjournment Proposal, each record holder of shares of Company Common Stock is entitled to one (1) vote for each outstanding share of Company Common Stock owned of record on the Record Date.
Voting Intentions of HireRight’s Directors and Executive Officers
Our directors and executive officers have informed us that, as of the date of this proxy statement and to the extent that they own shares of Company Common Stock as of the Record Date, they intend to vote all of the shares of Company Common Stock owned directly by them “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal.
As of the Record Date, our directors and executive officers directly owned, in the aggregate, [  ] shares of Company Common Stock entitled to vote at the Special Meeting, or collectively approximately [  ]% of the total voting power entitled to vote at the Special Meeting.
The Sponsor Stockholders, who beneficially hold approximately 75% of the voting power of HireRight’s outstanding capital stock, entered into Support Agreements with Parent and HireRight. Under the Support Agreements, the Sponsor Stockholders have agreed to take certain actions required by HireRight subject to the terms, conditions and limitations set forth therein, including to (i) vote all shares of Company Common Stock beneficially owned by the Sponsor Stockholders in favor of the adoption of the Merger Agreement and the approval of the Merger; (ii) not exercise dissenters’ rights, appraisal rights or vote in favor of an alternative proposal or other action that would reasonably be expected to prevent, interfere with, adversely affect or delay the Merger; and (iii) not enter into any contract, option, agreement, understanding or other arrangement with respect to the transfer of, any shares of HireRight held by the Sponsor Stockholders, other than as provided under certain customary exceptions set forth in the Support Agreements. The approval of the Merger Agreement Proposal also requires the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock held by the Unaffiliated Stockholders. A copy of the General Atlantic Support Agreement is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety. A copy of the Stone Point Support Agreement is attached as Annex C to this proxy statement and is incorporated by reference in this proxy statement in its entirety.
As of the date of the filing of this proxy statement, none of the Purchaser Filing Parties or any of their respective affiliates (as defined under Rule 405 of the Securities Act), except for the Sponsor Stockholders (and any equity securities issued to applicable directors of HireRight as equity awards), beneficially own any shares of Company Common Stock.

Voting
Stockholders of Record
If your shares of Company Common Stock are registered directly in your name with our transfer agent, Equiniti, you are considered, with respect to those shares of Company Common Stock, the stockholder of record or record holder. This proxy statement and proxy card have been sent directly to you by HireRight. As the stockholder of record, you have the right to grant your voting proxy directly to us (or another proxyholder) or to vote in person (which includes presence virtually at the Special Meeting) at the Special Meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.
If you do not attend the Special Meeting and fail to vote, either in person (which includes presence virtually at the Special Meeting) or by proxy, your shares of Company Common Stock will not be voted at the Special Meeting, and will not be counted for purposes of determining whether a quorum exists.
Additionally, if you do not attend the Special Meeting and fail to vote, either in person (which includes presence virtually at the Special Meeting) or by proxy, your failure to vote will have (a) the effect of counting “AGAINST” the Merger Agreement Proposal with respect to the approval threshold requiring (i) the affirmative vote of the holders of a majority of all of the outstanding shares of Company Common Stock entitled to vote on the adoption of the Merger Agreement Proposal and (ii) the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock held by the Unaffiliated Stockholders entitled to vote on the adoption of the Merger Agreement Proposal and (b) no effect on the Adjournment Proposal (so long as a quorum is present).
Beneficial Owners
If your shares of Company Common Stock are held through a broker, bank or other nominee, you are considered the beneficial owner of those shares of Company Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares of Company Common Stock, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares of Company Common Stock by following their instructions for voting. In most cases you will be able to vote over the Internet, by telephone or by mail. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares of Company Common Stock in person (which includes presence virtually at the Special Meeting) at the Special Meeting unless you submit a legal proxy from your broker, bank or other nominee.
Your broker, bank or other nominee will only be permitted to vote your shares of Company Common Stock if you instruct your broker, bank or other nominee as to how to vote. You should follow the instructions provided by your broker, bank or other nominee regarding the voting of your shares of Company Common Stock. Under applicable stock exchange rules, absent your instructions, a broker, bank or other nominee does not have discretionary authority to vote on “non-routine” matters and all of the matters to be considered at the Special Meeting are, under such rules, “non-routine.” As a result, absent specific instructions from the beneficial owner of such shares of Company Common Stock, your broker, bank or other nominee is not empowered to vote such shares of Company Common Stock.
If you instruct your broker, bank or other nominee how to vote on at least one, but not all, of the proposals to be considered at the Special Meeting, your shares of Company Common Stock will be voted according to your instructions on those proposals for which you have provided instructions and will be counted as present for purposes of determining whether a quorum is present at the Special Meeting. In this scenario, a “broker non-vote” will occur with respect to each proposal for which you did not provide voting instructions to your broker, bank or other nominee.
A failure to provide instructions with respect to any of the proposals, and a broker non-vote with respect to the following proposals, will have (a) the effect of a vote “AGAINST” the Merger Agreement Proposal with respect to the approval threshold requiring (i) the affirmative vote of the holders of a majority of all of the outstanding shares of Company Common Stock entitled to vote on the adoption of the Merger Agreement Proposal and (ii) the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock held by the Unaffiliated Stockholders entitled to vote on the adoption of the Merger Agreement Proposal and (b) no effect on the Adjournment Proposal (so long as a quorum is present).

Abstentions
An abstention will have the same effect as a vote cast “AGAINST” the Merger Agreement Proposal and the Adjournment Proposal but will count for the purpose of determining if a quorum is present at the Special Meeting.
How to Vote
Your vote is important. If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Equiniti, then you are a stockholder of record. As a stockholder of record, you may vote at the virtual Special Meeting or vote by proxy by telephone, Internet or mail. Whether or not you plan to attend the Special Meeting online, please submit a proxy to vote as soon as possible to ensure your vote is counted. Even if you have submitted a proxy before the Special Meeting, you may still attend the Special Meeting online and vote online. In such case, your previously submitted proxy will be disregarded.
The Internet. To vote by proxy over the Internet, follow the instructions provided on your proxy card.
Telephone. If you receive printed proxy materials, you may also vote by submitting a proxy via telephone by following the instructions on your proxy card.
Mail. If you receive printed proxy materials, you may also vote by mail: simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares in accordance with the proxy card.
Voting at the Special Meeting. You may vote your shares virtually at www.virtualshareholdermeeting.com/HRT2024SM. You will be asked to provide the 16-digit control number from your proxy card.
The shares of Company Common Stock for which proxies are received electronically, telephonically or by proxy card properly marked, dated, signed and not revoked, will be voted at the Special Meeting.
If, as of the Record Date, you are the beneficial owner of shares of Company Common Stock held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of Company Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares of Company Common Stock voted.
The control number located on your proxy card is designed to verify your identity and allow you to submit a proxy for your shares of Company Common Stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.
Please refer to the instructions on your proxy card or voting instruction form to determine the deadlines for submitting a proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be received by our Secretary of the Company by the time the Special Meeting begins.
If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card, and each of them, with full power of substitution will vote your shares of Company Common Stock in the way that you indicate. When completing the Internet or telephone proxy processes or the proxy card, you may specify whether your shares of Company Common Stock should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting.
If you properly sign your proxy card but do not mark the boxes indicating how your shares of Company Common Stock should be voted on a matter, the shares of Company Common Stock represented by your properly signed proxy will be voted “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal.
If you have any questions or need assistance voting your shares of Company Common Stock, please call Morrow Sodali LLC toll-free at (800) 662-5200 or by email at HRT@info.morrowsodali.com.
IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, AS PROMPTLY AS

POSSIBLE, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON (WHICH INCLUDES PRESENCE VIRTUALLY AT THE SPECIAL MEETING).
Proxies and Revocation
Any stockholder of record entitled to vote at the Special Meeting may submit a proxy over the Internet, by telephone or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person (which includes presence virtually at the Special Meeting) by attending the Special Meeting and casting your vote in person (which includes presence virtually at the Special Meeting). If, as of the Record Date, you are the beneficial owner of shares of Company Common Stock held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares of Company Common Stock using the instructions provided by your broker, bank or other nominee. If you fail to submit a proxy or to vote in person (which includes presence virtually at the Special Meeting) at the Special Meeting, or you do not provide your broker, bank or other nominee with instructions, as applicable, your shares of Company Common Stock will not be voted at the Special Meeting, which will have the same effect as a vote cast “AGAINST” the Merger Agreement Proposal and will not have any effect on the Adjournment Proposal (so long as a quorum is present).
You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by (1) submitting another proxy, including a proxy card, at a later date by telephone or on the Internet or by timely delivery of a validly executed, later-dated proxy, (2) giving written notice of revocation to the Secretary of the Company, which must be filed with our Secretary of the Company before the Special Meeting begins, or (3) attending the Special Meeting and voting in person (which includes presence virtually at the Special Meeting). If, as of the Record Date, you are the beneficial owner of shares of Company Common Stock held in “street name” by your broker, bank or other nominee, please refer to the information forwarded by your broker, bank or other nominee for procedures on revoking your proxy.
Only your last submitted proxy with respect to any shares will be considered. Please cast your vote “FOR” each of the proposals, following the instructions in your proxy card or voting instruction form provided by your broker, bank or other nominee, as promptly as possible.
Technical Support
Beginning 15 minutes prior to the start of and during the virtual Special Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.
Questions
An online portal will be available to our stockholders at www.virtualshareholdermeeting.com/HRT2024SM. Stockholders may access this portal and submit questions and vote during the Special Meeting. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to submit questions and vote at our Special Meeting. We intend to answer questions submitted during the meeting that are pertinent to HireRight and the items being brought before stockholder vote at the Special Meeting, as time permits, and in accordance with the Rules of Conduct for the Special Meeting. Questions and answers may be grouped by topic, and substantially similar questions will be answered only once.
Adjournments and Postponements
Any adjournment of the Special Meeting may be made from time to time by the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present in person (which includes presence virtually at the Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present, without further notice other than by an announcement made at the Special Meeting. If a quorum is not present at the Special Meeting, or if a quorum is present at the Special

Meeting but there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal, then our stockholders may be asked to vote on a proposal to approve one or more proposals to adjourn the Special Meeting, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal (as further described in “Adjournment of the Special Meeting (The Adjournment Proposal―Proposal 2)―The Proposal”). Any adjournment of the Special Meeting for the purpose of soliciting additional proxies with respect to any such proposal will allow our stockholders who have already sent in their proxies to revoke them at any time with respect to such proposal prior to their use at the reconvened Special Meeting.
Each record holder of shares of Company Common Stock is entitled to one (1) vote for each outstanding share of Company Common Stock owned of record on the Record Date.
Anticipated Date of Completion of the Merger
We are working to complete the Merger as promptly as practicable. Assuming timely satisfaction of necessary closing conditions, we anticipate that the Merger will be completed in mid-2024. If our stockholders vote to approve the Merger Agreement Proposal, the Merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the Merger as set forth in the Merger Agreement, and in any event, at the Effective Time.
Appraisal Rights
If the Merger is consummated, stockholders and beneficial owners who continuously hold (or beneficially own, as the case may be) shares of Company Common Stock from the date of making the demand described below through the effective date of the Merger, who do not vote such shares of Company Common Stock in favor of the adoption of the Merger Agreement and who properly demand appraisal of such shares of Company Common Stock and who do not effectively withdraw their demands or otherwise lose their rights of appraisal will be entitled to seek appraisal of such shares of Company Common Stock in connection with the Merger under Section 262 of the DGCL (“Section 262”). The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex F and is incorporated by reference in this proxy statement in its entirety. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders or beneficial owners exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to a “stockholder” are to the record holder of shares of Company Common Stock, all references in Section 262 and in this summary to “beneficial owner” mean a person who is the beneficial owner of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person, and all references in Section 262 and in this summary to the word “person” mean any individual, corporation, partnership, unincorporated association or other entity, in each case unless otherwise expressly noted therein or herein. If you hold your shares of Company Common Stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with such broker, bank or other nominee.
Under Section 262, if the Merger is completed, holders of record and beneficial owners of shares of Company Common Stock who: (i) submit a written demand for appraisal to HireRight before the vote is taken on the proposal to adopt the Merger Agreement; (ii) do not submit a proxy with respect to, or otherwise vote, the shares of Company Common Stock for which such holders seek appraisal in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold (or own beneficially, as the case may be) such shares of Company Common Stock of record on and from the date of the making of the demand through the effective date of the Merger; and (iv) comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL may be entitled to have such shares of Company Common Stock appraised by the Delaware Court of Chancery and to receive, in lieu of the Merger Consideration, payment in cash of the “fair value” of such shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery. However, because the Company Common Stock will be listed on a national securities exchange immediately prior to the consummation of the Merger, after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders (or beneficial owners) of Company Common Stock who have asserted appraisal rights with respect to such shares unless (a) the total number of shares of Company Common Stock for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of Company Common Stock eligible for appraisal; or (b) the value of the aggregate Merger Consideration in respect of the shares of Company Common Stock for which appraisal rights have been pursued and perfected exceeds $1 million (conditions (a) and (b) referred to as the “ownership thresholds”). Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective date of the Merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may voluntarily pay to each stockholder entitled to appraisal an amount in cash pursuant to subsection (h) of Section 262, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the shares of Company Common Stock as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary cash payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice a copy of Section 262.
This proxy statement constitutes HireRight’s notice to stockholders and beneficial owners that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex F, in compliance with the requirements of Section 262. In connection with the Merger, any holder (or beneficial owner) of shares of Company Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s (or beneficial owner’s) right to do so, should review Annex F carefully. Failure to comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder (or beneficial owner) who loses his, her, its or their appraisal rights will be entitled to receive the Merger Consideration described in the Merger Agreement, without interest thereon. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of any shares of Company Common Stock, HireRight believes that if a stockholder (or beneficial owner) considers exercising such rights, that stockholder (or beneficial owner) should seek the advice of legal counsel. To the extent there are any inconsistencies between the summary of Section 262 contained herein and Section 262, Section 262 will govern.
Stockholders and beneficial owners wishing to exercise the right to seek an appraisal of their shares of Company Common Stock must do ALL of the following:
•	NOT vote, in person or by proxy, the shares of Company Common Stock for which appraisal is sought in favor of the proposal to adopt the Merger Agreement;
•
deliver to HireRight a written demand for appraisal of such shares of Company Common Stock before the vote on the Merger Agreement at the Special Meeting, which written demand, in the case of a stockholder of record, must reasonably inform HireRight of the identity of the stockholder who intends to demand appraisal of his, her, its or their shares of Company Common Stock and that such stockholder intends thereby to demand appraisal of such shares of Company Common Stock;

•
continuously hold (or beneficially own, as the case may be) such shares of Company Common Stock on and from the date of making the demand through the effective date of the Merger (a person demanding appraisal will lose appraisal rights if, in the case of a record holder they transfer, or in the case of a beneficial owner they cease to beneficially own, such shares before the Effective Time and after delivering a written demand for appraisal); and

•	otherwise comply with the applicable procedures and requirements set forth in Section 262.
In addition, a petition for appraisal rights must be filed in the Delaware Court of Chancery requesting a determination of the fair value of such shares of Company Common Stock within 120 days after the effective date of the Merger. This may be undertaken by any stockholder (or any person who is the beneficial owner of shares of Company Common Stock held either in a voting trust or by a broker, bank or other nominee on behalf of such person) who has complied with the foregoing requirements and who is otherwise entitled to appraisal right or by the Surviving Corporation. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.
In addition, because Company Common Stock will be listed on a national securities exchange immediately prior to the Merger, one of the ownership thresholds must be met or the appraisal proceedings with respect to any shares of Company Common Stock for which appraisal is sought.
Because a proxy that is submitted and does not contain voting instructions will, unless properly revoked, be voted in favor of the adoption of the Merger Agreement, a stockholder or beneficial owner who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement or abstain from voting.
Written Demand
Any holder (or beneficial owner) of shares of Company Common Stock wishing to exercise appraisal rights must deliver to HireRight, before the vote on the adoption of the Merger Agreement at the Special Meeting at which the proposal to adopt the Merger Agreement will be submitted to stockholders, a written demand for the appraisal of such person’s shares of Company Common Stock, and that person must not vote such shares of Company Common Stock or submit a proxy for such shares of Company Common Stock in favor of the adoption of the Merger Agreement that is not revoked. A holder (or beneficial owner) of shares of Company Common Stock exercising appraisal rights must hold of record (or beneficially own, as the case may be) the shares of Company Common Stock on the date the written demand for appraisal is made and must continue to hold (or beneficially own, as the case may be) the shares of Company Common Stock of record through the effective date of the Merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the person’s right of appraisal and will nullify any previously delivered written demand for appraisal with respect to such shares.
Therefore, a stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights for such stockholder’s or beneficial owner’s shares of Company Common Stock must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting, with respect to such shares of Company Common Stock. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote against the adoption of the Merger Agreement. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting will constitute a waiver of appraisal rights.
In the case of a written demand for appraisal made by a stockholder of record, the demand must reasonably inform HireRight of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s Company Common Stock. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such Company Common Stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the verified list (as discussed below).
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to HireRight at 100 Centerview Drive, Suite 300, Nashville, Tennessee 37214 and may not be submitted by electronic submission. Such written demand must be delivered to and received by HireRight before the vote on the adoption of the Merger Agreement at the Special Meeting.
Any holder (or beneficial owner) of shares of Company Common Stock who has delivered a written demand to HireRight and who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her, its or their demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to HireRight, as the Surviving Corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty (60) days after the effective date of the Merger will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the Merger Consideration, without interest thereon, less any applicable withholding taxes, within sixty (60) days after the effective date of the Merger. If an appraisal proceeding is commenced and HireRight, as the Surviving Corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any person who withdraws such person’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, the person will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the Merger Consideration being offered pursuant to the Merger Agreement.
Notice by the Surviving Corporation
If the Merger is completed, within ten (10) days after the effective date of the Merger, the Surviving Corporation will notify each holder (and beneficial owner) of shares of Company Common Stock who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the Merger Agreement, that the Merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the effective date of the Merger, the Surviving Corporation or any holder of shares of Company Common Stock who has complied with Section 262 and is otherwise entitled to seek appraisal under Section 262 (including for this purpose any beneficial owner of the relevant shares of Company Common Stock) may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder (or beneficial owner), demanding a determination of the fair value of the shares of Company Common Stock held by all dissenting stockholders and beneficial owners entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and stockholders and beneficial owners should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Company Common Stock. Accordingly, any holders (or beneficial owners) of shares of Company Common Stock who desire to have their shares of Company Common Stock appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Company Common Stock within the time and in the manner prescribed in Section 262. If no such petition is filed by the Surviving Corporation or a holder (or beneficial owner) of shares of Company Common Stock who has demanded appraisal (or a beneficial owner of such shares) within the period specified in Section 262, appraisal rights will be lost as to all stockholders’ and beneficial owners’ previous written demand for appraisal.
Within 120 days after the effective date of the Merger, any holder (or beneficial owner) of shares of Company Common Stock who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights thereunder will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Company Common Stock not voted in favor of the adoption of the Merger Agreement and with respect to which HireRight has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such Company Common Stock (provided that where a beneficial owner makes a demand for appraisal directly, the record holder of such Company Common Stock shall not be considered a separate stockholder holding such Company Common Stock for purposes of this aggregate number). The Surviving Corporation must provide this statement to the requesting stockholder or beneficial owner within ten (10) days after receipt by the Surviving Corporation of the written request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by a holder (or beneficial owner) of shares of Company Common Stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within twenty (20) days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares of Company Common Stock and with whom agreements as to the value of their shares of Company Common Stock have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all of the persons shown on the verified list described above at the addresses stated therein. The costs of these notices are borne by the Surviving Corporation.
After notice is provided to the applicable persons as required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares of Company Common Stock and who hold stock represented by stock certificates to submit their stock certificates (if any) to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings and, if any person fails to comply with the direction, the Delaware Court of Chancery may dismiss that person from the proceedings. The Delaware Court of Chancery will dismiss appraisal proceedings as to all shares of Company Common Stock for which appraisal rights have been asserted if neither of the ownership thresholds is met.
Determination of Fair Value
After determining the holders (and beneficial owners) of shares of Company Common Stock entitled to appraisal and that at least one of the ownership thresholds described above has been satisfied as to any holders (or beneficial owners) of Company Common Stock seeking appraisal rights, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may pay to each stockholder and beneficial owner entitled to appraisal an amount in cash, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the shares of Company Common Stock as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary payment, unless paid at such time.
In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Stockholders and beneficial owners considering seeking appraisal should be aware that the fair value of their shares of Company Common Stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of Company Common Stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders and beneficial owners should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither HireRight nor Parent anticipates offering more than the Merger Consideration to any person exercising appraisal rights, and each of HireRight and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share is less than the Merger Consideration. If a petition for appraisal is not timely filed then the right to an appraisal will cease. If neither of the ownership thresholds described above has been satisfied with respect to the shares of Company Common Stock for which appraisal is sought, then the right to an appraisal will cease with respect to such shares. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder or beneficial owner, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder or beneficial in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares of Company Common Stock entitled to be appraised. In the absence of such determination or assessment, each party bears its own expenses.
If any person who demands appraisal of his, her, its or their shares of Company Common Stock under Section 262 fails to perfect, or effectively loses or withdraws, such person’s right to appraisal, the person’s shares of Company Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration, without interest thereon, less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement. A person will fail to perfect, or effectively lose or withdraw, the person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger or if the person delivers to the Surviving Corporation an effective written withdrawal of the person’s demand for appraisal and an acceptance of the Merger Consideration, either within sixty (60) days after the effective date of the Merger with respect to any person who has not commenced an appraisal proceeding or joined that proceeding as a named party or thereafter with the written approval of the Surviving Corporation, in accordance with Section 262. In addition, a holder (or beneficial owner) of shares of Company Common Stock will fail to perfect, or effectively lose or withdraw, such person’s right to appraisal with respect to such shares if neither of the ownership thresholds described above has been satisfied with respect to the shares of Company Common Stock for which appraisal is sought.
From and after the effective date of the Merger, no person who has demanded appraisal rights will be entitled to vote such shares of Company Common Stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the person’s shares of Company Common Stock, if any, with a record date as of a time prior to the Effective Time. If no petition for an appraisal is filed, or if the person delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within sixty (60) days after the effective date of the Merger or thereafter with the written approval of the Surviving Corporation, then the right of such person to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the court deems just; provided, however, that the foregoing shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger within sixty (60) days after the effective date of the Merger. In addition, a holder (or beneficial owner) of shares of Company Common Stock will fail to perfect, or effectively lose or withdraw, the person’s right to appraisal with respect to such shares if neither of the ownership thresholds described above has been satisfied with respect to the shares of Company Common Stock for which appraisal is sought.
Failure to comply with all of the procedures set forth in Section 262 may result in the loss of a person’s statutory appraisal rights. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Solicitation of Proxies; Payment of Solicitation Expenses
HireRight will pay for the entire cost of soliciting proxies. HireRight has retained Morrow Sodali LLC, a professional proxy solicitation firm, to assist in the solicitation of proxies, and provide related advice and informational support during the solicitation process, for a flat fee of $25,000. HireRight will indemnify this firm against losses arising out of its provisions of these services on its behalf. In addition, HireRight may reimburse banks, brokers and other nominees representing beneficial owners of shares of Company Common Stock for their expenses in forwarding soliciting materials to such beneficial owners. Our directors, officers and employees may solicit proxies by telephone, by facsimile, by mail, over the Internet or in person. Our directors, officers and employees will not be paid any additional amounts for soliciting proxies. General Atlantic Service Company and Stone Point have made arrangements with Innisfree to provide advisory services in connection with the Merger that may include the solicitation of proxies and they expect to pay Innisfree’s cost plus certain expenses for these services.

THE MERGER (THE MERGER AGREEMENT PROPOSAL― PROPOSAL 1)
The Proposal
HireRight is asking you to approve the Merger Agreement Proposal. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety.
General
We are asking our stockholders to consider and vote on the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into HireRight, with HireRight surviving as a wholly owned subsidiary of Parent. If the Merger is completed, the holders of shares of Company Common Stock (other than the Owned Company Shares or Dissenting Company Shares) will have the right to receive the Merger Consideration of $14.35 per share of Company Common Stock in cash, without interest, subject to and in accordance with the terms and conditions set forth in the Merger Agreement. For a detailed description of the Merger Agreement and the transactions contemplated thereby, including the Merger, see “The Merger Agreement.”
As discussed in the section titled “Special Factors—Purpose and Reasons of HireRight for the Merger; Recommendation of the HireRight Board and the Special Committee; Fairness of the Merger,” the HireRight Board has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, HireRight and HireRight stockholders.
Our stockholders must approve the Merger Agreement Proposal in order for the Merger to occur. If our stockholders fail to approve the Merger Agreement Proposal, the Merger will not occur.
Vote Required
The approval of the Merger Agreement Proposal requires (i) the affirmative vote of the holders of a majority of all of the outstanding shares of Company Common Stock entitled to vote on the adoption of the Merger Agreement Proposal and (ii) the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock held by the Unaffiliated Stockholders entitled to vote on the adoption of the Merger Agreement Proposal.
Each record holder of shares of Company Common Stock is entitled to one vote for each outstanding share of Company Common Stock owned of record on the Record Date.
Appraisal Rights
If the Merger is consummated, stockholders (and beneficial owners) who properly demand appraisal for shares that they continuously hold (or beneficially own, as the case may be) shares of Company Common Stock from the date of making the demand through the effective date of the Merger, who do not vote such shares of Company Common Stock in favor of the adoption of the Merger Agreement and who do not effectively withdraw their demands or otherwise lose their rights to seek appraisal, will be entitled to seek appraisal of such shares of Company Common Stock in connection with the Merger under Section 262 of the DGCL. This means that holders (and beneficial owners) of shares of Company Common Stock who perfect their appraisal rights, who do not thereafter effectively withdraw their demand for appraisal or otherwise lose their rights to seek appraisal, and who follow the procedures in the manner prescribed by Section 262 of the DGCL, will be entitled to have such shares of Company Common Stock appraised by the Delaware Court of Chancery and to receive payment, in lieu of the Merger Consideration, in cash of the “fair value” of such shares of Company Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery (or in certain circumstances described in further detail in the section of this proxy statement captioned “The Special Meeting―Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each stockholder and beneficial owner entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, stockholders and beneficial owners who wish to seek appraisal of their shares of Company Common Stock are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.
HireRight stockholders and beneficial owners considering seeking appraisal should be aware that the fair value of their shares of Company Common Stock as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of Company Common Stock.
To exercise your appraisal rights, you must: (i) submit a written demand for appraisal to HireRight before the vote is taken on the proposal to adopt the Merger Agreement; (ii) not submit a proxy with respect to, or otherwise vote, the shares of Company Common Stock for which you seek appraisal in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold such shares of Company Common Stock of record (or own beneficially, as the case may be) on and from the date of the making of the demand through the effective date of the Merger; and (iv) comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Your failure to follow the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the shares of Company Common Stock for which appraisal is sought in connection with the Merger unless certain stock ownership conditions are satisfied by the holders (or beneficial owners) of Company Common Stock seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Special Meeting—Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced and attached as Annex F to this proxy statement and is incorporated by reference in this proxy statement in its entirety.
Vote Recommendation
The HireRight Board recommends that you vote “FOR” the Merger Agreement Proposal.

ADJOURNMENT OF THE SPECIAL MEETING (THE ADJOURNMENT PROPOSAL―PROPOSAL 2)
The Proposal
HireRight is asking you to approve the Adjournment Proposal.
General
HireRight is asking you to approve one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal.
If the HireRight stockholders approve the Adjournment Proposal, HireRight could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously provided proxies to vote against the approval of the Merger Agreement Proposal (other than in respect of any proposal for which the vote has been taken and the polls have been closed at the Special Meeting). Among other things, approval of the Adjournment Proposal could mean that, even if HireRight had received proxies representing a sufficient number of votes against the Merger Agreement Proposal such that the Merger Agreement Proposal would be defeated, HireRight could adjourn the Special Meeting without a vote on the Merger Agreement Proposal and seek to convince the holders of those shares of Company Common Stock to change their votes to votes in favor of any such proposal. Additionally, HireRight may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting. Under our bylaws, if a quorum is not present, the person presiding over the Special Meeting or, in the absence of such person, the holders of a majority of the voting power of Company Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote at the meeting may adjourn the Special Meeting, regardless of the outcome of the vote on the Adjournment Proposal.
Vote Required
The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present in person or represented by proxy at the virtual Special Meeting and entitled to vote thereon, assuming that a quorum is present.
Each record holder of shares of Company Common Stock is entitled to one vote for each outstanding share of Company Common Stock owned of record on the Record Date.
Vote Recommendation
The HireRight Board recommends that you vote “FOR” the Adjournment Proposal.

PROVISIONS FOR UNAFFILIATED STOCKHOLDERS
No provision has been made (i) to grant HireRight’s unaffiliated security holders access to the corporate files of HireRight or any of the Purchaser Filing Parties; or (ii) to obtain counsel or appraisal services at the expense of HireRight or any Purchaser Filing Party.

OTHER IMPORTANT INFORMATION REGARDING HIRERIGHT
Directors and Executive Officers of HireRight
The HireRight Board presently consists of eleven (11) members. The persons listed below are the directors and executive officers of HireRight as of the date of this proxy statement.
From and after the Effective Date of the Merger, the Merger Agreement provides that (a) the directors of Merger Sub will become and constitute the only directors of the Surviving Corporation, and such directors will serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the organizational documents of the Surviving Corporation, and (b) the officers of HireRight will become and constitute the only officers of the Surviving Corporation, and such officers will serve until their successors have been duly elected or appointed or until their death, resignation or removal in accordance with the organizational documents of the Surviving Corporation.
Neither HireRight, nor any of HireRight’s directors or executive officers listed below has, to the knowledge of HireRight, been convicted in a criminal proceeding during the past five (5) years (excluding traffic violations or similar misdemeanors). In addition, neither HireRight, nor any of HireRight’s directors or executive officers listed below has, to the knowledge of HireRight, during the past five (5) years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
The name, position, business address, present principal occupation or employment and material occupations, positions, offices or employment for the past five (5) years of each of HireRight’s directors and executive officers are set forth below.
All of HireRight’s directors and executive officers can be reached c/o HireRight Holdings Corporation, 100 Centerview Drive, Suite 300, Nashville, Tennessee 37214, and each of the directors and executive officers is a citizen of the United States. Ages given are as of the date of this proxy statement.
Directors
Name	Age	Position
Guy Abramo	63	Chief Executive Officer, President and Director
Venkat Bhamidipati	57	Director
James Carey	57	Director
Mark Dzialga	59	Director
Josh Feldman	33	Director
Rene Kern	60	Director
Lawrence M. Kutscher	59	Director, Board Chair
James LaPlaine	52	Director
James Matthews	56	Director
Jill Smart	64	Director
Lisa Troe	62	Director
Guy Abramo has served as member of the Board of Directors, Chief Executive Officer and President since 2018. Formerly the chief executive officer of HireRight GIS Group Holdings, LLC, HireRight’s predecessor entity (“GIS”), Mr. Abramo joined GIS in January 2018 after serving as president of Experian Consumer Services Division for seven years, overseeing the group’s strategy, direction and operation. Prior to joining Experian, Mr. Abramo served as president of Tallan, Inc., a nationwide professional services firm specializing in internet media design, business intelligence and custom software solutions. Before joining Tallan, he served for seven years as executive vice president, worldwide and chief strategy and information officer at Ingram Micro. Preceding Ingram Micro, Mr. Abramo served three years as a managing director at KPMG Consulting and the leader of the marketing intelligence consulting practice. While at KPMG, he was a member of the firm’s Technology Leadership Council and co-founder of the Center for Data Insight data mining and marketing automation lab at Northern Arizona University. Mr. Abramo is also a 12-year veteran of the Exxon Mobil Corporation. At Exxon, he held a number of positions across both operating and headquarters divisions.

Mr. Abramo began his Exxon career in research and development and achieved five patents for innovative fuels and fuel additives technologies. He later served in a number of positions of increasing responsibility in the Americas Marketing and Refining Division including manager of marketing services, assistant gasoline business manager of the U.S. Division and manager of administration and controls for a major Northeastern marketing unit. Mr. Abramo earned a BS in chemical engineering from the New Jersey Institute of Technology and an MBA from Georgetown University. As HireRight’s current Chief Executive Officer, Mr. Abramo is a valuable member of our Board of Directors because he has a direct connection to senior management and the benefit of management’s perspective on HireRight’s business and immediate strategic goals. He provides leadership, extensive knowledge of HireRight and insight on the day-to-day operation of the business.
Venkat Bhamidipati has served as a member of the Board of Directors since 2023. Mr. Bhamidipati is the founder and principal at The Principia Group LLC, which provides strategic consulting and advisory services. Prior to this, Mr. Bhamidipati held the role of executive vice president and chief financial officer at McAfee Corp. until its acquisition in 2022. In this role, he oversaw the finance, IT and security operations strategy and teams that support McAfee’s business worldwide. Before McAfee, Mr. Bhamidipati was executive vice president and chief financial officer at Providence, a healthcare company with approximately $25 billion in annual revenues, from 2017 to 2020. At Providence, he led finance and most corporate functions, including information technology, growth and corporate development, supply chain and real estate. Before Providence, he spent 13 years at Microsoft, where he served as CFO of the Worldwide Operations Group, CFO of the Enterprise Group and Managing Director of Business Development and Strategy. He began his career in public accounting and held finance roles at Hitachi Data Systems and Exodus Communications. Mr. Bhamidipati holds an MBA in Finance and Marketing from the Kelley School of Business at Indiana University. He is also a member of the board of directors and audit committee of Cross Country Healthcare, Inc., a leading tech-enabled workforce solutions and advisory firm serving healthcare clients and homecare, education and clinical and non-clinical healthcare professionals. Mr. Bhamidipati is a valuable member of the Board of Directors because of his deep background in executive management roles with large complex organizations, his financial management expertise and his experience in corporate development and strategy.
James Carey has served as a member of the Board of Directors since 2018. Mr. Carey is President of Stone Point. He has been with Stone Point or its predecessor entities since 1997. Mr. Carey currently serves on the board of directors of several other Trident Fund portfolio companies, including Enstar Group Limited (NASDAQ: ESGR). Mr. Carey holds a BS from Boston College, a JD from Boston College Law School and an MBA from Duke University, Fuqua School of Business. Mr. Carey is a valuable member of the Board of Directors because of his private equity experience and his experience as a director of numerous private and public companies.
Mark Dzialga has served as a member of the Board of Directors since 2018 and Chairman of our Board of Directors from 2021 to 2023. Mr. Dzialga is the Managing Partner of Brighton Park Capital and is a member of its Investment Committee. Prior to starting Brighton Park Capital, he was a Managing Director at General Atlantic for more than 20 years and had been a member of the firm’s Executive Committee, Portfolio Committee and Human Resources Committee through September of 2018. He was also a member of the Investment Committee at General Atlantic from 2003 to 2018 and chaired the Investment Committee from 2007 until the end of 2017. Before joining General Atlantic in 1998, Mr. Dzialga was co-head of the High Technology Merger Group at Goldman Sachs, where he advised many of the firm’s technology clients on mergers, acquisitions and restructurings. Mr. Dzialga received an MBA from the Columbia University School of Business and a BS in Accounting from Canisius College. Mr. Dzialga is a valuable member of the Board of Directors because of his private equity experience, human resources expertise and experience as a director of numerous public and private companies.
Josh Feldman has served as a member of the Board of Directors since September 2020. Mr. Feldman is a Vice President at General Atlantic and focuses on investments in the technology sector. Prior to joining General Atlantic in 2014, he was an investment banker with Goldman Sachs in the Financial Institutions Group from 2012 to 2014. Mr. Feldman serves on the board of Quizlet, a leading online learning platform. Mr. Feldman received his undergraduate degree from University of California at Berkeley and an MBA from Stanford Graduate School of Business. Mr. Feldman is a valuable member of the Board of Directors because of his private equity experience and expertise evaluating potential investments in the technology sector.
Rene Kern has served as a member of the Board of Directors since 2022. Mr. Kern is an advisory director to General Atlantic. He also serves as a Director of Tory Burch, LLC, and as the Vice-Chairman of the Board of

Governors of the Joseph H. Lauder Institute at the University of Pennsylvania, is a Member of the Wharton Executive Education board and serves on the UC Berkeley Foundation Board. Mr. Kern was Managing Director at General Atlantic from 1996 to 2021 specializing in the firm’s European and Latin American business, as well as its financial services investment activities. Prior to his work for General Atlantic, he was an investment banker at Morgan Stanley and a management consultant at Bain & Company. Mr. Kern received his undergraduate degree in business administration from the University of California, Berkeley, and an MBA from the University of Pennsylvania’s Wharton School. Mr. Kern is a valuable member of the Board of Directors because of his substantial financial and business expertise, international investment experience and experience as a director and advisor of a diverse group of other companies.
Lawrence M. Kutscher has served as a member of the Board of Directors since 2023 and on April 3, 2023 was appointed to serve as Chairman of our Board of Directors. Mr. Kutscher is currently the Chief Executive Officer of A Place For Mom, Inc., the leading technology-driven senior living referral platform and advisory service. Mr. Kutscher was previously the Chief Executive Officer of TravelClick, a cloud-based software solution for the hospitality industry. Mr. Kutscher also served as Chief Executive Officer of Register.com, General Manager of the Small Business Group at Dun & Bradstreet and Managing Director with Goldman Sachs Wealth Management, after beginning his career with several leadership positions at American Express. Mr. Kutscher currently serves on the Board of Directors of A Place For Mom and Wish, one of the world’s largest mobile e-commerce platforms, serving as an independent director and a member of the audit committee. He previously served on the Boards of Thayer Ventures Acquisition Corporation (now Inspirato Incorporated) and ReachLocal. Mr. Kutscher earned a bachelor’s degree in political science from Brown University and an MBA from Columbia Business School. Mr. Kutscher is a valuable member of the Board of Directors because of his substantial executive leadership experience driving transformational growth for data and technology companies.
James LaPlaine has served as a member of the Board of Directors since 2021. From January 2018 to July 2021, Mr. LaPlaine was EVP and Chief Technology Officer of Red Ventures, LLC, a portfolio of digital companies that use an online marketplace to connect consumers and brands, where he was responsible for all technology choices and engineering staff including information technology operations, security data and software development. Mr. LaPlaine continued as a Strategic Advisor to Red Ventures, LLC from July 2021 through September 2022. Before joining Red Ventures, LLC, he held various management and executive-level positions at AOL over a period of sixteen years, including Chief Information Officer & SVP, Technology Operations from August 2015 to August 2017. As CIO and SVP, Mr. LaPlaine was responsible for all data center infrastructure and cloud usage, IT systems, consumer identity systems, and back office platforms. While at AOL, Mr. LaPlaine also served as Executive Director at Technology Business Management Council from November 2014 to November 2019. Mr. LaPlaine has been a Senior Advisor to Brighton Park Capital since July 2021. Mr. LaPlaine holds a degree in Computer Science from State University of New York at Oswego. Mr. LaPlaine is a valuable member of the Board of Directors because of his experience in cybersecurity and technology services.
James Matthews has served as a member of the Board of Directors since 2018. Mr. Matthews is a Managing Director of Stone Point. He joined Stone Point in 2011 from Evercore Inc., where he was a Senior Managing Director and Co-Head of Private Equity. From 2000 to 2007, Mr. Matthews was with Welsh, Carson, Anderson & Stowe, where he was a General Partner and focused on investments in the information services and business services sectors. Previously, Mr. Matthews was a General Partner of J. H. Whitney & Co. and started his career as an Analyst in the mergers and acquisitions group of Salomon Brothers Inc. Mr. Matthews currently serves on the board of directors of several other Trident Fund portfolio companies, including Eagle Point Credit Company Inc. (NYSE: ECC) and Eagle Point Income Company Inc. (NYSE: EIC). He holds a BS from Boston College and an MBA from Harvard Business School. Mr. Matthews is a valuable member of the Board of Directors because of his experiences in private equity and in leadership roles of other companies.
Jill Smart has served as a member of the Board of Directors since 2018. From 2015-2023, Ms. Smart served as President of the National Academy of Human Resources (NAHR), an organization that recognizes individuals and institutions for professional achievement in human resources by election as a Fellow of the National Academy of Human Resources. Previously, Ms. Smart spent more than 33 years at Accenture, a global professional services company, before retiring in 2014. For 10 years, she served as Accenture’s Chief Human Resources Officer. Ms. Smart has served as a non-employee director of EPAM’s board since July 2016. She is the founder and CEO of JBSmart Consulting, LLC, a member of the Cerity Partners Advisory Board and serves on the Boards of Directors of AlixPartners, a financial advisory and global consulting firm and World Kinect

Corporation, a publicly traded global energy management company. Ms. Smart received an MBA from the University of Chicago and a BS in business administration from the University of Illinois. Ms. Smart is a valuable member of the Board of Directors because of her human resources and business services expertise.
Lisa Troe has served as a member of the Board of Directors since March 2021. From 2014 through 2021, she was a Senior Managing Director of Athena Advisors LLC, an independent advisory firm she co-founded to provide forensic and litigation, financial disclosure and business strategy consulting services. From 2005 through 2013, Ms. Troe was a Senior Managing Director at business advisory firm, FTI Consulting, Inc. From 1995 through 2005, Ms. Troe held positions of increasing responsibility at the Pacific regional office of the U.S. SEC Division of Enforcement, including six years as Regional Chief Enforcement Accountant. Previously, she held accounting positions in public and private companies and was a senior auditor at Deloitte. Ms. Troe has served on the board of Expro Group Holdings N.V., an oilfield services company (since 2021); Magnite, Inc., a digital advertising technology company (2014-2023); and Stem, Inc., a clean energy solutions company (2021-2023). Ms. Troe is NACD Directorship Certified and a CPA. She received a B.S. in business administration from University of Colorado. Ms. Troe brings to the Board of Directors an extensive background in public company governance and oversight, enterprise risk management and public company accounting, financial reporting and disclosure. She has diverse experience with a wide range of industries, allowing her to bring additional perspective to a board.
Executive Officers
Name	Age	Position
Guy Abramo	63	Chief Executive Officer, President and Director
Laurie Blanton	71	Chief Accounting Officer
Brian Copple	63	General Counsel and Secretary
James Daxner	57	Executive Vice President, Global Head of Product
Michael Ensor	45	Senior Vice President, Global Head of Operations
Jeffrey Mullins	51	Chief Technology Officer
Mary O’Loughlin	51	Executive Vice President, Americas
Julie Romero	49	Chief Human Resources Officer
Thomas Spaeth	56	Chief Financial Officer
Stephen Spears	55	Chief Revenue Officer
Guy Abramo. For the biography of Guy Abramo, please see “Directors” above.
Laurie Blanton has served as HireRight’s Chief Accounting Officer since December 2021; previously she served as HireRight’s Vice President and Global Controller from April 2020. Before joining HireRight, Ms. Blanton was Senior Vice President of Accounting at FabFitFun, Inc., from September 2019 to March 2020, and before FabFitFun she was the Vice President and Corporate Controller at Crocs, Inc. from September 2016 to September 2019. Ms. Blanton served as the Vice President and Global Corporate Controller at Quiksilver, Inc., from February 2014 to August 2016. Prior to her tenure at Quiksilver, she held various leadership and finance positions at other public companies. She began her career in public accounting at Arthur Young and Company (which merged with Ernst & Whinney in 1989 to create Ernst & Young LLP) from 1984 to 1989. Ms. Blanton is a California Certified Public Accountant and holds a Bachelor of Business Administration degree in accounting from the University of Michigan.
Brian Copple has served as HireRight’s General Counsel since 2018. From July 2013 to July 2018, Mr. Copple was General Counsel for The Rubicon Project, Inc., now called Magnite, a publicly traded company that automates the purchase and sale of digital media advertising. Previously, Mr. Copple served as General Counsel for Eclipsys Corporation, a publicly traded enterprise provider of electronic medical record software and related services for hospitals, and for Exult, Inc. a publicly traded provider of human resources business process outsourcing and related finance and administration services to Global 500 companies. Mr. Copple started his career with Gibson, Dunn & Crutcher LLP, where he practiced for eleven years, including three years as a partner, and where he had a broad transactional and corporate practice, representing public and private companies in various industries. Mr. Copple earned his JD and MBA degrees at UCLA, and his undergraduate degree from Stanford University.

James Daxner has served as HireRight’s Executive Vice President, Global Head of Product since 2023. As Executive Vice President, Global Head of Product, Mr. Daxner is responsible for driving revenue, and providing strategic vision for the organization around HireRight eCommerce solutions and data acquisition partnerships. Prior to HireRight, Mr. Daxner served as Senior Sales Vice President, Americas at Survey Sampling International. There, Mr. Daxner led the $285M Americas sales team and oversaw business development, sales and account management for 3,500+ clients. Prior to that role, Mr. Daxner was the executive vice president of membership, at Affinion where he held full responsibility for sales, account management, product and marketing in North America and Canada. Mr. Daxner held a variety of leadership positions at Affinion including senior vice president of sales and account management, and vice president of credit card marketing. Mr. Daxner graduated summa cum laude from DeVry University with a Bachelor of Science in business management.
Michael Ensor has served as HireRight’s Senior Vice President, Global Head of Operations since 2023. In this role, Mr. Ensor has the ultimate responsibility for building and driving the organization's operational functions to meet customer requirements, while implementing continuous improvement processes to encourage sustainable growth and scalability. Mr. Ensor joined HireRight in 2020, originally overseeing operational activities for the Americas with concerted efforts on aligning organizational structure and future global footprint. Before HireRight, Mr. Ensor had a 20+ year career spanning various operational leadership roles in both the background screening and medical device industries, at organizations including Sterling Check, Scott Fetzer Co. and St. Jude Medical. Mike earned a Bachelor of Science in Biomedical Engineering from Tulane University and an MBA from the Coles College of Business at Kennesaw State University.
Jeffrey Mullins has served as HireRight’s Chief Technology Officer since 2024. Mr. Mullins brings over 25 years of experience in technology leadership to the role. Mr. Mullins’ career has been marked by a commitment to service excellence and innovation, with a focus on developing solutions that significantly enhance business capabilities. Mr. Mullins’ strategic vision and collaborative approach have been instrumental in guiding organizations through the complexities of digital transformation. With a background that spans consulting and corporate leadership roles, Mr. Mullins has a proven track record of partnering with customers and business leaders to craft strategies and implement effective technology, process and organizational changes. Mr. Mullins’ expertise is further underscored by his tenure in executive roles at companies such as ADP, where he served as Vice President of Enterprise Applications and Hosting Operations, and at AlixPartners, where as a management consultant, he focused on optimizing operating models and driving operational improvements. Mr. Mullins earned his degree in Mechanical Engineering Technology from the University of Cincinnati.
Mary O’Loughlin has served as HireRight’s Executive Vice President, Americas since 2023. Ms. O’Loughlin has broad experience in the healthcare and background screening industries and, since joining HireRight in 2009, has led the Strategic Alliances and Product Management teams prior to assuming a more global focus. Ms. O’Loughlin’s focus has always been on improving the candidate experience and, under her leadership, HireRight has won numerous awards for its unparalleled mobile candidate experience. Ms. O’Loughlin has also expanded the depth and breadth of HireRight’s Applicant Tracking System integrations. Ms. O’Loughlin has also been quoted in numerous articles on background screening and has been a speaker at the National Association of Professional Background Screeners (NAPBS). Previously, Ms. O’Loughlin spent over 10 years in the healthcare industry in a variety of companies and roles ranging from Vice President at UnitedHealth Group to the co-founder of a Webby Award-winning healthcare start-up. While at UnitedHealth Group, she launched the Secure Horizons partnership with Wal-Mart and was Chief of Staff for the AARP relationship and helped re-negotiate the AARP contract expansion and extension. Ms. O’Loughlin holds a Master of Business Administration degree from the Wharton School, University of Pennsylvania, and a bachelor’s degree from Bowdoin College.
Julie Romero has served as HireRight’s Chief Human Resources Officer since 2022 and is responsible for leading the global Human Resources function, including supporting business transformation and modernization. Prior to joining HireRight, Ms. Romero served as Global Succession & Development lead at WPP. She also made an impact at Navigant, where she led Human Capital for their Healthcare segment; Accenture, where she worked in human resources as a global Talent Strategist; Accenture Consulting as a Talent & Organization Performance Manager; and at Disney as an Organization Development internal consultant. Ms. Romero holds a Master’s Degree in Organization Development from Bowling Green State University and a Bachelor of Arts degree in Psychology from Ohio University.

Thomas Spaeth has served as HireRight’s Chief Financial Officer since December 2014 and also manages global operations. Mr. Spaeth brings more than 20 years of experience in corporate finance, accounting, investment banking, operations and business development in the technology, consumer and banking industries. Mr. Spaeth was an executive officer of HireRight, Inc., which filed a bankruptcy petition as an affiliated debtor of Altegrity, Inc., in February 2015. Prior to HireRight, Mr. Spaeth served as Chief Financial Officer at UBM Technology, where he oversaw accounting, finance, sales operations, client delivery and IT. Mr. Spaeth also has experience with corporate finance, consulting and investment roles at Motorola, Ernst & Young and Deutsche Bank. Mr. Spaeth holds a BS in business administration and finance from the University of Wisconsin and an MBA from the Kellogg Graduate School of Management, Northwestern University.
Stephen Spears has served as HireRight’s Chief Revenue Officer since 2023. Stephen brings more than 20 years of extensive go-to-market and leadership experience, including overseeing the strategy, performance and alignment of revenue operations across multiple organizations at scale. He also managed initiatives to support customers and partners. Mr. Spears is an experienced Chief Revenue Officer, having held the Chief Revenue Officer positions at SAP SuccessFactors and most recently at Avaya. Mr. Spears spent most of his career in SAP, where he held various executive management roles including Senior Vice President of the HANA Enterprise Cloud, Senior Vice President of ITM and Middleware and other various senior-level executive positions. Mr. Spears also brings to HireRight an international mindset, as he has lived and worked in Japan, the UK and Germany. Mr. Spears graduated from Brigham Young University with a Bachelor of Arts.
Book Value per Share
As of December 31, 2023, the book value per share of Company Common Stock was $6.96. Book value per share is computed by dividing total equity on December 31, 2023 by the total shares of Company Common Stock outstanding on that date.
Market Price of Shares of Company Common Stock and Dividends
Our common stock is listed and traded on NYSE under the symbol “HRT.” On [ ], 2024, there were [ ] shares of our common stock outstanding, and the closing sale price of our common stock shares was $[ ]. Also as of that date, we had approximately [ ] stockholders of record of our common stock. This number does not include the beneficial owners for whom shares are held in a “nominee” or “street” name. We have not declared any dividends, and we have no present intention to pay dividends on our common stock.
The following table sets forth, for the periods indicated, the high and low sales prices of our common stock as reported by NYSE during such period.
Fiscal Year	High	Low
2021
Fourth Quarter	$19.46	$13.28
2022
First Quarter	$17.75	$10.66
Second Quarter	$18.96	$12.43
Third Quarter	$18.66	$13.06
Fourth Quarter	$16.97	$6.88
2023
First Quarter	$12.31	$9.80
Second Quarter	$11.64	$8.50
Third Quarter	$11.53	$8.69
Fourth Quarter	$14.00	$8.93
2024
First Quarter	$14.28	$12.40
Second Quarter (through [ ], 2024)	$[ ]	$[ ]
The Merger Agreement prohibits us from declaring or paying any dividends on the shares of Company Common Stock until the Effective Time of the Merger or the termination of the Merger Agreement, without Parent’s consent.

The closing price of the shares of Company Common Stock on February 15, 2024, the last trading day before HireRight publicly announced the Merger, was $12.87 per share.
On [ ], 2024, the most recent practicable date before this proxy statement was distributed to our stockholders, the closing price for the shares of our common stock on NYSE was $[ ]. You are encouraged to obtain current market quotations for the shares of Company Common Stock in connection with voting your shares of Company Common Stock.
If the Merger is completed, there will be no further market for the shares of Company Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, HireRight’s securities will be delisted from NYSE and deregistered under the Exchange Act.
Dividends
In the past two years, HireRight has not declared or paid any cash dividends on Company Common Stock.
Stock Repurchases
Below is a summary of stock repurchases for the quarters ended December 31, 2022, March 31, 2023, June 30, 2023, September 30, 2023 and December 31, 2023.
Period	Total Number of Shares Purchased	Average Price Paid Per Share	High	Low
2022
Fourth Quarter	1,528,829	$11.01	$12.14	$9.52
2023
First Quarter	2,262,400	$11.28	$12.14	$10.45
Second Quarter	5,732,800	$10.56	$11.55	$9.87
Third Quarter	2,221,558	$10.62	$11.50	$9.34
Fourth Quarter	1,102,505	$9.88	$10.65	$9.19
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of April 19, 2024, information regarding beneficial ownership of our common stock by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.
The percentage of ownership is based on 67,352,961 shares of common stock outstanding as of April 19, 2024. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security. In addition, any shares that the entity or individual has the right to acquire within 60 days of April 19, 2024 through the exercise of any Company Options or through the vesting and settlement of Company RSUs payable in shares of common stock are included in the following table. These shares are deemed to be outstanding and beneficially owned by the person holding those Company Options and Company RSUs for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table does not necessarily indicate beneficial ownership for any other purpose. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise noted below, the address for each beneficial owner listed in the table below is c/o HireRight Holdings Corporation, 100 Centerview Drive, Suite 300, Nashville, Tennessee 37214.
Name of beneficial owner	Number of outstanding shares beneficially owned	Number of shares exercisable or vesting within 60 days	Number of shares beneficially owned	Percentage of beneficial ownership
5% and greater stockholders:
General Atlantic(1)	32,137,852	—	32,137,852	47.72%
Stone Point Capital(2)	18,493,863	—	18,493,863	27.46%
Named executive officers and directors:
Guy Abramo(3)	43,438	1,586,716	1,630,154	2.42%
Thomas Spaeth(4)	14,850	315,597	330,447	*
Brian Copple(5)	14,784	242,053	256,837
Venkat Bhamidipati(6)	2,733	16,369	19,102	*
James Carey(7)	15,233	16,369	31,602	*
Mark Dzialga(8)	42,805	16,369	59,174	*
Josh Feldman(9)	15,233	16,369	31,602	*
Rene Kern(10)	8,379	16,369	24,748	*
Larry Kutscher(11)	3,939	16,369	20,308	*
James LaPlaine(12)	11,073	16,369	27,442	*
James Matthews(13)	15,233	16,369	31,602	*
Jill Smart(14)	15,233	70,227	85,460	*
Lisa Troe(15)	11,421	48,683	60,104	*
All current directors and executive officers as a group (19 persons)	264,196	2,730,297	2,994,493	4.45%
*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)
Represents 2,390,000 shares of Company Common Stock held by GAP HRG II, 20,438,147 shares of Company Common Stock held by GA HRG Collections, 857,318 shares of Company Common Stock held by GAPCO GS, 4,885,582 shares of Company Common Stock held by GA AIV-B GS, 3,538,851 shares of Company Common Stock held by GA AIV-A GS, 15,233 shares of the Company Common Stock held by Josh Feldman solely for the benefit of General Atlantic Service Company, 8,379 shares of Company Common Stock held by Rene Kern solely for the benefit of General Atlantic Service Company and 4,342 shares of Company Common Stock held by Peter Munzig solely for the benefit of General Atlantic Service Company. The limited partners of GA HRG Collections that share beneficial ownership of the shares held by GA HRG Collections, at the time of this proxy statement, are the following investment funds: GAP 100, GAPCO CDA, GAPCO III, GAPCO IV and GAPCO V. The limited partners of GA HRG II that share beneficial ownership of the shares held by GA HRG II, at the time of this proxy statement, are the following investment funds: GAPCO CDA, GAPCO III, GAPCO IV, GAPCO V, GAP Lux, GAP Bermuda IV and GAP Bermuda EU. The limited partners of GAPCO GS that share beneficial ownership of the shares held by GAPCO GS, at the time of this proxy statement, are the following investment funds: GAPCO AIV Holdings, GAPCO CDA, GAPCO III, GAPCO IV and GAPCO V. The limited partners that share beneficial ownership of the shares held by GA AIV-A GS and GA AIV-B GS, at the time of this proxy statement, are the following investment funds: in the case of GA AIV-A GS, GAP AIV-1 A and in the case of GA AIV-B GS, GAP AIV-1 B and GA AIV-1 B Interholdco. The general partner of HRG II is GA SPV Bermuda. The general partner of GAP Lux is GA GenPar Lux and the general partner of GA GenPar Lux is GA Lux Sarl. GA GenPar Bermuda is the sole shareholder of GA Lux Sarl, the sole member of GA SPV Bermuda, the general partner of GAP Bermuda IV and the general partner of GAP Bermuda EU. The general partner of GAP Bermuda. GA LP is the sole member of GA SPV, the managing member of GAPCO III, GAPCO IV and GAPCO V, and the general partner of GAPCO CDA and GA GenPar. GA SPV is the general partner of GA HRG Collections, GAPCO GS, GAPCO AIV Holdings, GA AIV-A GS and GA AIV-B GS. GA LP and GAP Bermuda are controlled by the Partnership Committee of GASC MGP, LLC (the “Partnership Committee”**). GA GenPar is the general partner of AIV-1 A, GAP AIV-1 B, GAP 100 and GA AIV-1 B Interholdco. For the list of individuals comprising the Partnership Committee, see “Other Important Information Regarding the Purchaser Filing Parties—General Atlantic Filing Parties.” Each of the members of the Partnership Committee disclaims ownership of the shares of common stock reported herein except to the extent he has a pecuniary interest therein. The address of each of GAP Bermuda, GA GenPar Bermuda, GAP Bermuda IV, GAP Bermuda EU, GAP HRG II and GA SPV Bermuda is c/o Conyers Client Services (Bermuda) Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The address of each of GA Lux Sarl, GA GenPar Lux and GAP Lux is 412F, Route d’Esch, L-1471 Luxembourg. The address of each of GAPCO III, GAPCO IV, GAPCO V, GAPCO CDA, GA SPV, GA HRG Collections, GAP AIV-1 A, GAP AIV-1 B, GA AIV-1 B Interholdco, GA AIV-B GS, GA AIV-A GS, GAPCO GS, GAPCO AIV Holdings, GAP 100, GA GenPar and GA LP is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055. **The Partnership Committee is formerly the Management Committee, with composition effective pending applicable regulatory approvals.

(2)
Represents 11,959,030 shares of Company Common Stock held by Trident VII, L.P., 5,814,235 shares of Company Common Stock held by Trident VII Parallel Fund, L.P., 100,067 shares of Company Common Stock held by Trident VII DE Parallel Fund, L.P. and

590,065 shares of Company Common Stock held by Trident VII Professionals Fund, L.P. (the “Trident VII Partnerships”). Trident VII GP is the general partner of Trident VII, L.P., Trident VII Parallel Fund, L.P. and Trident VII DE Parallel Fund, L.P., and Trident VII Professionals GP is the general partner of Trident VII Professionals Fund, L.P. Pursuant to certain management agreements, Stone Point Capital LLC, the investment manager of the Trident VII Partnerships, has received delegated authority by Trident VII GP relating to the Trident VII Partnerships, provided that the delegated discretion to exercise voting rights may not be exercised on behalf of any of the Trident VII Partnerships without first receiving direction from the Investment Committee of the Trident VII GP or a majority of the general partners of the Trident VII GP. Each of the directors appointed by the Trident VII Partnerships disclaims any beneficial ownership of any shares held by the Trident VII Partnerships except to the extent of his ultimate pecuniary interest.
(3)
Consists of (a) 43,438 shares of Company Common Stock held directly, (b) 1,542,829 shares of Company Common Stock that may be acquired pursuant to the exercise of Company Options within 60 days of April 19, 2024 and (c) 43,887 shares of Company Common Stock to be acquired upon settlement of Company RSUs within 60 days of April 19, 2024.

(4)
Consists of (a) 14,850 shares of Company Common Stock held directly, (b) 301,836 shares of Company Common Stock that may be acquired pursuant to the exercise of Company Options within 60 days of April 19, 2024 and (c) 13,761 shares of Company Common Stock to be acquired upon settlement of Company RSUs within 60 days of April 19, 2024.

(5)
Consists of (a) 14,784 shares of Company Common Stock held directly, (b) 231,732 shares of Company Common Stock that may be acquired pursuant to the exercise of Company Options within 60 days of April 19, 2024 and (c) 10,321 shares of Company Common Stock to be acquired upon settlement of Company RSUs within 60 days of April 19, 2024.

(6)	Consists of (a) 2,733 shares of Company Common Stock held directly and (b) 16,369 shares of Company Common Stock to be acquired upon settlement of Company RSUs within 60 days of April 19, 2024.
(7)
Includes (a) 15,233 shares of Company Common Stock and (b) 16,369 shares of Company Common Stock to be acquired upon settlement of Company RSUs within 60 days of April 19, 2024, in each case, held by Mr. Carey solely for the benefit of Stone Point, of which Mr. Carey is President, and for which Mr. Carey disclaims beneficial ownership except to the extent of his pecuniary interest therein, if any.

(8)	Consists of (a) 42,805 shares of Company Common Stock held directly and (b) 16,369 shares of Company Common Stock to be acquired upon settlement of Company RSUs within 60 days of April 19, 2024.
(9)
Includes (a) 15,233 shares of Company Common Stock and (b) 16,369 shares of Company Common Stock to be acquired upon settlement of Company RSUs within 60 days of April 19, 2024, in each case, held by Mr. Feldman solely for the benefit of General Atlantic Service Company. Mr. Feldman disclaims beneficial ownership of these shares of Company Common Stock.

(10)
Includes (a) 8,379 shares of Company Common Stock and (b) 16,369 shares of Company Common Stock to be acquired upon settlement of Company RSUs within 60 days of April 19, 2024, in each case, held by Mr. Kern solely for the benefit of General Atlantic Service Company. Mr. Kern disclaims beneficial ownership of these shares of Company Common Stock.

(11)	Consists of (a) 3,939 shares of Company Common Stock held directly and (b) 16,369 shares of Company Common Stock to be acquired upon settlement of Company RSUs within 60 days of April 19, 2024.
(12)	Consists of (a) 11,073 shares of Company Common Stock held directly and (b) 16,369 shares of Company Common Stock to be acquired upon settlement of Company RSUs within 60 days of April 19, 2024.
(13)
Includes (a) 15,233 shares of Company Common Stock and (b) 16,369 shares of Company Common Stock to be acquired upon settlement of Company RSUs within 60 days of April 19, 2024, in each case, held by Mr. Matthews solely for the benefit of Stone Point, of which Mr. Matthews is Managing Director, and for which Mr. Matthews disclaims beneficial ownership except to the extent of his pecuniary interest therein, if any.

(14)
Consists of (a) 15,233 shares of Company Common Stock held directly, (b) 53,858 shares of Company Common Stock that may be acquired pursuant to the exercise of Company Options within 60 days of April 19, 2024 and (c) 16,369 shares of Company Common Stock to be acquired upon settlement of Company RSUs within 60 days of April 19, 2024.

(15)
Consists of (a) 11,421 shares of Company Common Stock held directly, (b) 32,314 shares of Company Common Stock that may be acquired pursuant to the exercise of Company Options within 60 days of April 19, 2024 and (c) 16,369 shares of Company Common Stock to be acquired upon settlement of Company RSUs within 60 days of April 19, 2024.

Prior Public Offerings
Neither HireRight, the Buyer Parties, nor any of their respective affiliates have made an underwritten public offering of the shares of Company Common Stock for cash that was registered under the Securities Act, as amended, or exempt from registration under Regulation A promulgated thereunder during the last three (3) years, except as described below.
Initial Public Offering
On November 2, 2021, HireRight completed the IPO, in which HireRight issued 22,222,222 shares of Company Common Stock. The Company Common Stock began trading on NYSE on October 29, 2021 under the symbol “HRT.” The Company Common Stock were sold at an IPO price of $19.00 per share for net proceeds of $393.5 million, after deducting underwriting discounts and commissions of $23.2 million and other offering costs payable by HireRight of $5.5 million. On November 30, 2021, HireRight issued an additional 2,424 shares of Company Common Stock pursuant to the partial exercise of the underwriters’ option to purchase additional shares for net proceeds of an immaterial amount.
Certain Transactions in the Shares of Company Common Stock
Other than the Merger Agreement (as described in “The Merger Agreement”) and agreements entered into in connection therewith, including the Support Agreements, and certain share activity related to our equity compensation awards discussed elsewhere in this proxy statement, (1) HireRight, its directors and executive officers, the Purchaser Filing Parties and their respective affiliates have not executed any transactions with respect to the shares of Company Common Stock during the past sixty (60) days and (2) other than the Share Repurchase Programs (as defined below), none of HireRight or the Purchaser Filing Parties or their respective affiliates have purchased shares of Company Common Stock during the past two years.
On November 14, 2022, HireRight announced that the HireRight Board authorized a $100.0 million share repurchase program that was completed on June 21, 2023 (the “Initial Program”). Pursuant to the Initial Program, HireRight repurchased a total of 9,340,029 shares of Company Common Stock at an average price paid of $10.79 per share.
On June 22, 2023, HireRight announced that the HireRight Board authorized an additional share repurchase program for repurchase of up to an additional $25.0 million of shares of Company Common Stock (the “Second Program”). The Second Program was completed on August 28, 2023. Pursuant to the Second Program, the Company purchased a total of 2,334,511 shares of Company Common Stock at an average price paid of $10.82 per share, including commissions paid and excise taxes.
On September 12, 2023, HireRight announced a third share repurchase program for repurchase of up to an additional $25.0 million of shares of Company Common Stock (the “Third Program” and, together with the Initial Program and the Second Program, the “Share Repurchase Programs”). The Third Program was suspended on November 17, 2023 due to the Sponsor Stockholders’ publicly disclosing that they had agreed to work together to potentially submit a preliminary non-binding proposal to the HireRight Board related to a potential strategic transaction. Pursuant to the Third Program, HireRight repurchased 1,173,552 shares of Company Common Stock at an average price paid of $9.86 per share, including commissions paid and excise taxes.
Selected Historical Consolidated Financial Data
Set forth below is certain selected historical consolidated financial data relating to HireRight. The historical audited selected financial data as of and for the fiscal years ended December 31, 2023 and December 31, 2022, have been derived from HireRight’s consolidated financial statements.
This information is only a summary. The selected historical consolidated financial data as of December 31, 2023 and December 31, 2022 should be read in conjunction with HireRight’s annual report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference into this proxy statement in its entirety. More comprehensive financial information is included in such report, including management’s discussion and analysis of financial condition and results of operations, and other documents filed by HireRight with the SEC, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained therein. See “Where You Can Find Additional Information.”
Summary Consolidated Balance Sheets
	December 31,
	2023	2022
	(in thousands)
Cash and cash equivalents	$123,416	$162,092
Total current assets	$263,696	$318,803
Total assets	$1,548,290	$1,605,747
Total current liabilities	$147,351	$126,204
Total liabilities	$1,079,527	$1,037,429
Total HireRight stockholders’ equity	$451,168	$568,318
Noncontrolling interest	$17,595	$—
Total stockholders’ equity	$468,763	$568,318

Summary Consolidated Statements of Operations and Comprehensive Income (Loss)
	Year Ended December 31,
	2023	2022
	(in thousands, except per share information)
Revenue	$721,877	$806,668
Total Expenses	$ 665,801	$ 708,552
Operating income	$56,076	$98,116
Net income (loss)	$(11,669)	$144,574
Less: Net loss attributable to noncontrolling interest	$(109)	$—
Net income (loss) attributable to HireRight	$(11,560)	$ 144,574
Net income (loss) per share
Basic	$(0.16)	$1.82
Diluted	$(0.16)	$1.82
Stockholders Agreement
Under the Stockholders Agreement, the General Atlantic Stockholders and the Stone Point Stockholders have the right to nominate a specified number of HireRight’s directors determined based on the voting power held by the General Atlantic Stockholders and the Stone Point Stockholders.
The Stockholders Agreement provides that the General Atlantic Stockholders have the right, but not the obligation, to nominate to the HireRight Board a number of designees equal to at least (i) a majority of the directors of the HireRight Board, so long as the General Atlantic Stockholders beneficially own shares of Company Common Stock representing over 40% of the Company Common Stock then outstanding, (ii) three directors, so long as the General Atlantic Stockholders beneficially own shares of Company Common Stock representing at least 30% but less than or equal to 40% of the Company Common Stock then outstanding, (iii) two directors, so long as the General Atlantic Stockholders beneficially own shares representing at least 20% but less than or equal to 30% of the Company Common Stock then outstanding, and (iv) one director, so long as the General Atlantic Stockholders beneficially own shares of Company Common Stock representing at least 10% but less than or equal to 20% of the Company Common Stock then outstanding.
The Stockholders Agreement also provides that the Stone Point Stockholders have the right, but not the obligation, to nominate to the HireRight Board a number of designees equal to at least: (i) two directors, so long as the Stone Point Stockholders beneficially own shares of Company Common Stock representing over 20% of the Company Common Stock then outstanding and (ii) one director, so long as the Stone Point Stockholders beneficially own shares of Company Common Stock representing at least 10% but less than or equal to 20% of the Company Common Stock then outstanding.
Additionally, the Stockholders Agreement provides that, so long as the General Atlantic Stockholders beneficially own at least 25% of the Company Common Stock then outstanding, the prior written consent of the General Atlantic Stockholders is required prior to taking the following actions:
•	any acquisition or disposition in which aggregate consideration is greater than $250 million in a single transaction or series of related transactions;
•	any transaction in which any person or group acquires more than 50% of the then outstanding capital stock of HireRight or the power to elect a majority of the members of the HireRight Board;
•
any incurrence or refinancing of indebtedness of HireRight and its subsidiaries to the extent such incurrence or refinancing would result in HireRight and its subsidiaries having indebtedness in excess of $750 million principal amount in the aggregate;

•	hiring or termination of the chief executive officer of HireRight;
•	any increase or decrease in the size of the HireRight Board;
•	any reorganization, recapitalization, voluntary bankruptcy, liquidation, dissolution or winding-up;
•
any repurchase or redemption of capital stock of HireRight (other than (x) on a pro rata basis, (y) pursuant to an open market plan approved by the HireRight Board or (z) accepting shares from recipients of awards under HireRight’s equity incentive plan in satisfaction of the obligation of such recipients to pay the exercise price of options or reimburse HireRight for income tax withholding deposits paid by HireRight on behalf of such recipients, or repurchase from employees following their departure);
•	any payment or declaration of dividends on capital stock of HireRight;
•	any entry into a joint venture involving amounts in excess of $50 million; or
•	adoption of a poison pill or similar rights plan.
Additionally, the Stockholders Agreement provides that, until the earlier of such time as (x) the Stone Point Stockholders and their affiliates cease to beneficially own at least 75% of the Company Common Stock beneficially owned by the Stone Point Stockholders and its affiliates as of October 28, 2021 or (y) the General Atlantic Stockholders cease to beneficially own shares of Company Common Stock representing at least 25% of the Company Common Stock then outstanding, the prior written consent of the Stone Point Stockholders is required prior to taking the following actions:
•	any acquisition or disposition in which aggregate consideration is greater than $250 million in a single transaction or series of related transactions;
•	any reorganization, recapitalization, voluntary bankruptcy, liquidation, dissolution or winding-up (other than a sale of HireRight, however structured);
•
any repurchase or redemption of capital stock of HireRight from the General Atlantic Stockholders (other than (x) on a pro rata basis or (y) pursuant to an open market plan approved by the HireRight Board); or

•
the entry into, or amendment of, any agreement or arrangement with the General Atlantic Stockholders or any of its affiliates other than HireRight or any of its subsidiaries (excluding ordinary course, arm’s-length commercial transactions).

OTHER IMPORTANT INFORMATION REGARDING THE PURCHASER FILING PARTIES
The Buyer Parties
Merger Sub. Merger Sub was formed on February 9, 2024 as a Delaware corporation, solely for the purpose of completing the Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger. Merger Sub is a direct, wholly owned subsidiary of Parent and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of Merger Sub is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 32nd Floor, New York, New York 10055. The telephone number at the principal office is (212) 715-4000.
Parent. Parent was formed on February 9, 2024 as a Delaware limited liability company, solely for the purpose of completing the Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger. Parent is a direct, wholly owned subsidiary of Hearts Holdco, LLC and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of Parent is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 32nd Floor, New York, New York 10055. The telephone number at the principal office is (212) 715-4000.
Neither Merger Sub nor Parent has, to the knowledge of the Buyer Parties, during the past five (5) years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
General Atlantic Filing Parties
GA LP is a Delaware limited partnership. Each of GAP Bermuda, GA GenPar Bermuda, GAP Bermuda IV, GAP Bermuda EU and GAP HRG II is a Bermuda exempted limited partnership. Each of GAPCO III, GAPCO IV, GAPCO V and GA SPV is a Delaware limited liability company. GA SPV Bermuda is a Bermuda limited liability company. GA Lux Sarl is a Luxembourg private limited liability company. Each of GA GenPar, GAPCO CDA, GAP AIV-1 A, GAP AIV-1 B, GAP 100, GA HRG Collections, GAPCO AIV Holdings, GAPCO GS, GA AIV-1 B Interholdco, GA AIV-B GS and GA AIV-A GS is a Delaware limited partnership. Each of GA GenPar Lux and GAP Lux is a Luxembourg special limited partnership. GAP Bermuda IV, GAP Bermuda EU, GAP Lux, GAP 100, GAP AIV-1 A, GAP AIV-1 B and GA AIV-1 B Interholdco are collectively referred to as the “GA Funds.” GAPCO III, GAPCO IV, GAPCO V, GAPCO CDA and GAPCO AIV Holdings are collectively referred to as the “Sponsor Coinvestment Funds.” The principal business of each of the General Atlantic Filing Parties is investment.
The address and telephone number of GAP Bermuda, GA GenPar Bermuda, GAP Bermuda IV, GAP Bermuda EU, GAP HRG II and GA SPV Bermuda is c/o Conyers Client Services (Bermuda) Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, +1-441-295-1422. The address and telephone number of GA Lux Sarl, GA GenPar Lux and GAP Lux is 412F, Route d’Esch, L-1471 Luxembourg, +1-212-715-4000. The address and telephone number of each of the Sponsor Coinvestment Funds, GA SPV, GA HRG Collections, GAP AIV-1 A, GAP AIV-1 B, GA AIV-1 B Interholdco, GA AIV-B GS, GA AIV-A GS, GAPCO GS, GAP 100, GA GenPar and GA LP is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055, +1-212-715-4000.
The limited partners of GA HRG Collections that share beneficial ownership of the shares held by GA HRG Collections, at the time of this proxy statement, are the following investment funds: GAP 100, GAPCO CDA, GAPCO III, GAPCO IV and GAPCO V. The limited partners of GA HRG II that share beneficial ownership of the shares held by GA HRG II, at the time of this proxy statement, are the following investment funds: GAPCO CDA, GAPCO III, GAPCO IV, GAPCO V, GAP Lux, GAP Bermuda IV and GAP Bermuda EU. The limited partners of GAPCO GS that share beneficial ownership of the shares held by GAPCO GS, at the time of this proxy statement, are the following investment funds: GAPCO AIV Holdings, GAPCO CDA, GAPCO III, GAPCO IV and GAPCO V. The limited partners that share beneficial ownership of the shares held by GA AIV-A GS and GA AIV-B GS, at the time of this proxy statement, are the following investment funds: in the case of GA AIV-A GS, GAP AIV-1 A and in the case of GA AIV-B GS, GAP AIV-1 B and GA AIV-1 B Interholdco. The general partner of HRG II is GA SPV Bermuda. The general partner of GAP Lux is GA GenPar Lux and the general partner of GA GenPar Lux is GA Lux Sarl. GA GenPar Bermuda is the sole shareholder of GA Lux Sarl, the sole member of GA SPV Bermuda, the general partner of GAP Bermuda IV and the general partner of GAP Bermuda EU. The general partner of GA GenPar Bermuda is GAP Bermuda. GA LP is the sole member of GA SPV, the managing member of GAPCO III, GAPCO IV and GAPCO V and the general partner of GAPCO CDA and GA GenPar. GA SPV is the general partner of GA HRG Collections, GAPCO GS, GAPCO AIV Holdings, GA AIV-A GS and GA AIV-B GS. GA GenPar is the general partner of AIV-1 A, GAP AIV-1 B, GAP 100 and GA AIV-1 B Interholdco.
Each of GAP Bermuda and GA LP is controlled by the Partnership Committee. The name, address, principal occupation and citizenship of each of the members of the Partnership Committee, the composition of which is effective subject to applicable regulatory approvals, are set forth below.
Name	Address	Present Principal Employment	Citizenship
William E. Ford	55 East 52nd Street, 33rd Floor New York, NY 10055	CEO, Managing Director	United States
Gabriel Caillaux	23 Savile Row London, W1S 2ET United Kingdom	Co-President, Managing Director	France
Martin Escobari	55 East 52nd Street, 33rd Floor New York, NY 10055	Co-President, Managing Director	Bolivia and Brazil
David C. Hodgson	55 East 52nd Street, 33rd Floor New York, NY 10055	Vice Chairman, Managing Director	United States
Christopher G. Lanning	55 East 52nd Street, 33rd Floor New York, NY 10055	Managing Director	United States
During the last five years, none of the General Atlantic Filing Parties or any of the individuals listed above have been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
Stone Point Filing Parties
Each of Trident VII, Trident VII Parallel, Trident VII Professionals and Trident VII GP is a Cayman Islands exempted limited partnership. Trident VII DE Parallel is a Delaware limited partnership. Trident VII Professionals GP is a Cayman Islands exempted limited company. The Trident VII Partnerships are private equity investment funds formed for the purpose of pursuing investments in the financial services industry. Trident VII GP is a partnership formed for the purpose of acting as the general partner to the Trident Partnerships and other investment entities. Trident VII Professionals GP is a company formed for the purpose of acting as the general partner to Trident VII Professionals and other investment entities. Stone Point is a Delaware limited liability company. Stone Point is the investment manager of the Trident VII Partnerships.
The principal office address of each of the Stone Point Filing Parties is c/o Stone Point Capital LLC, 20 Horseneck Lane, Greenwich, CT 06830. The telephone number at the principal office is (203) 862-2900.

The general partners of Trident VII GP and members of Trident VII Professionals GP are five single member limited liability companies that are owned by the following individuals who are members of Stone Point. The name, address, principal occupation and citizenship of such members, as of the date of this proxy statement, are set forth below.
Name	Address	Present Principal Employment	Citizenship
Charles A. Davis	c/o Stone Point Capital LLC, 20 Horseneck Lane, Greenwich, CT 06830	Chairman, CEO	United States
Stephen Friedman	c/o Stone Point Capital LLC, 20 Horseneck Lane, Greenwich, CT 06830	Senior Chairman	United States
James D. Carey	c/o Stone Point Capital LLC, 20 Horseneck Lane, Greenwich, CT 06830	President	United States
David J. Wermuth	c/o Stone Point Capital LLC, 20 Horseneck Lane, Greenwich, CT 06830	Chief Operating Officer	United States
Nicolas D. Zerbib	c/o Stone Point Capital LLC, 20 Horseneck Lane, Greenwich, CT 06830	Chief Investment Officer	United States
During the last five years, none of the Stone Point Filing Parties or any of the controlling persons listed above have been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

DELISTING AND DEREGISTRATION OF COMMON STOCK
If the Merger is completed, there will be no further market for Company Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, HireRight’s securities will be delisted from NYSE and deregistered under the Exchange Act.
STOCKHOLDER PROPOSALS AND NOMINATIONS
If the Merger is completed, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the Merger is not completed, or if we are otherwise required to do so under applicable law, we will hold a 2024 Annual Meeting of Stockholders. Any stockholder nominations or proposals for other business intended to be presented at our next annual meeting must be submitted to us as set forth below.
Requirements for Stockholder Proposals to Be Considered for Inclusion in HireRight’s Proxy Materials
If you wish to submit a proposal to be included in the proxy statement for our 2024 Annual Meeting, we must receive it in a form which complies with the applicable securities laws, on or before December 16, 2023; provided that if the date of the 2024 Annual Meeting is more than thirty (30) days from May 25, 2024, the deadline is a reasonable time before we begin to print and send our proxy materials for the 2024 Annual Meeting. Please address your proposals to: HireRight Holdings Corporation, 100 Centerview Drive, Suite 300, Nashville, TN 37214, Attention: Corporate Secretary. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.
Requirements for Stockholder Proposals to Be Brought Before the Annual Meeting
In accordance with our bylaws, stockholders who are seeking to bring business before an Annual Meeting of stockholders and stockholders who are seeking to nominate candidates for election as directors at an Annual Meeting of stockholders, other than that submitted by the General Atlantic Stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting of stockholders; provided, however, that if and only if the Annual Meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date, or if no Annual Meeting was held in the preceding year, such stockholder’s notice must be delivered by the later of the tenth day following the day the public announcement of the date of the Annual Meeting is first made and the date which is 90 days prior to the date of the Annual Meeting. Proposals submitted by the General Atlantic Stockholders must be submitted to the Secretary in writing, and also disclosed by public announcement by the General Atlantic Stockholders, no later than 14 days after the filing date of HireRight’s definitive proxy statement for the 2024 Annual Meeting, when the General Atlantic Stockholders beneficially owns shares of Company Common Stock representing at least 40% of the voting power of the then outstanding shares of Company Common Stock entitled to vote thereon. Additionally, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than HireRight’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 26, 2024. If the date of the 2024 Annual Meeting is changed by more than 30 days from the previous year, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made by HireRight.
Notices of intention to present proposals at the 2024 Annual Meeting should be addressed to HireRight Holdings Corporation, 100 Centerview Drive, Suite 300, Nashville, TN 37214, Attention: Corporate Secretary. HireRight reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. On request, the Corporate Secretary will provide detailed instructions for submitting proposals.
Requirements for Stockholder Nominations for HireRight Board Directors
The policy of the HireRight Board is to have the HireRight Board consider properly submitted stockholder recommendations for candidates for membership to the HireRight Board. In evaluating nominees recommended by stockholders, the HireRight Board will utilize the same criteria used for nominees proposed by the HireRight Board members. If a stockholder wishes to nominate directors for election to the HireRight Board at next year’s Annual Meeting, such nominations must comply with Article II, Section 11 of our bylaws and be submitted in writing to HireRight Holdings Corporation, 100 Centerview Drive, Suite 300, Nashville, TN 37214, Attention: Secretary of the Company.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to our corporate website at https://ir.hireright.com/. The information provided on our website, other than the documents that HireRight files with the SEC which are incorporated by reference in this proxy statement in their entirety, is not part of this proxy statement, and therefore is not incorporated herein by reference. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:
HireRight Holdings Corporation
100 Centerview Drive, Suite 300
Nashville, TN 37214
Telephone: (615) 320-9800
Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement or other information concerning us, without charge, by written or telephonic request directed to HireRight Holdings Corporation, 100 Centerview Drive, Suite 300, Nashville, Tennessee 37214, Telephone (615) 320-9800 or from the SEC through the SEC website at the address provided above.
We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this proxy statement. We incorporate by reference the documents listed below (provided, that, we are not incorporating by reference any information furnished to, but not filed with, the SEC):
•
our annual report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 12, 2024, as amended by our annual report on Form 10-K/A for the fiscal year ended December 31, 2023, as filed with the SEC on April 17, 2024;

•	our current report on Form 8-K as filed with the SEC on February 16, 2024; and
•
our definitive proxy statement under Regulation 14A in connection with our Annual Meeting of Stockholders, filed with the SEC on April 14, 2023, and additional definitive proxy soliciting materials, filed with the SEC on April 14, 2023.

Any statement contained in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement modifies or supersedes the statement.
Because the Merger is a “going private” transaction, HireRight and the Purchaser Filing Parties have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [  ], 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
AGREEMENT AND PLAN OF MERGER

by and among

HEARTS PARENT, LLC,

HEARTS MERGER SUB, INC.

and

HIRERIGHT HOLDINGS CORPORATION

Dated as of February 15, 2024

A-i

A-ii

Exhibits

Exhibit A Surviving Corporation Certificate of Incorporation
A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of February 15, 2024 by and among Hearts Parent, LLC, a Delaware limited liability company (“Parent”), Hearts Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”, and together with Parent, the “Buyer Parties”), and HireRight Holdings Corporation, a Delaware corporation (the “Company”). Each of the Company, Parent and Merger Sub is sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Article I.
RECITALS
A. The Company Board has established a special committee of independent and disinterested members of the Company Board (the “Special Committee”).
B. The Special Committee has unanimously (i) determined that this Agreement, providing for the merger of Merger Sub with and into the Company (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein, and the other transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Company Stockholders; (ii) recommended to the Company Board that it approve this Agreement and the transactions contemplated by this Agreement; and (iii) resolved to recommend that the Unaffiliated Company Stockholders adopt this Agreement at any Company Stockholder Meeting.
C. The Company Board has unanimously, acting upon the recommendation of the Special Committee, (i) determined that this Agreement and the transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Company Stockholders; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and conditions set forth herein; and (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL at any Company Stockholder Meeting.
D. Each of the board of managers of Parent and the board of directors of Merger Sub has (i) declared it advisable to enter into this Agreement; (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; and (iii) in the case of the board of directors of Merger Sub only, resolved to recommend that Parent, as the sole stockholder of Merger Sub, adopt this Agreement and approve the Merger in accordance with the DGCL.
E. Concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent has delivered limited guarantees (the “Guarantees”) from General Atlantic Partners 100, L.P., Trident VII, L.P., Trident VII Parallel Fund, L.P., Trident VII DE Parallel Fund, L.P., and Trident VII Professionals Fund, L.P. (collectively, the “Guarantors”) in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantors are guaranteeing certain obligations of the Buyer Parties in connection with this Agreement.
F. Concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of the Buyer Parties to enter into this Agreement, each of General Atlantic Partners (Bermuda) HRG II, L.P., General Atlantic (HRG) Collections, L.P., GAPCO AIV Interholdco (GS), L.P., GA AIV-1 B Interholdco (GS), L.P. and GA AIV-1 A Interholdco (GS), L.P. (the “GA Stockholders”) and Trident VII, L.P., Trident VII Parallel Fund, L.P., Trident VII DE Parallel Fund, L.P. and Trident VII Professionals Fund, L.P. (the “Trident Stockholders” and, together with the GA Stockholders, collectively, the “Sponsor Stockholders”) have entered into Support Agreements (the “Support Agreements”) in connection with the Merger, pursuant to which such stockholders have agreed, on the terms and subject to the conditions set forth in the Support Agreements, to vote in favor of, and support the consummation of, the transactions contemplated by this Agreement and to contribute, directly or indirectly, all of the shares of Company Common Stock held by the Sponsor Stockholders (the “Sponsor Shares”) to Parent (or any direct or indirect parent company thereof), in each case, as specified in such Support Agreements.
G. The Buyer Parties and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.

AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the Buyer Parties and the Company agree as follows:
ARTICLE I
DEFINITIONS & INTERPRETATIONS
1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:
(a) “2018 Equity Plan” means HireRight GIS Group Holdings LLC Equity Incentive Plan.
(b) “2021 Equity Plan” means the HireRight Holdings Corporation 2021 Omnibus Incentive Plan.
(c) “Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the execution and delivery of this Agreement; or (ii) executed, delivered and effective after the execution and delivery of this Agreement, in either case containing provisions that require any counterparty thereto (and any of its Affiliates and representatives) that receives material non-public information of or with respect to the Company Group to keep such information confidential; provided, however, that, in each case, the provisions contained therein are no less restrictive in any material respect to such counterparty (and any of its Affiliates and representatives named therein) than the confidentiality obligations set forth in the Company Stockholders Agreement, it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal.
(d) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by the Buyer Parties or their Affiliates) to engage in an Acquisition Transaction.
(e) “Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated hereby) involving:
(i) any direct or indirect purchase or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (in each case, other than the Buyer Parties or their Affiliates or any group that includes the Buyer Parties or their Affiliates), whether from the Company or any other Person(s), of securities representing more than 15% of the total outstanding equity securities of the Company (by vote or economic interests) after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 15% of the total outstanding equity securities of the Company (by vote or economic interests) after giving effect to the consummation of such tender or exchange offer;
(ii) any direct or indirect purchase, license or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (in each case, other than the Buyer Parties or their Affiliates or any group that includes the Buyer Parties or their Affiliates) of assets constituting or accounting for more than 15% of the consolidated assets, revenue or net income of the Company Group, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or
(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company pursuant to which (A) any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (in each case, other than the Buyer Parties or their Affiliates or any group that includes the Buyer Parties or their Affiliates) would hold securities representing more than 15% of the total outstanding equity securities of the Company (by vote or economic interests) after giving effect to the consummation of such transaction or (B) the Company Stockholders immediately preceding such transaction hold less than 85% of the total outstanding equity securities (by vote or economic interests) in the surviving or resulting entity of such transaction.
(f) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. Notwithstanding the foregoing, no investment fund or investment vehicle affiliated with, or managed or advised by, either General Atlantic, L.P. (“GA”) or

Stone Point Capital LLC (“Stone Point”) or any portfolio company (as such term is commonly understood in the private equity industry) or investment of either GA or Stone Point or of any investment funds or investment vehicles affiliated with, or managed or advised by, either GA or Stone Point (collectively, the “Excluded Affiliates”) shall be deemed to be an Affiliate of either the Company or its Subsidiaries, on the one hand, or Parent or Merger Subs, on the other hand, and vice versa; provided that the Excluded Affiliates shall be deemed to be (i) Affiliates of the Company and its Subsidiaries solely for purposes of the definition of “Company Related Party” and (ii) Affiliates of Parent and Merger Subs solely for purposes of the definition of “Parent Related Party” and for purposes of Section 4.13 (excluding, in the case of Section 4.13, portfolio companies of GA or Stone Point that are not majority owned). For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.
(g) “Antitrust Law” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other laws, whether in any domestic or foreign jurisdiction, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.
(h) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company Group as of December 31, 2022 set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2022.
(i) “Business Day” means each day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.
(j) “Business Systems” means all computer hardware (whether general or special purpose), electronic data processing systems, information technology systems and computer systems, including any outsourced electronic data processing, information technology, or computer systems that are owned or used by or for any of the Company Group in the conduct of the business of the Company Group.
(k) “Cash on Hand” means all cash, cash equivalents, marketable securities and short-term investments of the Company Group, in each case determined in accordance with GAAP and expressed in U.S. dollars. For the avoidance of doubt, “Cash on Hand” shall be calculated net of issued but uncleared checks and drafts and shall include checks, other wire transfers and drafts deposited or available for deposit in the accounts of the Company Group.
(l) “Code” means the Internal Revenue Code of 1986.
(m) “Company Board” means the Board of Directors of the Company.
(n) “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.
(o) “Company Common Stock” means the Common Stock, par value $0.001 per share, of the Company.
(p) “Company Credit Agreement” means that certain First Lien Credit Agreement, dated July 12, 2018, among Genuine Mid Holdings LLC, as holdings, Genuine Financial Holdings LLC, as borrower, the lenders and issuing banks from time to time party thereto, and Bank of America, N.A., as administrative agent and collateral agent, as amended by that certain First Amendment to the First Lien Credit Agreement, dated June 3, 2022, as further amended by that certain Second Amendment to the First Lien Credit Agreement, dated as of September 28, 2023, and as further amended, restated, amended and restated, replaced (whether upon or after termination or otherwise, and whether with the original lenders or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, including any extension of the maturity thereof or increase in the amount of available borrowings thereof.
(q) “Company Equity Plans” means, collectively, the 2018 Equity Plan and the 2021 Equity Plan.
(r) “Company ESPP” means the HireRight Holdings Corporation Employee Stock Purchase Plan.

(s) “Company Group” means the Company and its Subsidiaries.
(t) “Company Intellectual Property” means any Intellectual Property that is owned or purported to be owned by any member of the Company Group.
(u) “Company Material Adverse Effect” means any change, event, violation, inaccuracy, effect or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that have occurred on or prior to the date of determination of the occurrence of the Company Material Adverse Effect, (a) is or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company Group, taken as a whole or (b) would render the Company unable to consummate the Merger prior to the Termination Date; provided, however, that solely with respect to the foregoing clause (a), none of the following (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):
(i) changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;
(ii) changes in general conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings generally in the United States or any other country; (2) changes in exchange rates generally for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;
(iii) changes in general conditions in the industries in which the Company Group generally conducts business;
(iv) changes in general regulatory, legislative or political conditions in the United States or any other country or region in the world;
(v) any general geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world;
(vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics or disease outbreaks and other force majeure events in the United States or any other country or region in the world;
(vii) any Effect resulting from the announcement of this Agreement or the pendency of the Merger and the transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of the Company Group with suppliers, customers, partners, vendors or any other third Person (other than for purposes of any representation or warranty contained in Sections 3.5, 3.6, 3.16(g), 3.18(f) or 3.20);
(viii) the compliance by any Party with the terms of this Agreement (other than Sections 5.1 and 5.2), including any action taken or refrained from being taken as expressly required by this Agreement;
(ix) changes after the date hereof in GAAP or other applicable accounting standards or in any applicable laws or regulations (or the binding interpretation of any of the foregoing);
(x) changes after the date hereof in the price or trading volume of the Company Common Stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);
(xi) any failure, in and of itself, by the Company Group to meet (1) any public analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (2) any internal projections or forecasts of its revenues, earnings or other financial performance (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

(xii) any Transaction Litigation or other Legal Proceeding threatened, made or brought by any of the current or former Company Stockholders (on their own behalf or on behalf of the Company) against the Company, any of its executive officers or other employees or any member of the Company Board arising out of the Merger or any other transaction contemplated by this Agreement; and
(xiii) any matter set forth on Section 1.1 of the Company Disclosure Letter.
except, with respect to clauses (i), (ii), (iii), (iv), (v), (vi), and (ix), to the extent that such Effect has had a disproportionate adverse effect on the Company relative to other companies operating in the industries in which the Company Group conducts business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect.
(v) “Company Option” means each option to purchase shares of Company Common Stock granted under either Company Equity Plan.
(w) “Company Preferred Stock” means the Preferred Stock, par value $0.001 per share, of the Company.
(x) “Company Products” means all Software and other products, including any of the foregoing currently in development, from which the Company Group has derived, is currently deriving or is scheduled to derive, revenue from the sale, license, maintenance or provision thereof.
(y) “Company PRSU” means each restricted stock unit granted under the 2021 Equity Plan that is subject to one or more performance-based vesting conditions for purposes of Section 2.8, as of immediately prior to the Effective Time, and for purposes of Section 3.7, as of the Capitalization Date.
(z) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned or purported to be owned by any member of the Company Group.
(aa) “Company RSU” means each restricted stock unit award granted under the 2021 Equity Plan (other than a Company PRSU), including any such award that was granted subject to one or more performance-based vesting conditions but which is no longer subject to any performance-based vesting conditions for purposes of Section 2.8, as of immediately prior to the Effective Time, and for purposes of Section 3.7, as of the Capitalization Date.
(bb) “Company Stockholders” means the holders of shares of Company Common Stock.
(cc) “Company Stockholders Agreement” means that certain Stockholders Agreement, dated as of October 28, 2021, by and among the Company, General Atlantic (HRG) Collections, L.P., a Delaware limited partnership, GAPCO AIV Interholdco (GS), L.P., a Delaware limited partnership, GA AIV-1 B Interholdco (GS), L.P., a Delaware limited partnership, GA AIV-1 A Interholdco (GS), L.P., a Delaware limited partnership, Trident VII, L.P., a Cayman Islands exempted limited partnership, Trident VII Parallel Fund, L.P., a Cayman Islands exempted limited partnership, Trident VII DE Parallel Fund, L.P., a Delaware limited partnership and Trident VII Professionals Fund, L.P., a Cayman Islands exempted limited partnership.
(dd) “Continuing Employees” means each individual who is an employee of the Company Group immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) at and immediately following the Effective Time.
(ee) “Contract” means any (i) contract, subcontract, letter of intent, note, bond, mortgage, indenture, lease, license, sublicense or (ii) other binding agreement.
(ff) “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks, or any escalation or worsening of any of the foregoing (including any subsequent waves).
(gg) “Data Security Requirements” means, collectively, all of the following to the extent relating to privacy, data protection, information security, or information security breach notification requirements to the extent applicable to a Company Group entity from time to time: (i) the Company Group’s own written policies, and procedures; (ii) all applicable laws, rules and regulations, including the California Consumer Privacy Act (CCPA) and the California Privacy Rights Act (CPRA), the Privacy and Electronic Communications Directive (2002/58/EC) (the “ePrivacy Directive”) and the General Data Protection Regulation (2016/679) (the

“GDPR”) and any national legislation implementing or supplementing the ePrivacy Directive or the GDPR, the United Kingdom’s Data Protection Act 2018 and the GDPR as it forms part of the laws of England and Wales, Scotland and Northern Ireland by virtue of the European Union (Withdrawal) Act 2018 (to the extent applicable) (collectively, “Data Protection Laws”); and (iii) all binding industry standards applicable to a Company Group entity (including, if applicable, the Payment Card Industry Data Security Standard (PCI DSS)).
(hh) “Debt Financing Sources” means the agents, arrangers, book runners, lenders, purchasers, equity sponsors or co-investors and other entities that have committed to provide the Debt Financing.
(ii) “Default” has the meaning set forth in the Company Credit Agreement.
(jj) “DOJ” means the United States Department of Justice or any successor thereto.
(kk) “Environmental Law” means any law (including common law) or order relating to pollution, the protection of the environment (including ambient air, surface water, groundwater or land) or natural resources, public or worker health or safety, or exposure of any Person with respect to Hazardous Substances or otherwise relating to the production, use, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Substances, or the investigation, clean-up or remediation thereof.
(ll) “ERISA” means the Employee Retirement Income Security Act of 1974.
(mm) “Event of Default” has the meaning set forth in the Company Credit Agreement.
(nn) “Exchange Act” means the Securities Exchange Act of 1934.
(oo) “FCPA” means the Foreign Corrupt Practices Act of 1977.
(pp) “FTC” means the United States Federal Trade Commission or any successor thereto.
(qq) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.
(rr) “Government Contract” means any Contract for the sale of supplies or services currently in performance or that has not been closed that is between the Company Group and a Governmental Authority or entered, to the Knowledge of the Company, into by the Company Group as a subcontractor at any tier in connection with a Contract between another Person and a Governmental Authority.
(ss) “Governmental Authority” means any government, governmental or regulatory entity or body, department, commission, bureau, council, board, agency or instrumentality, and any court, tribunal, arbitrator or arbitral body (public or private) or judicial body, in each case whether federal, state, county or provincial, and whether local or foreign.
(tt) “Hazardous Substance” means any substance, material or waste that is characterized or regulated by a Governmental Authority pursuant to any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or “radioactive,” or for which liability or standards of conduct may be imposed pursuant to any Environmental Law, including petroleum and petroleum products, polychlorinated biphenyls, per- and polyfluoroalkyl substances, mold, noise, odor and asbestos.
(uu) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
(vv) “Indebtedness” means any of the following liabilities or obligations: (i) indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith); (ii) liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) liabilities pursuant to or in connection with letters of credit or banker’s acceptances or similar items (in each case whether or not drawn, contingent or otherwise); (iv) liabilities pursuant to capitalized leases; (v) liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (vi) deferred purchase price liabilities related to past acquisitions; (vii) payment obligations arising in connection with earnouts or other contingent payment obligations under Contracts (other than contingent indemnification obligations that have not matured and as to which no claims have been made, or to the Knowledge of the Company, threatened); (viii) liabilities arising from any breach of any of the foregoing; and (ix) indebtedness of others guaranteed by the Company Group or secured by any lien or security interest on the assets of the Company Group.

(ww) “Intellectual Property” means the intellectual property and proprietary rights including: (i) all United States and foreign patents and applications therefor (“Patents”); (ii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world (“Copyrights”); (iii) trademarks, service marks, trade dress rights, domain name registrations, and similar designation of origin and rights therein (“Marks”); (iv) all rights in mask works, and all mask work registrations and applications therefor; (v) rights in Software, trade secrets and confidential information; (vi) rights of publicity; and (vii) any other intellectual property or proprietary rights or similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.
(xx) “IP Contracts” means all Contracts to which any member of the Company Group is a party (i) with respect to material Company Intellectual Property that is licensed or transferred to any third Person other than any (a) non-disclosure agreements entered into in the ordinary course of business; and (b) non-exclusive licenses (including software as a service or “SaaS” licenses) granted in the ordinary course of business or in connection with the sale of the Company Products; (ii) pursuant to which a third Person has licensed or transferred any Intellectual Property to the Company Group, which Intellectual Property is material to the operation of the business of the Company, other than any (a) non-disclosure agreements entered into in the ordinary course of business; (b) non-exclusive licenses of commercially available software and technology; and (c) non-exclusive licenses to Software, including Open Source Software; (iii) pursuant to which any member of the Company Group has any revenue share or royalty obligations with respect to the sale or license of any Company Products or data; (iv) pursuant to which the Company or any Subsidiary is obligated to perform any material development with respect to any material Company Intellectual Property; or (v) with respect to material Company Intellectual Property that is the subject of a settlement agreement, co-existence agreement, or any other agreement that limits, restricts or reduces a member of the Company Group’s rights from full and exclusive ownership in any such Company Intellectual Property.
(yy) “IPO Date” means October 29, 2021.
(zz) “IRS” means the United States Internal Revenue Service or any successor thereto.
(aaa) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of the Company’s Chief Executive Officer and President; Chief Financial Officer and General Counsel and Secretary.
(bbb) “Legal Proceeding” means any claim, action, charge, audit, lawsuit, litigation, complaint, hearing, arbitration, investigation or other similarly formal legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.
(ccc) “Material Contract” means any of the following Contracts:
(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company Group, taken as a whole;
(ii) any material Contract with any of the twenty (20) largest customers of the Company Group, taken as a whole, determined on the basis of total revenue of the Company Group attributable to such customers pursuant to such Contracts in effect as of the date of this Agreement, for the 12 months ended September 30, 2023;
(iii) any material Contract with any of the top ten (10) vendors (excluding legal, accounting, tax and similar professional service providers whose Contracts may be cancelled without liability to the Company or its Subsidiaries upon notice of 90 days or less) to the Company Group, taken as a whole, determined on the basis of expenditures, excluding residual spend, by the Company Group, taken as a whole, for the 12 months ended September 30, 2023 (the customers, vendors and counterparties to Contracts in clauses (ii), (iii) and (xiii), collectively, “Material Relationships”);
(iv) any IP Contract;
(v) any Contract containing any covenant or other provision (A) limiting the right of the Company Group to engage in any material line of business or to compete with any Person in any line of business that is material to the Company Group; (B) prohibiting the Company Group from engaging in any business with any Person or levying a fine, charge or other payment for doing so; or (C) containing and limiting the right of the Company Group pursuant to any “most favored nation” or “exclusivity” provisions, in each case of the above other than any such Contracts that (1) may be cancelled without material liability to the Company or its Subsidiaries upon notice of 90 days or less, or (2) are not material to the Company Group, taken as a whole;
(vi) any Contract (A) relating to the disposition or acquisition of assets by the Company Group with a value or purchase price greater than $500,000 after the date hereof other than in the ordinary course of business; or (B) pursuant to which the Company Group will acquire any material ownership interest in any other Person or other business enterprise other than any Subsidiary of the Company;
(vii) any mortgages, indentures, guarantees, loans, notes or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit or other Indebtedness, in each case in excess of $150,000 other than (A) accounts receivables and payables in the ordinary course of business; (B) loans to Subsidiaries of the Company in the ordinary course of business; and (C) extensions of credit to customers in the ordinary course of business;
(viii) any Lease or Sublease set forth in Section 3.14(b) or Section 3.14(c) of the Company Disclosure Letter;
(ix) any Contract providing for cash severance payments in excess of $100,000 (other than those pursuant to which severance is required by applicable law);
(x) any Contract providing for indemnification of any officer, director or employee by the Company Group, other than Contracts entered into on substantially the same form as the Company Group’s standard forms previously made available to Parent;
(xi) any Contract that is an agreement in settlement of a dispute or conciliation or similar Contract, in each case, that imposes any material obligation on the Company Group after the date hereof;
(xii) any Collective Bargaining Agreement; and
(xiii) any Contract that involves a joint venture entity, limited liability company or legal partnership (excluding, for avoidance of doubt, reseller agreements and other commercial agreements that do not involve the formation of an entity with any third Person).
(ddd) “Non-Controlled Stock” means Company Common Stock held by a GA Controlled Portfolio Company or a Stone Point Controlled Portfolio Company, as applicable, (i) in trust, managed, brokerage, custodial, nominee or other customer accounts or (ii) in mutual funds, open or closed end investment funds or other pooled investment vehicles (including limited partnerships and limited liability companies) sponsored, managed or advised or sub-advised by such GA Controlled Portfolio Company or Stone Point Controlled Portfolio Company, as applicable, in each case acquired and held in the ordinary course of the securities, commodities, derivatives, asset management, banking or similar businesses of any such GA Controlled Portfolio Company or Stone Point Controlled Portfolio Company, as applicable.
(eee) “NYSE” means The New York Stock Exchange and any successor stock exchange.
(fff) “Open Source Software” shall mean any Software (in source or object code form) that is licensed pursuant to (i) any license that is approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL), (ii) any license commonly referred to as a “free software” or “open source” license by the Open Source Foundation or the Free Software Foundation or (iii) any license to Software that conditions any rights granted in such license on the disclosure, distribution, or licensing of any other Software in source code form (other than the licensed Software in its unmodified form).
(ggg) “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet due and payable or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established on the consolidated financial statements of the Company Group filed with the Company SEC Reports to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other liens or security interests that are not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (iii) leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions); (iv) liens imposed by applicable law (other than Tax law); (v) pledges or deposits to secure obligations pursuant to workers’ compensation laws or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vii) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use or value of the applicable property owned, leased, used or held for use by the Company Group; (viii) liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports filed as of the date hereof; (ix) non-exclusive licenses to Company Intellectual Property made in the ordinary course of business; (x) any other liens that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business, and that would not, individually or in the aggregate, have a material effect on the Company Group, taken as a whole; (xi) statutory, common law or contractual liens (or other encumbrances of any type) of landlords or liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company Group; or (xii) liens (or other encumbrances of any type) that do not materially and adversely affect the use or operation of the property subject thereto.
(hhh) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.
(iii) “Personally Identifiable Information” means all data relating to an identified or identifiable natural person, or which is otherwise classified as ‘personal data,’ ‘personally identifiable information,’ ‘protected health information,’ or any similar term under applicable Data Security Requirements.
(jjj) “Processed” or “Processing” means, with respect to data, to store, collect, copy, process, transfer, transmit, display, access, use, adapt, record, retrieve, organize, structure, erase or disclose, or which is otherwise defined as ‘processed’ or ‘processing’ under applicable Data Security Requirements.
(kkk) “Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including domain name registrations and intent-to-use applications, or other registrations or applications related to Marks); and (iii) registered Copyrights and applications for Copyright registration.
(lll) “Sanctioned Country” means any country or region that is the target of a comprehensive embargo under Trade Control Laws (at the time of this Agreement, Cuba, Iran, North Korea, Syria, Venezuela and the Crimea, so-called “Donetsk People’s Republic,” and so-called “Luhansk People’s Republic” regions of Ukraine).
(mmm) “Sanctioned Person” means any Person that is the subject or target of sanctions under applicable Trade Control Laws, including: (i) any Person listed on any U.S., United Kingdom, or European Union sanctions- or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s List of Specially Designated Nationals and Blocked Persons; (ii) any Person that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i); or (iii) any Person located, organized, or ordinarily resident in a Sanctioned Country or a national of a Sanctioned Country with whom U.S. Persons are prohibited from dealing.
(nnn) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
(ooo) “SEC” means the United States Securities and Exchange Commission or any successor thereto.
(ppp) “Securities Act” means the Securities Act of 1933.
(qqq) “Service Provider” means any director, officer, employee (whether temporary, part-time or full-time) or individual independent contractor of any of the Company or any of its Subsidiaries, in each case, in their respective capacities of providing services to the Company or any of its Subsidiaries.

(rrr) “Software” means any and all computer programs, including operating system and applications software, implementations of algorithms, computerized databases, development tools, design tools, user interfaces and program interfaces, whether in source code or object code form and all documentation, including user manuals relating to the foregoing.
(sss) “Specified Data Breach” means the actual unauthorized (i) disclosure of Personally Identifiable Information in the possession, custody or direct control of any member of the Company Group; or (ii) access, use, theft, transmission or transfer of Personally Identifiable Information Processed by or on behalf of any member of the Company Group, or in the possession, custody or direct control of any member of the Company Group that, in the case of each of clauses (i) or (ii), would reasonably be expected to (A) negatively impact in any material respect, the business, reputation, or results of operation of the Company Group; or (B) result in any member of the Company Group having any material obligation under applicable Data Security Requirements to provide notification regarding any of the foregoing to any Governmental Authority.
(ttt) “Subsidiary” of any Person means (i) a corporation of which more than 50% of the combined voting power of the outstanding voting equity securities of such corporation is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the manager or managing member and has the power to direct the policies, management and affairs of such limited liability company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof. Notwithstanding anything to the contrary in this Agreement, for purposes of this Agreement, following the Closing, each of the Surviving Corporation and its Subsidiaries will be deemed to be a Subsidiary of Parent.
(uuu) “Superior Proposal” means any bona fide unsolicited written Acquisition Proposal that did not arise from a material breach of Section 5.3 for an Acquisition Transaction on terms that the Special Committee has determined in good faith (after consultation with its financial advisor and outside legal counsel) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including the timing and certainty of closing) and the identity of the Person making the proposal and other aspects of the Acquisition Proposal that the Special Committee deems relevant, and if consummated, would be more favorable, from a financial point of view, to the Unaffiliated Company Stockholders (in their capacity as such) than the Merger (taking into account any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%” and all references to “85%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%”.
(vvv) “Taxes” means any United States federal, state and local, and non-United States taxes, assessments and similar governmental charges and impositions in the nature of taxes (including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation and value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise and property taxes), together with all interest, penalties and additions imposed with respect to such amounts imposed by any Governmental Authority.
(www) “Tax Returns” means any returns, estimates, elections, declarations, claims for refund, information statements and reports (including amendments and attachments thereto) relating to any Tax or Taxes.
(xxx) “Transaction Litigation” means any Legal Proceeding commenced or threatened by any Person (including any current or former holder of Company Common Stock or any other securities of any member of the Company Group) against a Party or any of its Subsidiaries or any of its or their Representatives or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or any of its or their Representatives, in each case in connection with, arising from or otherwise relating to or regarding the Merger or any other transaction contemplated by this Agreement, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement, Schedule 13e-3, any Other Required Company Filing or any other communications to the Company Stockholders, other than any Legal Proceedings among the Parties or with the Debt Financing Sources related to this Agreement or any Guarantees.
(yyy) “Unaffiliated Company Stockholders” means the holders of Company Common Stock, excluding those shares of Company Common Stock held, directly or indirectly, by or on behalf of (i) GA, its investment fund Affiliates, its portfolio companies majority owned by such investment fund Affiliates (with respect to which GA has the right to vote or direct the voting of such shares held by such portfolio companies) (“GA Controlled Portfolio Companies”) (excluding any Non-Controlled Stock), (ii) Stone Point, its investment fund Affiliates, its portfolio companies majority owned by such investment fund Affiliates (with respect to which Stone Point has the right to vote or direct the voting of such shares held by such portfolio companies) (“Stone Point Controlled Portfolio Companies”) (excluding any Non-Controlled Stock), (iii) any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act and (iv) those members of the Company Board who are not members of the Special Committee.
(zzz) “WARN Act” means the United States Worker Adjustment and Retraining Notification Act of 1988 and any similar foreign, state or local law.
(aaaa) “Willful and Material Breach” means, with respect to any covenant, representation, warranty or other agreement set forth in this Agreement, a material breach that is a consequence of an act or failure to act undertaken or omitted to be taken by the breaching Party with the actual or constructive knowledge (which shall be deemed to include knowledge of facts that a Person acting reasonably should have known, based on reasonable due inquiry) that the taking of such act or failure to take such act would, or would reasonably be expected to, cause, or constitute a breach of the relevant covenant, representation, warranty or other agreement.
1.2 Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:
Term	Section
2018 Company Option	2.8(a)
2021 Company Option	2.8(b)(i)
Advisor	3.3(c)
AEBITDA PRSU	2.8(d)(ii)
Agreement	Preamble
Alternative Acquisition Agreement	5.3(a)
Alternative Financing	6.6(h)
Alternative Financing Documents	6.6(h)
Anti-Corruption Laws	3.26(b)
aTSR PRSU	2.8(d)(i)
Buyer Parties	Preamble
Bylaws	3.1
Capitalization Date	3.7(a)
Certificate of Merger	2.2
Certificates	2.10(c)
Charter	2.5(a)
Chosen Courts	9.10(a)
Closing	2.3
Closing Date	2.3
Collective Bargaining Agreement	3.19(a)
Company	Preamble
Company Board Recommendation	3.3(b)
Company Disclosure Letter	III
Company Equity Awards	3.7(b)
Company Liability Limitation	8.3(f)(ii)
Company Related Parties	8.3(f)(i)

Term	Section
Company SEC Reports	III
Company Securities	3.7(c)
Company Stockholder Meeting	6.4(a)
Company Termination Fee	8.3(b)(i)
Consent	3.6
Continuation Period	6.11(b)
Converted Cash Award	2.8(b)(ii)
Converted Company Option	2.8(a)
Copyrights	1.1(ww)
D&O Insurance	6.10(c)
Data Protection Laws	1.1(gg)
Debt Commitment Letters	4.10(a)
Debt Financing	4.10(a)
Debt Financing Purposes	4.10(c)
DGCL	Recitals
Dissenting Company Shares	2.7(d)(i)
DPA	3.26(g)
DTC	2.10(d)
Term	Section
DTC Payment	2.10(d)
Effect	1.1(u)
Effective Time	2.2
Electronic Delivery	9.13
Employee Plan	3.18(a)
Enforceability Limitations	3.2
ePrivacy Directive	1.1(gg)
Exchange Fund	2.10(b)
GA	Recitals
GDPR	1.1(gg)
Government Closure	6.2(a)
Guarantee	Recitals
Guarantors	Recitals
Intervening Event	5.3(d)(i)
Marks	1.1(ww)
Material Relationships	1.1(ccc)(iii)
Maximum Annual Premium	6.10(c)
Merger	Recitals
Merger Sub	Preamble
New Plan	6.11(c)
Notice Period	5.3(d)(ii)(3)
Old Plans	6.11(c)
Other Required Company Filing	6.3(b)
Other Required Parent Filing	6.3(c)
Owned Company Share	2.7(a)(iii)
Parent	Preamble
Parent Disclosure Letter	IV
Parent Liability Limitation	8.3(f)(i)
Parent Related Parties	8.3(f)(i)
Parent Termination Fee	8.3(c)
Party	Preamble

Term	Section
Patents	1.1(ww)
Payment Agent	2.10(a)
Per Share Price	2.7(a)(ii)
Permits	3.20
Proxy Statement	6.3(a)
Recommendation Change	5.3(c)(i)
Reimbursement Obligations	6.6(f)
Representatives	5.3(a)
Required Amount	4.10(c)
Requisite Stockholder Approvals	3.4
Schedule 13e-3	6.3(a)
Special Committee	Recitals
Special Committee Recommendation	3.3(a)
Sponsor Shares	Recitals
Sponsor Stockholders	Recitals
Sublease	3.14(c)
Term	Section
Support Agreements	Recitals
Surviving Corporation	2.1
Termination Date	8.1(c)
Trade Control Laws	3.26(a)
Trident Stockholders	Recitals
Uncertificated Shares	2.10(c)
Unvested 2021 Company Option	2.8(b)(ii)
Unvested Company RSU	2.8(c)(ii)
Vested 2021 Company Option	2.8(b)(i)
Vested 2021 Company Option Consideration	2.8(b)(i)
Vested Company RSU	2.8(c)(i)
Vested Company RSU Consideration	2.8(c)(i)
1.3 Certain Interpretations.
(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated, and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.
(b) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.” When used herein, the phrase “the date hereof” means “the date of this Agreement.”
(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.
(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”
(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.
(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.
(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity.
(i) When used herein, references to “ordinary course” or “ordinary course of business” will be construed to mean “ordinary course of business, consistent with past practices.”
(j) A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in that Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. A reference to “law” will refer to any legislation, statute, law (including common law), ordinance, rule, regulation, code, directive, determination or stock exchange listing requirement, as applicable, and “order” will refer to any decree, ruling, judgment, injunction or other order in any Legal Proceedings by or with any Governmental Authority. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time, and any exhibits, schedules, annexes, statements of work, riders and other documents attached thereto.
(k) All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP. An item arising with respect to a specific representation or warranty will be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent that any such phrase appears in such representation or warranty, if (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that is specifically related to such item; or (ii) such item is specifically set forth on the balance sheet or financial statements or is specifically set forth in the notes thereto (provided that an amount with respect to such item is included in such notes), in each case of clauses (i) and (ii), if an amount is so shown or set forth on such balance sheet or financial statement or notes thereto, solely to the extent of such amount.
(l) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.
(m) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1). When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.
(n) The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
(o) No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.
(p) The information contained in this Agreement and in the Company Disclosure Letter and Parent Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of law or breach of contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement. Disclosure of any information or document in the Company Disclosure Letter is not a statement or admission that it is material or required to be disclosed in the Company Disclosure Letter. Nothing in the Company Disclosure Letter constitutes an admission against the Company’s interest or represents the Company’s legal position or legal rights on the matter so disclosed. No reference in this Agreement to dollar amount thresholds will be deemed to be evidence of a Company Material Adverse Effect or materiality.
(q) The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof or as of any other date.
(r) Documents or other information or materials will be deemed to have been “made available,” “furnished,” “provided” or “delivered” by the Company if such documents, information or materials have been physically or electronically delivered to the relevant Party prior to the date of this Agreement, including by being posted to a virtual data room managed by the Company with respect to the transactions contemplated by this Agreement or filed with or furnished to the SEC and available on EDGAR.
(s) References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by Electronic Delivery. “Written” will be construed in the same manner.
(t) Prior drafts of this Agreement or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement will not be used as an aide of construction or otherwise constitute evidence of the intent of the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of any such prior drafts.
ARTICLE II
THE MERGER
2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”
2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).
2.3 The Closing. The consummation of the Merger (the “Closing”) shall take place by the remote exchange of electronic copies of documents and signatures (including by Electronic Delivery) (a) in no event later than the third Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the Closing); provided, that if any of the conditions set forth in Article VII are not satisfied or waived (to the extent permitted hereunder) on such third Business Day, then the Closing shall take place on the first Business Day thereafter on which all such conditions have been satisfied or waived (to the extent permitted hereunder); or (b) such other time, location and/or date as Parent and the Company mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”
2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.
2.5 Certificate of Incorporation and Bylaws.
(a) Surviving Corporation Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.10(a), the Amended and Restated Certificate of Incorporation of the Company (the “Charter”), will be amended and restated in its entirety to read as set forth in Exhibit A attached hereto, and such amended and restated certificate of incorporation will become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation.
(b) Surviving Corporation Bylaws. At the Effective Time, subject to the provisions of Section 6.10(a), the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.
2.6 Directors and Officers.
(a) Directors of the Surviving Corporation. At the Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.
(b) Officers of the Surviving Corporation. At the Effective Time, the initial officers of the Surviving Corporation will be the officers of the Company as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.
2.7 Effect of Merger on Company Common Stock.
(a) Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Buyer Parties, the Company or the holders of any of the following securities, the following will occur:
(i) each share of common stock, par value $0.01 per share, of Merger Sub that is outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and thereupon each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation;
(ii) each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $14.35, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.10 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.12);
(iii) each share of Company Common Stock that is (A) held by the Company Group as treasury stock or otherwise; (B) owned by the Buyer Parties (including the Sponsor Shares); or (C) owned by any direct or indirect wholly owned Subsidiary of the Buyer Parties as of immediately prior to the Effective Time (each, an “Owned Company Share”) will be cancelled and extinguished without any conversion thereof or consideration paid therefor.
(b) Sponsor Shares. The Sponsor Shares shall not be entitled to receive the Per Share Price and shall, immediately prior to the Closing, be contributed, directly or indirectly, to Parent (or any direct or indirect parent company thereof) pursuant to the terms of the applicable Support Agreement and shall be treated in accordance with Section 2.7(a)(iii).
(c) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately (and subject to the terms of the Charter) to reflect the effect of any stock split, reverse stock split, stock distribution or dividend

(including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to Company Common Stock occurring on or after the date hereof and prior to the Effective Time.
(d) Statutory Rights of Appraisal.
(i) Notwithstanding anything to the contrary set forth in this Agreement, all shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time and held by Company Stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have (or for which the beneficial owner (as defined, for purposes of this Section 2.7(d), in Section 262(a) of the DGCL) shall have) properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the DGCL (the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price pursuant to this Section 2.7. Holders of Dissenting Company Shares (or beneficial owners thereof) will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Company Shares held by Company Stockholders (or beneficial owners) who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Price, without interest thereon, upon surrender of the Certificates or Uncertificated Shares that formerly evidenced such shares of Company Common Stock in the manner provided in Section 2.10.
(ii) The Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares; and (B) the opportunity to participate in all negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares. The Company may not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of Dissenting Company Shares. For purposes of this Section 2.7(d)(ii), “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such demands but will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.
2.8 Equity Awards.
(a) Company Options Granted Under the 2018 Equity Plan. At the Effective Time, each outstanding Company Option that was granted under the 2018 Equity Plan (each, a “2018 Company Option”), whether vested or unvested, shall, automatically and without any required action on the part of the holder thereof, be converted into an option to purchase (each, a “Converted Company Option”), subject to the same terms and conditions (including applicable vesting conditions) as applied to such 2018 Company Option immediately prior to the Effective Time, (i) the number of shares of common stock of the Surviving Corporation equal to the number of shares of Company Common Stock subject to such 2018 Company Option and (ii) at a per-share exercise price equal to the per-share exercise price of such 2018 Company Option. Notwithstanding the foregoing, the per-share exercise price and the number of shares of common stock of the Surviving Corporation purchasable pursuant to each Converted Company Option shall be determined in a manner consistent with the requirements of Section 409A of the Code.
(b) Company Options Granted Under the 2021 Equity Plan.
(i) At the Effective Time, each outstanding Company Option that was granted under the 2021 Equity Plan (each, a “2021 Company Option”) and that is vested at the Effective Time (each, a “Vested 2021 Company Option”), shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount (without interest), in cash, equal in value to (A) the total number of shares of Company Common Stock subject to such Vested 2021 Company Option multiplied by (B) the excess, if any, of the Per Share Price over the exercise price per share of Company

Common Stock underlying such Vested 2021 Company Option (the “Vested 2021 Company Option Consideration”). Any Vested 2021 Company Option that has an exercise price per share of Company Common Stock that is greater than or equal to the Per Share Price shall be cancelled at the Effective Time for no consideration.
(ii) At the Effective Time, each outstanding 2021 Company Option that is not a Vested 2021 Company Option (each, an “Unvested 2021 Company Option”) shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the contingent right to receive from Parent or the Surviving Corporation an aggregate amount (without interest) in cash (a “Converted Cash Award”) equal in value to (A) the total number of shares of Company Common Stock subject to such Unvested 2021 Company Option immediately prior to the Effective Time multiplied by (B) the excess, if any, of the Per Share Price over the exercise price per share of Company Common Stock under such Unvested 2021 Company Option. Each such Converted Cash Award assumed and converted pursuant to this Section 2.8(b)(ii) will continue to have, and will be subject to, the same vesting terms and conditions as applied to the corresponding Unvested 2021 Company Option immediately prior to the Effective Time. Any Unvested 2021 Company Option that has an exercise price per share of Company Common Stock that is greater than or equal to the Per Share Price shall be cancelled at the Effective Time for no consideration.
(c) Company RSUs.
(i) At the Effective Time, each Company RSU that is outstanding and vested (but not yet settled) at the Effective Time, taking into account any acceleration of vesting of any such Company RSU that is held by a non-employee director of the Company Board that occurs upon the Effective Time (each, a “Vested Company RSU”), shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount (without interest) in cash equal in value to (A) the total number of shares of Company Common Stock subject to such Vested Company RSU immediately prior to the Effective Time multiplied by (B) the Per Share Price (the “Vested Company RSU Consideration”).
(ii) At the Effective Time, each outstanding Company RSU that is not a Vested Company RSU (each, an “Unvested Company RSU”) shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into a Converted Cash Award equal in value to (A) the total number of shares of Company Common Stock subject to such Unvested Company RSU immediately prior to the Effective Time multiplied by (B) the Per Share Price. Each such Converted Cash Award assumed and converted pursuant to this Section 2.8(c)(ii) will continue to have, and will be subject to, the same vesting terms and conditions as applied to the corresponding Unvested Company RSU immediately prior to the Effective Time.
(d) Company PRSUs.
(i) At the Effective Time, each Company PRSU that is outstanding and subject to an absolute total shareholder return performance condition (each, an “aTSR PRSU”) shall be cancelled for no consideration.
(ii) If the Closing Date occurs prior to the date that the Company publicly announces its earnings for the fiscal 2023 fourth quarter and the full 2023 fiscal year, then at the Effective Time, each Company PRSU that is outstanding and subject to an adjusted EBITDA performance condition (each, an “AEBITDA PRSU”) shall, automatically and without any action required on the part of the holder thereof, be cancelled and converted into a Converted Cash Award equal in value to the total number of shares of Company Common Stock subject to such AEBITDA PRSU immediately prior to the Effective Time. Each such Converted Cash Award assumed and converted pursuant to this Section 2.8(d)(ii) will continue to have, and will be subject to, the same service-based vesting terms and conditions as applied to the corresponding AEBITDA PRSU immediately prior to the Effective Time (for clarity, such Converted Cash Award will vest in equal installments based on continued service through February 28, 2025 and February 28, 2026, subject to any accelerated vesting conditions set forth in the applicable award agreement for such AEBITDA PRSU).

(e) Payment Procedures. The Surviving Corporation or its Subsidiaries, as applicable, shall pay, through the payroll system or payroll provider of the Surviving Corporation or its applicable Subsidiary, to the applicable holders of the Vested 2021 Company Options, Company RSUs and Company PRSUs, the Vested 2021 Company Option Consideration, the Vested Company RSU Consideration and all amounts that become payable on vesting of the Converted Cash Awards, as applicable. The Vested 2021 Company Option Consideration and the Vested Company RSU Consideration will be paid no later than the second regularly scheduled payroll date of the Surviving Corporation or its applicable Subsidiary following the Closing Date. The amounts that become payable on vesting of the Converted Cash Awards will be paid no later than the second regularly scheduled payroll date of the Surviving Corporation or its applicable Subsidiary following the applicable vesting date (or following the release effective date, if the vesting of such Converted Cash Award is subject to the holder’s execution of a release of claims). Notwithstanding the foregoing, if any payment owed to such holders cannot be made through the Surviving Corporation’s or its applicable Subsidiary’s payroll system or payroll provider, then the Surviving Corporation will issue a check for such payment to such holder, which check will be sent by overnight courier to such holder by the applicable date determined in accordance with the immediately preceding sentence.
(f) Further Actions. The Company shall pass resolutions approving, and take such other actions as may be reasonably necessary or required to effect, the treatment of the Company Options, Company RSUs and Company PRSUs under this Section 2.8.
2.9 Company ESPP. Prior to the Effective Time, the Company shall take all actions as are necessary to (a) provide that no new individuals will be permitted to enroll in the Company ESPP on or following the date of this Agreement; (b) make any adjustments that may be necessary or advisable to reflect that the offering period that is in effect on the date of this Agreement (the “Current Offering Period”) shall be shortened if required pursuant to this Section 2.9, but otherwise treat the Current Offering Period as a fully effective and completed offering period for all purposes pursuant to the Company ESPP; (c) not allow any increase in the amount of participants’ payroll deduction elections under the Company ESPP during the Current Offering Period from those in effect on the date of this Agreement; (d) cause the exercise (as of no later than one Business Day prior to the date on which the Effective Time occurs) of each outstanding purchase right pursuant to the Company ESPP, but otherwise not issue any Company Common Stock under the Company ESPP; (e) provide that no further offering period will commence pursuant to the Company ESPP on or after the date of this Agreement; and (f) not extend the Current Offering Period. If purchase rights are exercised under the Company ESPP pursuant to the foregoing clause (d) prior to the Closing Date, on such exercise date, the Company will apply the funds credited as of such date pursuant to the Company ESPP within each participant’s account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Company ESPP. Immediately prior to and effective as of the Effective Time (but subject to the consummation of the Merger), the Company shall terminate the Company ESPP and no further rights shall be granted or exercised under the Company ESPP thereafter.
2.10 Exchange of Certificates.
(a) Payment Agent. Prior to the Closing, (i) Parent will select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) Parent will enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.
(b) Exchange Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders become entitled pursuant to Section 2.7. Until disbursed in accordance with the terms and conditions of this Agreement, such cash will be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Exchange Fund”). To the extent that (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent will promptly replace or restore the amount of cash in the Exchange Fund, or will cause the amount of cash in the Exchange Fund to be replaced or restored, so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.
(c) Payment Procedures. Promptly following the Closing (and in any event within three Business Days following the Closing), Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of (i) a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares, as applicable) (the “Certificates”); (ii) uncertificated shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares, as applicable) (the “Uncertificated Shares”): (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent); and (B) instructions for use in effecting the surrender of the Certificates and Uncertificated Shares, as applicable, in exchange for the Per Share Price, payable in respect thereof pursuant to Section 2.7. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Certificate; by (y) the Per Share Price (subject to any applicable withholding in accordance with Section 2.13), and the Certificates so surrendered will forthwith be cancelled. Upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the holders of such Uncertificated Shares will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares; by (2) the Per Share Price (subject to any applicable withholding in accordance with Section 2.13), and the transferred Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price, payable upon the surrender of such Certificates and Uncertificated Shares pursuant to this Section 2.10(c). Until so surrendered, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price without interest thereon, payable in respect thereof pursuant to Section 2.7. Notwithstanding anything to the contrary in this Agreement, no holder of Uncertificated Shares will be required to provide a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7.
(d) DTC Payment. Prior to the Closing, Parent and the Company will cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that (i) if the Closing occurs at or prior to 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit to DTC or its nominees on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (A) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time; multiplied by (B) the Per Share Price (such amount, the “DTC Payment”); and (ii) if the Closing occurs after 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Closing Date.
(e) Transfers of Ownership. Subject, in all cases, to the terms and conditions of the Charter in respect of Company Common Stock, if a transfer of ownership of shares of Company Common Stock is not registered in the stock transfer books or ledger of the Company or if the Per Share Price is to be paid in a name other than that in which the Certificates or Uncertificated Shares surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, the Per Share Price may be paid to a Person other than the Person in whose name the Certificate or Uncertificated Share so surrendered or transferred is registered in the stock transfer books or ledger of the Company, as applicable, only if, in the case of shares of Company Common Stock represented by Certificates, such Certificate is properly endorsed and otherwise in proper form for surrender and transfer, or in the case of Uncertificated Shares, a proper transfer instruction is presented, and in either case the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable.
(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of shares of Company Common Stock, for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.
(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Closing Date, as applicable, will be delivered to Parent (as directed by Parent) upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock, for exchange pursuant to this Section 2.10 will thereafter look for payment of the Per Share Price (subject to any applicable withholding in accordance with Section 2.13) without interest thereon, payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar laws), solely as general creditors thereof, for any claim to the Per Share Price, to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares two years after the Closing Date, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.
2.11 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be converted or cancelled and retired, as applicable, in accordance with Section 2.7 and cease to exist; and (b) each holder of Certificates or Uncertificated Shares theretofore representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the Per Share Price, payable therefor in accordance with Section 2.7, or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(d), subject in each case, to any applicable withholding in accordance with Section 2.13. The Per Share Price paid in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.10(c)) be cancelled and exchanged as provided in this Article II.
2.12 Lost, Stolen or Destroyed Certificates. In the event that any Certificate has been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect of the share of Company Common Stock formerly represented by such Certificate pursuant to Section 2.7, subject in each case, to any applicable withholding in accordance with Section 2.13. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such customary amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
2.13 Required Withholding. Each of the Payment Agent, Parent, the Company and the Surviving Corporation will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement any amounts as are required to be deducted or withheld therefrom pursuant to any Tax laws. To the extent that any amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person with respect to whom such deduction or withholding was made.
2.14 No Dividends or Distributions. No dividends or other distributions with respect to the capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.
2.15 Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company or Merger Sub, then the directors and officers of the Company and Merger Sub will take all such lawful and necessary action.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
With respect to any Section of this Article III, except (a) as disclosed in the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case, pursuant to the Exchange Act on or after the IPO Date and no later than one Business Day prior to the date hereof (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature) (the “Company SEC Reports”) (it being understood and agreed that (i) any matter disclosed in any Company SEC Report will be deemed to be disclosed in a section of the Company Disclosure Letter only to the extent that it is reasonably apparent on the face of such disclosure in such Company SEC Report that it is applicable to such section of the Company Disclosure Letter; and (ii) nothing disclosed in the Company SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 3.7 or Section 3.12(a)(ii)); or (b) subject to the terms of Section 9.12, as set forth in the disclosure letter delivered by the Company to the Buyer Parties on the date hereof (the “Company Disclosure Letter”), the Company hereby represents and warrants to the Buyer Parties as follows:
3.1 Organization; Good Standing. The Company (a) is a corporation duly incorporated, validly existing and in good standing pursuant to the DGCL; and (b) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the Charter and the Bylaws of the Company (the “Bylaws”). The Company is not in violation of the Charter or the Bylaws.
3.2 Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) subject to receiving the Requisite Stockholder Approvals, consummate the Merger. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger have been duly authorized and approved by all necessary corporate action on the part of the Company and no additional corporate actions on the part of the Company are necessary to authorize (i) the execution and delivery of this Agreement by the Company; (ii) the performance by the Company of its covenants and obligations hereunder; or (iii) subject to the receipt of the Requisite Stockholder Approvals, the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Buyer Parties, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity (collectively, the “Enforceability Limitations”).

3.3 Special Committee and Company Board Approval; Fairness Opinion; Anti-Takeover Laws.
(a) Special Committee Approval. The Special Committee has (i) determined that this Agreement and the transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Company Stockholders; (ii) recommended to the Company Board that it approve this Agreement and the transactions contemplated by this Agreement; and (iii) resolved to recommend that the Unaffiliated Company Stockholders adopt this this Agreement at any Company Stockholder Meeting (collectively, the “Special Committee Recommendation”), which Special Committee Recommendation has not been withdrawn, rescinded or modified in any way as of the date hereof.
(b) Company Board Approval. The Company Board has (i) determined that this Agreement and the transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Company Stockholders; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and conditions set forth herein; and (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL at any Company Stockholder Meeting (collectively, the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way as of the date hereof.
(c) Fairness Opinion. The Special Committee has received the written opinion (or an oral opinion to be confirmed in writing) of Centerview Partners LLC (the “Advisor”), to the effect that, as of the date of such opinion, and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Per Share Price to be paid to holders of shares of Company Common Stock (other than the Sponsor Stockholders and their Affiliates) pursuant to this Agreement is fair, from a financial point of view, to such holders (it being understood and agreed that such written opinion is for the benefit of the Special Committee and may not be relied upon by the Buyer Parties). The Company shall, following the execution of this Agreement by all Parties, furnish an accurate, complete and confidential copy of said opinion letter to Parent solely for informational purposes.
(d) Anti-Takeover Laws. Assuming that the representations of the Buyer Parties set forth in Section 4.5 and Section 4.11 are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL or in the Charter, the Bylaws, or any other similar organizational document of the Company (including ARTICLE NINE of the Charter) and any other similar applicable “anti-takeover” law will not be applicable to this Agreement, any Support Agreement or the Merger and the transactions contemplated hereby and thereby. There is no stockholder rights plan, “poison pill” antitakeover plan or similar device in effect to which any member of the Company Group subject, party or otherwise bound.
3.4 Requisite Stockholder Approvals. Except for (i) the affirmative vote of the holders of a majority of all of the outstanding shares of Company Common Stock entitled to vote on the proposal to adopt this Agreement and (ii) the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock held by the Unaffiliated Company Stockholders entitled to vote on the proposal to adopt this Agreement (the requisite votes described in the preceding clauses (i) and (ii) together, the “Requisite Stockholder Approvals”), no other vote of the holders of any class or series of Company Capital Stock is necessary pursuant to applicable law, the Charter or the Bylaws to adopt this Agreement and consummate the Merger.
3.5 Non-Contravention. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the Charter or the Bylaws; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract; (c) assuming compliance with the matters referred to in Section 3.6 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approvals, violate or conflict with any law or order applicable to the Company Group or by which any of its properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company Group, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not have a Company Material Adverse Effect.

3.6 Requisite Governmental Approvals. No consent, approval, order or authorization of, filing or registration with, or notification to (any of the foregoing, a “Consent”) any Governmental Authority is required on the part of the Company in connection with (a) the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company Group is qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act; and (iv) such other Consents the failure of which to obtain or make would not have a Company Material Adverse Effect.
3.7 Company Capitalization.
(a) Capital Stock. The authorized capital stock of the Company consists of (i) 1,000,000,000 shares of Company Common Stock, and (ii) 100,000,000 shares of Company Preferred Stock. As of 5:00 p.m., Eastern time, on February 12, 2024 (such time and date, the “Capitalization Date”), (A) 67,351,207 shares of Company Common Stock were issued and outstanding; (B) no shares of Company Preferred Stock were issued and outstanding; and (C) 12,848,092 shares of Company Common Stock were held by the Company as treasury shares. All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable. From the Capitalization Date to the date hereof, the Company has not issued or granted any Company Securities other than pursuant to the exercise or settlement of Company Equity Awards granted prior to the date hereof.
(b) Stock Reservation. As of the Capitalization Date, there were outstanding the following (collectively, the “Company Equity Awards”): (i) 2018 Company Options to acquire 2,896,018 shares of Company Common Stock having a weighted average exercise price of $16.19, (ii) 2021 Company Options to acquire 1,596,780 shares of Company Common Stock having a weighted average exercise price of $18.34, (iii) Company RSUs in respect of 1,472,363 shares of Company Common Stock and (iv) Company PRSUs in respect of (A) 2,282,114 shares of Company Common Stock (assuming target performance) and (B) 2,534,409 shares of Company Common Stock (assuming maximum performance). In addition, as of the Capitalization Date, 49,327 shares of Company Common Stock are subject to outstanding purchase rights under the Company ESPP (based on the Per Share Price and assuming employee contributions continue until the purchase date at the levels in place as of the Capitalization Date). The Company has made available to Parent a true, correct and complete list, as of the Capitalization Date, with respect to each outstanding Company Equity Award, of the name or employee number of the holder of such Company Equity Award, the grant date of such Company Equity Award, the vested status, in the case of any Company PRSU, an indication of whether it is an aTSR PRSU or an AEBITDA PRSU, and, in the case of any Company Option, the per share exercise price and the expiration date. No Company Option is intended to be an “incentive stock option” (within the meaning of Section 422 of the Code).
(c) Company Securities. Except as set forth in this Section 3.7, as of the Capitalization Date, there were (i) no outstanding shares of capital stock of, or other equity or voting interest in (including voting debt), the Company; (ii) no outstanding securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the Company; (iii) no outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible, exchangeable or exercisable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (v) no outstanding shares of restricted stock, restricted stock units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Common Stock, the “Company Securities”); (vi) no voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; (vii) except as provided in the Charter or the Bylaws, no obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound; and (viii) no other obligations by the Company to make any payments based on the price or value of any Company Securities. The Company is not party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding Company Securities. The Company does not have a stockholder rights plan in effect.
(d) Other Rights. The Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities. All outstanding shares of Company Common Stock are free of any preemptive rights.
(e) Company Credit Agreement. (i) As of the date hereof, no Default or Event of Default has occurred and is continuing under the Company Credit Agreement; and (ii) as of immediately prior to the Closing, without giving effect to the transactions contemplated by this Agreement, there shall be no Event of Default that has occurred and is continuing under the Company Credit Agreement.
3.8 Subsidiaries.
(a) Subsidiaries. Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States); and (ii) has the requisite corporate (or similar) power and authority to carry on its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to be so organized, validly existing and in good standing would not have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. No Subsidiary of the Company is in violation of its charter, bylaws or other similar organizational documents, except for such violations that would not have a Company Material Adverse Effect.
(b) Capital Stock of Subsidiaries. All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) except for directors’ qualifying or similar shares, is owned, directly or indirectly, by the Company, free and clear of all liens (other than Permitted Liens) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent such Subsidiary from conducting its business as of the Effective Time in substantially the same manner that such business is conducted on the date hereof.
(c) Other Securities of Subsidiaries. There are no outstanding (i) securities convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) options, warrants or other rights or arrangements obligating the Company Group to acquire from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company; or (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries.
(d) Other Investments. Other than equity securities held in the ordinary course of business for cash management purposes, the Company does not own or hold the right to acquire any equity securities, ownership interests or voting interests (including voting debt) of, or securities exchangeable or exercisable therefor, or investments in, any other Person.
3.9 Company SEC Reports. Since the IPO Date, the Company has filed all forms, reports and documents with the SEC that have been required to be filed by it pursuant to applicable laws prior to the date hereof. Each Company SEC Report complied, as of its filing date, in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Report was filed.

True, correct and complete copies of all Company SEC Reports are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC. To the Company’s Knowledge, no Company SEC Report is the subject of ongoing SEC review, comment or investigation.
3.10 Company Financial Statements; Internal Controls.
(a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company Group filed with the Company SEC Reports (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (ii) fairly present, in all material respects, the consolidated financial position of the Company Group as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of any financial statements filed on Form 10-Q, to normal year-end adjustments). Except as have been described in the Company SEC Reports, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.
(b) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15(e) and Rule 15d-15(e) promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2022, and such assessment concluded that such internal control was effective. Since the IPO Date, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.
(c) Internal Controls. The Company has established and maintains a system of internal accounting controls that are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company Group; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company Group are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company Group. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company Group that has not been subsequently remediated; or (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company Group. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports.
3.11 No Undisclosed Liabilities. The Company Group has no liabilities other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company Group (including the notes thereto) included in the Company SEC Reports filed prior to the date hereof; (b) arising pursuant to this Agreement or incurred in connection with the Merger; (c) incurred in the ordinary course of business on or after December 31, 2022; (d) liabilities for performance of obligations under Contracts binding upon any member of the Company Group (other than resulting from a breach thereof) made available to Parent prior to the date of this Agreement; or (e) that would not be material to the business of the Company Group, taken as a whole.
3.12 Absence of Certain Changes.
(a) No Company Material Adverse Effect. Since September 30, 2023 through the date hereof, (i) the business of the Company Group has been conducted, in all material respects, in the ordinary course of business and (ii) there has not occurred a Company Material Adverse Effect.
(b) Forbearance. Since September 30, 2023 through the date hereof, the Company has not taken any action that would be prohibited by Section 5.2 (other than subsections 5.2(c), 5.2(i), 5.2(j) (for any such action that was approved by the Compensation Committee of the Company Board, unless approval was not required under the Company’s normal governance procedures), 5.2(n), 5.2(o), 5.2(s), 5.2(w) and 5.2(x)) (to the extent related to the foregoing subsections), if taken or proposed to be taken after the date hereof.
3.13 Material Contracts.
(a) Validity. Each Material Contract is valid and binding on the Company or each such Subsidiary of the Company party thereto and is in full force and effect, and none of the Company, any of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto is in breach of or default pursuant to any such Material Contract, except for such failures to be in full force and effect that would not have a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company Group, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that would not have a Company Material Adverse Effect.
(b) Notices from Material Relationships. To the Knowledge of the Company, since September 30, 2023 to the date hereof, the Company has not received any notice in writing from or on behalf of any Material Relationship indicating that such Material Relationship intends to terminate, or not renew, any Material Contract with such Material Relationship.
3.14 Real Property.
(a) Owned Real Property. The Company Group does not own any real property.
(b) Leased Real Property. With respect to each of the existing leases, subleases, licenses or other agreements pursuant to which the Company Group uses or occupies, or has the right to use or occupy, now or in the future, any real property (such property, the “Leased Real Property,” and each such lease, sublease, license or other similar agreement, a “Lease”) (including all material modifications, amendments and supplements thereto) and except as would not have a Company Material Adverse Effect or materially and adversely affect the current use by the Company or its Subsidiaries of the Leased Real Property, (i) to the Knowledge of the Company, there are no disputes with respect to such Lease; (ii) the Company or one of its Subsidiaries has not collaterally assigned or granted any other security interest in such Lease or any interest therein; and (iii) there are no liens (other than Permitted Liens) on the estate or interest created by such Lease. The Company or one of its Subsidiaries has valid leasehold estates in the Leased Real Property, free and clear of all liens (other than Permitted Liens). Neither the Company Group, nor to the Knowledge of the Company, any other party to the Lease is in material breach of or default pursuant to any Lease.
(c) Subleases. With respect to all of the Company’s existing material subleases, licenses or similar agreements (each, a “Sublease”) granting to any Person, other than the Company Group, any right to use or occupy, now or in the future, the Leased Real Property (i) to the Knowledge of the Company, there are no disputes with respect to such Sublease that would result in material liability to the Company Group, taken as a whole; (ii) the other party to such Sublease is not an Affiliate of the Company Group.
3.15 Environmental Matters. Except as would not have a Company Material Adverse Effect, none of the members of the Company Group (a) has received any written notice alleging that the Company or any Subsidiary has violated, or has any liability under, any applicable Environmental Law; (b) has transported, produced, processed, manufactured, distributed, generated, used, treated, handled, stored, released or disposed, or arranged for the disposal, of any Hazardous Substances in violation of or in a manner giving rise to liability under any applicable

Environmental Law (and neither has any other Person to the extent giving rise to liability for the Company Group); (c) has exposed or permitted the exposure of any employee or other Person to Hazardous Substances in violation of or in a manner giving rise to liability under any applicable Environmental Law; (d) is a party to or is the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding (i) alleging the noncompliance by the Company Group with any Environmental Law, or (ii) seeking to impose liability, including any responsibility for any investigation, cleanup, removal or remediation, pursuant to any Environmental Law; (e) has failed or is failing to comply with any Environmental Law, which compliance includes obtaining, possessing and maintaining all Permits required under applicable Environmental Laws; or (f) owns, leases or operates, or has owned, leased or operated, any property or facility contaminated by any Hazardous Substance, so as to result in liability to the Company or any Subsidiary under Environmental Law. The Company Group has furnished to the Buyer Parties all environmental, health or safety assessments, audits, reports and other material environmental documents relating to the Company’s, or its affiliates’ or predecessors’, past or current properties, facilities or operations which are in their possession or reasonable control.
3.16 Intellectual Property; Data Security and Privacy.
(a) Registered Intellectual Property. Except as would not be material to the business of the Company Group, taken as a whole, the Company has maintained all material Company Registered Intellectual Property in the ordinary course consistent with reasonable business practices. None of the material Company Registered Intellectual Property is jointly owned with any third Person.
(b) No Order; No Proceedings. No material Company Intellectual Property is subject to any Legal Proceeding or outstanding legal order with respect to the Company Group restricting in any manner the use, transfer or licensing thereof by any member of the Company Group of such Company Intellectual Property or any Company Products, except as would not be material to the business of the Company Group, taken as a whole.
(c) Absence of Liens. Except as would not be material to the business of the Company Group, taken as a whole, the Company or one of its Subsidiaries exclusively owns and has good and valid legal and equitable title to each item of material Company Intellectual Property free and clear of any liens (other than Permitted Liens).
(d) IP Sufficiency. The Company Group exclusively owns or possesses all right title and interest in and to, or, to the Knowledge of the Company, otherwise has a valid and enforceable license to use, all material Intellectual Property that is used in, held for use in, or necessary for the operation of the business of the Company Group free and clear of all liens (except for Permitted Liens), except as would not be material to the business of the Company Group, taken as a whole.
(e) Transfers. Since the IPO Date, no member of the Company Group has transferred ownership of, or granted any exclusive license with respect to, any material Company Intellectual Property to any third Person.
(f) Development of Intellectual Property for Third Parties. Except as would not be material to the business of the Company Group, taken as a whole, neither the Company nor any Subsidiary has developed Intellectual Property for any third party except where the Company or a Subsidiary owns or retains a right to use any Intellectual Property developed in connection therewith (to the extent that is used in, held for use in, or necessary for the operation of its business).
(g) Changes. Except as would not be material to the business of the Company Group, taken as a whole, the consummation of the Merger will not result in: (i) the termination of any license of Intellectual Property to the Company by a third Person; (ii) the granting by the Company of any license or rights to any Company Intellectual Property; or (iii) the release from escrow of any material Company technology or software.
(h) No Government Funding. The Company is not under any obligation to license or pay royalties with respect to any material Company Intellectual Property to any Governmental Authority because it has received funding to develop such material Company Intellectual Property from a Governmental Authority.

(i) No Infringement. The operation of the business of the Company Group (including the manufacture and sale of the Company Products) as of the date hereof does not infringe, misappropriate, dilute or otherwise violate (nor since the IPO Date has infringed, misappropriated, diluted or otherwise violated) the Intellectual Property of any third Person pursuant to the laws of any jurisdiction, except as would not be material to the business of the Company Group, taken as a whole.
(j) No Notice of Infringement. Since the IPO Date, the Company Group has not (i) received written notice of a Legal Proceeding, (ii) to the Knowledge of the Company, received any threat of a Legal Proceeding from any third Person, or (iii) been involved in any Legal Proceeding, in each case of (i)-(iii), alleging that the operation of the business of the Company Group or of the Company Products infringes, misappropriates, dilutes or otherwise violates the Intellectual Property of any third Person pursuant to the laws of any jurisdiction, except as would not be material to the business of the Company Group, taken as a whole.
(k) No Third Person Infringement. Since the IPO Date, the Company Group has not provided any third Person with written notice claiming that such third Person is infringing, misappropriating, diluting or otherwise violating any material Company Intellectual Property, except as would not be material to the business of the Company Group, taken as a whole and, to the Knowledge of the Company, no such activity is occurring that has resulted in a material liability to the Company Group, taken as a whole.
(l) Proprietary Information. The Company and each of its Subsidiaries has taken commercially reasonable steps to protect the Company’s and its Subsidiaries’ rights in their material confidential information and trade secrets, or any trade secrets or confidential information of third Persons provided to the Company Group. Without limiting the foregoing, each member of the Company Group has required each officer and employee, contractor or consultant engaged in the development of any material Intellectual Property or technology for the Company or its Subsidiaries to execute a proprietary information and confidentiality agreement assigning all such Intellectual Property or technology, as applicable to the Company or one of its Subsidiaries.
(m) Business Systems. The Company Group owns, leases, licenses, or otherwise has the legal right to use all Business Systems, and such Business Systems are sufficient for the needs of the Company Group’s business as it is currently conducted, except as would not be material to the business of the Company Group, taken as a whole. The Company Group has implemented since the IPO Date, and maintains, commercially reasonable security, disaster recovery, and business continuity plans, procedures, and facilities designed to provide substantially continuous monitoring and alerting of material operational problems or issues with the Business Systems in the possession or operational control of the Company Group, except where the failure to implement and maintain such plans, procedures, or facilities would not be material to the business of the Company Group, taken as a whole. In the last 12 months, with respect to any of the Business Systems, there has not, as of the date hereof, been any (i) unauthorized access or use; or (ii) failure that has not been remedied or replaced, except, in the case of the foregoing (i) or (ii), except as would not be material to the business of the Company Group, taken as a whole.
(n) Data Security and Privacy. The Company and each of its Subsidiaries (i) is, and since the IPO Date has been, in material compliance with all Data Security Requirements; and (ii) since the IPO Date, has taken reasonable steps consistent with standard industry practice by companies of similar size and maturity, and in compliance in all material respects with the Data Security Requirements, to protect (A) the confidentiality, integrity, availability, and security of its Business Systems that are involved in the Processing of Personally Identifiable Information and in the conduct of the business of the Company and its Subsidiaries as currently conducted; and (B) Personally Identifiable Information Processed by the Company or such Subsidiary from unauthorized use, access, disclosure, theft, and modification, except in each case as would not be material to the business of the Company Group, taken as a whole. As of the date hereof, except as would not be material to the business of the Company Group, taken as a whole, (i) there are no pending complaints, investigations, inquiries, notices, enforcement proceedings, or actions by or before any Governmental Authority and (ii) since the IPO Date, no fines or other penalties have been imposed on or written claims for compensation have been received by the Company or any Subsidiary, for violation of any Data Security Requirement in connection with any Specified Data Breach. The Company and each of its Subsidiaries have not since the IPO Date, (1) experienced any Specified Data Breaches; or (2) been involved in any Legal Proceedings related to any violation of any Data Security Requirements by the Company Group or any Specified Data Breaches, each except as would not be material to the business of the Company Group, taken as a whole.

(o) Company Products; Source Code. To the Knowledge of the Company, except as would not be material to the business of the Company Group, taken as a whole, there are (i) no defects in any Company Products or Business Systems; and (ii) no viruses, worms, Trojan horses or similar disabling codes or programs in any of the same. As of the date hereof, the Company Group possesses all source code and other materials for all Company Products and Business Systems owned or purported to be owned by any member of the Company Group, except as would not be material to the business of the Company Group, taken as a whole. The Company Group has not disclosed, delivered, licensed or otherwise made available, and does not have a duty or obligation (whether present, contingent, or otherwise) to disclose, deliver, license, or otherwise make available, any source code to any Company Products to any Person (other than Persons working with or on behalf of the Company and subject to reasonable confidentiality obligations), except as would not be material to the business of the Company Group, taken as a whole.
(p) Open Source Software. No Company Product is distributed with any Open Source Software in a manner that requires or would require the Company Group to disclose or license any proprietary source code to any Company Product or in a manner that requires any Company Product to be made available at no charge, except, in each case, as would not be material to the business of the Company Group, taken as a whole.
3.17 Tax Matters. Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, the Company hereby represents and warrants:
(a) Tax Returns. Each member of the Company Group has (i) timely filed (taking into account valid extensions obtained in the ordinary course of business) all Tax Returns required to be filed by any of them, and all such Tax Returns are true and complete and prepared in compliance with all applicable law; and (ii) paid, or has adequately reserved on the face of the Audited Company Balance Sheet (in accordance with GAAP) for the payment of, all income and other Taxes that are due and payable (whether or not shown on any Tax Return);
(b) Statutes of Limitations. None of the members of the Company Group has executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any Tax, in each case that has not since expired;
(c) Taxes Paid. Each member of the Company Group has timely withheld with respect to their employees and other third Persons and paid over to the appropriate Tax authority all Taxes required to be paid or withheld;
(d) No Audits. (i) No audits or other examinations with respect to Taxes of the Company Group are presently in progress or have been asserted or proposed in writing and (ii) none of the members of the Company Group has received a written claim by a Governmental Authority in a jurisdiction where the Company Group does not file Tax Returns that the Company or such Subsidiary, as the case may be, is or may be subject to Tax in that jurisdiction;
(e) Spin-offs. In the past five years, none of the members of the Company Group has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment pursuant to Section 355 of the Code;
(f) No Listed Transaction. None of the members of the Company Group has engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2);
(g) Tax Agreements. None of the members of the Company Group (i) is a party to or bound by, or currently has any liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation solely between and among members of the Company Group, or entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; or (ii) has any liability for the Taxes of any Person other than a member of the Company Group pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-United States law) as a transferee or successor;
(h) Foreign Taxation. Neither the Company nor any of its Subsidiaries has engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty or convention between the United States and such foreign country), or otherwise been subject to taxation in any country other than the country in which it is incorporated or formed;
(i) No Liens. There are no liens (other than Permitted Liens) for Taxes on any equity, asset or property of the Company or its Subsidiaries;

(j) Closing Agreements and Rulings. No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law), private letter ruling, technical advice memoranda or similar agreement or ruling has been entered into or issued by any Governmental Authority with respect to any member of the Company Group which agreement or ruling would be effective after the Closing;
(k) Entity Classification. The Company is, and all times since its inception has been, classified as a C-corporation for U.S. federal income tax purposes and each of the Company’s Subsidiaries is a corporation or disregarded entity for U.S. federal income tax purposes.
3.18  Employee Plans.
(a) Employee Plans. For purposes of this Agreement, “Employee Plan” shall mean (collectively) (i) all “employee benefit plans” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; and (ii) all other employment, natural person consultant or other service, bonus, stock option, stock purchase or other equity-based, post-employment welfare benefit, incentive compensation, profit sharing, savings, retirement, disability, insurance, vacation, deferred compensation, severance, termination, retention, change in control compensation, fringe, welfare or other benefit or compensation plans, programs, agreements, contracts, policies or binding arrangements (whether or not in writing) (x) in each case that are sponsored, maintained or contributed to (or required to be contributed to) by any member of the Company Group; or (y) otherwise, under or with respect to which the Company Group has any obligation or liability, contingent or otherwise.
(b) Absence of Certain Plans. No member of the Company Group has, in the last six years, maintained, sponsored contributed to or has been required to contribute to or currently maintains, sponsors or participates in, contributes to or is required to contribute to, or otherwise has any current or contingent liability or obligation under or with respect to: (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code); (iii) a “defined benefit plan” (as defined in Section 3(35) of ERISA) or an “employee pension benefit plan” that otherwise is or was subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA; or (iv) a “multiple employer welfare arrangement” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), including by reason of at any time being treated as a single employer with any other Person under Section 414 of the Code.
(c) Compliance. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Employee Plan has been established, maintained, funded, and administered, in form and operation, in accordance with its terms and with all applicable laws, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all required contributions, premiums and other payments relating to the Employee Plans have been timely and accurately made, and no Employee Plan has any unfunded liabilities that have not been fully accrued in accordance with GAAP. Each Employee Plan that is or was intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS as to its qualified status, and nothing has occurred that could reasonably be expected to adversely affect such Employee Plan’s qualified status. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no member of the Company Group has incurred, whether or not assessed, any Tax or penalty under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code and no circumstances exist that could result in the imposition of any such Tax or penalty.
(d) Employee Plan Legal Proceedings. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no claims, disputes or Legal Proceedings pending or, to the Knowledge of the Company, threatened with respect to or against any Employee Plan, the assets of any trust pursuant to any Employee Plan, or the plan sponsor, plan administrator or any fiduciary of any Employee Plan, other than routine claims for benefits that have been or are being handled through an administrative claims procedure.

(e) Post-Employment and Post-Retirement Plans. No Employee Plan provides, and no member of the Company Group has any current or potential obligation to provide, post-employment, post-ownership, post-service or retiree life insurance, health or other welfare benefits to any Person, except as required by Section 4980B of the Code or any similar state law for which the covered Person pays the full cost of coverage.
(f) No Additional Rights. Neither the execution and delivery of this Agreement or the consummation of the Merger will, either alone or in conjunction with any other event (whether contingent or otherwise), (i) result in, or accelerate the time of payment, funding or vesting of, any payment (including severance, change in control, stay or retention bonus or otherwise) or benefits becoming due under any Employee Plan or otherwise; (ii) increase any compensation or benefits otherwise payable under any Employee Plan or otherwise; (iii) result in the acceleration of the time of payment or vesting of any compensation or benefits under any Employee Plan or otherwise; (iv) trigger any other obligation under, or result in the breach or violation of, any Employee Plan; or (v) limit or restrict the right of Parent to merge, amend or terminate any material Employee Plan at or after the Effective Time (other than ordinary notice and administration requirements and expenses or routine claims for benefits).
(g) International Employee Plans. Each material Employee Plan that is maintained in any non-United States jurisdiction primarily for the benefit of any employee of the Company Group whose principal work location is outside of the United States (an “International Employee Plan”) has been established, registered, maintained and administered in good standing and compliance with its terms and conditions and in all material respects with the requirements prescribed by any applicable laws or regulatory authorities. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all employer and employee contributions to each International Employee Plan required by law or by the terms of such International Employee Plan have been timely made or, if applicable, accrued in accordance with GAAP. No International Employee Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA) or has material unfunded liabilities that as of the Effective Time will not be offset by insurance or fully accrued in accordance with GAAP. Except as required by applicable law, no condition exists that would prevent the Company Group from terminating or amending any International Employee Plan at any time for any reason without liability to any member of the Company Group (other than ordinary notice and administration requirements and expenses or routine claims for benefits). Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each International Employee Plan that is required to be registered has been so registered and has been maintained in good standing with applicable regulatory authorities.
(h) No Tax Gross-Ups. No member of the Company Group has any obligation to gross-up or indemnify any individual with respect to any Tax, including under Section 409A or 4999 of the Code.
3.19 Labor Matters.
(a) Union Activities. The Company Group is not a party to or bound by any collective bargaining agreement, labor union contract or trade union agreement or other Contract with any labor union, works council, or other labor organization or employee representative (each, a “Collective Bargaining Agreement”), and no employees of the Company Group are represented by a labor union, works council or other labor organization or employee representative with respect to their employment with the Company Group. There are no pending or, to the Knowledge of the Company, threatened activities or proceedings of any labor union, works council, or other labor organization or trade union or group of employees to organize any employees of the Company Group with regard to their employment with the Company Group, and no such activities or proceedings have occurred within the past three years. No Collective Bargaining Agreement is being negotiated by the Company Group. There is no unfair labor practice charge, material labor grievance, material labor arbitration, strike, lockout, slowdown, work stoppage, picketing, handbilling or other material labor dispute against or affecting the Company Group pending or, to the Knowledge of the Company, threatened, and no such labor dispute has occurred within the past three years.
(b) Wage and Hour and Legal Compliance. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company Group is in compliance, and in the past three years has complied with applicable laws and orders with respect to labor and employment (including applicable laws regarding wage and hour, immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), discrimination, harassment, and retaliation, whistleblowing, disability rights or benefits, equal opportunity, restrictive covenants, pay transparency, plant closures and layoffs (including the WARN Act), employee trainings and notices, workers’ compensation, labor relations, employee leave issues, COVID-19, affirmative action, unemployment insurance, employee health and safety, and collective bargaining).
(c) Withholding. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company Group has withheld all amounts required by applicable law to be withheld from the wages, salaries and other payments to current and former employees and other service providers. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company Group has fully and timely paid all arrears of wages, wage premiums, salaries, commissions, severance or other termination entitlements, fees or other payments, including under Contract, Company Group policy or law, and is not liable for any Taxes or any penalty for failure to comply with any of the foregoing. No member of the Company Group is liable for any payment to any trust or other fund or to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the ordinary course of business).
(d) Sexual Harassment. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there has not been any action relating to, or any act or material allegation of or relating to, sex-based discrimination, sexual harassment or sexual misconduct, or breach of any sex-based discrimination, sexual harassment or sexual misconduct policy by an executive officer of the Company, nor has there been, to the Knowledge of the Company, any settlements or similar out-of-court or pre-litigation arrangement relating to any such matters, nor to the Knowledge of the Company has any such action been threatened.
3.20 Permits. Except as would not have a Company Material Adverse Effect, the Company Group holds, to the extent legally required, all permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders, accreditations, registrations, certifications, qualifications, exemptions and approvals from Governmental Authorities that are required for the operation of the business of the Company Group as currently conducted (“Permits”). The Company Group complies with the terms of all Permits, and no termination, suspension, modification, revocation or cancellation of any of the Permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that would not have a Company Material Adverse Effect. Each Permit is valid and in full force and effect and will be available for use immediately after Closing. No Permit will be adversely affected by the consummation of the transactions contemplated by this Agreement, and none of the Permits will expire or terminate as a result of the consummation of the transactions contemplated by this Agreement.
3.21 Compliance with Laws. The Company and each of its Subsidiaries is, and since the IPO Date has been, in compliance in all material respects with all laws and orders that are applicable to the Company Group or to the conduct of the business or operations of the Company Group.
3.22 Legal Proceedings; Orders.
(a) No Legal Proceedings. There are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company Group or, as of the date hereof, against any present or former officer or director of the Company Group in such individual’s capacity as such.
(b) No Orders. None of the Company Group is subject to any material order of any kind or nature that would prevent or materially delay the consummation of the Merger or the ability of the Company to perform in all material respects its covenants and obligations pursuant to this Agreement.
3.23 Insurance. As of the date hereof, the Company Group has all material policies of insurance covering the Company Group and any of its employees, properties or assets, including policies of property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is customarily carried by Persons conducting business similar to that of the Company Group. As of the date hereof, all such insurance policies are in full force and effect, no notice of cancellation has been received and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured thereunder, except for such defaults that would not have a Company Material Adverse Effect.

3.24 Related Person Transactions. Except for indemnification, compensation or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company Group, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company or any of the Sponsor Stockholders or their respective Affiliates (including any director or officer designated or nominated by any Sponsor Stockholder), on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.
3.25 Brokers. Except for the Advisor, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company Group, the Company Board or the Special Committee who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger. The Company has made available to Parent a true, correct and complete copy of the engagement letter of the Advisor and each other financial advisor, investment banker, broker, finder or agent that has been retained by the Company Group, the Company Board or the Special Committee in connection with the transactions contemplated by this Agreement.
3.26 Trade Controls; FCPA.
(a) Except as would not have a Company Material Adverse Effect, the Company Group has conducted its transactions and dealings over the past five years in accordance with all applicable United States anti-money laundering laws, regulations, and orders; import, export, re-export, transfer, and re-transfer control laws, regulations, and orders; economic or trade sanctions laws, regulations and orders; and all other similar applicable laws, regulations and orders (collectively, “Trade Control Laws”).
(b) Except as would not have a Company Material Adverse Effect, the Company Group has implemented and maintains in effect written policies and procedures and internal controls reasonably designed to prevent, deter and detect violations of applicable Trade Control Laws and all applicable anti-corruption and anti-bribery laws, statutes, regulations and orders, including the FCPA (collectively, “Anti-Corruption Laws”). Except as would not have a Company Material Adverse Effect, the Company Group has not made any voluntary or involuntary disclosure, conducted any internal investigation or audit, or received any notice, inquiry or internal or external allegation, in each case relating to an actual or potential violation of Trade Control Laws or Anti-Corruption Laws.
(c) Except as would not have a Company Material Adverse Effect, there are no pending or, to the Knowledge of the Company, threatened Legal Proceedings against the Company Group alleging a violation of any Trade Control Laws or Anti-Corruption Laws.
(d) No material licenses or approvals pursuant to the Trade Control Laws are necessary for the transfer of any export licenses or other export approvals to Parent or the Surviving Corporation in connection with the consummation of the Merger.
(e) Except as would not have a Company Material Adverse Effect, neither the Company Group nor any officer, director, or employee, nor, to the Knowledge of the Company, any agent or other Person acting on behalf of the Company Group, has, directly or indirectly, (i) taken any action that would result in a violation of any provision of Anti-Corruption Laws; (ii) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (iii) made, offered, promised, authorized, or received any unlawful payment or gift of money or any other thing of value, to, from, or for the benefit of any “foreign official” (as such term is defined in the FCPA), foreign political party or official thereof, political campaign or public international organization; or (iv) made, offered, promised, authorized or received any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment in violation of Anti-Corruption Laws.
(f) Except as would not have a Company Material Adverse Effect, neither the Company Group nor any of its officers, directors or employees, nor, to the Knowledge of the Company, any agent or other third party representative acting on behalf of the Company Group, is currently, or has been in the past five years: (i) a Sanctioned Person, or (ii) engaging in any dealings or transactions with, on behalf of, or for the benefit of any Sanctioned Person or in any Sanctioned Country.
(g) Except as would not have a Company Material Adverse Effect, no member of the Company Group engages in (i) the design, fabrication, development, testing, production or manufacture of one or more “critical technologies” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); (ii) the ownership, operation, maintenance, supply, manufacture or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (iii) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA.
3.27 Government Contracts. Since the IPO Date, no member of the Company Group has (i) materially breached or violated any law or clause pertaining to any Contract with any Governmental Authority; (ii) been excluded from bidding by a Governmental Authority; (iii) been audited or investigated (other than routine audits or investigations that did not result in any material adverse finding) by any Governmental Authority with respect to any Contract with any Governmental Authority; or (iv) conducted or initiated any internal investigation or made any disclosure with regard to any irregularity in connection with a Contract with any Governmental Authority. There are no material outstanding claims or disputes in connection with any member of the Company Group’s Contracts with any Governmental Authority. To the Company’s Knowledge, there are no outstanding or unsettled allegations of fraud, false claims or overpayments by any Governmental Authority with regard to any member of the Company Group’s Contracts with any Governmental Authority. The Company Group has not received any direct or indirect contract award from a Governmental Authority on the basis of a small business set aside or other preferred bidder status.
3.28 Exclusivity of Representations and Warranties.
(a) No Other Representations and Warranties. The Company Group, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV of this Agreement, Section 5 of the Guarantees, or Section 6 of the Support Agreements:
(i) no Person has been authorized by any Buyer Party or any of its Affiliates or Representatives to make any representation or warranty relating to any Buyer Party or any of its businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by the Company Group or any of its respective Affiliates or Representatives as having been authorized by the Buyer Party or any of its Affiliates or Representatives (or any other Person); and
(ii) the representations and warranties made by the Buyer Parties in this Agreement, the Guarantees and the Support Agreements are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Buyer Parties hereby disclaim any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Company Group or any of its respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).
(b) No Reliance. The Company Group, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV, the Guarantees or the Support Agreements, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:
(i) any representation or warranty, express or implied;
(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to any member of the Company Group or any of their respective Affiliates or Representatives; or
(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES
Except as set forth in the disclosure letter delivered by the Buyer Parties on the date hereof (the “Parent Disclosure Letter”), the Buyer Parties hereby represent and warrant to the Company as follows:
4.1 Organization; Good Standing.
(a) Parent. Parent (i) is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.
(b) Merger Sub. Merger Sub (i) is a corporation duly incorporated, validly existing and in good standing pursuant to the DGCL; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.
(c) Organizational Documents. Parent has made available to the Company true, correct and complete copies of the certificate of incorporation, bylaws and other similar organizational documents of the Buyer Parties, each as amended to date. No Buyer Party is in violation of its certificate of incorporation, bylaws or other similar organizational document.
4.2 Power; Enforceability. Each Buyer Party has the requisite power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) consummate the Merger. The execution and delivery of this Agreement by the Buyer Parties, the performance by each Buyer Party of its respective covenants and obligations hereunder and the consummation of the Merger have been duly authorized by all necessary action on the part of each Buyer Party, and no additional actions on the part of any Buyer Party are necessary to authorize (i) the execution and delivery of this Agreement by each Buyer Party; (ii) the performance by each Buyer Party of its respective covenants and obligations hereunder; or (iii) the consummation of the Merger. This Agreement has been duly executed and delivered by each Buyer Party and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each Buyer Party, enforceable against each Buyer Party in accordance with its terms, subject to the Enforceability Limitations.
4.3 Non-Contravention. The execution and delivery of this Agreement by each Buyer Party, the performance by each Buyer Party of its covenants and obligations hereunder and the consummation of the Merger do not (a) violate or conflict with any provision of the certificate of incorporation, bylaws or other similar organizational documents of the Buyer Parties; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any Buyer Party is a party or by which the Buyer Parties or any of their properties or assets may be bound; (c) assuming the consents, approvals and authorizations referred to in Section 4.4 have been obtained, violate or conflict with any law or order applicable to the Buyer Parties or by which any of their properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Buyer Parties, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.
4.4 Requisite Governmental Approvals. No Consent of any Governmental Authority is required on the part of the Buyer Parties or any of their Affiliates (a) in connection with the execution and delivery of this Agreement by each Buyer Party; (b) the performance by each Buyer Party of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company Group is qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act; and (iv) such other Consents the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.

4.5 Legal Proceedings; Orders.
(a) No Legal Proceedings. There are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, threatened against the Buyer Parties that would, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.
(b) No Orders. No Buyer Party is subject to any order of any kind or nature that would prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.
4.6 Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Buyer Parties or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission payable by the Company in connection with the Merger.
4.7 Operations of the Buyer Parties. Each Buyer Party has been formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, none of the Buyer Parties will have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by any agreements or arrangements entered into in connection with the Debt Financing, the Guarantees and this Agreement. Parent owns beneficially and of record all of the outstanding capital stock, and other equity and voting interest in, Merger Sub free and clear of all liens.
4.8 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement and the Merger. The vote or consent of Parent, as the sole stockholder of Merger Sub is the only vote or consent of the capital stock of, or other equity interest in, Merger Sub necessary to approve this Agreement and the Merger.
4.9 Guarantees. Concurrently with the execution of this Agreement, each Guarantor has delivered to the Company a duly executed Guarantee. Each Guarantee is in full force and effect and constitutes a legal, valid and binding obligation of the applicable Guarantors, enforceable against them in accordance with its terms, subject to the Enforceability Limitations. There is no default or breach under any Guarantee by the Guarantors, and no event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default on the part of the Guarantors pursuant to any Guarantee.
4.10 Debt Financing.
(a) Debt Commitment Letters. As of the date hereof, Parent has delivered to the Company a true, correct and complete copy of certain executed commitment letters from the financial institutions named therein, together with certain related fee letters (as each may be amended or modified pursuant to Section 6.6) (collectively, the “Debt Commitment Letters” (which, in each case, may be redacted with respect to fee amounts, pricing caps, “market flex” and other economic provisions that would not adversely affect the conditionality, enforceability, availability, termination or the aggregate principal amount of the Debt Financing), which commitment letters confirm the respective commitments of the Debt Financing Sources party thereto, subject to the terms and conditions thereof, to provide or cause to be provided the respective debt amounts set forth therein in connection with the transactions contemplated by this Agreement (including any Alternative Financing, the “Debt Financing”).
(b) No Amendments; No Other Agreements. As of the date hereof, (i) the Debt Commitment Letters and the terms of the Debt Financing have not been amended or modified; (ii) no such amendment or modification is contemplated by Parent or, to its knowledge, any other party to the Debt Commitment Letters, except as may be permitted under Section 6.6; and (iii) the respective commitments contained therein have not been withdrawn, terminated or rescinded in any respect of which Parent is aware. As of the date hereof, there are no other Contracts, agreements, side letters or arrangements to which Parent is a party that would adversely affect the conditionality, enforceability, availability, termination or aggregate principal amount of the Debt Financing (x) other than as expressly contained in the Debt Commitment Letters delivered to the Company prior to the execution of this Agreement and (y) any customary engagement letter, fee letter and non-disclosure agreements that do not impact the conditionality or amount of the Debt Financing.

(c) Sufficiency of Debt Financing. Assuming (A)(i) the Debt Financing is funded in accordance with the Debt Commitment Letters and (B) the satisfaction of the conditions to the obligation of the Buyer Parties to consummate the Merger as set forth in Section 7.1 and Section 7.2, on the Closing Date, the net proceeds of the Debt Financing, when funded in accordance with the Debt Commitment Letters, together with Cash on Hand at Closing, will be, in the aggregate, sufficient to (i) make the payment of all amounts payable by the Buyer Parties on the Closing Date pursuant to Article II in connection with consummation of the Merger (which does not include, for the avoidance of doubt, any payments with respect to any Sponsor Shares); and (ii) pay any other amounts required to be paid by the Buyer Parties pursuant to this Agreement in connection with the consummation of the Merger (including the consummation of the Debt Financing) upon the terms and conditions contemplated hereby (the “Debt Financing Purposes” and the amount required to fund such Debt Financing Purposes, the “Required Amount”).
(d) Validity. The Debt Commitment Letters (in the form delivered by Parent to the Company) are in full force and effect and constitute the legal, valid and binding obligations of Parent, enforceable against Parent in accordance with their terms, subject to the Enforceability Limitations. The Debt Commitment Letters contain all of the conditions precedent (or, where applicable, refer to customary conditions precedent for a transaction of the nature contemplated by the Debt Commitment Letters) to the obligations of the parties thereunder to make the Debt Financing described therein available to Parent or Merger Sub on the terms and conditions contained therein and, other than as expressly set forth in the Debt Commitment Letters (including any market flex provisions), there are no conditions precedent or other contingencies related to the funding of the Debt Financing described therein in the amount required to fund the Required Amount. As of the date hereof, assuming the satisfaction of the conditions to the obligation of the Buyer Parties to consummate the Merger as set forth in Section 7.1 and Section 7.2, no event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default or breach on the part of Parent or Merger Sub pursuant to the Debt Commitment Letters (it being understood that neither Parent nor Merger Sub is making any representation or warranty regarding the effect of any inaccuracy of the representations and warranties in Article III or the Company’s compliance hereunder). As of the date hereof, assuming the satisfaction of the conditions to the obligation of the Buyer Parties to consummate the Merger as set forth in Section 7.1 and Section 7.2, Parent has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of the Debt Financing to be satisfied by it (it being understood that neither Parent nor Merger Sub is making any representation or warranty regarding the effect of any inaccuracy of the representations and warranties in Article III or the Company’s compliance hereunder). As of the date hereof, Parent has fully paid, or caused to be fully paid, all commitment or other fees or deposits that are due and payable on or prior to the date hereof, in each case pursuant to and in accordance with the terms of the Debt Commitment Letters.
4.11 Stockholder and Management Arrangements. As of the date hereof, except for the Support Agreements, none of Parent or any of its Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder (other than any existing limited partner or other equity financing source of the Guarantors or any of their respective Affiliates), director, officer, employee or other Affiliate of the Company Group (a) relating to (i) this Agreement or the Merger; or (ii) the Surviving Corporation or any of its Subsidiaries from and after the Closing; or (b) pursuant to which any (i) such holder of Company Capital Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; (ii) such holder of Company Capital Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) such stockholder, director, officer, employee or other Affiliate of the Company Group other than the Guarantors has agreed to provide, directly or indirectly, equity investment to the Buyer Parties or the Company to finance any portion of the Merger.
4.12 Solvency. As of the Effective Time and immediately after giving effect to the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger and all related fees and expenses of Parent, the Company and their respective Subsidiaries in connection therewith), (a) the amount of the “fair saleable value” of the assets of the Surviving Corporation and its Subsidiaries will exceed (i) the value of all liabilities of the Surviving Corporation and its Subsidiaries, including contingent and other liabilities; and (ii) the amount that will be required to pay the probable liabilities of the Surviving Corporation and its Subsidiaries on its existing debts (including contingent liabilities) as such debts become absolute and matured; (b) the Surviving Corporation and its Subsidiaries will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged; and (c) the Surviving Corporation and its Subsidiaries

will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of the foregoing, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.
4.13 Exclusivity of Representations and Warranties.
(a) No Other Representations and Warranties. Each Buyer Party, on behalf of itself and its Affiliates, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III:
(i) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;
(ii) no Person has been authorized by the Company Group or any of its Affiliates or Representatives to make any representation or warranty relating to the Company Group or any of its businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by the Buyer Parties or any of their respective Affiliates or Representatives as having been authorized by the Company Group or any of its Affiliates or Representatives (or any other Person); and
(iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Buyer Parties or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).
(b) No Reliance. Each Buyer Party, on behalf of itself and its Affiliates, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:
(i) any representation or warranty, express or implied;
(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Buyer Parties or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Merger, in connection with presentations by the Company’s management or in any other forum or setting; or
(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.
ARTICLE V
INTERIM OPERATIONS OF THE COMPANY
5.1 Affirmative Obligations. Except (a) as expressly contemplated by this Agreement or required by applicable law or order; (b) as set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter; (c) as contemplated by Section 5.2; or (d) as approved in advance by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will, and will cause each of its Subsidiaries to, (i) use its respective reasonable best efforts to maintain its existence in good standing pursuant to applicable law; (ii) subject to the restrictions and exceptions set forth in Section 5.2 or elsewhere in this Agreement, conduct its business and operations in the ordinary course of business in all material respects; and (iii) use its respective reasonable best efforts to (A) preserve intact its material assets, properties, Contracts or other material legally binding understandings, licenses and business organizations; and (B) preserve the current relationships with material customers, vendors, distributors, partners, lessors, licensors, licensees, creditors, contractors and other Persons with which the Company Group has material business relations.
5.2 Forbearance Covenants. Except (i) as set forth in Section 5.2 of the Company Disclosure Letter; (ii) as approved in advance by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed); or (iii) as expressly contemplated by the terms of this Agreement or required by applicable law or order, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will not, and will not permit any of its Subsidiaries, to:
(a) amend the Charter, the Bylaws, or any other similar organizational document, other than in respect of Subsidiaries in immaterial respects;
(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, statutory conversion, division, redomestication, share exchange or other reorganization;
(c) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities, except for the issuance or sale of shares of Company Common Stock in connection with the exercise or settlement (as applicable) of the Company Equity Awards outstanding as of the date hereof in accordance with their terms as in effect on the date hereof;
(d) directly or indirectly acquire, repurchase or redeem any securities, except for (A) repurchases, withholdings, or cancellations of Company Securities pursuant to the terms and conditions of the Company Equity Awards outstanding as of the date hereof in accordance with their terms as in effect on the date hereof; or (B) transactions between the Company and any of its direct or indirect Subsidiaries;
(e) (A) adjust, split, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other Company Securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interest; (B) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly owned Subsidiary of the Company to the Company, or one of the Company’s other wholly owned Subsidiaries; (C) pledge or encumber any shares of its capital stock or other equity or voting interest; or (D) modify the terms of any shares of its capital stock or other equity or voting interest;
(f) (A) incur or assume any Indebtedness (including any long-term or short-term debt) or issue any debt securities, except (1) for trade payables incurred in the ordinary course of business; (2) obligations incurred pursuant to business credit cards in the ordinary course of business; (3) borrowings under the Revolving Credit Facility (as defined in the Company Credit Agreement) in the ordinary course of business; and (4) intercompany loans or advances between or among the Company and its direct or indirect wholly-owned Subsidiaries; or (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of any direct or indirect wholly owned Subsidiaries of the Company;
(g) mortgage or pledge any of its and its Subsidiaries’ assets, tangible or intangible, or create or incur any lien thereupon (other than Permitted Liens), other than in connection with financing transactions permitted by Section 5.2(f) or consented to by Parent;
(h) make any loans, advances or capital contributions to, or investments in, any other Person, except for (1) extensions of credit to customers in the ordinary course of business; (2) advances to Service Providers for travel and other business-related expenses, in each case, in the ordinary course of business and in compliance in all material respects with the Company Group’s policies related thereto; and (3) loans, advances or other extensions of credit or capital contributions to, or investments in, the Company or any direct or indirect wholly-owned Subsidiaries of the Company;
(i) acquire, lease, license, sell, abandon, transfer, assign, guarantee, or exchange any (x) Company Intellectual Property, or (y) assets in excess of $500,000, and other than (1) the acquisition, sale, lease or licensing of Company Products or other materials embodying Company Intellectual Property in the ordinary course of business; (2) the acquisition, assignment or abandonment of immaterial Company Intellectual Property in connection with the exercise of the reasonable business judgment of the Company Group in the ordinary course of business; and (3) any capital expenditures permitted by (or consented to by Parent under) Section 5.2(n);

(j) (A) except as required by applicable law or the terms of the Employee Plans as in effect on the date hereof, enter into, adopt, amend (including accelerating the vesting, payment or funding), modify or terminate any Employee Plan or other plan, program, agreement or arrangement that would constitute an Employee Plan if in effect on the date hereof (other than at-will offer letters (or, for jurisdictions outside of the United States, employment agreements that provide for employment periods or rights no greater than required by applicable law) entered into with newly hired employees of the Company Group in the ordinary course of business and whose annual base salary or wages is less than $175,000); (B) increase the compensation of Service Provider, grant any Company Equity Award or pay any special bonus or special remuneration to any Service Provider, grant any Company Equity Award or pay any benefit not required by (or accelerate the time of payment or vesting of any payment becoming due under) any Employee Plan as in effect as of the date hereof, except in the case of each of clauses (A) and (B), as may be required by applicable law or the terms of the applicable Employee Plan in effect as of the date hereof or for normal increases in cash compensation in the ordinary course of business for Service Providers with an annual base salary or wages (or, in the case of non-employee Service Providers, equivalent compensation) of less than $175,000; (C) enter into any change in control, severance or similar agreement or any retention or similar agreement with any employee of the Company Group, except in the case of separation and release agreements entered into in the ordinary course of business providing for severance in accordance with the terms of the applicable Employee Plan as in effect on the date hereof applicable to employees of the Company Group with an annual base salary or wages of less than $175,000; or (D) hire, terminate (other than for “cause” or equivalent under applicable local law), furlough or temporarily lay off any Service Provider, in each case with an annual base salary or wages (or, in the case of non-employee Service Providers, equivalent compensation) of $175,000 or more;
(k) settle, release, waive or compromise any pending or threatened material Legal Proceeding or other claim, except for the settlement of any Legal Proceedings or other claim that is (A) reflected or reserved against in the Audited Company Balance Sheet; (B) for solely monetary payments of, net of insurance recovery, no more than $250,000 individually and $1,000,000 in the aggregate, and that does not involve any admission of wrongdoing; or (C) settled in compliance with Section 6.15;
(l) except as required by applicable law or GAAP, (A) revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable, other than in the ordinary course of business; or (B) make any change in any of its accounting principles or practices;
(m) (A) make (except in the ordinary course of business) or change any material Tax election; (B) settle, consent to or compromise any material Tax claim or assessment or surrender a right to a material Tax refund; (C) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment (other than an extension of a limitation period arising by operation of law as a result of an automatic extension of time to file any Tax Return obtained in the ordinary course of business); (D) file any amended Tax Return; or (E) enter into a closing agreement or voluntary disclosure agreement with any Governmental Authority regarding any material Taxes;
(n) incur or commit to incur any capital expenditure(s) other than consistent with the capital expenditure budget attached to Section 5.2(n) of the Company Disclosure Letter;
(o) enter into, modify, amend or terminate any (i) Contracts (other than any Material Contract) that if so entered into, modified, amended or terminated would, individually or in the aggregate, have a Company Material Adverse Effect; or (ii) Material Contract or any Contract that would have been a Material Contract if such Contract was in existence as of the date hereof, except in the ordinary course of business or as permitted under Section 5.2(c) and Section 5.2(j);
(p) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;
(q) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;
(r) effectuate or announce any closing, employee layoff, furlough, reduction to terms and conditions of employment or other event affecting in whole or in part any site of employment, facility, operating unit or employee that would result in liability of the Company Group under the WARN Act;

(s) grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business;
(t) acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any material portion thereof or material equity interest therein or enter into any Contract that involves a joint venture entity, limited liability company or legal partnership (excluding, for avoidance of doubt, reseller agreements and other commercial agreements that do not involve the formation of an entity with any third Person);
(u) (A) enter into, negotiate, modify or terminate any Collective Bargaining Agreement or agreement or arrangement to form a works council or other Contract with any labor union, works council, or other labor organization; or (B) recognize or certify any labor union, works council or other labor organization, or group of employees, as the bargaining representative for any employees of the Company Group;
(v) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former Service Provider;
(w) adopt or implement any stockholder rights plan or similar arrangement, in each case, applicable to the Merger or any other transaction consummated in compliance with Parent’s rights under Section 5.3(d)(i)(2) or Section 5.3(d)(ii)(2);
(x) (i) cancel, modify, amend or waive or terminate the Company Credit Agreement, except for modifications or amendments to the Company Credit Agreement that would not impair the ability of Parent to obtain the Debt Financing, (ii) reduce the ability of the Company and its Subsidiaries to incur secured debt for borrowed money in the form of the Debt Financing on the Closing Date in any material respect, (iii) reduce the ability of the Company and its Subsidiaries to make Restricted Payments (as defined in the Company Credit Agreement) on the Closing Date in any material respect, (iv) impair the ability of the Merger to be consummated in compliance with any “merger” or “fundamental changes” covenant in the Company Credit Agreement, (v) consent to or otherwise permit any assignment or transfer of rights or interests of the Company or any of its Subsidiaries in or with respect to the Company Credit Agreement or borrowings thereunder, (vi) fail to make any interest payment under the Company Credit Agreement as and when due or (vii) amend or modify the stated final maturity date of any indebtedness for borrowed money thereunder to be sooner than such maturity date as in effect as of the date hereof, amend or modify the interest rate or undrawn commitment fees payable by the Company or its Subsidiaries under any such agreement in a manner materially adverse to the Company and its Subsidiaries or amend or modify any such agreement to reduce the amount of the total lending commitments thereunder;
(y) apply for, seek or obtain any Permit, or enter any new geographic market, if doing so (i) would prevent, materially delay or materially impede the transactions contemplated hereby or (ii) would require the Buyer Parties, GA, Stone Point or their respective Affiliates to make any filing or notice with or disclosure to any Governmental Authority; or
(z) enter into, authorize any of, or agree or commit to enter into a Contract to take any of the actions prohibited by this Section 5.2.
5.3 No Solicitation.
(a) No Solicitation or Negotiation. Subject to the terms of Section 5.3(b), from and after the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will cease and cause to be terminated any discussions or negotiations with any Person and its Affiliates, directors, officers, employees, consultants, agents, representatives and advisors (collectively, “Representatives”), cease providing any further information with respect to the Company or any Acquisition Proposal to any such Person or its Representatives and terminate all access granted to any such Person and its Representatives to any physical or electronic data room. Subject to the terms of Section 5.3(b), from and after the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company Group will not, and will not instruct, authorize or knowingly permit any of its Representatives acting on the Company’s behalf (other than Parent and its Affiliates and Representatives) to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than to Parent or any designees of Parent) any non-public information relating to the Company Group or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group (other than Parent or any designees of Parent), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to any inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (iv) approve, endorse or recommend any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”); or (vi) authorize or commit to do any of the foregoing. From the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will not be required to enforce, and will, if requested, be permitted to waive, any provision of any standstill or confidentiality agreement, in each case, solely to the extent that the Special Committee has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law.
(b) Superior Proposals. Notwithstanding anything to contrary set forth in this Section 5.3 (but subject to the provisos in this Section 5.3(b)), at any time from and after the date hereof until the Company’s receipt of the Requisite Stockholder Approvals, the Company and the Special Committee may, directly or indirectly through one or more of their Representatives (including the Advisor), participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company Group, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group, pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has made or delivered to the Company a bona fide written Acquisition Proposal after the date of this Agreement, and otherwise facilitate such Acquisition Proposal or assist such Person (and its Representatives and financing sources) with such Acquisition Proposal (in each case, if requested by such Person), in each case, that did not arise from a material breach of this Section 5.3(b); provided, however, that the Special Committee has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and the Special Committee has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by this Section 5.3(b) would be inconsistent with its fiduciary duties pursuant to applicable law; and provided further, however, that the Company will promptly (and in any event within 24 hours) make available to Parent any non-public information concerning the Company Group that is provided to any such Person or its Representatives that was not previously made available to Parent.
(c) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.3(d), at no time after the date hereof may the Company Board (or a committee thereof, including the Special Committee):
(i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Special Committee Recommendation or the Company Board Recommendation in a manner adverse to Parent in any material respect; (B) adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal; (C) fail to publicly reaffirm the Special Committee Recommendation or the Company Board Recommendation within 10 Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than three separate occasions); (D) take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer within 10 Business Days after commencement thereof, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board (or a committee thereof including the Special Committee) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); or (E) fail to include the Special Committee Recommendation or the Company Board Recommendation in the Proxy Statement (any action described in clauses (A)

through (E), a “Recommendation Change”);  provided,  however, that, for the avoidance of doubt, none of (1) the determination by the Special Committee that an Acquisition Proposal constitutes a Superior Proposal or (2) the delivery by the Company to Parent of any notice contemplated by Section 5.3(d) will constitute a Recommendation Change; or
(ii) cause or permit the Company Group to enter into an Alternative Acquisition Agreement.
(d) Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approvals:
(i) other than in connection with a bona fide Acquisition Proposal that constitutes a Superior Proposal, the Company Board (or a committee thereof), upon the recommendation of the Special Committee, or the Special Committee may effect a Recommendation Change pursuant to clause (A), (C) or (E) of Section 5.3(c)(i) only in response to any positive material event or development or material change in circumstances with respect to the Company that was (A) not actually known to, or reasonably foreseeable to, the Special Committee or the Company Board as of the date hereof; and (B) does not relate to (a) any Acquisition Proposal; or (b) the mere fact, in and of itself, that the Company meets or exceeds any internal or published or third party projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date hereof, or changes after the date hereof in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (b) may be considered and taken into account) (each such event, an “Intervening Event”), if the Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law and if and only if:
(1) the Company has provided prior written notice to Parent at least four Business Days in advance to the effect that the Company Board (or a committee thereof), upon the recommendation of the Special Committee, or the Special Committee has (A) so determined; and (B) resolved to effect a Recommendation Change pursuant to this Section 5.3(d)(i), which notice will specify the applicable Intervening Event in reasonable detail; and
(2) prior to effecting such Recommendation Change, the Company and its Representatives, during such four Business Day period, must have negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement and the other documents contemplated hereby, and after taking into account any revisions to the terms of this Agreement and the other documents contemplated hereby, the Special Committee determines that the failure to make a Recommendation Change in response to such Intervening Event would be inconsistent with its fiduciary duties pursuant to applicable law; or
(ii) if the Company has received a bona fide Acquisition Proposal that the Special Committee has concluded in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, then the Company Board, upon the recommendation of the Special Committee, or the Special Committee may (A) effect a Recommendation Change with respect to such Acquisition Proposal; or (B) authorize the Company to terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, in each case if and only if:
(1) the Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law;
(2) the Company Group and its Representatives have complied in all material respects with their obligations pursuant to this Section 5.3 with respect to such Acquisition Proposal;
(3) (i) the Company has provided prior written notice to Parent at least four Business Days in advance (the “Notice Period”) to the effect that the Company Board (or a committee thereof), upon the recommendation of the Special Committee, or the Special Committee has (A) received a bona fide Acquisition Proposal that has not been withdrawn; (B) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (C) resolved to effect a Recommendation Change or to terminate this Agreement pursuant to this Section 5.3(d)(ii) absent any revision to the terms and conditions of this Agreement, which notice will specify the basis for such Recommendation Change or termination, including the identity of the Person or “group” of Persons making such Acquisition Proposal, the status of discussions relating to such Acquisition Proposal, the material terms and conditions thereof and unredacted copies of all written requests, proposals, offers, agreements and other relevant documents (including, among others, all financing commitments) relating to such Acquisition Proposal; (ii) prior to effecting such Recommendation Change or termination, the Company and its Representatives, during the Notice Period, must have (x) permitted Parent and its Representatives to make a presentation to the Special Committee regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation) and (y) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement and the other documents contemplated hereby so that such Acquisition Proposal would cease to constitute a Superior Proposal; provided, however, that in the event of any material revisions, updates or supplements to such Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii)(3) with respect to such new written notice (it being understood that the “Notice Period” in respect of such new written notice will be three Business Days); and (iii) at the end of the applicable Notice Period, the Company Board (or a committee thereof), upon the recommendation of the Special Committee, or the Special Committee concludes in good faith (after taking into account any revisions to the terms and conditions of this Agreement and the other documents contemplated hereby proposed by Parent) that such Acquisition Proposal remains a Superior Proposal; and
(4) solely in the event of any termination of this Agreement in order to cause or permit the Company Group to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal which constitutes a Superior Proposal under sub-clause (B) of this Section 5.3(d)(ii), the Company will have validly terminated this Agreement in accordance with Section 8.1(h), including with respect to complying with its obligation to pay the Company Termination Fee in accordance with Section 8.3(b)(iii).
(e) Notice. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will promptly (and, in any event, within 24 hours from the receipt thereof) notify Parent in writing if any inquiries, offers or proposals that constitute an Acquisition Proposal are received by the Company or any of its Representatives or any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives with respect to an Acquisition Proposal. Such notice must include (i) the identity of the Person or “group” of Persons making such offers or proposals (unless, in each case, such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person or “group” of Persons that is in effect on the date of this Agreement); and (ii) a summary of the material terms and conditions of such offers or proposals. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis (and, in any event, within 24 hours), of the status (and supplementally provide the terms) of any such offers or proposals (including any amendments thereto) and the status of any such discussions or negotiations.
(f) Certain Disclosures. Nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof including the Special Committee) from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or a committee thereof including the Special Committee) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 5.3; or (iv) making any disclosure to the Company Stockholders (including regarding the business, financial condition or results of operations of the Company Group) that the Company Board (or a committee thereof, including the Special Committee) has determined to make in good faith in order to comply with applicable law, regulation or stock exchange rule or listing agreement, it being understood that any such statement or disclosure made by the Company Board (or a committee thereof, including the Special Committee) pursuant to this Section 5.3(f) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board (or any committee thereof including the Special Committee) and the rights of Parent under this Section 5.3, it being understood that nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof including the Special Committee) to effect a Recommendation Change other than in accordance with Section 5.3(d). In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board (or a committee thereof including the Special Committee), to the extent required by law, that solely describes the Company’s receipt of an Acquisition Proposal, the identity of the Person making such Acquisition Proposal, and the material terms of such Acquisition Proposal will not, in and of itself, be deemed to be (A) a withholding, withdrawal, amendment, or modification, or proposal by the Company Board (or a committee thereof) to withhold, withdraw, amend or modify, the Company Board Recommendation; (B) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (C) a Recommendation Change, in each case, so long as the Company Board (or a committee thereof, including the Special Committee), expressly reaffirms the Special Committee Recommendation and the Company Board Recommendation in such public statement.
(g) Breach by Representatives. The Company agrees that any breach of this Section 5.3 by any director, officer or other Representative of the Company (other than a consultant or an employee of the Company who is not an officer of the Company and its not acting at the direction of the Company in connection with any action that constitutes a breach of this Section 5.3) will be deemed to be a breach of this Section 5.3 by the Company. The Company will not authorize, direct or knowingly permit any consultant or employee of the Company to breach this Section 5.3, and upon becoming aware of any breach or threatened breach of this Section 5.3 by a consultant or employee of the Company, shall use its reasonable best efforts to stop such breach or threatened breach.
ARTICLE VI
ADDITIONAL COVENANTS
6.1  Required Action and Forbearance; Efforts.
(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, the Buyer Parties, on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts to (A) take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case, as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger, including by:
(i) subject to 6.2 with respect to Antitrust Laws, (1) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (2) making all registrations, declarations and filings with Governmental Authorities, in each case, that are necessary or advisable to consummate the Merger;
(ii) obtaining all consents, waivers and approvals and delivering all notifications pursuant to any Material Contracts in connection with this Agreement and the consummation of the Merger so as to maintain and preserve the benefits to the Surviving Corporation of such Material Contracts as of and following the consummation of the Merger; and
(iii) executing and delivering any Contracts and other instruments that are reasonably necessary to consummate the Merger.
(b) No Consent Fees. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, neither the Company Group nor the Buyer Parties will be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), the provision of additional security (including any guarantee), or otherwise make any accommodation, commitment or incur any liability or obligation to any third party, in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract.
6.2  Filings.
(a) Filing Under the HSR Act and Other Applicable Antitrust Laws. The Buyer Parties (and their respective Affiliates, if applicable), on the one hand, and the Company (and its Subsidiaries, if applicable), on the other hand, will (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act within ten (10) Business Days following the date hereof; provided that in the event that the FTC and/or the Antitrust Division of the DOJ is closed or not accepting such filings under the HSR Act (a “Government Closure”), such day shall be extended day-for-day, for each Business Day the Government Closure is in effect; and (ii) as soon as practicable after the date of this Agreement file comparable pre-merger or post-merger notification filings, forms and submissions with any Governmental Authority (including in draft form where applicable) pursuant to any other applicable Antitrust Laws, to the extent required in the reasonable judgment of counsel to Parent in consultation with the Company, in each case, with Parent having primary responsibility for and control of the making of such filings and filing and approval strategy, with reasonable input and consultation rights on the part of the Company. No Party shall (or shall permit any of its Affiliates, as applicable, to) withdraw its filing, or commit to or agree with any Governmental Authority to stay, toll, or extend, any applicable waiting period or enter into any similar timing agreement, without the prior written consent of the other Parties (not to be unreasonably withheld, conditioned or delayed). Each of Parent and the Company will use reasonable efforts to (A) cooperate and coordinate (and cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (C) supply (or cause to be supplied) any additional information that may be required or requested by the FTC, the DOJ or any other Governmental Authorities; and (D) take all action necessary to (1) cause the expiration or termination of the applicable waiting periods (including where applicable, by way of a positive clearance decision) pursuant to the HSR Act and any other applicable Antitrust Laws, including requesting early termination of the HSR waiting period; and (2) obtain the required consents pursuant to any other applicable Antitrust Laws, in each case as soon as reasonably practicable and in any event prior to the Termination Date. If any Party or Affiliate thereof receives a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other applicable Antitrust Laws, then such Party will make (or cause to be made), as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request.
(b) Divestitures. In furtherance and not in limitation of the foregoing, if and to the extent necessary to obtain clearance of the Merger pursuant to the HSR Act, each of Parent and Merger Sub shall offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (i) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of the Company and its Subsidiaries and (ii) any other restrictions on the activities of the Company and its Subsidiaries; provided, however, that neither Parent nor Merger Sub shall have an obligation to offer, negotiate, commit to or effect any actions contemplated by clause (i) or (ii) of this Section 6.2(b), if such action would have a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole, or if such action is not conditioned upon the Closing. For the avoidance of doubt, in no event shall this Section 6.2(b) or any other provision of this Agreement require or obligate Parent, Merger Sub or any of Parent’s Affiliates to, and the Company shall not, without the prior written consent of Parent, agree or otherwise be required to, take any action, including any action contemplated by this Section 6.2(b), with respect to any Excluded Affiliates.
(c) Cooperation. In furtherance and not in limitation of the foregoing, the Company and the Buyer Parties shall (and shall cause their respective Subsidiaries to), subject to any restrictions under applicable laws, (i) promptly notify the other Parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other parties in relation to) any proposed draft notifications, formal notifications (provided, however, that filings made under the HSR Act need not be shared), filing, submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority; (ii) keep the other Parties reasonably informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any material developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the expiration of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable laws and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) not independently participate in any meeting, hearing, proceeding or material discussions (whether in person, by telephone or videoconference) with or before any Governmental Authority in respect of the Merger without giving the other Parties reasonable prior notice of such meeting or discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company and the Buyer Parties may designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information shall not be shared with employees, officers or directors or their equivalents of the other Party without approval of the Party providing the non-public information; provided, however, that each of the Company and the Buyer Parties may redact any valuation and related information, or information that is protected by legal privilege, before sharing any information provided to any Governmental Authority with another Party on an “outside counsel” only basis.
(d) Limitation on Other Transactions. During the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Closing, unless the Company otherwise consents in writing, Parent and Merger Sub will not acquire or agree to acquire by merging or consolidating with, by purchasing a portion of the assets of or equity in, or by acquiring in any other manner, any business of any Person or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or equity interests, if the entering into of a definitive agreement relating to, or the consummation of, such transaction would reasonably be expected to prevent, materially delay or materially impede the consummation of the Merger, including by (i) imposing any material delay in the obtaining of, or materially increasing the risk of not obtaining, any consent of any Governmental Authority necessary to consummate the Merger or the expiration or termination of any applicable waiting period; (ii) materially increasing the risk of any Governmental Authority entering an order prohibiting the consummation of the Merger; or (iii) materially increasing the risk of not being able to remove any such order on appeal or otherwise.
6.3 Proxy Statement; Schedule 13e-3 and Other Required SEC Filings.
(a) Proxy Statement and Schedule 13e-3. Promptly (but in no event later than 30 days) following the date hereof, the Company will prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting. Subject to Section 5.3(d), the Company must include the Special Committee Recommendation and the Company Board Recommendation in the Proxy Statement. The Company and Parent shall cooperate to, concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13e-3 (such transaction statement, as amended or supplemented, the “Schedule 13e-3”) relating to the transactions contemplated by this Agreement.
(b) Other Required Company Filing. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will promptly prepare and file such Other Required Company Filing with the SEC. The Company will cause, and will cause its Affiliates to cause, the Proxy Statement, the Schedule 13e-3 (as to the Company) and any Other Required Company Filing to comply in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and the NYSE. The Company will not file the Proxy Statement or any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, neither the Proxy Statement, the Schedule 13e-3 nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by the Buyer Parties or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filing. The information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filings will not, at the time that such Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
(c) Other Required Parent Filing. If Parent determines that any Buyer Party (or any of their respective Affiliates, if applicable) is required to file any document with the SEC other than the Schedule 13e-3 in connection with the Merger or the Company Stockholder Meeting pursuant to applicable law (an “Other Required Parent Filing”), then the Buyer Parties will, and will cause their respective Affiliates to, promptly prepare and file such Other Required Parent Filing with the SEC. The Buyer Parties will cause, and will cause their respective Affiliates to cause, the Schedule 13e-3 (as to the Buyer Parties) and any Other Required Parent Filing to comply in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither the Buyer Parties nor any of their respective Affiliates will file any Other Required Parent Filing (or any amendment thereto) with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent will give due consideration to all reasonable additions, deletions or changes suggested thereto by the Company or its counsel. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, none of the Schedule 13e-3 or any Other Required Parent Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Buyer Parties with respect to any information supplied by the Company for inclusion or incorporation by reference in the Schedule 13e-3 or any Other Required Parent Filing. The information supplied by the Buyer Parties and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filing will not, at the time that the Proxy Statement, the Schedule 13e-3 or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
(d) Furnishing Information. Each of the Company, on the one hand, and the Buyer Parties, on the other hand, will furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement, the Schedule 13e-3 and any Other Required Company Filing or any Other Required Parent Filing. If at any time prior to the Company Stockholder Meeting any information relating to the Company, the Buyer Parties or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filing or any Other Required Parent Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable law or the SEC or its staff, disseminated to the Company Stockholders.
(e) Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, the Schedule 13e-3, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, without first providing the other Party a reasonable opportunity to review and comment on such written communication, and each Party will give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.
(f) Notices. The Company, on the one hand, and Parent, on the other hand, will advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement, the Schedule 13e-3, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement, the Schedule 13e-3, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith.
(g) Dissemination of Proxy Statement and Schedule 13e-3. Subject to applicable law, the Company will use its reasonable best efforts to cause the Proxy Statement and Schedule 13e-3 to be disseminated to the Company Stockholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, each of the Proxy Statement and the Schedule 13e-3.

6.4 Company Stockholder Meeting.
(a) Call of Company Stockholder Meeting. Subject to the provisions of this Agreement, the Company will take all action necessary in accordance with the DGCL, the Exchange Act, the Charter, the Bylaws and the rules of the NYSE to establish a record date for (and the Company will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed)) and, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”), in each case, as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approvals. As promptly as practicable after the date of this Agreement (and upon the reasonable request of Parent made not more than one time every two weeks), the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act assuming that, for such purposes only, the record date of the Company Stockholder Meeting will be 20 Business Days after the date the broker search is conducted. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Stockholder Meeting at any time prior to the date that is 30 days following the mailing of the Proxy Statement to the Company Stockholders. Subject to Section 5.3(d) and unless there has been a Recommendation Change, the Company will use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approvals.
(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting if (i) there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting or to obtain the Requisite Stockholder Approvals (it being understood that the Company may not postpone or adjourn the Company Stockholder Meeting more than two times pursuant to this clause (i) without Parent’s prior written consent); (ii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable law, order or a request from the SEC or its staff; or (iii) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement that is required by applicable law is provided to the stockholders of the Company within a reasonable amount of time in advance of the Company Stockholder Meeting. Unless this Agreement is validly terminated in accordance with Section 8.1, the Company will submit this Agreement to the Company Stockholders at the Company Stockholder Meeting for the purpose of obtaining the Requisite Stockholder Approvals even if the Company Board (or a committee thereof), upon the recommendation of the Special Committee, has effected a Recommendation Change. If requested by Parent on up to two separate occasions in order to allow additional time for the solicitation of votes in order to obtain the Requisite Stockholder Approvals, the Company shall postpone or adjourn the meeting for up to 10 Business Days each such occasion. Without the prior written consent of Parent (which will not be unreasonably withheld, conditioned or delayed), the Company Stockholder Meeting will not be postponed or adjourned by more than 10 Business Days for each event giving rise to such a postponement or adjournment.
6.5 [Reserved.]
6.6 Cooperation With Debt Financing.
(a) Cooperation with Debt Financing. Until the Closing, and in all cases subject to the limitations set forth herein, the Company will use its reasonable best efforts to, and will use its reasonable best efforts to cause each of its Subsidiaries and its and their respective Representatives to (other than with respect to clauses (iv)(B), (vii) and (xi) below, which shall not be subject to such reasonable best efforts qualifier), provide Parent with such reasonable cooperation as may be reasonably requested by Parent to assist the Buyer Parties in arranging the Debt Financing (if any) to be obtained by the Buyer Parties or their respective Affiliates in connection with the Merger, including:
(i) participating (and causing senior management and Representatives, with appropriate seniority and expertise, of the Company to participate) in a reasonable number of meetings and presentations with actual or prospective lenders, road shows and due diligence sessions, drafting sessions and sessions with rating agencies, and otherwise reasonably cooperating with the marketing and due diligence efforts for any of the Debt Financing (which, at the Company’s option, may be attended via teleconference or virtual meeting platforms) upon reasonable advance notice, during normal business hours and at reasonable times and locations to be mutually agreed;

(ii) providing reasonable assistance to Parent and the Debt Financing Sources with the timely preparation of (A) rating agency presentations, bank information memoranda, confidential information memoranda, lender presentations and similar documents, in each case, solely with respect to information relating to the Company Group, and as required in connection with or proper for the Debt Financing or customarily used to arrange transactions similar to the Debt Financing; and (B) pro forma financial statements and forecasts of financial statements of the Surviving Corporation for one or more periods following the Closing Date, in each case, based on available financial information and data derivable from the Company Group’s historical books and records; provided, however, that no member of the Company Group will be required to provide any information or assistance with respect to the preparation of pro forma financial statements and forecasts of financing statements, including relating to (i) the determination of the proposed aggregate amount of the Debt Financing, the interest rates thereunder or the fees and expenses relating thereto; (ii) the determination of any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing; or (iii) any financial information related to Parent or any of its Subsidiaries or any adjustments whether or not directly related to the acquisition of the Company Group;
(iii) providing reasonable cooperation in granting of security interests (and perfection thereof) in collateral or the reaffirmation of the pledge of collateral on or after the Closing Date, including assisting Parent in connection with the preparation, registration, execution and delivery (but in the case of execution and delivery, solely to the extent any such execution and delivery would only be effective on or after the Closing Date) of any pledge and security documents, mortgages, currency or interest hedging arrangements and other definitive financing documents and certificates as may be reasonably requested by Parent or the Debt Financing Sources (including using reasonable best efforts to obtain, to the extent applicable and only if practicable, consents of accountants for use of their reports in any materials relating to the Debt Financing as reasonably requested by Parent), obtaining insurance certificates and endorsements, and facilitating the delivery of all stock and other certificates representing equity interests in the Company and its Subsidiaries to the extent required in connection with the Debt Financing on the Closing Date, and otherwise reasonably facilitating the pledging of collateral and the granting of security interests in respect of the Debt Financing required on the Closing Date, in each case, as may be reasonably requested by Parent or the Financing Sources, it being understood that such documents will not take effect until the Effective Time;
(iv) furnishing Parent and the Debt Financing Sources, as promptly as practicable, with (A) available financial and other pertinent and customary information (and supplementing such information upon the reasonable request of Parent to the extent any such information contains any material misstatement of fact or omits to state a material fact necessary to make such information not misleading) regarding the Company Group as may be reasonably requested by Parent or the Debt Financing Sources and (B) the financial statements described in paragraph 4 of Exhibit C to the Debt Commitment Letter (as in effect on the date hereof);
(v) cooperating with Parent to obtain reasonable corporate and facilities ratings, consents, landlord waivers and estoppels, non-disturbance agreements, non-invasive environmental assessments, non-imputation affidavits, legal opinions, surveys and title insurance as reasonably requested by Parent, including in connection with any sale-and-leaseback agreements or arrangements to be effected at or after the Closing;
(vi) [Reserved.]
(vii) providing reasonably requested authorization letters to the Debt Financing Sources authorizing the distribution of information to prospective lenders or investors and containing a representation to the Debt Financing Sources that the information pertaining to the Company Group and based on financial information and data derived from the Company Group’s historical books and records contained in the disclosure and marketing materials related to the Debt Financing is complete and correct in all material respects and that the public side versions of such documents, if any, do not include material non-public information about the Company or its Subsidiaries or securities;
(viii) facilitating and assisting in the preparation, execution and delivery of one or more credit agreements, guarantees, certificates and other definitive financing documents as may be reasonably requested by Parent (including furnishing all information relating to the Company and its Subsidiaries and their respective businesses to be included in any schedules thereto or in any perfection certificates); provided that the foregoing documentation shall be subject to the occurrence of the Closing Date and become effective no earlier than the Closing Date;
(ix) ensuring that the Debt Financing benefits from existing lending relationships of the Company and its Subsidiaries to the extent practicable and reasonably requested by Parent;
(x) taking all corporate and other actions, subject to the occurrence of the Closing, reasonably necessary or reasonably requested by Parent to (A) permit the consummation of the Debt Financing (including distributing the proceeds of any Debt Financing obtained by any Subsidiary of the Company to the Surviving Corporation); and (B) cause the direct borrowing or incurrence of all of the proceeds of the Debt Financing by the Surviving Corporation or any of its Subsidiaries substantially concurrently with the Closing and permit the proceeds to be made available substantially concurrently with the Closing to fund the Financing Purposes;
(xi) promptly furnishing (but in no event later than three (3) Business Days prior to the Closing Date) to Parent and the Debt Financing Sources with all documentation and other information about the Company Group as is reasonably requested in writing by Parent or the Debt Financing Sources with respect to applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested in writing at least seven (7) Business Days prior to the Closing Date; and
(xii) cooperating in satisfying the conditions precedent set forth in the definitive agreements relating to the Debt Financing to the extent satisfaction thereof requires the cooperation, or is within the control, of the Company, its Subsidiaries or their respective representatives.
(b) Obligations of the Company. Nothing in this Section 6.6 will require the Company Group to (i) waive or amend any terms of this Agreement, pay any commitment fee or similar fee or agree to pay any other fees or reimburse any expenses or otherwise issue or provide any indemnities prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent; (ii) enter into, approve, modify or perform any definitive agreement (other than the authorization letters referred to above) or commitment or distribute any cash (except to the extent subject to concurrent reimbursement by Parent) that will be effective prior to the Closing Date; (iii) give any indemnities in connection with the Debt Financing that are effective prior to the Effective Time and only to the extent previously agreed in writing by the Company; (iv) take any action that would unreasonably interfere with the conduct of the business of the Company Group or create an unreasonable risk of damage or destruction to any property or assets of the Company Group; (v) provide any presentations, memoranda or other materials or documents used in the connection with the Debt Financing with respect to which any of the Company Group or their respective Representatives provided cooperation pursuant to their obligations under this Section 6.6 or any of such documents or materials containing information based on financial information or data derived from the Company Group’s historical books and records, in all cases, (x) which does not include language that exculpates the Company Group and their respective Representatives and Affiliates from any liability in connection with the unauthorized use or misuse by the recipients thereof of all such presentations, memoranda and other materials and documents and information set forth therein, and (y) which the Company and the Company and its Representatives have not been given reasonable opportunity to review and comment on; (vi) prepare separate financial statements for any of the Company Group to the extent not customarily prepared by the Company Group and to the extent such preparation would be unduly burdensome or change any fiscal period; (vii) adopt any resolutions, execute any consents or otherwise take any corporate or similar action prior to the Closing; (viii) provide any legal opinion prior to the Closing; or (ix) take any action that will conflict with or violate its organizational documents or any applicable laws or would result in a material violation or breach of, or default under, any material agreement to which any member of the Company Group is a party (not entered in contemplation hereof). In addition, (A) no action, liability or obligation of the Company Group or any of its Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing (other than customary authorization letters referred to above (including with respect to the presence or absence of material non-public information and the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing based on financial information and data derived from the Company’s historical books and records)) will be effective prior to the Effective Time, and the Company Group will not be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument (other than customary authorization letters referred to above (including with respect to the presence or absence of material non-public information and the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing based on financial information and data derived from the Company’s historical books and records)) that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time; and (B) any bank information memoranda required in relation to the Debt Financing will contain disclosure reflecting the Surviving Corporation or its Subsidiaries as the obligor. Nothing in this Section 6.6 will require (1) any officer, employee or Representative of the Company Group to deliver any certificate or opinion or take any other action under this Section 6.6 that could reasonably be expected to result in personal liability to such officer or Representative; or (2) the Company Board to approve any financing or Contracts related thereto, effective prior to the Closing Date. For the avoidance of doubt, neither the Company nor any of its Subsidiaries shall be required to be an issuer or obligor with respect to the Debt Financing prior to the Effective Time.
(c) Use of Logos. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos (i) are used solely in a manner that is not intended to or likely to harm, disparage or adversely affect the Company Group or the reputation or goodwill of the Company Group; and (ii) are used solely in connection with a description of the Company, its business and Company Products or the Merger.
(d) Confidentiality. All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Agreement will be kept confidential in accordance with the confidentiality obligations set forth in the Company Stockholders Agreement, except that Parent will be permitted to disclose such information to any Debt Financing Sources or prospective Debt Financing Sources, rating agencies and other financial institutions and investors that may become parties to the Debt Financing (and, in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by the confidentiality obligations set forth in the Company Stockholders Agreement as if parties thereto; or (ii) are subject to other customary confidentiality undertakings with respect to such information.
(e) Reimbursement. Promptly upon request by the Company, Parent will reimburse the Company for any documented and reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Company Group in connection with the cooperation of the Company Group contemplated by this Section 6.6 (provided, that, for the avoidance of doubt, such costs and expenses shall not include (x) costs and expenses incurred in connection with the preparation of historical financial statements that are or would be prepared in the ordinary course of business irrespective of this Agreement, (y) any ordinary course amounts payable to Service Providers of the Company or its Affiliates with respect to services provided prior to the Closing Date and (z) any other ordinary course amounts that would have been incurred in connection with the transactions contemplated hereby regardless of any debt financing established in connection herewith and regardless of the covenants set forth in this Section 6.6).
(f) Indemnification. The Company Group and its Representatives will be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with any obligations with respect to the cooperation provided pursuant to this Section 6.6 or the provision of information utilized in connection therewith (other than information provided in writing by the Company or its Subsidiaries specifically for use in connection therewith), except in the event such liabilities, expenses or losses arose out of or result from the fraud, gross negligence, recklessness or willful misconduct of any member of the Company Group or any of their respective Representatives. Parent’s obligations pursuant to Section 6.6(e) and this Section 6.6(f) referred to collectively as the “Reimbursement Obligations.” Each of Parent and Merger Sub acknowledges and agrees that the Company and its Subsidiaries and their respective Representatives shall not, prior to the Effective Time, incur any liability to any Person under any financing that Parent and Merger Sub may raise in connection with the transactions contemplated by this Agreement.
(g) No Financing Condition. The Buyer Parties acknowledge and agree that obtaining the Debt Financing is not a condition to the Closing. Except in the case of a Willful and Material Breach, the Company’s breach of Section 6.6(a) will not be asserted as the basis for (A) any conditions set forth in Article VII to consummate the Merger having not been satisfied or (B) the termination of this Agreement pursuant to Section 8.1(e). If the Debt Financing has not been obtained, the Buyer Parties will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Merger.
(h) Alternative Financing. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub shall use its reasonable best efforts to obtain the Debt Financing on the terms and conditions described in the Debt Commitment Letters, including (i) maintaining in effect the Debt Commitment Letters until the Merger and the transactions contemplated in connection therewith are consummated in accordance with their respective terms (subject to amendment, modification and replacement as may be permitted under Section 6.6), (ii) satisfying, or causing to be satisfied, on a timely basis all conditions to the closing of and funding under the Debt Commitment Letters applicable to Parent and/or Merger Sub that are within its control, including paying when due all commitment fees and other fees arising under the Debt Commitment Letters as and when they become due and payable thereunder, and (iii) consummating the Debt Financing at or prior to the Effective Time in accordance with the terms of the Debt Commitment Letters; provided that Parent and/or Merger Sub may amend or modify the Debt Commitment Letters, and/or elect to replace all or any portion of the Debt Financing or increase the amount of debt financing to be obtained with alternative debt financing subject only to such conditions to funding as are substantially similar, or are not less favorable in aggregate, from the standpoint of the Company and its shareholders, than the terms and conditions as set forth in the Debt Commitment Letters as in effect on the date hereof (the “Alternative Financing”), in each case only so long as (A) the aggregate proceeds of the Debt Financing (as amended or modified) and/or the Alternative Financing, together with the amount of cash of the Company and its Subsidiaries on a consolidated basis, in each case available on the Closing Date, will be sufficient to fund the Required Amount and (B) such amendment or modification or the Alternative Financing contains no incremental conditionality to funding relating to the Debt Financing and would not prevent, materially delay or materially impede or impair the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement. Parent shall deliver to the Company true and complete copies of all Contracts or other arrangements pursuant to which any alternative sources have committed to provide the Alternative Financing (the “Alternative Financing Documents”) (except for customary engagement and fee letters) as promptly as reasonably practicable after execution thereof. In the event a portion of the Debt Financing (in an amount sufficient to cause the remaining portion of the Debt Financing to fall below the Required Amount) becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letters such that and to the extent is not replaced by the Alternative Financing, Parent shall promptly notify the Company.
(i) Notwithstanding anything to the contrary contained in this Agreement, nothing contained in Section 6.6(h) shall require, and in no event shall the reasonable best efforts of Parent or Merger Sub be deemed or construed to require, either Parent or Merger Sub to seek equity financing from any source or to pay any fees in excess of, or agree to “market flex” provisions less favorable to Parent, Merger Sub or the Surviving Corporation (or any of their Affiliates) than, those contemplated by the Debt Commitment Letters and/or, if applicable, the Alternative Financing Documents (in each case, whether to secure waiver of any conditions contained therein or otherwise).
(j) Subject to the terms and conditions of this Agreement, Parent and Merger Sub agree not to amend, modify or waive any provision of the Debt Commitment Letters, if such amendment, modification or waiver reduces (or would reduce) the aggregate amount of the Debt Financing to an amount less than the amount required to fund Required Amount or imposes new or additional conditions or otherwise expands, amends or modifies the conditions to the Debt Financing in a manner that would be expected to prevent or materially delay the ability of the Company, Parent or Merger Sub to consummate the Merger or the other transactions contemplated thereby or otherwise adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the Debt Commitment Letters. Parent shall give the Company notice as promptly as practicable (i) upon becoming aware of any breach of any provision of, or termination by any party to, the Debt Commitment Letters or (ii) upon the receipt of any written notice from any person with respect to any threatened breach or threatened termination of the Debt Commitment Letters.
(k) The Company shall furnish to Parent and Merger Sub as promptly as practicable any material notices received (or sent) by the Company or any of its Subsidiaries from (or to) any administrative agent or lender under the Company Credit Agreement.

6.7 Anti-Takeover Laws. The Company and the Company Board (and the Special Committee and any other committee empowered to take such action, if applicable) will (a) take all actions within their power to ensure that no provision of the Charter, the Bylaws, or any other similar organizational document of the Company (including ARTICLE NINE of the Charter) or any “anti-takeover” statute or similar statute or regulation is or becomes applicable to this Agreement, any Support Agreements or the Merger or the transactions contemplated hereby or thereby; and (b) if any provision of the Charter, the Bylaws, or any other similar organizational document of the Company (including ARTICLE NINE of the Charter) or any “anti-takeover” statute or similar statute or regulation becomes applicable to this Agreement, any Support Agreements or the Merger or the transactions contemplated hereby or thereby, take all action within their power to ensure that the Merger and the transactions contemplated by this Agreement and the Support Agreements may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise to make inapplicable the effect of such statute or regulation on the Merger and such transactions.
6.8  Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Closing, the Company will afford Parent and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, books and records and personnel of the Company Group, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable law or regulation requires the Company Group to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which the Company Group is a party or otherwise bound would violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (d) access would result in the disclosure of any trade secrets of third Persons; or (e) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand. Nothing in this Section 6.8 will be construed to require the Company Group or any of its Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.8 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company Group or create a risk of damage or destruction to any property or assets of the Company Group. Any access to the properties of the Company Group will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing. The confidentiality obligations set forth in the Company Stockholders Agreement will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.8. All requests for access pursuant to this Section 6.8 must be directed to the General Counsel of the Company, or another person designated by the Company.
6.9 Section 16(b) Exemption. The Company will take all actions reasonably necessary to cause any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.
6.10  Directors’ and Officers’ Exculpation, Indemnification and Insurance.
(a) Indemnified Persons. The Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) honor and fulfill, in all respects, the obligations of the Company Group pursuant to any indemnification agreements between a member of the Company Group and any of its current or former directors or officers (and any person who becomes a director or officer of a member of the Company Group prior to the Effective Time) (collectively, the “Indemnified Persons”) or employees for any acts or omissions by such Indemnified Persons or employees occurring prior to the Effective Time. In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation, bylaws, and other similar organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Charter, the Bylaws and the other similar organizational documents of the Subsidiaries of the Company, as applicable, as of the date hereof. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any adverse manner except as required by applicable law.
(b) Indemnification Obligation. Without limiting the generality of the provisions of Section 6.10(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent permitted by applicable law or pursuant to any indemnification agreements with the Company and any of its Subsidiaries in effect on the date hereof, each Indemnified Person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as an Affiliate, director, officer, employee or agent of the Company Group or its Affiliates to the extent that such action or omission, or alleged action or omission, occurred prior to or at the Effective Time; and (ii) the Merger, as well as any actions taken by the Company or the Buyer Parties with respect thereto (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries that is alleged to have rendered any of the Surviving Corporation or any of its Subsidiaries insolvent), except that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.10(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such Legal Proceeding, (A) the Surviving Corporation will have the right to control the defense thereof after the Effective Time (it being understood that, by electing to control the defense thereof, the Surviving Corporation, on behalf of itself and its Affiliates, will be deemed to have waived any right to object to the Indemnified Person’s entitlement to indemnification hereunder with respect thereto); (B) each Indemnified Person will be entitled to retain his or her own counsel, whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; (C) the Surviving Corporation will advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding, whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; and (D) no Indemnified Person will be liable for any settlement of such Legal Proceeding effected without his or her prior written consent (unless such settlement relates only to monetary damages for which the Surviving Corporation is entirely responsible). Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation nor any of their respective Affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such Legal Proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which will be paid by the Surviving Corporation.
(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain in effect the Company’s directors’ and officers’ liability insurance in effect on the date hereof (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance. In satisfying its obligations pursuant to this Section 6.10(c), the Surviving Corporation will not be obligated to pay annual premiums in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year (such 300% amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s directors’ and officers’ liability insurance carrier on the date hereof. In lieu of the foregoing, the Company may, at its option, and will, at the request of Parent, purchase a prepaid six-year “tail” policy with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s directors’ and officers’ liability insurance carrier on the date hereof on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are no less favorable than those of the D&O Insurance so long as the aggregate cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company elects to purchase such a “tail” policy, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder for so long as such “tail” policy is in full force and effect.
(d) Successors and Assigns. If Parent, the Surviving Corporation or any of their respective successors or assigns will (i) consolidate with or merge into any other Person and not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfer all or substantially all of its properties and assets to any Person, then proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns will assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.10.
(e) No Impairment. The obligations set forth in this Section 6.10 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person who is a beneficiary pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives)) without the prior written consent of such affected Indemnified Person or other person. Each of the Indemnified Persons or other persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives) are intended to be third party beneficiaries of this Section 6.10, with full rights of enforcement as if such person were a Party. Notwithstanding any other provision of this Section 6.10, the rights of the Indemnified Persons (and other persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives)) pursuant to this Section 6.10 will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to (i) the Charter and the Bylaws; (ii) the similar organizational documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company Group; or (iv) applicable law (whether at law or in equity).
(f) Joint and Several Obligations. The obligations of the Surviving Corporation, Parent and their respective Subsidiaries pursuant to this Section 6.10 will be joint and several.
(g) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company Group for any of its directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims pursuant to such policies or agreements.
6.11  Employee Matters.
(a) Existing Arrangements. Notwithstanding anything in this Section 6.11 to the contrary, nothing in this Section 6.11 will prohibit the Surviving Corporation from in any way amending, modifying or terminating any Employee Plans in accordance with their terms.
(b) Employment; Benefits. As of the Closing, the Surviving Corporation or one of its Subsidiaries will continue to employ the employees of the Company Group as of the Effective Time. Not later than 30 days following the date hereof, the Company shall use commercially reasonable efforts to provide Parent, with respect to each material Employee Plan, to the extent applicable, true, correct and complete copies of the following documents (collectively, the “Plan Documents”): (A) the most recent annual report on Form 5500 required to have been filed with the IRS for each Employee Plan, including all schedules thereto; (B) the plan and trust documents (and all amendments thereto) and the most recent summary plan descriptions (and all summaries of material modifications); and (C) any related trust agreements, insurance contracts, insurance policies or other Contracts of any funding arrangements. From and after the Effective Time until the first anniversary of the Effective Time (or, if earlier, the termination date of an applicable Continuing Employee) (the “Continuation Period”), the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) provide employee benefits (other than defined benefit pension, nonqualified deferred compensation, post-employment or retiree health or welfare, change in control, retention or equity-based benefits) to each Continuing Employee that are substantially comparable in the aggregate to those provided to such Continuing Employees immediately prior to the Effective Time under the Employee

Plans as in effect as of the Effective Time (assuming compliance with Section 5.2) and for which the Company provided to Parent the applicable Plan Documents not later than 30 days following the date hereof. In each case, during the Continuation Period, base compensation and target annual cash incentive compensation opportunities (other than equity or equity-based incentive arrangements) will not be decreased for any Continuing Employee. During the Continuation Period, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) provide severance benefits to eligible employees in accordance with the Company’s severance plans, guidelines and practices as in effect as of the Effective Time (assuming compliance with Section 5.2) to the extent made available to Parent no later than 30 days following the date hereof. Notwithstanding the foregoing, nothing in this Section 6.11 shall obligate the Surviving Corporation and its Subsidiaries to continue the employment of any Continuing Employee for any specific period.
(c) New Plans. To the extent that a benefit plan is made available to any Continuing Employee at or after the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause to be granted to such Continuing Employee credit for service with the Company Group prior to the Effective Time for purposes of eligibility to participate, vesting and for purposes of future vacation accrual and determining severance amounts, except that (i) such service need not be credited to the extent that it would result in duplication of coverage, benefits, or compensation, (ii) such service shall only be credited to the same extent and for the same purpose as such service was credited under an analogous Employee Plan, and (iii) no service shall be required to be credited under any plan that provides for equity or equity-based, defined benefit pension, deferred compensation or post-employment or retiree welfare benefits. In addition, and without limiting the generality of the foregoing, the Surviving Corporation shall use reasonable best efforts to ensure that: (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all group welfare benefit plans sponsored by the Surviving Corporation and its Subsidiaries to the extent that coverage pursuant to any such group welfare benefit plans (the “New Plan”) replaces coverage previously provided under a comparable group welfare Employee Plan in which such Continuing Employee participated immediately before the Effective Time (such plans, the “Old Plans”); and (ii) during the plan year in which the Closing Date occurs, for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, (x) the Surviving Corporation will cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, and (y) the Surviving Corporation will cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year ending on the Closing Date to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance, co-pay, offsets and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
(d) No Third Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.11 will not be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of its Subsidiaries to terminate any Continuing Employee for any reason; (ii) require Parent, the Surviving Corporation or any of their respective Subsidiaries to continue any Employee Plan or other compensation or benefit plan or arrangement, or prevent the establishment amendment, modification or termination of any Employee Plan by a Buyer Party at any time; (iii) create any third party beneficiary rights in any Person (other than the Parties under this Agreement); or (iv) establish, amend or modify any Employee Plan or any other benefit or compensation plan, program, policy, contract, agreement or arrangement.
6.12 Obligations of the Buyer Parties and the Company. Parent will take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Each of the Buyer Parties will be jointly and severally liable for any breach of this Agreement by any Buyer Party (or, following the Closing, the Surviving Corporation) or any other failure by any Buyer Party (or, following the Closing, the Surviving Corporation) to perform and discharge any of its respective covenants, agreements and obligations pursuant to this Agreement.

6.13  Notification of Certain Matters.
(a) Notification by the Company. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will give prompt notice to Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy, or failure would reasonably be expected to cause any of the conditions to the obligations of the Buyer Parties to consummate the Merger set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of the Buyer Parties to consummate the Merger or the remedies available to the Parties under this Agreement. The confidentiality obligations set forth in the Company Stockholders Agreement apply to any information provided to Parent pursuant to this Section 6.13(a).
(b) Notification by Parent. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, Parent will give prompt notice to the Company upon becoming aware that any representation or warranty made by the Buyer Parties in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Buyer Parties to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of the Buyer Parties set forth in this Agreement or the conditions to the obligations of the Company to consummate the Merger or the remedies available to the Parties under this Agreement.
(c) Impact of Non-Compliance. The Company’s or the Buyer Parties’ failure to comply with this Section 6.13 will not be taken into account for purposes of determining whether any conditions set forth in Article VII to consummate the Merger have been satisfied or whether any termination rights set forth in Article VIII are available.
6.14  Public Statements and Disclosure. The initial press release concerning this Agreement and the Merger of the Company, on the one hand, and the Buyer Parties, on the other hand, will each be reasonably acceptable to the other Party. Thereafter, the Company (other than with respect to the portion of any communication relating to a Recommendation Change), on the one hand, and the Buyer Parties, on the other hand, will use their respective reasonable best efforts to consult with the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in any such case to the extent relating to the Merger or the transactions contemplated by this Agreement, except that (I) the Company will not be obligated to engage in such consultation with respect to communications that are (i) required by applicable law, regulation or stock exchange rule or listing agreement; (ii) principally directed to employees, suppliers, customers, partners or vendors so long as such communications are consistent with the previous press releases, public disclosures or public statements made jointly by the Parties (or individually if approved by the other Party); (iii) solely to the extent related to a Superior Proposal, Intervening Event or Recommendation Change; or (iv) with respect to any actual Legal Proceeding between the Company or its Affiliates, on the one hand, and the Buyer Parties and their Affiliates, on the other hand, and (II) Parent will not be obligated to engage in such consultation with respect to communications that are (i) required by applicable law, regulation or stock exchange rule or listing agreement; (ii) principally directed to any existing or prospective general or limited partners, equity holders, members and investors of Parent or its Affiliates, so long as such communications are consistent with prior communications previously agreed to by Parent and the Company and do not add additional material information not included in such previous communication; or (iii) with respect to any actual Legal Proceeding between the Company or its Affiliates, on the one hand, and the Buyer Parties and their Affiliates, on the other hand.
6.15  Transaction Litigation. Prior to the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to review and propose comments with respect to all filings, pleadings and responses proposed to be filed or submitted by or on behalf of the Company prior to such filing or submission, and the Company shall consider such comments in good faith, (b) give Parent a reasonable opportunity to review in advance all materials proposed to be delivered by or on behalf of the Company in connection with any discovery or document production with respect to such Transaction Litigation, (c) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; and (d) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.15, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined), and Parent may offer comments or suggestions with respect to such Transaction Litigation but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above.
6.16  Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable law and the rules and regulations of the NYSE to cause (a) the delisting of the Company Common Stock from the NYSE as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.
6.17  Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party will use their reasonable best efforts to take such action.
6.18  Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent approving the Merger in accordance with the DGCL.
6.19  No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give the Buyer Parties, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of the Buyer Parties and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over its own business and operations.
6.20  FIRPTA Affidavits. At the Closing, the Company shall deliver a certificate, under penalty of perjury, stating that the Company is not and has not been during the relevant period specified in Section 897(c)(1)(ii) of the Code, a United States real property holding corporation, dated as of the Closing Date, together with a notice to the Internal Revenue Service, and in form and substance required under Treasury Regulation Section 1.897-2(h)); provided, however, that the sole remedy for failure to deliver such forms or certificate shall be that Payment Agent, Parent, the Company and the Surviving Corporation shall deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock such amounts as are required to be deducted or withheld therefrom pursuant to any Tax laws.
6.21 [Reserved.]
6.22  Marketable Securities. To the extent requested by Parent, the Company shall, and shall cause the Company Group to, use reasonable best efforts to sell or dispose of any marketable securities, any similar securities and any investments in money market funds owned by the Company Group reasonably proximate to the Closing Date so as to permit the net proceeds of such sale to be used by or at the direction of the Buyer Parties as a potential partial source for the payments contemplated by this Agreement, including the payment of expenses in connection with the transactions contemplated by this Agreement.
6.23  Special Committee. Prior to the Effective Time, without the prior written consent of the Special Committee, (i) the Company Board shall not dissolve, dismantle or otherwise dismantle the Special Committee, or revoke or diminish the authority of the Special Committee, and (ii) neither Parent, Merger Sub nor their respective Affiliates shall remove or cause the removal of any director of the Company Board that is a member of the Special Committee either as a member of the Company Board or such Special Committee other than for cause.
ARTICLE VII
CONDITIONS TO THE MERGER
7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of the Buyer Parties and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law and except with respect to Section 7.1(a), which will not be waivable) of each of the following conditions:
(a) Requisite Stockholder Approvals. The Company will have received the Requisite Stockholder Approvals at the Company Stockholder Meeting.
(b) Antitrust Laws. The waiting periods (and any extension thereof), if any, applicable to the Merger pursuant to the HSR Act and any agreement between a Party and a Governmental Authority entered into in accordance with Section 6.2(a) not to consummate the Merger, will have expired or otherwise been terminated, or all requisite consents, directions or orders required to consummate the Merger pursuant thereto will have been obtained.
(c) No Prohibitive Laws or Injunctions. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Authority of competent jurisdiction preventing the consummation of the Merger will be in effect, nor will any action have been taken by any Governmental Authority of competent jurisdiction, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger that, in each case, prohibits, makes illegal, or enjoins the consummation of the Merger.
7.2 Conditions to the Obligations of the Buyer Parties. The obligations of the Buyer Parties to consummate the Merger will be subject to the satisfaction or waiver (where permissible pursuant to applicable law) of each of the following conditions, any of which may be waived exclusively by Parent:
(a) Representations and Warranties.
(i) Other than the representations and warranties listed in Section 7.2(a)(ii), Section 7.2(a)(iii) and Section 7.2(a)(iv), the representations and warranties of the Company set forth in this Agreement will be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be so true and correct that would not, individually or in the aggregate, have a Company Material Adverse Effect.
(ii) The representations and warranties set forth in Section 3.1 (other than the second and third sentences thereof), Section 3.2, Section 3.3(d), the last two sentences of Section 3.7(b), Section 3.7(c) (other than the first and penultimate sentences thereof), Section 3.7(d), Section 3.12(a)(ii) and Section 3.25 that (A) are not qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) are qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date).
(iii) The representations and warranties set forth in Section 3.7(a), Section 3.7(b) (other than the last two sentences thereof), and the first and penultimate sentences of Section 3.7(c) will be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (in each case (A) without giving effect to any Company Material Adverse Effect or other materiality qualifications; and (B) except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for any inaccuracies that are de minimis in nature and amount.
(iv) The representations and warranties set forth in Section 3.7(e) will be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date).
(b) Performance of Obligations of the Company. The Company will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.
(c) Officer’s Certificate. The Buyer Parties will have received a certificate of the Company, validly executed for and on behalf of the Company and in the name of the Company by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(d) have been satisfied.
(d) Company Material Adverse Effect. No Company Material Adverse Effect will have occurred after the date hereof.
7.3 Conditions to the Obligations of the Company to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) of each of the following conditions, any of which may be waived exclusively by the Company:
(a) Representations and Warranties. The representations and warranties of the Buyer Parties set forth in this Agreement will be true and correct as of the date hereof and as of the Closing Date as if made at and as of the Closing Date with the same force and effect as if made on and as of such date, except for (i) any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement; and (ii) those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.
(b) Performance of Obligations of the Buyer Parties. The Buyer Parties will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by the Buyer Parties at or prior to the Closing.
(c) Officer’s Certificate. The Company will have received a certificate of the Buyer Parties, validly executed for and on behalf of the Buyer Parties and in the respective names of the Buyer Parties by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER
8.1 Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):
(a) at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approvals) by mutual written agreement of Parent and the Company;
(b) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approvals) if (i) any permanent injunction or other judgment or order issued by a Governmental Authority of competent jurisdiction or other legal or regulatory restraint or prohibition imposed by a Governmental Authority preventing the consummation of the Merger will be in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger; except that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party whose failure to comply with its obligations under Section 6.2 resulted in the failure to resolve or lift, as applicable, such injunction, action, statute, rule, regulation or order;
(c) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approvals) if the Closing has not occurred by 11:59 p.m., Eastern time, on August 15, 2024 (the “Termination Date”), it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, the failure of the Closing to have occurred prior to the Termination Date;
(d) by either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Stockholder Approvals at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the adoption of this Agreement, except that the right to terminate this Agreement pursuant to this Section 8.1(d) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement or the Support Agreements) has been the primary cause of, or primarily resulted in, the failure to obtain the Requisite Stockholder Approvals at the Company Stockholder Meeting (or any adjournment or postponement thereof);
(e) by Parent (whether prior to or after the receipt of the Requisite Stockholder Approvals), if the Company has breached or failed to perform or there is any inaccuracy of any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform or inaccuracy would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b), except that (i) if such breach or failure to perform is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach, delivered at least 45 days prior to such termination (or such shorter period of time as remains prior to the Termination Date), stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach or failure to perform has been cured prior to such termination and (ii) the right to terminate this Agreement pursuant to this Section 8.1(e) will not be available to Parent if it is then in breach of any provision of this Agreement or has failed to perform or comply with, or there is any inaccuracy of, any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach, failure to perform or inaccuracy would give rise to the failure of the conditions set forth in Section 7.3(a) or Section 7.3(b);
(f) by Parent, if at any time prior to the receipt of the Requisite Stockholder Approvals, the Company Board (or a committee thereof, including the Special Committee) has effected a Recommendation Change;
(g) by the Company (whether prior to or after the receipt of the Requisite Stockholder Approvals), if the Buyer Parties have breached or failed to perform or there is any inaccuracy of any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform or inaccuracy would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that (i) if such breach or failure to perform is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least 45 days prior to such termination (or such shorter period of time as remains prior to the Termination Date), stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach or failure to perform has been cured prior to such termination and (ii) that the right to terminate this Agreement pursuant to this Section 8.1(g) will not be available to the Company if it is then in breach of any provision of this Agreement or has failed to perform or comply with, or there is any inaccuracy of, any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach, failure to perform or inaccuracy would give rise to the failure of the conditions set forth in Section 7.2(a) or Section 7.2(b);
(h) by the Company, at any time prior to receiving the Requisite Stockholder Approvals if (i) the Company has received a Superior Proposal; (ii) the Company Board (or a committee thereof), upon the recommendation of the Special Committee, or the Special Committee has authorized the Company to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by such

Superior Proposal; (iii) the Company has complied in all material respects with Section 5.3 with respect to such Superior Proposal; and (iv) concurrently with such termination the Company pays the Company Termination Fee due to Parent in accordance with Section 8.3(b); or
(i) by the Company if (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing so long as such conditions would be satisfied if the Closing Date were the date the notice in clause (ii) of this Section 8.1(i) is received by Parent), (ii) the Company has confirmed by irrevocable and binding written notice to Parent that (A) all of the conditions set forth in Section 7.3 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing so long as such conditions that (x) would be satisfied if the Closing Date were the date such notice is received by Parent) or that it is willing to waive any unsatisfied conditions in Section 7.3 and (y) are not satisfied by virtue of a breach of this Agreement by any Buyer Party(ies), (B) the Merger is required to be consummated pursuant to Section 2.3, and (C) the Company is ready, willing and able to consummate the Merger, and (iii) the Buyer Parties fail to consummate the Merger within three (3) Business Days after the later of (x) receipt by Parent of the notice referred to in clause (ii) of this Section 8.1(i) and (y) the date the Merger was required to be consummated pursuant to Section 2.3; provided that, notwithstanding anything in Section 8.1(c) to the contrary, no party shall be permitted to terminate this Agreement pursuant to Section 8.1(c) during such three Business Day period.
8.2 Manner and Notice of Termination; Effect of Termination.
(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision.
(b) Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other representative of such Party) to the other Parties, as applicable, except that Section 6.6(e), Section 6.6(f), the penultimate sentence of Section 6.8, Section 6.14, this Section 8.2, Section 8.3 and Article IX will each survive the termination of this Agreement in accordance with their respective terms. Notwithstanding the foregoing but subject to Section 8.3(f), nothing in this Agreement will relieve any Party from any liability for any Willful and Material Breach of this Agreement prior to or in connection with the termination of this Agreement. For the avoidance of doubt, in the event of termination of this Agreement, the Debt Financing Sources will have no liability to the Company, any of its Affiliates or any of its or their direct or indirect equityholders hereunder or otherwise relating to or arising out of the transactions contemplated hereby or any Debt Financing (including for any Willful and Material Breach), provided that the foregoing shall not preclude any liability of the Debt Financing Sources to the Company and its Affiliates under any definitive agreements relating to any Debt Financing. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the confidentiality obligations set forth in the Company Stockholders Agreement or the Guarantees, which rights and obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.
8.3 Fees and Expenses.
(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Merger will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. Subject to Section 2.10(e), the Surviving Corporation will pay or cause to be paid all (i) transfer Taxes on the surrender or transfer to the Surviving Corporation of Certificates or Uncertificated Shares; and (ii) real property transfer and other similar Taxes or fees arising out of, or in connection with, entering into this Agreement and the consummation of the Merger.
(b) Company Payments.
(i) If (A) this Agreement is validly terminated pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e); (B)(1) in the case of a termination pursuant to Section 8.1(c), at the time of such termination, the conditions set forth in Sections 7.1(b) and Section 7.1(c) (in each case, to the extent relating to any Antitrust Law) have been satisfied or are capable of being satisfied if the date of such termination was the Closing Date or (2) in the case of a termination pursuant to Section 8.1(d) or Section 8.1(e), at the time of such termination, the Company is not then able to terminate this Agreement pursuant to Section 8.1(b), and in each case of clause (B)(1) and (B)(2) the conditions set forth in Section 7.3(a) and Section 7.3(b) would be satisfied if the date of such termination was the Closing Date; (C) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), as applicable, an Acquisition Proposal for an Acquisition Transaction has been made to the Company or the Company Board (or committee thereof, including the Special Committee) or publicly announced or publicly disclosed and not irrevocably withdrawn at least 5 Business Days prior to (x) the Company Stockholder Meeting (in case of any such termination pursuant to Section 8.1(d)) or the date of termination (in the case of any such termination pursuant to Section 8.1(c) or Section 8.1(e)); and (D) within one year following the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), as applicable, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction, then the Company will, concurrently with the earlier of the consummation of such Acquisition Transaction and the entry into a definitive agreement with respect to such Acquisition Transaction, pay or cause to be paid to Parent (as directed by Parent) an amount equal to $30,000,000 (the “Company Termination Fee”). For purposes of Section 8.3(b)(i)(D), all references to “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%” and all references to “85%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%”.
(ii) If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company must promptly (and in any event within two Business Days) following such termination pay or cause to be paid to Parent (as directed by Parent) the Company Termination Fee.
(iii) If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must prior to or concurrently with such termination pay or cause to be paid to Parent (as directed by Parent) the Company Termination Fee.
(c) Parent Payments. If this Agreement is validly terminated (i) by the Company pursuant to Section 8.1(g) or Section 8.1(i) or (ii) by Parent pursuant to Section 8.1(c) and, at the time of such termination under Section 8.1(c), the Company could have validly terminated this Agreement pursuant to Section 8.1(g) or Section 8.1(i), then Parent shall pay or cause to be paid to the Company (as directed by the Company) an amount equal to $65,000,000 (the “Parent Termination Fee”).
(d) Single Payment Only. The Parties acknowledge and agree that in no event will (i) the Company be required to pay more than one termination fee, collectively, or be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events and (ii) Parent be required to pay more than one termination fee, collectively, or be required to pay the Parent Termination Fee on more than one occasion, whether or not the Parent Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.
(e) Payments; Default. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Merger, and that, without these agreements, the Parties would not enter into this Agreement. Each of the Parties further acknowledge and agree that the payment of the Parent Termination Fee by Parent or the Company Termination Fee by the Company, as applicable, pursuant to this Section 8.3 shall not constitute a penalty, but will be liquidated damages in a reasonable amount that will compensate the Company and the Buyer Parties, as applicable, in the circumstances in which such fee is payable, for any losses, liabilities, damages, costs, expenses or obligations, including the efforts and resources expended and opportunities foregone while negotiating this Agreement in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. If the Company or Parent, as the case may be, fails to promptly pay any amount due pursuant to Section 8.3(b) or Section 8.3(c), as applicable, and, in order to obtain such payment, Parent or the Company, as the case may be, commences a Legal Proceeding that results in a final and non-appealable judgment against the Company or Parent, as the case may be, for the payment of the amount set forth in

Section 8.3(b) or Section 8.3(c), as applicable, or any portion thereof, then the party ordered to make such payment shall pay or cause to be paid to the other party or parties, as applicable, its or their reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Legal Proceeding, together with interest on such amount or portion thereof due pursuant to Section 8.3(b) at the annual rate of 5% plus the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable law (the amounts described in this sentence, the “Enforcement Costs”); provided that no event shall the Enforcement Costs payable by the Company or Parent, as applicable, pursuant to this Section 8.3(e) exceed $2,000,000 in the aggregate. All payments under this Section 8.3 shall be made by the Company to Parent (as directed by Parent) or Parent to the Company (as directed by the Company), as applicable, by wire transfer of immediately available funds to the account designated in writing by Parent or the Company (which account information may be updated by Parent or the Company by written notice to the other party from time to time), as applicable.
(f) Sole and Exclusive Remedy.
(i) If this Agreement is validly terminated pursuant to Section 8.1, the Company’s receipt of the Parent Termination Fee and the Enforcement Costs to the extent due and payable (and timely and fully paid) pursuant to Section 8.3(c) will be the sole and exclusive remedy (whether at law or in equity, whether in contract or in tort or otherwise) that (A) the Company Group and its Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each member of the Company Group and its Affiliates (the Persons in clauses (A) and (B) collectively, but excluding the Company, the “Company Related Parties”) may recover from (1) the Buyer Parties or the Guarantors; or (2) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Debt Financing Sources, Affiliates, members, managers, general or limited partners, stockholders or assignees of the Buyer Parties or the Guarantors (the Persons in clauses (1) and (2) collectively, but excluding the Buyer Parties, the “Parent Related Parties”) in respect of this Agreement, the Debt Commitment Letters, the Guarantees, the Support Agreements and any other agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable law arising out of any breach (including any Willful and Material Breach), termination or failure, and upon payment of the Parent Termination Fee (if the Parent Termination Fee is due and payable), (x) none of the Parent Related Parties will have any further liability or obligation to the Company Related Parties relating to or arising out of this Agreement, the Debt Commitment Letters, the Guarantees, the Support Agreements or any other agreement executed in connection herewith or the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable law arising out of any breach (including any Willful and Material Breach), termination or failure (except that the Buyer Parties (or their Affiliates) will remain obligated with respect to Section 6.6(e), Section 6.6(f), Section 8.3(c) and Section 8.3(e), as applicable); and (2) none of the Company Related Parties or any other Person will be entitled to bring or maintain any claim, action or proceeding against any Buyer Party or any other Parent Related Party arising out of this Agreement, the Debt Commitment Letters, the Guarantees, the Support Agreements or any other agreement executed in connection herewith or the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable law arising out of any breach (including any Willful and Material Breach), termination or failure (except that the Buyer Parties (or their Affiliates) will remain obligated with respect to Section 6.6(e), Section 6.6(f), Section 8.3(c) and Section 8.3(e), as applicable). Notwithstanding anything to the contrary in this Agreement, the Debt Commitment Letters, the Guarantees, the Support Agreements or any other agreement executed in connection herewith or the transactions contemplated hereby and thereby, the maximum aggregate liability, whether in equity or at law, in Contract, in tort or otherwise, of the Parent Related Parties collectively (including monetary damages for fraud or breach, whether willful, intentional, unintentional or otherwise (including any Willful and Material Breach), or monetary damages in lieu of specific performance) under this Agreement, the Debt Commitment Letters, the Guarantees, the Support Agreements, the Company Stockholders Agreement and any other agreement executed in connection herewith and the transactions contemplated hereby and thereby, will not exceed under any circumstances an amount equal to (i) the Parent Termination Fee, if any, due and owing to the Company pursuant to 8.3(c), plus (ii) the Enforcement Costs, if any, due and owing to the Company pursuant to Section 8.3(e), plus (iii) the Reimbursement Obligations (or such lower amount, if applicable, as a court of competent jurisdiction may determine to be enforceable in accordance with applicable Law) (the “Parent Liability Limitation”). In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Parent Liability Limitation against any of the Parent Related Parties, and in no event will the Company Related Parties be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against the Parent Related Parties for, or with respect to, this Agreement, the Debt Commitment Letters, the Guarantees, the Support Agreements or any agreement executed in connection herewith or the transactions contemplated hereby or thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable law arising out of any breach, termination or failure; provided that the foregoing shall not preclude any liability of the Debt Financing Sources to the Buyer Parties under the definitive agreements relating to the Debt Financing, nor limit the Buyer Parties from seeking to recover any such damages or obtain equitable relief from or with respect to any Debt Financing Source pursuant to the definitive agreements relating to the Debt Financing. Other than each Guarantor’s obligations under the Guarantees, the applicable Sponsor Stockholders’ obligations under the Company Stockholder Agreement and other than the Buyer Parties’ obligations under this Agreement, in no event will any Parent Related Party or any other Person other than each Guarantor, such Sponsor Stockholder, and the Buyer Parties, as applicable, have any liability for monetary damages to the Company or any other Person relating to or arising out of this Agreement or the Merger and, in each case, subject to the terms and conditions set forth herein, the Guarantees, and the Company Stockholders Agreement, as applicable.
(ii) If this Agreement is validly terminated pursuant to Section 8.1 in a situation which the Company Termination Fee is payable pursuant to Section 8.3(b), Parent’s receipt of the Company Termination Fee plus (i) the Enforcement Costs, if any, due and owing to the Company pursuant to Section 8.3(e), plus (ii) the Reimbursement Obligations to the extent due and payable (and timely and fully paid) pursuant to Section 8.3(b) will be the sole and exclusive remedy (whether at law or in equity, whether in contract or in tort or otherwise) that the Buyer Parties and each of their respective Affiliates may recover from the Company Related Parties in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable law arising out of any such breach, termination or failure, and upon payment of the Company Termination Fee (if the Company Termination Fee is due and payable), (A) none of the Company Related Parties will have any further liability or obligation to the Buyer Parties relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination (except that the Parties (or their Affiliates) will remain obligated with respect to Section 8.3(b) and Section 8.3(e), as applicable); and (B) none of the Buyer Parties or any other Person will be entitled to bring or maintain any claim, action or proceeding against the Company or any Company Related Party arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis for such termination (except that the Parties (or their Affiliates) will remain obligated with respect to Section 8.3(b) and Section 8.3(e), as applicable). Notwithstanding anything to the contrary in this Agreement or any other agreement executed in connection herewith or the transactions contemplated hereby and thereby, the maximum aggregate liability, whether in equity or at law, in Contract, in tort or otherwise, of the Company Related Parties collectively (including monetary damages for fraud or breach, whether willful, intentional, unintentional or otherwise (including any Willful and Material Breach), or monetary damages in lieu of specific performance) payable by the Company for breaches under this Agreement (taking into account the payment of the Company Termination Fee pursuant to this Agreement) will not exceed an amount equal to (i) $60,000,000 in the aggregate for all such breaches plus (ii) any Enforcement Costs, if any, due and owing to Parent pursuant to Section 8.3(e) (or such lower amount, if applicable, as a court of competent jurisdiction may determine to be enforceable in accordance with applicable Law) (the “Company Liability Limitation”). In no event will any of the Parent Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Company Liability Limitation against any of the Company Related Parties, and in no event will the Buyer Parties be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Company Liability Limitation against the Company Related Parties for, or with respect to, this Agreement or the Merger, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable law arising out of any such breach, termination or failure.
(g) Acknowledgement Regarding Specific Performance. Notwithstanding anything to the contrary in Section 8.3(f) or the existence of the Parent Liability Limitation, the Company Liability Limitation or the availability of monetary damages, it is agreed that the Buyer Parties and the Company will be entitled to an injunction, specific performance or other equitable relief as provided in Section 9.8(b) (subject to the limitations set forth therein), except that, although the Buyer Parties and the Company, in their respective sole discretion, may determine their choice of remedies hereunder, including by pursuing specific performance in accordance with, but subject to the limitations of, Section 9.8(b) prior to the termination of this Agreement under Section 8.1, under no circumstances will the Buyer Parties or the Company be permitted or entitled to receive both specific performance that results in the occurrence of the Closing and any monetary damages, including, with respect to the Buyer Parties, the Company Termination Fee or, with respect to the Company, the Parent Termination Fee, as applicable.
(h) Non Recourse; Parent Party. Notwithstanding anything to the contrary contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith, each of the Parties acknowledges and agrees that this Agreement may only be enforced against, and any claims that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement, may only be made against, the parties to this Agreement, and no Parent Related Party or Company Related Party, in each case that is not a party to this Agreement, shall have any obligation hereunder or in connection herewith or any liability for any obligation of any of the parties to this Agreement or for any claim based upon, arising out of or relating to the transactions contemplated hereby, whether by enforcement of any judgment, fine or penalty, by any legal or equitable action, suit or proceeding, by virtue of any Applicable Law, by or through attempted piercing of the corporate, limited partnership or limited liability company veil or otherwise. The non-parties referenced in this Section 8.3(h) shall by express third-party beneficiaries of this Section 8.3(h). In furtherance and not in limitation of the foregoing, in no event will the Company seek or obtain, nor will they permit any of their Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Guarantor Party (as defined in the Guarantees, which excludes, for the avoidance of doubt, the Guarantors and the Buyer Parties) with respect to this Agreement or the Guarantees or the transactions contemplated hereby and thereby (including any breach by the Guarantors or the Buyer Parties), the termination of this Agreement, the failure to consummate the transactions contemplated hereby or any claims or actions under applicable laws arising out of any such breach, termination or failure, other than from the Buyer Parties to the extent expressly provided for in this Agreement or the Guarantors to the extent expressly provided for in the Guarantees, or the Company Stockholders Agreement.
8.4 Amendment. Subject to applicable law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Buyer Parties and the Company (pursuant to authorized action by the Special Committee), except that in the event that the Company has received the Requisite Stockholder Approvals, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval. Notwithstanding anything to the contrary in this Agreement, the provisions relating to the Debt Financing Sources set forth in Section 6.6(a), Section 8.2, Section 8.3(f), Section 8.6, Section 9.3, Section 9.6, Section 9.8, Section 9.9, Section 9.10, Section 9.11 and this Section 8.4 (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of the provisions relating to the Debt Financing Sources set forth in Sections 6.6(a), Section 8.2, Section 8.3(f), Section 8.6, Section 9.3, Section 9.6, Section 9.8, Section 9.9, Section 9.10, Section 9.11 or this Section 8.4) may not be amended, modified or altered without the prior written consent of the Debt Financing Sources.
8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.
8.6 No Liability of Debt Financing Sources. None of the Debt Financing Sources will have any liability to the Company or any of its Affiliates relating to or arising out of this Agreement, the Debt Financing or otherwise, whether at law or equity, in contract, in tort or otherwise, and none of the Company nor any of their Affiliates will have any rights or claims against any of the Debt Financing Sources hereunder or thereunder; provided that nothing in this Section 8.6 shall limit the rights of the Company and its Affiliates from and after the Effective Time under any debt commitment letter or the definitive debt documents executed in connection with the Debt Financing (but not, for the avoidance of doubt, under this Agreement) to the extent the Company and/or its Affiliates are party thereto.
8.7 Special Committee Approval. Notwithstanding anything to the contrary herein, prior to the Effective Time, no amendment or waiver of any provision of this Agreement and no action shall be taken by or on behalf of the Company under or with respect to this Agreement (including, for the sake of clarity, any action or omission at the direction of the Company Board that would constitute a breach of any provision of this Agreement) without first obtaining the written approval of the Special Committee.
ARTICLE IX
GENERAL PROVISIONS
9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company and the Buyer Parties contained in this Agreement will terminate at the Closing, except that any covenants that by their terms survive the Closing will survive the Closing in accordance with their respective terms.
9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission, in each case to the intended recipient as set forth below:
(a)	if to the Buyer Parties to:

General Atlantic Service Company, L.P.
55 East 52nd Street, 32nd Floor
New York, New York 10055
		Attention:	Gordon Cruess
		Email:	gcruess@generalatlantic.com

with a copy (which will not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
		Attn:	Matthew W. Abbott
Cullen L. Sinclair
		Email:	mabbott@paulweiss.com
csinclair@paulweiss.com

and

Stone Point Capital LLC
20 Horseneck Lane
Greenwich, Connecticut 06830
		Attention:	Stephen Levey

	Email:	slevey@stonepoint.com

with a copy (which will not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
	Attn:	Elizabeth A. Cooper
Mark C. Viera
	Email:	ecooper@stblaw.com
mark.viera@stblaw.com

(b)	if to the Company (prior to the Effective Time) to:

HireRight Holdings Corporation
100 Centerview Drive, Suite 300
Nashville, Tennessee 37214
	Attention:	Brian Copple
	Email:	brian.copple@hireright.com

with a copy (which will not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
	Attention:	John D. Amorosi
H. Oliver Smith
	Email:	john.amorosi@davispolk.com
oliver.smith@davispolk.com
Any notice received by email at the addressee’s email address or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or email address through a notice given in accordance with this Section 9.2, except that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.
9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, except that the Buyer Parties will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Effective Time (a) in connection with a merger or consolidation involving the Buyer Parties or other disposition of all or substantially all of the assets of the Buyer Parties or the Surviving Corporation; (b) to any of their respective Affiliates; or (c) to any Debt Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing, it being understood that, in each case, such assignment will not (i) affect the obligations of the Guarantors pursuant to the Guarantees, or the Company Stockholders Agreement; or (ii) impede or delay the consummation of the Merger or otherwise materially impede the rights of the holders of shares of Company Common Stock and Company Equity Awards pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder.
9.4 Confidentiality. The Buyer Parties and the Company hereby acknowledge and agree that (a) subject to the terms of the Support Agreements, the confidentiality obligations set forth in the Company Stockholders Agreement will continue in full force and effect in accordance with the terms of the Company Stockholders Agreement and (b) Parent and Merger Sub shall be permitted to disclose such information to any Person who is a potential source of, or may provide, equity, debt or any other type of financing for the transactions contemplated hereby; provided that the Buyer Parties shall be responsible for such Persons’ compliance with, and liable for such Persons’ breaches of, the confidentiality obligations set forth in the Company Stockholders Agreement. Each of the Buyer Parties and their respective Representatives will hold and treat all documents and information concerning the Company Group furnished or made available to the Buyer Parties or their respective Representatives in connection with the Merger in accordance with the confidentiality obligations set forth in the Company Stockholders Agreement. By executing this Agreement, each of the Buyer Parties agree to be bound by, and to cause their Representatives to be bound by, the terms and conditions of the confidentiality obligations set forth in the Company Stockholders Agreement as if they were parties thereto
9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Company Disclosure Letter, the Parent Disclosure Letter, the Guarantees, the Support Agreements, and the Company Stockholders Agreement, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the confidentiality obligations set forth in the Company Stockholders Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Company Stockholders Agreement is validly terminated by the parties thereto.
9.6 Third Party Beneficiaries. Except as set forth in Section 6.10 and this Section 9.6, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by Section 6.10 and (b) from and after the Closing, the rights of the holders of shares of Company Common Stock and Company Equity Awards to receive the consideration set forth in Article II. The provisions of Section 8.3(f)(i) will inure to the benefit of the Parent Related Parties and their successors and assigns, each of whom is intended to be a third party beneficiary thereof, and the provisions of Section 8.3(f)(ii) will inure to the benefit of the Company Related Parties and their successors and assigns, each of whom is intended to be a third party beneficiary thereof. The provisions of Section 6.6(a), Section 8.2, Section 8.3(f), Section 8.4, Section 8.6, Section 9.3, Section 9.8, Section 9.9, Section 9.10, Section 9.11 and this Section 9.6 will inure to the benefit of the Debt Financing Sources and their successors and assigns, each of whom is intended to be a third party beneficiary thereof (it being understood and agreed that the provisions of such Sections will be enforceable by the Debt Financing Sources and their respective successors and assigns) and Section 8.3(h) will inure to the benefit of each non-party referenced therein and its successors and assigns and each Guarantor Party (as defined in the Guarantees) and its successors and assigns, each of whom is intended to be a third party beneficiary thereof (it being understood and agreed that the provisions of such Section will be enforceable by each such non-party and its successors and assigns and each Guarantor Party and its successors and assigns). The provisions of Section 8.7 will inure to the benefit of the Special Committee which is an intended third party beneficiary thereof.
9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect, and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
9.8 Remedies.
(a) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Although the Company may pursue both a grant of specific performance and monetary damages, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing and monetary damages (including any monetary damages in lieu of specific performance).

(b) Specific Performance.
(i) Subject to the terms and conditions of this Agreement, the Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that, subject to Section 8.6 and the other terms and conditions of this Agreement, (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (B) the provisions of Section 8.3 are not intended to and do not adequately compensate the Company, on the one hand, or the Buyer Parties, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor the Buyer Parties would have entered into this Agreement. Notwithstanding the foregoing, it is explicitly agreed that the right of the Company to seek an injunction, specific performance or other equitable remedies, in each case, in connection with enforcing the Buyer Parties’ obligations to effect the Closing shall be available if, and only if, each of the following conditions has been satisfied: (1) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing and any such conditions that are not satisfied by virtue of Parent’s or Merger Sub’s breach hereof) at the time when the Closing would have been required to occur pursuant to Section 2.3, (2) the Debt Financing (or the Alternative Financing) has been funded in accordance with the terms thereof or will be funded in accordance with the terms thereof at the Closing, (3) there shall be no Event of Default that has occurred and is continuing under the Company Credit Agreement and the Company Credit Agreement shall be in full force and effect, (4) the Company has irrevocably confirmed in a binding, written notice delivered to Parent that if specific performance is granted and the Debt Financing (or the Alternative Financing) is funded, then the Company stands ready, willing and able to then consummate the transaction contemplated by this Agreement on such date and (5) for the avoidance of doubt, this Agreement has not been terminated. Notwithstanding the foregoing and subject to the rights of the parties to the definitive agreements for any Debt Financing under the terms thereof, none of the Company and its Affiliates (other than Parent and Merger Sub) and their direct and indirect equityholders shall have any rights or claims (whether in contract or in tort or otherwise) against any Debt Financing Source, solely in their respective capacities as lenders or arrangers in connection with the Debt Financing, and in no event shall the Company, any of its Affiliates (other than Parent and Merger Sub) or its or their direct or indirect equityholders be entitled to directly seek the remedy of specific performance of this Agreement against any Debt Financing Source.
(ii) The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Buyer Parties pursuant to this Agreement. Subject to the terms and conditions of this Agreement, each of the Parties hereto agrees that it will not oppose the granting of an injunction, specific performance or any other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.
9.9 Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware. Any and all claims, controversies, and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, shall be governed by the internal laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws or other rules that would result in the application of the laws or statutes of limitations of a different jurisdiction; provided that, notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and irrevocably agree that any and all claims, controversies, and causes of action involving the Debt Financing Sources arising out of or relating to this Agreement, the Debt Financing, the Debt

Commitment Letters, the Alternative Financing Documents, the definitive documentation relating to the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be governed by, and construed in accordance with, the Laws of the State of New York, except as otherwise set forth in the Debt Commitment Letters, including with respect to (i) the interpretation of the definition of Company Material Adverse Effect (and whether or not a Company Material Adverse Effect has occurred), (ii) the determination of the accuracy of any “specified acquisition agreement representation” (as such term or similar term is defined in the Debt Commitment Letters) and whether as a result of any inaccuracy thereof the Parent or any of its Affiliates has the right to terminate its or their obligations hereunder pursuant to Section 8.1(e) or decline to consummate the Closing as a result thereof pursuant to Section 7.2(a) and (iii) the determination of whether the Closing has been consummated in all material respects in accordance with the terms hereof, which shall in each case be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflict-of-laws or other rules that would result in the application of the laws or statutes of limitations of a different jurisdiction.
9.10 Consent to Jurisdiction.
(a) General Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger any Guarantee, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks or declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any appellate court therefrom) or, if any federal court within the State of Delaware lacks or declines to accept jurisdiction over a particular matter, any state court within the State of Delaware (and any appellate court therefrom)) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, any Guarantee or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement, any Guarantee or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement, any Guarantee or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of the Buyer Parties and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.
(b) Jurisdiction for Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and irrevocably agree (i) that any Legal Proceeding, whether in law or in equity, in contract, in tort or otherwise, involving the Debt Financing Sources arising out of, or relating to, the Merger, the Debt Financing or the performance of services thereunder or related thereto will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof, and each Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any applicable debt commitment letter will be effective service of process against them for any such Legal Proceeding brought in any such court; (iv) to waive and hereby waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; and (v) any such Legal Proceeding will be governed and construed in accordance with the laws of the State of New York.
9.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY

WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, ANY GUARANTEE, OR THE DEBT FINANCING (INCLUDING ANY SUCH LEGAL PROCEEDING INVOLVING DEBT FINANCING SOURCES). EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
9.12 Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.
9.13 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed (including by electronic signature) by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
9.14 Effect of Breach of Designated Persons. Notwithstanding anything in this Agreement to the contrary, to the extent any actions or omissions of any of the Persons listed on Section 9.14 of the Company Disclosure Letter (each such Person, a “Designated Person”) are taken or failed to be taken by the Designated Persons with the actual or constructive knowledge (which shall be deemed to include knowledge of facts that a Person acting reasonably should have known, based on reasonable due inquiry) that the taking of such act or failure to take such act would, or would reasonably be expected to, cause or constitute a breach by the Company of any covenant, representation, warranty, or other agreement set forth in this Agreement, such breach or inaccuracy shall be disregarded for all purposes of this Agreement (in each case, other than any such action or omission taken at the written direction of the Special Committee). Without limiting the foregoing, Parent and Merger Sub shall not have any right to rely on any failure of the conditions set forth in Section 7.2(a) or Section 7.2(b) to be satisfied (or terminate this Agreement under Section 8.1(e) as a result thereof) or claim payment of the Company Termination Fee, any damage or seek any other remedy at law or in equity to the extent that such failure, damage or injury arises from any actions or omissions of the Company or its Subsidiaries taken by or at the direction of any Designated Person (other than any such action or omission taken at the written direction of the Special Committee) with the actual or constructive knowledge (which shall be deemed to include knowledge of facts that a Person acting reasonably should have known, based on reasonable due inquiry) that such actions or omissions would, or would reasonably be expected to, give rise to such failure, damages or injury.
9.15 No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof.
[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.
HEARTS PARENT, LLC

By:	/s/ Rene Kern
	Name:	Rene Kern
	Title:	President

HEARTS MERGER SUB, INC.

By:	/s/ Rene Kern
	Name:	Rene Kern
	Title:	President

HIRERIGHT HOLDINGS CORPORATION

By:	/s/ Lisa L. Troe
	Name:	Lisa L. Troe
	Title:	Chair of the Special Committee of the Board of Directors of HireRight Holdings Corporation, on behalf of HireRight Holdings Corporation

Annex B
SUPPORT AGREEMENT
This Support Agreement (this “Agreement”), dated as of February 15, 2024, is entered into by and among (i) HireRight Holdings Corporation, a Delaware corporation (the “Company”), (ii) General Atlantic Partners (Bermuda) HRG II, L.P., a Bermuda limited partnership, General Atlantic (HRG) Collections, L.P., a Delaware limited partnership, GAPCO AIV Interholdco (GS), L.P., a Delaware limited partnership, GA AIV-1 B Interholdco (GS), L.P., a Delaware limited partnership, and GA AIV-1 A Interholdco (GS), L.P., a Delaware limited partnership (collectively, the “Stockholders” and each, individually, a “Stockholder”), and (iii) Hearts Parent, LLC, a Delaware limited liability company (“Parent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Company, (ii) Parent and (iii) Merger Sub, are entering into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;
WHEREAS, the Company, certain Stockholders, and other parties thereto have previously entered into a Tax Receivable Agreement dated as of October 28, 2021 (the “Tax Receivable Agreement”);
WHEREAS, as of the date hereof, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Common Stock, par value $0.01 per share, of the Company (as adjusted pursuant to Section 12, the “Common Stock”) set forth opposite the Stockholder’s name on Exhibit A hereto under the heading “Owned Shares”, being all of the shares of Common Stock owned of record or beneficially by the Stockholder as of the date hereof (as adjusted pursuant to Section 12, collectively, the “Owned Shares”);
WHEREAS, in connection with the Closing, the Stockholders will contribute and transfer all of the Owned Shares (the “Sponsor Shares”) to an entity that indirectly owns 100% of the equity interests of Parent (“Topco”) on the Closing Date and immediately prior to the Effective Time (the “Exchange Time”), in exchange for a number of newly issued equity interests of Topco (of the same class and series as the equity interests to be issued by Topco to Trident VII, L.P., Trident VII Parallel Fund, L.P., Trident VII DE Parallel Fund, L.P. and Trident VII Professionals Fund, L.P. (collectively, the “Other Sponsor Stockholders”) in connection with the Closing (such equity interests, together with the equity interests issued to the Stockholders, collectively, the “Sponsor Topco Shares”)), with an aggregate value (valued at the same per share price as the Sponsor Topco Shares issued to the Other Sponsor Stockholders) equal to the product of (x) the number of Sponsor Shares multiplied by (y) the Per Share Price (the “Exchange Shares”);
WHEREAS, it is intended that for U.S. federal (and applicable state and local) tax purposes, the contribution of Sponsor Shares to Topco (which will be treated as a domestic corporation for U.S. federal income tax purposes as of the Effective Time) in exchange for Exchange Shares, in conjunction with the Other Sponsor Stockholders’ contributions of equity in exchange for the Sponsor Topco Shares (the “Other Sponsor Stockholder Contributions”), shall be treated for U.S. federal, and applicable state and local, income tax purposes as an exchange of property for stock under Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and
WHEREAS, as a condition to the willingness of the Company and Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, the Company and Parent have required that the Stockholders, and the Stockholders have agreed to, enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Stockholders, the Company and Parent hereby agree as follows:
1. Agreement to Vote the Covered Shares. Beginning on the date hereof until the Termination Date (as defined below), at every meeting of the Company Stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, each Stockholder agrees to, and if applicable, to cause its controlled Affiliates to, affirmatively vote (including via proxy) or execute consents, with respect to (or cause to be voted

(including via proxy) or consents to be executed with respect to), and not to withdraw or modify any such vote or consent with respect to, all of the Owned Shares and any additional shares of Common Stock or other voting securities of the Company acquired by such Stockholder or its respective controlled Affiliates after the date hereof and prior to the Termination Date (as adjusted pursuant to Section 12, collectively, and together with the Owned Shares, the “Covered Shares”) as follows: (a) in favor of (i) the adoption of the Merger Agreement and the approval of the Merger, (ii) the approval of any proposal to adjourn or postpone any Company Stockholder Meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 6.4(b) of the Merger Agreement, and (iii) the approval of any other proposal considered and voted upon by the Company Stockholders at any Company Stockholder Meeting necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against (i) any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in Sections 7.1 and 7.2 of the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date, (ii) any Acquisition Proposal or any other proposal made in opposition to or in competition with, or which is inconsistent with, the Merger Agreement or the transactions contemplated thereby, (iii) any recapitalization, reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as contemplated by the Merger Agreement) and (iv) any other action, agreement or proposal which would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger or any of the transactions contemplated by the Merger Agreement (clauses (a) and (b) collectively, the “Supported Matters”). Each Stockholder agrees to, and agrees to cause its applicable controlled Affiliates to, be present, in person or by proxy, at every meeting of the Company Stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, to vote on the Supported Matters (in the manner described in this Section 1) so that all of the Covered Shares will be counted for purposes of determining the presence of a quorum at each such meeting, or otherwise cause the Covered Shares to be counted as present thereat for purposes of establishing a quorum at each such meeting. For the avoidance of doubt, except with respect to the Supported Matters, the Stockholders do not have any obligation to vote the Covered Shares in any particular manner and, with respect to matters other than the Supported Matters, the Stockholders shall be entitled to vote the Covered Shares in its sole discretion.
2. Sponsor Shares.
2.1. Contribution and Exchange. On the terms set forth herein and subject to Section 2.2, Section 2.3, Section 2.4 and Section 2.5:
(a) Each Stockholder agrees and covenants to Parent that it will, at the Exchange Time, contribute, assign, transfer, convey and deliver (or cause to be contributed, assigned, transferred, conveyed and delivered) to Topco all of the Sponsor Shares, free and clear of any and all Liens (including any restriction on the right to vote, sell or otherwise dispose of the Sponsor Shares), except as may exist by reason of this Agreement, the Merger Agreement and applicable securities laws, in exchange for the issuance by Topco to such Stockholder of, at the Exchange Time, the Exchange Shares (the “Exchange”) or those certain Secured Promissory Notes and Pledge Agreements, dated as of July 12, 2018, entered into by each of GAPCO AIV Interholdco (GS), L.P., GA AIV-1 B Interholdco (GS), L.P. and GA AIV-1 A Interholdco (GS), L.P., on the one hand, and RJC GIS Holdings LLC, on the other hand (the “Conrad Notes”). No Sponsor Topco Shares issued in connection with the Merger shall be issued at a lower price per share than the Sponsor Topco Shares issued in the Exchange.
(b) Each Stockholder acknowledges and agrees that, from and after the Exchange, except as set forth in Section 2.2, such Stockholder shall have no right, title or interest in or to the Sponsor Shares, other than the right to receive the Exchange Shares.
(c) Immediately after the Exchange, at the Effective Time, Topco hereby contributes, assigns, transfers, conveys and delivers to Parent all of the Sponsor Shares, free and clear of any and all liens (including any restriction on the right to vote, sell or otherwise dispose of the Sponsor Shares), except as may exist by reason of this Agreement, the Merger Agreement and applicable securities laws or the Conrad Notes, in exchange for the issuance by Parent to Topco of equity interests in Parent.

2.2. Conditions to Exchange. The obligations of each Stockholder to consummate the Exchange at the Exchange Time are subject to the satisfaction (or waiver by such Stockholder in writing) of the following conditions:
(a) (i) The satisfaction, or written waiver (to the extent permitted) by Parent, of all conditions to the obligations of the Buyer Parties to consummate the Merger and the transactions contemplated by the Merger Agreement that are to occur on the Closing Date as set forth in Sections 7.1 and 7.2 of the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or written waiver by Parent (to the extent permitted thereunder) of such conditions), (ii) the contemporaneous funding of the Debt Financing, at the Closing and (iii) the contemporaneous consummation of the Merger at the Effective Time;
(b) The representations and warranties made by Parent in Section 8.1 through Section 8.5 of this Agreement shall be true and correct as of the Exchange Time as if made at and as of the Exchange Time, except for such failures to be true and correct as would not reasonably be expected to prevent or materially impair or materially delay the consummation of the Exchange on the terms set forth herein; and
(c) No law enacted, entered, promulgated, enforced or issued by any Governmental Authority shall be in effect preventing the consummation of, or otherwise making illegal, the Exchange.
2.3. Failure to Consummate the Merger. In the event that after the Exchange the Merger fails to be consummated for any reason whatsoever and the Merger Agreement is terminated in accordance with its terms, the parties hereto agree that, concurrently with such termination of the Merger Agreement, automatically and without any further action of the parties hereto, Parent shall assign, transfer, convey and deliver to Topco and Topco shall assign, transfer, convey and deliver the Stockholders the Sponsor Shares and the Stockholders shall assign, transfer, convey and deliver to Topco the Exchange Shares issued to the Stockholders. In such event, each party hereto shall, as promptly as practicable, provide all such cooperation as the other parties hereto may reasonably request in order to ensure that such assignments, transfers, conveyances and deliveries have occurred and been made effective.
2.4. Tax Treatment. Topco shall be, or shall elect to be treated as, a domestic corporation for U.S. federal, and applicable state and local, income tax purposes. Topco, Parent and the Stockholders intend that, for U.S. federal (and applicable state and local) income tax purposes, the Exchange and the Other Sponsor Stockholder Contributions be treated as a transaction described in Section 351(a) of the Code, pursuant to which the Stockholders and the Other Sponsor Stockholders will receive equity interests of Topco consisting of “control” within the meaning of Section 368(c) of the Code (the “Intended Tax Treatment”). The Stockholders, the Company, Parent and Topco shall prepare and file (and shall cooperate in the preparation and filing of, as reasonably requested) all Tax Returns in a manner consistent with the Intended Tax Treatment and shall not take any position inconsistent with the Intended Tax Treatment in connection with any tax matters, in each case, unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code.
2.5. Termination. Parent shall not be permitted to terminate its obligations under this Section 2 without the written consent of the Stockholders (it being understood that this Section 2 shall also be terminated upon any termination of this Agreement, including pursuant to Section 3).
3. Termination. This Agreement shall terminate automatically and without further action of the parties hereto upon the earliest to occur of: (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) any modification, waiver or amendment to any provision of the Merger Agreement that is effected without the Stockholders’ prior written consent and that (x) reduces the Per Share Price or changes the form of consideration being offered to Company Stockholders under the Merger Agreement, imposes any non-immaterial conditions, requirements or restrictions on any Stockholder’s right to receive the cash consideration payable to such Stockholder with respect to shares of Common Stock owned by such Stockholder (other than the Sponsor Shares) pursuant to the Merger Agreement or that materially delays the timing of any such payment, or (y) otherwise adversely affects the Sponsor Shares (or the Stockholders solely in their capacity as the holders of Sponsor Shares) in any material respect (the earliest such date set forth in clauses (i) through (iv), the “Termination Date”); provided that the provisions set forth in Section 2.3 and Sections 15 through 25 hereof shall survive the termination of this Agreement; provided, further, that, subject to Section 8.3(f)(i) of the Merger Agreement, the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for that party’s Willful and Material Breach of this Agreement that may have occurred on or before such termination. For the purpose hereof, “Willful and Material Breach” means, with respect to any covenant, representation, warranty or other agreement set forth in this Agreement, a material breach that is a consequence of an act or failure to act undertaken or omitted to be taken by the breaching party with the actual or constructive knowledge (which shall be deemed to include knowledge of facts that a Person acting reasonably should have known, based on reasonable due inquiry) that the taking of such act or failure to take such act would, or would reasonably be expected to, cause, or constitute a breach of the relevant covenant, representation, warranty or other agreement.
4. Certain Covenants.
4.1. Transfers. Beginning on the date hereof until the Termination Date, each Stockholder hereby covenants and agrees that, except as expressly contemplated by this Agreement, (a) such Stockholder shall not, and shall direct its Affiliates and their respective Representatives not to, directly or indirectly, (i) tender any Covered Shares into any tender or exchange offer, (ii) offer, sell, transfer, assign, exchange, pledge, hypothecate, hedge, gift, loan, encumber or otherwise dispose of (collectively, “Transfer”) or enter into any Contract, option, agreement, understanding or other arrangement with respect to the Transfer of, any Covered Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares that is inconsistent with this Agreement, or (iv) commit or agree to take any of the foregoing actions. Any Transfer in violation of this Section 4.1 shall be void ab initio. Notwithstanding anything to the contrary in this Agreement, any Stockholder may Transfer any or all of the Covered Shares, in accordance with applicable law, to (A) such Stockholder’s Affiliates or (B) to any custodian or nominee for the purpose of the Covered Shares for the account of such Stockholder; provided, that, prior to and as a condition to the effectiveness of such Transfer contemplated by the foregoing clause (A), each Person to whom any of such Covered Shares or any interest in any of such Covered Shares is or may be transferred shall have executed and delivered to Parent a counterpart of this Agreement in a form reasonably acceptable to Parent pursuant to which such Affiliate shall be bound by all of the terms and provisions hereof in which case such Affiliate shall be deemed a Stockholder hereunder, and the transferor shall remain liable for all of its obligations hereunder. From the date hereof until the Exchange Time, subject to the immediately preceding sentence, the Stockholders shall retain all of the Sponsor Shares.
4.2. Regulatory Matters.
(a) Subject to Section 4.2(c), each Stockholder shall, and shall use reasonable best efforts to cause its Affiliates to, use their respective reasonable best efforts, consistent with the time frames set forth in Section 6.1 and 6.2 of the Merger Agreement, to supply and provide information that, to such Stockholder’s knowledge, is complete and accurate in all material respects to any Governmental Authority requesting such information in connection with filings or notifications under, or relating to, applicable laws (collectively, the “Regulatory Filings”) that are required or advisable as a result of, or pursuant to, the Merger Agreement and the related financings and transactions, including information required or requested to be provided to any antitrust, financial or national security regulatory authorities in connection with any approvals reasonably sought in connection with the consummation of the Merger (collectively, the “Regulatory Disclosures”). Notwithstanding anything to the contrary herein, the Stockholders may designate any Regulatory Disclosures that contain sensitive, legally privileged, or confidential information in respect of the Stockholders or any of their Affiliates as exclusive to the Stockholders and the Stockholders may provide that any such sensitive, legally privileged, or confidential information may only be provided on a counsel-only basis or directly to the applicable Governmental Authority requesting such information. No Stockholder shall make any filings, or notifications in connection with the Merger pursuant to any Antitrust Laws without Parent’s prior written consent (not to be unreasonably withheld, delayed or conditioned). Parent or the Company will not file any Regulatory Filings that contain information with respect to the Stockholders or their Affiliates without first providing the Stockholders and their counsel a reasonable opportunity to review and comment thereon, and will give good faith consideration to all reasonable additions, deletions or changes suggested by the Stockholders and their counsel.
(b) Each Stockholder represents, warrants and covenants to Parent and to the Company that, to such Stockholder’s knowledge: (i) none of the information supplied in writing by such Stockholder specifically for inclusion or incorporation by reference in the Regulatory Disclosures will contain a material misstatement of fact or a material omission of fact necessary to make the information provided not misleading and (ii) such Stockholder does not and will not permit any entity under the “control” (defined in Section 721 of the Defense Production Act, as amended, including all implanting regulations thereof) of a People’s Republic of China national, or any entity under the “control” of a Russian Federation national, to obtain through any Affiliate, control with respect to the Company.
(c) The Stockholders shall (i) promptly notify the other parties of any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other parties to review and discuss in advance (and to consider in good faith any comments made by the other party in relation to) any proposed draft notifications, formal notifications (provided, however, that filings made under the HSR Act need not be shared), filing, submission or other written substantive communication made in connection with the Merger to a Governmental Authority; and (ii) not independently participate in any meeting (whether in person, by telephone or videoconference) with or before any Governmental Authority in respect of the Merger without giving the other party reasonable prior notice of such meeting and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, the Stockholders may designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information shall not be shared with employees, officers or directors or their equivalents of the other party without approval of the party providing the non-public information; provided, however, that the Stockholders may redact any valuation and related information, or information that is protected by legal privilege, before sharing any information provided to any Governmental Authority with the other parties on an “outside counsel” only basis.
(d) Notwithstanding the foregoing or anything to the contrary in this Agreement, none of the provisions of this Agreement shall be construed as requiring the Stockholders to (i) make available to Parent or any other Person any of its internal investment committee materials or analyses or, other than Regulatory Disclosures, any information which the Stockholders consider to be commercially sensitive information or which is otherwise held subject to an obligation of confidentiality; and (ii) with respect to any Regulatory Disclosures, provide, or cause to be provided or agree or commit to provide information where the sharing of such information as contemplated would be prohibited by laws applicable to the Stockholders or their Affiliates or any judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition applicable to or imposed upon it or its Affiliates.
4.3. Tax Receivable Agreement. General Atlantic (HRG) Collections, L.P., in its capacity as the TRA Party Representative (as such term is defined in the Tax Receivable Agreement), hereby waives acceleration of the Company’s obligations under Section 4.1(c) of the Tax Receivable Agreement, if any, arising from any “Change of Control” (as such term is defined in the Tax Receivable Agreement) occurring solely by virtue of the consummation of transactions contemplated in the Merger Agreement. For the avoidance of doubt, except to the extent expressly waived in this Section 4.3, all rights and obligations under the Tax Receivable Agreement shall remain in full force and effect.
5. Proxy Statement; Schedule 13e-3 and Schedules 13D and 13G.
(a) Promptly (but in no event later than 30 days) after the execution of the Merger Agreement, the Company will prepare (with Parent’s reasonable cooperation) and file with the SEC a preliminary proxy statement to be sent to the stockholders in connection with the Company Stockholder Meeting (the proxy statement, including any amendments or supplements thereto, the “Proxy Statement”). The Company, Parent and the Stockholders shall cooperate to, concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13e-3 (such transaction statement, including any amendment or supplement thereto, the “Schedule 13e-3”) relating to the Merger and the other transactions contemplated by the Merger Agreement. The Stockholders shall promptly provide information reasonably requested by the Company or Parent in connection with the preparation of the Schedule 13e-3. To the knowledge of the Stockholders, the information supplied by the Stockholders for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13e-3 or any Other Required Parent Filings will not, at the time that such information is provided, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Promptly after the execution and delivery of this Agreement, Parent and the Stockholders shall cooperate to prepare and file with the SEC any required disclosure statements on Schedule 13D or Schedule 13G or any amendments or supplements thereto, as applicable (such disclosure statements, including any amendments or supplements thereto, the

“Schedule 13D/G Filings”) relating to the Merger Agreement, this Agreement and the transactions contemplated hereby and thereby (including the Merger). The Company will not file the Proxy Statement with the SEC without first providing the Stockholders and their counsel a reasonable opportunity to review and comment thereon, and the Company will give good faith consideration to all reasonable additions, deletions, modifications or changes suggested by the Stockholders or their counsel. The Company and Parent shall (i) provide the Stockholders and their counsel a reasonable opportunity to review drafts of the Schedule 13e-3 prior to filing the Schedule 13e-3 with the SEC and (ii) consider in good faith all comments thereto reasonably proposed by the Stockholders, their counsel and its other Representatives. Parent and the Stockholders shall (i) provide each other, the Company and their respective counsels a reasonable opportunity to review drafts of all Schedule 13D/G Filings prior to filing any Schedule 13D/G Filing with respect to the Company with the SEC and (ii) consider in good faith all comments thereto reasonably proposed by the other parties, the Company, their respective counsels and their respective Representatives, it being understood that failure to provide such prior review or to incorporate any comments shall not in any way limit or preclude Parent or the Stockholders, as applicable, from amending any such Schedule 13D/G Filings.
(b) Assistance. The Company, Parent and the Stockholders will use their respective reasonable best efforts to furnish all information concerning such party and its controlled Affiliates to the other parties that is reasonably necessary for the preparation and filing of the Proxy Statement, the Schedule 13e-3 and all Schedule 13D/G Filings, and provide such other party assistance, as may be reasonably requested by such other party to be included therein and will otherwise reasonably assist and cooperate with the other party in the preparation, filing and distribution of the Proxy Statement, the Schedule 13e-3 and all Schedule 13D/G Filings and the resolution of any comments to either received from the SEC.
6. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Parent and the Company as follows:
6.1. Due Authority. Such Stockholder is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Such Stockholder has all requisite corporate or other similar power and authority and has taken all corporate or other similar action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of such Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by such Stockholder of this Agreement. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally.
6.2. No Conflict. The execution and delivery of, compliance with and performance of this Agreement by such Stockholder do not and will not (i) conflict with or result in any violation or breach of any provision of the certificate of formation or operating agreement or similar organizational documents of such Stockholder, (ii) conflict with or result in a violation or breach of any applicable law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which such Stockholder is entitled, under any Contract binding upon such Stockholder, or to which any of its properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of such Stockholder, except in the case of clauses (i), (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit or impair in any material respect the consummation of the Merger or the performance by such Stockholder of its obligations under this Agreement.
6.3. Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby, except (a) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws, (b) compliance with any applicable requirements of the HSR Act, (c) the applicable rules and regulations of the SEC or any applicable stock exchange or (d) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the consummation of the Merger or the performance by such Stockholder of its obligations under this Agreement.
6.4. Ownership of the Owned Shares. Such Stockholder is, as of the date hereof, the record and beneficial owner of the Owned Shares, all of which are free and clear of any and all liens, other than those (i) created by the Conrad Notes, (ii) created by this Agreement or (iii) arising under applicable securities laws. Such Stockholder has the full legal right, power and authority to deliver the Sponsor Shares to Parent pursuant to Section 2. Such Stockholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Owned Shares. Such Stockholder has the sole right to dispose of the Owned Shares, and none of the Owned Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement. As of the date hereof, except as contemplated by this Agreement, such Stockholder has not entered into any agreement to Transfer any Owned Shares and no person has a right to acquire any of the Owned Shares held by such Stockholder.
6.5. Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder or any of its Affiliates (other than the Company and its Subsidiaries) that would reasonably be expected to prevent, materially delay or materially impair the ability of such Stockholder to perform its obligations under this Agreement.
6.6. Investment. The Exchange Shares to be acquired by such Stockholder pursuant to this Agreement will be acquired for such Stockholder’s own account and not with a view to, or intention of, distribution thereof in violation of any applicable state securities laws. Such Stockholder is an “accredited investor” within the meaning of Rule 501 of Regulation D of the SEC. Such Stockholder is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Exchange Shares. Such Stockholder is able to bear the economic risk of its investment in the Exchange Shares for an indefinite period of time because the Exchange Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Stockholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Exchange Shares and has had access to such other information concerning Parent as such Stockholder has requested.
6.7. Finders Fees. No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.
7. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholders and Parent as follows:
7.1. Due Authority. The Company is a legal entity duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation. The Company has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the Company Board (acting on the recommendation of the Special Committee) and the Special Committee) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other corporate action by the Company or vote of holders of any class of the capital stock of the Company is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally.
7.2. No Conflict. The execution and delivery of, compliance with and performance by the Company of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (i) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries, (ii) conflict with or result in a violation or breach of any applicable law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company and any of its Subsidiaries are entitled, under any Contract binding upon the Company or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or impair the performance by the Company of its obligations under this Agreement.
8. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders and (other than in the case of Section 8.5) the Company as follows:
8.1. Due Authority. Parent is a legal entity duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation. Parent has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other corporate action by Parent or vote of holders of any class of the capital stock of Parent is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally.
8.2. No Conflict. The execution and delivery of, compliance with and performance by Parent of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (i) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or the similar organizational documents of any of its Subsidiaries, (ii) conflict with or result in a violation or breach of any applicable law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which Parent and any of its Subsidiaries are entitled, under any Contract binding upon Parent or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of Parent or any of its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or impair the performance by Parent of its obligations under this Agreement.
8.3. Consents. No consent, approval, order or authorization of, or registration, declaration or, (except as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws) filing with, any Governmental Authority or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby, except as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit, impair or delay the consummation of the Merger or the performance by Parent of its obligations under this Agreement.
8.4. Absence of Litigation As of the date hereof, there is no legal action pending against, or, to the knowledge of Parent, threatened against or affecting Parent that would reasonably be expected to prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.
8.5. Capitalization of Topco and Parent; Exchange Shares.
(a) Except as otherwise consented to in writing by the Stockholders (such consent not to be unreasonably withheld, conditioned or delayed), at and immediately after the Exchange Time, (x) the Exchange Shares issued pursuant to Section 2.1(a) and (y) the equity interests of Topco to be issued to the Other Sponsor Stockholders pursuant to the Other Sponsor Stockholders’ Support Agreement shall be all of the equity interests of Topco outstanding at and immediately after the Exchange Time.

(b) Except as contemplated by the Merger Agreement, this Agreement, the Other Sponsor Stockholders’ Support Agreement or otherwise agreed to by the parties hereto, at and immediately after the Exchange Time, there shall be no (i) options, warrants, or other rights to acquire share capital of Topco or Parent, (ii) no outstanding securities exchangeable for or convertible into share capital of Topco or Parent and (iii) no outstanding rights to acquire or obligations to issue any such options, warrants, rights or securities.
(c) Merger Sub is directly wholly owned by Parent.
(d) Parent is directly wholly owned by Topco.
(e) At the Exchange Time, the Exchange Shares to be issued under this Agreement shall have been duly and validly authorized and when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, free and clear of all liens, other than restrictions arising under applicable securities laws or the organizational documents of Topco.
(f) None of Topco, Parent or Merger Sub has engaged in any business activities or has incurred any liabilities or obligations other than with respect to their formation, their capitalization (including with respect to the potential incurrence of debt financing) or as contemplated by the Guarantees, this Agreement, the Merger Agreement and the other documents and transactions contemplated thereby.
9. Stockholder Capacity. This Agreement is being entered into by each Stockholder solely in its capacity as a record and/or beneficial owner of the Owned Shares, and nothing in this Agreement shall restrict or limit the ability of any Stockholder or any of its Affiliates or Representatives who is a director or officer of the Company or any of the Company’s subsidiaries to take, or refrain from taking, any action in his or her capacity as a director or officer of the Company or any of its affiliates, including the exercise of fiduciary duties to the Company or its stockholders, and any such action taken in such capacity or any such inaction shall not constitute a breach of this Agreement.
10. Non-Survival of Representations, Warranties and Covenants. Other than the covenants and agreements in Section 11, which shall survive the Effective Time in accordance with their terms, the representations, warranties and covenants contained herein shall not survive the Effective Time.
11. Waiver of Appraisal and Dissenter Rights and Certain Other Actions. Each Stockholder hereby irrevocably and unconditionally waives, to the fullest extent of applicable law, and agrees to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL or otherwise with respect to the Covered Shares with respect to the Merger and the transactions contemplated by the Merger Agreement. Without limiting any rights or remedies of the Stockholders, their Affiliates or Representatives under the Merger Agreement, this Agreement, the Guarantees or the Company Stockholders Agreement, each Stockholder, its Affiliates and their respective Representatives agree not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or other Legal Proceeding, against Parent, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any Legal Proceeding (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of the Company Board or the Special Committee in connection with the Merger Agreement, the Merger or the other transactions contemplated thereby. Each Stockholder hereby irrevocably consents to the Merger and the transactions contemplated by the Merger Agreement for purposes of Section 5 of the Stockholders Agreement, dated October 28, 2021, among the Company, the Stockholders and the Other Sponsor Stockholders (as amended, supplemented or modified from time to time, the “Existing Stockholders Agreement”). The Stockholders and the Company agree that, with respect to the Stockholders, the Existing Stockholders Agreement is hereby terminated (other than with respect to any provisions thereof that purport to survive such termination, including any such provisions with respect to indemnification, which shall survive such termination) effective as of the Effective Time.
12. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock”, “Covered Shares”, “Sponsor Shares” and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

13. Further Assurances. Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent or the Company may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.
14. Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand; or (iv) on the date sent by email. In each case, the intended recipient is set forth below:
(a)	if to the Buyer Parties to:

General Atlantic Service Company, L.P.
55 East 52nd Street, 32nd Floor
New York, New York 10055
		Attention:	Gordon Cruess
		Email:	gcruess@generalatlantic.com

with a copy (which will not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
		Attn:	Matthew W. Abbott Cullen L. Sinclair
		Email:	mabbott@paulweiss.com csinclair@paulweiss.com

and

Stone Point Capital LLC
20 Horseneck Lane
Greenwich, Connecticut 06830
		Attention:	Stephen Levey
		Email:	slevey@stonepoint.com

with a copy (which will not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
		Attn:	Elizabeth A. Cooper Mark C. Viera
		Email:	ecooper@stblaw.com mark.viera@stblaw.com

(b)	if to the Company (prior to the Effective Time) to:

HireRight Holdings Corporation
100 Centerview Drive, Suite 300
Nashville, Tennessee 37214
	Attention:	Brian Copple
	Email:	brian.copple@hireright.com

with a copy (which will not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
	Attention:	John D. Amorosi
H. Oliver Smith
	Email:	john.amorosi@davispolk.com
oliver.smith@davispolk.com
15. Interpretation. Where a reference in this Agreement is made to a section or exhibit, such reference shall be to a section of or exhibit to this Agreement unless otherwise indicated. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,” any reference to a law shall include any rules and regulations promulgated thereunder, and any reference to any law in this Agreement shall mean such law as from time to time amended, modified or supplemented. Each reference to a “wholly owned Subsidiary” or “wholly owned Subsidiaries” of a Person shall be deemed to include any Subsidiary of such Person where all of the equity interests of such Subsidiary are directly or indirectly owned by such Person (other than directors qualifying shares, nominee shares or other equity interests that are required by law or regulation to be held by a director or nominee). For purposes of this Agreement, no portfolio company (as such term is commonly understood in the private equity industry) or investment of GA or of any investment funds or investment vehicles affiliated with, or managed or advised by, GA, in each case, other than the GA Controlled Portfolio Companies (collectively, the “Excluded Affiliates”), shall be deemed to be an Affiliate of the Stockholders; provided that the Excluded Affiliates shall be deemed to be Affiliates of the Stockholders solely for purposes of the definition of “Non-Recourse Party”.
16. Entire Agreement. This Agreement (along with the documents referenced herein and any other agreement entered into in connection herewith by any of the parties hereto) and the Merger Agreement collectively constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties hereto, with respect to the subject matter hereof.
17. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
18. Governing Law; Waiver of Jury Trial. This Agreement is governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause or permit the application of laws of any jurisdictions other than those of the State of Delaware. Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen

Courts) in any Legal Proceeding arising out of or relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 14 or in such other manner as may be permitted by applicable law, but nothing in this Section 18 will affect the right of any party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of or relates to this Agreement; (iii) irrevocably and unconditionally agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising out of or relating to this Agreement will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding arising out of or relating to this Agreement in any court other than the Chosen Courts. Each of the parties agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.
19. Assignment; Successors. Other than as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement (including those set forth in Section 2.1(a)) may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.
20. Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions that are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement or to enforce specifically the terms and provisions hereof and without bond or other security being required, (b) if any party hereto is seeking injunctive relief, specific performance or other equitable relief pursuant hereto, the other parties hereto will not assert that a remedy of monetary damages would provide an adequate remedy for such breach and (c) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, none of the Company, Parent or the Stockholders would have entered into this Agreement. Notwithstanding the foregoing, nothing herein shall in any way limit a party’s right to pursue a claim for monetary damages arising out of a breach of this Agreement.
21. Non-Recourse. This Agreement may only be enforced against, and any Legal Proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing (each, a “Non-Recourse Party”), shall have any liability to any Stockholder, Parent or the Company for any obligations or liabilities of any party under this Agreement or for any Legal Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith.
22. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
23. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by electronic delivery, will be treated in all manners and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an electronic delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.
24. Amendment; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance. No failure or delay on the part of a party in the exercise of any right or remedy hereunder shall impair such right or power or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right or power.
25. No Presumption Against Drafting Party. The Company, Parent and the Stockholders acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.
26. Special Committee Approval. Notwithstanding any provision to the contrary, no amendment or waiver of any provision of this Agreement shall be made by the Company or the Company Board without first obtaining the approval of the Special Committee. The Special Committee shall direct enforcement by the Company of any provisions of this Agreement against the Stockholders.
27. No Agreement until Executed. This Agreement shall not be effective unless and until (i) the Special Committee has recommended to the Company Board for approval, and the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the DGCL, the Charter, the Bylaws or any similar organization document of the Company (including Article NINE of the Charter), the Merger Agreement, the Support Agreements and the transactions contemplated by the Merger Agreement, including the Merger, (ii) the Merger Agreement is executed by all parties thereto and (iii) this Agreement is executed and delivered by all parties hereto.
28. No Ownership Interest. Except as expressly provided in Section 2 with respect to the Sponsor Shares, nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the applicable Stockholder.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.
GENERAL ATLANTIC PARTNERS (BERMUDA) HRG II, L.P.

By: General Atlantic (SPV) (Bermuda) GP, LLC, its general partner

By:	/s/ Kelly Pettit
Name:	Kelly Pettit
Title:	Managing Director

Address: c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor New York, New York 10055

GENERAL ATLANTIC (HRG) COLLECTIONS, L.P.

By: General Atlantic (SPV) GP, LLC, its general partner

By:	/s/ Kelly Pettit
Name:	Kelly Pettit
Title:	Managing Director

Address: c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor New York, New York 10055

GAPCO AIV INTERHOLDCO (GS), L.P.

By: General Atlantic (SPV) GP, LLC, its general partner

By:	/s/ Kelly Pettit
Name:	Kelly Pettit
Title:	Managing Director

Address: c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor New York, New York 10055

GA AIV-1 B INTERHOLDCO (GS), L.P.

By: General Atlantic (SPV) GP, LLC, its general partner

By:	/s/ Kelly Pettit
Name:	Kelly Pettit
Title:	Managing Director

Address: c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor New York, New York 10055

GA AIV-1 A INTERHOLDCO (GS), L.P.

By: General Atlantic (SPV) GP, LLC, its general partner

By:	/s/ Kelly Pettit
Name:	Kelly Pettit
Title:	Managing Director

Address: c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor New York, New York 10055
[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
HEARTS PARENT, LLC

By:	/s/ Rene Kern
	Name:	Rene Kern
	Title:	President
[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
HIRERIGHT HOLDINGS CORPORATION

By:	/s/ Lisa L. Troe
	Name:	Lisa L. Troe
	Title:	Chair of the Special Committee of the Board of Directors of HireRight Holdings Corporation, on behalf of HireRight Holdings Corporation
[Signature Page to Support Agreement]

Exhibit A

Owned Shares
Stockholder	Owned Shares
General Atlantic Partners (Bermuda) HRG II, L.P.	2,390,000
General Atlantic (HRG) Collections, L.P.	20,438,147
GAPCO AIV Interholdco (GS), L.P.	857,318
GA AIV-1 B Interholdco (GS), L.P.	4,885,582
GA AIV-1 A Interholdco (GS), L.P.	3,538,851

Annex C
SUPPORT AGREEMENT
This Support Agreement (this “Agreement”), dated as of February 15, 2024, is entered into by and among (i) HireRight Holdings Corporation, a Delaware corporation (the “Company”), (ii) Trident VII, L.P., a Cayman Islands exempted limited partnership, Trident VII Parallel Fund, L.P., a Cayman Islands exempted limited partnership, Trident VII DE Parallel Fund, L.P., a Delaware limited partnership, and Trident VII Professionals Fund, L.P., a Cayman Islands exempted limited partnership (collectively, the “Stockholders” and each, individually, a “Stockholder”), and (iii) Hearts Parent, LLC, a Delaware limited liability company (“Parent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Company, (ii) Parent and (iii) Merger Sub, are entering into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;
WHEREAS, as of the date hereof, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Common Stock, par value $0.01 per share, of the Company (as adjusted pursuant to Section 12, the “Common Stock”) set forth opposite the Stockholder’s name on Exhibit A hereto under the heading “Owned Shares”, being all of the shares of Common Stock owned of record or beneficially by the Stockholder as of the date hereof (as adjusted pursuant to Section 12, collectively, the “Owned Shares”);
WHEREAS, in connection with the Closing, the Stockholders will contribute and transfer all of the Owned Shares (the “Sponsor Shares”) to an entity that indirectly owns 100% of the equity interests of Parent (“Topco”) on the Closing Date and immediately prior to the Effective Time (the “Exchange Time”), in exchange for a number of newly issued equity interests of Topco (of the same class and series as the equity interests to be issued by General Atlantic Partners (Bermuda) HRG II, L.P., General Atlantic (HRG) Collections, L.P., GAPCO AIV Interholdco (GS), L.P., GA AIV-1 B Interholdco (GS), L.P. and GA AIV-1 A Interholdco (GS), L.P. (collectively, the “Other Sponsor Stockholders”) in connection with the Closing (such equity interests, together with the equity interests issued to the Stockholders, collectively, the “Sponsor Topco Shares”)), with an aggregate value (valued at the same per share price as the Sponsor Topco Shares issued to the Other Sponsor Stockholders) equal to the product of (x) the number of Sponsor Shares multiplied by (y) the Per Share Price (the “Exchange Shares”);
WHEREAS, it is intended that for U.S. federal (and applicable state and local) tax purposes, the contribution of Sponsor Shares to Topco (which will be treated as a domestic corporation for U.S. federal income tax purposes as of the Effective Time) in exchange for Exchange Shares, in conjunction with the Other Sponsor Stockholders’ contributions of equity in exchange for the Sponsor Topco Shares (the “Other Sponsor Stockholder Contributions”), shall be treated for U.S. federal, and applicable state and local, income tax purposes as an exchange of property for stock under Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and
WHEREAS, as a condition to the willingness of the Company and Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, the Company and Parent have required that the Stockholders, and the Stockholders have agreed to, enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Stockholders, the Company and Parent hereby agree as follows:
1. Agreement to Vote the Covered Shares. Beginning on the date hereof until the Termination Date (as defined below), at every meeting of the Company Stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, each Stockholder agrees to, and if applicable, to cause its controlled Affiliates to, affirmatively vote (including via proxy) or execute consents, with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to), and not to withdraw or modify any such vote or consent with respect to, all of the Owned Shares and any additional shares of Common Stock or other voting securities of the Company acquired by such Stockholder or its respective controlled Affiliates after the date hereof and prior to the Termination Date (as adjusted pursuant to Section 12, collectively, and together with the Owned Shares, the “Covered Shares”) as follows: (a) in favor of (i) the adoption of the Merger Agreement and the approval of the Merger, (ii) the approval of any proposal to adjourn or postpone any Company Stockholder Meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 6.4(b) of the Merger Agreement, and (iii) the approval of any other proposal considered and voted upon by the Company Stockholders at any Company Stockholder Meeting necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against (i) any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in Sections 7.1 and 7.2 of the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date, (ii) any Acquisition Proposal or any other proposal made in opposition to or in competition with, or which is inconsistent with, the Merger Agreement or the transactions contemplated thereby, (iii) any recapitalization, reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as contemplated by the Merger Agreement) and (iv) any other action, agreement or proposal which would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger or any of the transactions contemplated by the Merger Agreement (clauses (a) and (b) collectively, the “Supported Matters”). Each Stockholder agrees to, and agrees to cause its applicable controlled Affiliates to, be present, in person or by proxy, at every meeting of the Company Stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, to vote on the Supported Matters (in the manner described in this Section 1) so that all of the Covered Shares will be counted for purposes of determining the presence of a quorum at each such meeting, or otherwise cause the Covered Shares to be counted as present thereat for purposes of establishing a quorum at each such meeting. For the avoidance of doubt, except with respect to the Supported Matters, the Stockholders do not have any obligation to vote the Covered Shares in any particular manner and, with respect to matters other than the Supported Matters, the Stockholders shall be entitled to vote the Covered Shares in its sole discretion.
2. Sponsor Shares.
2.1. Contribution and Exchange. On the terms set forth herein and subject to Section 2.2, Section 2.3, Section 2.4 and Section 2.5:
(a) Each Stockholder agrees and covenants to Parent that it will, at the Exchange Time, contribute, assign, transfer, convey and deliver (or cause to be contributed, assigned, transferred, conveyed and delivered) to Topco all of the Sponsor Shares, free and clear of any and all Liens (including any restriction on the right to vote, sell or otherwise dispose of the Sponsor Shares), except as may exist by reason of this Agreement, the Merger Agreement and applicable securities laws, in exchange for the issuance by Topco to such Stockholder of, at the Exchange Time, the Exchange Shares (the “Exchange”). No Sponsor Topco Shares issued in connection with the Merger shall be issued at a lower price per share than the Sponsor Topco Shares issued in the Exchange.
(b) Each Stockholder acknowledges and agrees that, from and after the Exchange, except as set forth in Section 2.2, such Stockholder shall have no right, title or interest in or to the Sponsor Shares, other than the right to receive the Exchange Shares.
(c) Immediately after the Exchange, at the Effective Time, Topco hereby contributes, assigns, transfers, conveys and delivers to Parent all of the Sponsor Shares, free and clear of any and all liens (including any restriction on the right to vote, sell or otherwise dispose of the Sponsor Shares), except as may exist by reason of this Agreement, the Merger Agreement and applicable securities laws, in exchange for the issuance by Parent to Topco of equity interests in Parent.
2.2. Conditions to Exchange. The obligations of each Stockholder to consummate the Exchange at the Exchange Time are subject to the satisfaction (or waiver by such Stockholder in writing) of the following conditions:
(a) (i) The satisfaction, or written waiver (to the extent permitted) by Parent, of all conditions to the obligations of the Buyer Parties to consummate the Merger and the transactions contemplated by the Merger Agreement that are to occur on the Closing Date as set forth in Sections 7.1 and 7.2 of the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or written waiver by Parent (to the extent permitted thereunder) of such conditions), (ii) the contemporaneous funding of the Debt Financing, at the Closing and (iii) the contemporaneous consummation of the Merger at the Effective Time;

(b) The representations and warranties made by Parent in Section 8.1 through Section 8.5 of this Agreement shall be true and correct as of the Exchange Time as if made at and as of the Exchange Time, except for such failures to be true and correct as would not reasonably be expected to prevent or materially impair or materially delay the consummation of the Exchange on the terms set forth herein; and
(c) No law enacted, entered, promulgated, enforced or issued by any Governmental Authority shall be in effect preventing the consummation of, or otherwise making illegal, the Exchange.
2.3. Failure to Consummate the Merger. In the event that after the Exchange the Merger fails to be consummated for any reason whatsoever and the Merger Agreement is terminated in accordance with its terms, the parties hereto agree that, concurrently with such termination of the Merger Agreement, automatically and without any further action of the parties hereto, Parent shall assign, transfer, convey and deliver to Topco and Topco shall assign, transfer, convey and deliver the Stockholders the Sponsor Shares and the Stockholders shall assign, transfer, convey and deliver to Topco the Exchange Shares issued to the Stockholders. In such event, each party hereto shall, as promptly as practicable, provide all such cooperation as the other parties hereto may reasonably request in order to ensure that such assignments, transfers, conveyances and deliveries have occurred and been made effective.
2.4. Tax Treatment. Topco shall be, or shall elect to be treated as, a domestic corporation for U.S. federal, and applicable state and local, income tax purposes. Topco, Parent and the Stockholders intend that, for U.S. federal (and applicable state and local) income tax purposes, the Exchange and the Other Sponsor Stockholder Contributions be treated as a transaction described in Section 351(a) of the Code, pursuant to which the Stockholders and the Other Sponsor Stockholders will receive equity interests of Topco consisting of “control” within the meaning of Section 368(c) of the Code (the “Intended Tax Treatment”). The Stockholders, the Company, Parent and Topco shall prepare and file (and shall cooperate in the preparation and filing of, as reasonably requested) all Tax Returns in a manner consistent with the Intended Tax Treatment and shall not take any position inconsistent with the Intended Tax Treatment in connection with any tax matters, in each case, unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code.
2.5. Termination. Parent shall not be permitted to terminate its obligations under this Section 2 without the written consent of the Stockholders (it being understood that this Section 2 shall also be terminated upon any termination of this Agreement, including pursuant to Section 3).
3. Termination. This Agreement shall terminate automatically and without further action of the parties hereto upon the earliest to occur of: (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) any modification, waiver or amendment to any provision of the Merger Agreement that is effected without the Stockholders’ prior written consent and that (x) reduces the Per Share Price or changes the form of consideration being offered to Company Stockholders under the Merger Agreement, imposes any non-immaterial conditions, requirements or restrictions on any Stockholder’s right to receive the cash consideration payable to such Stockholder with respect to shares of Common Stock owned by such Stockholder (other than the Sponsor Shares) pursuant to the Merger Agreement or that materially delays the timing of any such payment, or (y) otherwise adversely affects the Sponsor Shares (or the Stockholders solely in their capacity as the holders of Sponsor Shares) in any material respect (the earliest such date set forth in clauses (i) through (iv), the “Termination Date”); provided that the provisions set forth in Section 2.3 and Sections 15 through 25 hereof shall survive the termination of this Agreement; provided, further, that, subject to Section 8.3(f)(i) of the Merger Agreement, the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for that party’s Willful and Material Breach of this Agreement that may have occurred on or before such termination. For the purpose hereof, “Willful and Material Breach” means, with respect to any covenant, representation, warranty or other agreement set forth in this Agreement, a material breach that is a consequence of an act or failure to act undertaken or omitted to be taken by the breaching party with the actual or constructive knowledge (which shall be deemed to include knowledge of facts that a Person acting reasonably should have known, based on reasonable due inquiry) that the taking of such act or failure to take such act would, or would reasonably be expected to, cause, or constitute a breach of the relevant covenant, representation, warranty or other agreement.
4. Certain Covenants.
4.1. Transfers. Beginning on the date hereof until the Termination Date, each Stockholder hereby covenants and agrees that, except as expressly contemplated by this Agreement, (a) such Stockholder shall not, and shall direct its Affiliates and their respective Representatives not to, directly or indirectly, (i) tender any

Covered Shares into any tender or exchange offer, (ii) offer, sell, transfer, assign, exchange, pledge, hypothecate, hedge, gift, loan, encumber or otherwise dispose of (collectively, “Transfer”) or enter into any Contract, option, agreement, understanding or other arrangement with respect to the Transfer of, any Covered Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares that is inconsistent with this Agreement, or (iv) commit or agree to take any of the foregoing actions. Any Transfer in violation of this Section 4.1 shall be void ab initio. Notwithstanding anything to the contrary in this Agreement, any Stockholder may Transfer any or all of the Covered Shares, in accordance with applicable law, to (A) such Stockholder’s Affiliates or (B) to any custodian or nominee for the purpose of the Covered Shares for the account of such Stockholder; provided, that, prior to and as a condition to the effectiveness of such Transfer contemplated by the foregoing clause (A), each Person to whom any of such Covered Shares or any interest in any of such Covered Shares is or may be transferred shall have executed and delivered to Parent a counterpart of this Agreement in a form reasonably acceptable to Parent pursuant to which such Affiliate shall be bound by all of the terms and provisions hereof in which case such Affiliate shall be deemed a Stockholder hereunder, and the transferor shall remain liable for all of its obligations hereunder. From the date hereof until the Exchange Time, subject to the immediately preceding sentence, the Stockholders shall retain all of the Sponsor Shares.
4.2. Regulatory Matters.
(a) Subject to Section 4.2(c), each Stockholder shall, and shall use reasonable best efforts to cause its Affiliates to, use their respective reasonable best efforts, consistent with the time frames set forth in Section 6.1 and 6.2 of the Merger Agreement, to supply and provide information that, to such Stockholder’s knowledge, is complete and accurate in all material respects to any Governmental Authority requesting such information in connection with filings or notifications under, or relating to, applicable laws (collectively, the “Regulatory Filings”) that are required or advisable as a result of, or pursuant to, the Merger Agreement and the related financings and transactions, including information required or requested to be provided to any antitrust, financial or national security regulatory authorities in connection with any approvals reasonably sought in connection with the consummation of the Merger (collectively, the “Regulatory Disclosures”). Notwithstanding anything to the contrary herein, the Stockholders may designate any Regulatory Disclosures that contain sensitive, legally privileged, or confidential information in respect of the Stockholders or any of their Affiliates as exclusive to the Stockholders and the Stockholders may provide that any such sensitive, legally privileged, or confidential information may only be provided on a counsel-only basis or directly to the applicable Governmental Authority requesting such information. No Stockholder shall make any filings, or notifications in connection with the Merger pursuant to any Antitrust Laws without Parent’s prior written consent (not to be unreasonably withheld, delayed or conditioned). Parent or the Company will not file any Regulatory Filings that contain information with respect to the Stockholders or their Affiliates without first providing the Stockholders and their counsel a reasonable opportunity to review and comment thereon, and will give good faith consideration to all reasonable additions, deletions or changes suggested by the Stockholders and their counsel.
(b) Each Stockholder represents, warrants and covenants to Parent and to the Company that, to such Stockholder’s knowledge: (i) none of the information supplied in writing by such Stockholder specifically for inclusion or incorporation by reference in the Regulatory Disclosures will contain a material misstatement of fact or a material omission of fact necessary to make the information provided not misleading and (ii) such Stockholder does not and will not permit any entity under the “control” (defined in Section 721 of the Defense Production Act, as amended, including all implanting regulations thereof) of a People’s Republic of China national, or any entity under the “control” of a Russian Federation national, to obtain through any Affiliate, control with respect to the Company.
(c) The Stockholders shall (i) promptly notify the other parties of any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other parties to review and discuss in advance (and to consider in good faith any comments made by the other party in relation to) any proposed draft notifications, formal notifications (provided, however, that filings made under the HSR Act need not be shared), filing, submission or other written substantive communication made in connection with the Merger to a Governmental Authority; and (ii) not independently participate in any meeting (whether in person, by telephone or videoconference) with or before any Governmental Authority in respect of the Merger without giving the other party reasonable prior notice of such meeting and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, the Stockholders may designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information shall not be shared with employees, officers or directors or their equivalents of the other party without approval of the party providing the non-public information; provided, however, that the Stockholders may redact any valuation and related information, or information that is protected by legal privilege, before sharing any information provided to any Governmental Authority with the other parties on an “outside counsel” only basis.
(d) Notwithstanding the foregoing or anything to the contrary in this Agreement, none of the provisions of this Agreement shall be construed as requiring the Stockholders to (i) make available to Parent or any other Person any of its internal investment committee materials or analyses or, other than Regulatory Disclosures, any information which the Stockholders consider to be commercially sensitive information or which is otherwise held subject to an obligation of confidentiality; and (ii) with respect to any Regulatory Disclosures, provide, or cause to be provided or agree or commit to provide information where the sharing of such information as contemplated would be prohibited by laws applicable to the Stockholders or their Affiliates or any judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition applicable to or imposed upon it or its Affiliates.
5. Proxy Statement; Schedule 13e-3 and Schedules 13D and 13G.
(a) Promptly (but in no event later than 30 days) after the execution of the Merger Agreement, the Company will prepare (with Parent’s reasonable cooperation) and file with the SEC a preliminary proxy statement to be sent to the stockholders in connection with the Company Stockholder Meeting (the proxy statement, including any amendments or supplements thereto, the “Proxy Statement”). The Company, Parent and the Stockholders shall cooperate to, concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13e-3 (such transaction statement, including any amendment or supplement thereto, the “Schedule 13e-3”) relating to the Merger and the other transactions contemplated by the Merger Agreement. The Stockholders shall promptly provide information reasonably requested by the Company or Parent in connection with the preparation of the Schedule 13e-3. To the knowledge of the Stockholders, the information supplied by the Stockholders for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13e-3 or any Other Required Parent Filings will not, at the time that such information is provided, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Promptly after the execution and delivery of this Agreement, Parent and the Stockholders shall cooperate to prepare and file with the SEC any required disclosure statements on Schedule 13D or Schedule 13G or any amendments or supplements thereto, as applicable (such disclosure statements, including any amendments or supplements thereto, the “Schedule 13D/G Filings”) relating to the Merger Agreement, this Agreement and the transactions contemplated hereby and thereby (including the Merger). The Company will not file the Proxy Statement with the SEC without first providing the Stockholders and their counsel a reasonable opportunity to review and comment thereon, and the Company will give good faith consideration to all reasonable additions, deletions, modifications or changes suggested by the Stockholders or their counsel. The Company and Parent shall (i) provide the Stockholders and their counsel a reasonable opportunity to review drafts of the Schedule 13e-3 prior to filing the Schedule 13e-3 with the SEC and (ii) consider in good faith all comments thereto reasonably proposed by the Stockholders, their counsel and its other Representatives. Parent and the Stockholders shall (i) provide each other, the Company and their respective counsels a reasonable opportunity to review drafts of all Schedule 13D/G Filings prior to filing any Schedule 13D/G Filing with respect to the Company with the SEC and (ii) consider in good faith all comments thereto reasonably proposed by the other parties, the Company, their respective counsels and their respective Representatives, it being understood that failure to provide such prior review or to incorporate any comments shall not in any way limit or preclude Parent or the Stockholders, as applicable, from amending any such Schedule 13D/G Filings.
(b) Assistance. The Company, Parent and the Stockholders will use their respective reasonable best efforts to furnish all information concerning such party and its controlled Affiliates to the other parties that is reasonably necessary for the preparation and filing of the Proxy Statement, the Schedule 13e-3 and all Schedule 13D/G Filings, and provide such other party assistance, as may be reasonably requested by such other party to be included therein and will otherwise reasonably assist and cooperate with the other party in the preparation, filing and distribution of the Proxy Statement, the Schedule 13e-3 and all Schedule 13D/G Filings and the resolution of any comments to either received from the SEC.
6. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Parent and the Company as follows:
6.1. Due Authority. Such Stockholder is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Such Stockholder has all requisite corporate or other similar power and authority and has taken all corporate or other similar action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of such Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by such Stockholder of this Agreement. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally.
6.2. No Conflict. The execution and delivery of, compliance with and performance of this Agreement by such Stockholder do not and will not (i) conflict with or result in any violation or breach of any provision of the certificate of formation or operating agreement or similar organizational documents of such Stockholder, (ii) conflict with or result in a violation or breach of any applicable law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which such Stockholder is entitled, under any Contract binding upon such Stockholder, or to which any of its properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of such Stockholder, except in the case of clauses (i), (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit or impair in any material respect the consummation of the Merger or the performance by such Stockholder of its obligations under this Agreement.
6.3. Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby, except (a) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws, (b) compliance with any applicable requirements of the HSR Act, (c) the applicable rules and regulations of the SEC or any applicable stock exchange or (d) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the consummation of the Merger or the performance by such Stockholder of its obligations under this Agreement.
6.4. Ownership of the Owned Shares. Such Stockholder is, as of the date hereof, the record and beneficial owner of the Owned Shares, all of which are free and clear of any and all liens, other than those (i) created by this Agreement or (ii) arising under applicable securities laws. Such Stockholder has the full legal right, power and authority to deliver the Sponsor Shares to Parent pursuant to Section 2. Such Stockholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Owned Shares. Such Stockholder has the sole right to dispose of the Owned Shares, and none of the Owned Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement. As of the date hereof, except as contemplated by this Agreement, such Stockholder has not entered into any agreement to Transfer any Owned Shares and no person has a right to acquire any of the Owned Shares held by such Stockholder.

6.5. Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder or any of its Affiliates (other than the Company and its Subsidiaries) that would reasonably be expected to prevent, materially delay or materially impair the ability of such Stockholder to perform its obligations under this Agreement.
6.6. Investment. The Exchange Shares to be acquired by such Stockholder pursuant to this Agreement will be acquired for such Stockholder’s own account and not with a view to, or intention of, distribution thereof in violation of any applicable state securities laws. Such Stockholder is an “accredited investor” within the meaning of Rule 501 of Regulation D of the SEC. Such Stockholder is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Exchange Shares. Such Stockholder is able to bear the economic risk of its investment in the Exchange Shares for an indefinite period of time because the Exchange Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Stockholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Exchange Shares and has had access to such other information concerning Parent as such Stockholder has requested.
6.7. Finders Fees. No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.
7. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholders and Parent as follows:
7.1. Due Authority. The Company is a legal entity duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation. The Company has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the Company Board (acting on the recommendation of the Special Committee) and the Special Committee) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other corporate action by the Company or vote of holders of any class of the capital stock of the Company is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally.
7.2. No Conflict. The execution and delivery of, compliance with and performance by the Company of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (i) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries, (ii) conflict with or result in a violation or breach of any applicable law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company and any of its Subsidiaries are entitled, under any Contract binding upon the Company or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or impair the performance by the Company of its obligations under this Agreement.
8. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders and (other than in the case of Section 8.5) the Company as follows:
8.1. Due Authority. Parent is a legal entity duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation. Parent has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other corporate action by Parent or vote of holders of any class of the capital stock of Parent is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally.
8.2. No Conflict. The execution and delivery of, compliance with and performance by Parent of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (i) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or the similar organizational documents of any of its Subsidiaries, (ii) conflict with or result in a violation or breach of any applicable law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which Parent and any of its Subsidiaries are entitled, under any Contract binding upon Parent or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of Parent or any of its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or impair the performance by Parent of its obligations under this Agreement.
8.3. Consents. No consent, approval, order or authorization of, or registration, declaration or, (except as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws) filing with, any Governmental Authority or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby, except as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit, impair or delay the consummation of the Merger or the performance by Parent of its obligations under this Agreement.
8.4. Absence of Litigation As of the date hereof, there is no legal action pending against, or, to the knowledge of Parent, threatened against or affecting Parent that would reasonably be expected to prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.
8.5. Capitalization of Topco and Parent; Exchange Shares.
(a) Except as otherwise consented to in writing by the Stockholders (such consent not to be unreasonably withheld, conditioned or delayed), at and immediately after the Exchange Time, (x) the Exchange Shares issued pursuant to Section 2.1(a) and (y) the equity interests of Topco to be issued to the Other Sponsor Stockholders pursuant to the Other Sponsor Stockholders’ Support Agreement shall be all of the equity interests of Topco outstanding at and immediately after the Exchange Time.
(b) Except as contemplated by the Merger Agreement, this Agreement, the Other Sponsor Stockholders’ Support Agreement or otherwise agreed to by the parties hereto, at and immediately after the Exchange Time, there shall be no (i) options, warrants, or other rights to acquire share capital of Topco or Parent, (ii) no outstanding securities exchangeable for or convertible into share capital of Topco or Parent and (iii) no outstanding rights to acquire or obligations to issue any such options, warrants, rights or securities.
(c) Merger Sub is directly wholly owned by Parent.
(d) Parent is directly wholly owned by Topco.
(e) At the Exchange Time, the Exchange Shares to be issued under this Agreement shall have been duly and validly authorized and when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, free and clear of all liens, other than restrictions arising under applicable securities laws or the organizational documents of Topco.

(f) None of Topco, Parent or Merger Sub has engaged in any business activities or has incurred any liabilities or obligations other than with respect to their formation, their capitalization (including with respect to the potential incurrence of debt financing) or as contemplated by the Guarantees, this Agreement, the Merger Agreement and the other documents and transactions contemplated thereby.
9. Stockholder Capacity. This Agreement is being entered into by each Stockholder solely in its capacity as a record and/or beneficial owner of the Owned Shares, and nothing in this Agreement shall restrict or limit the ability of any Stockholder or any of its Affiliates or Representatives who is a director or officer of the Company or any of the Company’s subsidiaries to take, or refrain from taking, any action in his or her capacity as a director or officer of the Company or any of its affiliates, including the exercise of fiduciary duties to the Company or its stockholders, and any such action taken in such capacity or any such inaction shall not constitute a breach of this Agreement.
10. Non-Survival of Representations, Warranties and Covenants. Other than the covenants and agreements in Section 11, which shall survive the Effective Time in accordance with their terms, the representations, warranties and covenants contained herein shall not survive the Effective Time.
11. Waiver of Appraisal and Dissenter Rights and Certain Other Actions. Each Stockholder hereby irrevocably and unconditionally waives, to the fullest extent of applicable law, and agrees to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL or otherwise with respect to the Covered Shares with respect to the Merger and the transactions contemplated by the Merger Agreement. Without limiting any rights or remedies of the Stockholders, their Affiliates or Representatives under the Merger Agreement, this Agreement, the Guarantees or the Company Stockholders Agreement, each Stockholder, its Affiliates and their respective Representatives agree not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or other Legal Proceeding, against Parent, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any Legal Proceeding (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of the Company Board or the Special Committee in connection with the Merger Agreement, the Merger or the other transactions contemplated thereby. Each Stockholder hereby irrevocably consents to the Merger and the transactions contemplated by the Merger Agreement for purposes of Section 5 of the Stockholders Agreement, dated October 28, 2021, among the Company, the Stockholders and the Other Sponsor Stockholders (as amended, supplemented or modified from time to time, the “Existing Stockholders Agreement”). The Stockholders and the Company agree that, with respect to the Stockholders, the Existing Stockholders Agreement is hereby terminated (other than with respect to any provisions thereof that purport to survive such termination, including any such provisions with respect to indemnification, which shall survive such termination) effective as of the Effective Time.
12. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock”, “Covered Shares”, “Sponsor Shares” and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
13. Further Assurances. Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent or the Company may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.

14. Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand; or (iv) on the date sent by email. In each case, the intended recipient is set forth below:
(a)	if to the Buyer Parties to:

General Atlantic Service Company, L.P.
55 East 52nd Street, 32nd Floor
New York, New York 10055
	Attention:	Gordon Cruess
	Email:	gcruess@generalatlantic.com

with a copy (which will not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
	Attn:	Matthew W. Abbott Cullen L. Sinclair
	Email:	mabbott@paulweiss.com csinclair@paulweiss.com

and

Stone Point Capital LLC
20 Horseneck Lane
Greenwich, Connecticut 06830
	Attention:	Stephen Levey
	Email:	slevey@stonepoint.com

with a copy (which will not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
	Attn:	Elizabeth A. Cooper Mark C. Viera
	Email:	ecooper@stblaw.com mark.viera@stblaw.com

(b)	if to the Company (prior to the Effective Time) to:

HireRight Holdings Corporation
100 Centerview Drive, Suite 300
Nashville, Tennessee 37214
	Attention:	Brian Copple
	Email:	brian.copple@hireright.com

with a copy (which will not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
	Attention:	John D. Amorosi H. Oliver Smith

Email:	john.amorosi@davispolk.com oliver.smith@davispolk.com
15. Interpretation. Where a reference in this Agreement is made to a section or exhibit, such reference shall be to a section of or exhibit to this Agreement unless otherwise indicated. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,” any reference to a law shall include any rules and regulations promulgated thereunder, and any reference to any law in this Agreement shall mean such law as from time to time amended, modified or supplemented. Each reference to a “wholly owned Subsidiary” or “wholly owned Subsidiaries” of a Person shall be deemed to include any Subsidiary of such Person where all of the equity interests of such Subsidiary are directly or indirectly owned by such Person (other than directors qualifying shares, nominee shares or other equity interests that are required by law or regulation to be held by a director or nominee). For purposes of this Agreement, no portfolio company (as such term is commonly understood in the private equity industry) or investment of Stone Point or of any investment funds or investment vehicles affiliated with, or managed or advised by, Stone Point, in each case, other than the Stone Point Controlled Portfolio Companies (collectively, the “Excluded Affiliates”), shall be deemed to be an Affiliate of the Stockholders; provided that the Excluded Affiliates shall be deemed to be Affiliates of the Stockholders solely for purposes of the definition of “Non-Recourse Party”.
16. Entire Agreement. This Agreement (along with the documents referenced herein and any other agreement entered into in connection herewith by any of the parties hereto) and the Merger Agreement collectively constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties hereto, with respect to the subject matter hereof.
17. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
18. Governing Law; Waiver of Jury Trial. This Agreement is governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause or permit the application of laws of any jurisdictions other than those of the State of Delaware. Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding arising out of or relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 14 or in such other manner as may be permitted by applicable law, but nothing in this Section 18 will affect the right of any party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of or relates to this Agreement; (iii) irrevocably and unconditionally agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising out of or relating to this Agreement will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding arising out of or relating to this Agreement in any court other than the Chosen Courts. Each of the parties agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER

FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.
19. Assignment; Successors. Other than as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement (including those set forth in Section 2.1(a)) may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.
20. Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions that are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement or to enforce specifically the terms and provisions hereof and without bond or other security being required, (b) if any party hereto is seeking injunctive relief, specific performance or other equitable relief pursuant hereto, the other parties hereto will not assert that a remedy of monetary damages would provide an adequate remedy for such breach and (c) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, none of the Company, Parent or the Stockholders would have entered into this Agreement. Notwithstanding the foregoing, nothing herein shall in any way limit a party’s right to pursue a claim for monetary damages arising out of a breach of this Agreement.
21. Non-Recourse. This Agreement may only be enforced against, and any Legal Proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing (each, a “Non-Recourse Party”), shall have any liability to any Stockholder, Parent or the Company for any obligations or liabilities of any party under this Agreement or for any Legal Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith.
22. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
23. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by electronic delivery, will be treated in all manners and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an electronic delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.
24. Amendment; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance. No failure or delay on the part of a party in the exercise of any right or remedy hereunder shall impair such right or power or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right or power.
25. No Presumption Against Drafting Party. The Company, Parent and the Stockholders acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.
26. Special Committee Approval. Notwithstanding any provision to the contrary, no amendment or waiver of any provision of this Agreement shall be made by the Company or the Company Board without first obtaining the approval of the Special Committee. The Special Committee shall direct enforcement by the Company of any provisions of this Agreement against the Stockholders.
27. No Agreement until Executed. This Agreement shall not be effective unless and until (i) the Special Committee has recommended to the Company Board for approval, and the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the DGCL, the Charter, the Bylaws or any similar organization document of the Company (including Article NINE of the Charter), the Merger Agreement, the Support Agreements and the transactions contemplated by the Merger Agreement, including the Merger, (ii) the Merger Agreement is executed by all parties thereto and (iii) this Agreement is executed and delivered by all parties hereto.
28. No Ownership Interest. Except as expressly provided in Section 2 with respect to the Sponsor Shares, nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the applicable Stockholder.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.
TRIDENT VII, L.P.
By: Trident Capital VII, L.P., its general partner
By: DW Trident GP, LLC, a general partner

By:	/s/ Stephen Levey
Name:	Stephen Levey
Title:	Vice President

Address:
c/o Stone Point Capital LLC
20 Horseneck Lane, Greenwich, Connecticut 06830
Attention: Stephen Levey
Email: slevey@stonepoint.com

TRIDENT VII PARALLEL FUND, L.P.
By: Trident Capital VII, L.P., its general partner
By: DW Trident GP, LLC, a general partner

By:	/s/ Stephen Levey
Name:	Stephen Levey
Title:	Vice President

Address:
c/o Stone Point Capital LLC
20 Horseneck Lane, Greenwich, Connecticut 06830
Attention: Stephen Levey
Email: slevey@stonepoint.com

TRIDENT VII DE PARALLEL FUND, L.P.
By: Trident Capital VII, L.P., its general partner
By: DW Trident GP, LLC, a general partner

By:	/s/ Stephen Levey
Name:	Stephen Levey
Title:	Vice President

Address:
c/o Stone Point Capital LLC
20 Horseneck Lane, Greenwich, Connecticut 06830
Attention: Stephen Levey
Email: slevey@stonepoint.com

TRIDENT VII PROFESSIONALS FUND, L.P.
By: Stone Point GP Ltd., its general partner

By:	/s/ Stephen Levey
Name:	Stephen Levey
Title:	Vice President

Address:
c/o Stone Point Capital LLC
20 Horseneck Lane, Greenwich, Connecticut 06830
Attention: Stephen Levey
Email: slevey@stonepoint.com
[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
HEARTS PARENT, LLC

By:	/s/ Rene Kern
	Name:	Rene Kern
	Title:	President
[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
HIRERIGHT HOLDINGS CORPORATION

By:	/s/ Lisa L. Troe
	Name:	Lisa L. Troe
	Title:	Chair of the Special Committee of the Board of Directors of HireRight Holdings Corporation, on behalf of HireRight Holdings Corporation
[Signature Page to Support Agreement]

Exhibit A

Owned Shares
Stockholder	Owned Shares
Trident VII, L.P.	11,959,030
Trident VII Parallel Fund, L.P.	5,814,235
Trident VII DE Parallel Fund, L.P.	100,067
Trident VII Professionals Fund, L.P.	590,065

ANNEX D

Centerview Partners LLC 31 West 52nd Street New York, NY 10019 February 15, 2024
The Special Committee of the Board of Directors
HireRight Holdings Corporation
100 Centerview Drive, Suite 300
Nashville, TN 37214

The Special Committee:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of Common Stock, par value $0.001 per share (the “Shares”) (other than Excluded Shares, as defined below), of HireRight Holdings Corporation, a Delaware corporation (the “Company”), of the $14.35 per Share in cash, without interest, proposed to be paid to such holders pursuant to the Agreement and Plan of Merger (the “Agreement”) proposed to be entered into by and among Hearts Parent, LLC, a Delaware limited liability company (“Parent”), Hearts Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company. The Agreement provides that Merger Sub will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become a wholly owned subsidiary of Parent and each issued and outstanding Share immediately prior to the effective time of the Merger (other than (i) the Owned Company Shares (as defined in the Agreement), (ii) the Dissenting Company Shares (as defined in the Agreement) and (iii) the Sponsor Shares (as defined in the Agreement) (the Shares referred to in clauses (i), (ii) and (iii), together with any Shares held by any affiliate of the Company or Parent, “Excluded Shares”)) will be converted into the right to receive $14.35 per Share in cash, without interest (the $14.35 per Share consideration to be paid in the Merger, the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.
We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.
We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, except for our current engagement, we have not been engaged to provide financial advisory or other services to the Company, and we have not received any compensation from the Company during such period. In the past two years, we have not been engaged to provide financial advisory or other services to Parent or Merger Sub, and we have not received any compensation from Parent or Merger Sub during such period. In 2023, we were engaged to provide financial advisory services to OneOncology, Inc. (“OneOncology”), a portfolio company of General Atlantic Service Company, L.P., an affiliate of Parent (“General Atlantic”), in connection with its sale to certain private investment firms, and we received compensation from OneOncology for such services. In 2023, we were engaged to provide financial advisory services to Oak Street Health, Inc. (“Oak Street”) in connection with its sale to CVS Health Corporation, at which time affiliates of General Atlantic held an approximately 25% interest of Oak Street, and we received compensation from Oak Street for such services. In 2022, we were engaged to provide financial advisory services unrelated to the Company to a portfolio

The Special Committee of the Board of Directors
HireRight Holdings Corporation
February 15, 2024

company of General Atlantic, and we received compensation from such portfolio company. We are currently engaged to provide financial advisory services unrelated to the Company to a portfolio company of Stone Point Capital LLC, an affiliate of Parent (“Stone Point”), and we may receive compensation from such portfolio company in the future.
We may provide financial advisory and other services to or with respect to the Company, Parent, General Atlantic or Stone Point or their respective affiliates, including portfolio companies of General Atlantic or Stone Point, in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, General Atlantic, Stone Point or any of their respective affiliates, including portfolio companies of General Atlantic or Stone Point, or any other party that may be involved in the Transaction.
In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated February 15, 2024 (the “Draft Agreement”); (ii) the Company’s Registration Statement on Form S-1 (as amended); (iii) Annual Reports on Form 10-K of the Company for the years ended December 31, 2022, and December 31, 2021; (iv) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (v) certain publicly available research analyst reports for the Company; (vi) certain other communications from the Company to its stockholders; and (vii) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant, and we conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.
We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of

The Special Committee of the Board of Directors
HireRight Holdings Corporation
February 15, 2024

the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.
We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage.
This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Consideration to be paid to the holders of the Shares pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Special Committee of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.
Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the holders of Shares (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.
Very truly yours,

/s/ Centerview Partners LLC

CENTERVIEW PARTNERS LLC

Annex E
The Projections in this Annex E were prepared by HireRight’s management for internal use. Although the Projections were prepared on an accounting basis consistent with HireRight’s financial statements, the Projections, and the underlying key assumptions relating to the Projections, were generated for internal use and not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC regarding projections, the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. In the view of HireRight’s management, the Projections reflected the best available estimates and judgments at the time of preparation and presented as of the time of preparation, to the best of HireRight’s management’s knowledge and belief, reasonable projections of the future financial performance of HireRight.
The Projections included in this Annex E have been prepared by, and are the responsibility of, HireRight’s management (and, in the case of the Revised Projections, HireRight’s management and, to the extent of the revised assumptions requested by the Special Committee reflected in the Revised Projections, also the responsibility of the Special Committee). PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying Projections and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this document relates to HireRight’s previously issued financial statements. It does not extend to the Projections and should not be read to do so.
The Projections, while presented with numerical specificity, necessarily were based on numerous variables, estimates and assumptions as to future events that are inherently uncertain and many of which are beyond the control of HireRight’s management. Because the Projections cover multiple years, by their nature, they also become subject to greater uncertainty with each successive year. A number of important factors with respect to HireRight’s business and the industry in which it participates may affect actual results and result in the Projections not being achieved. For a description of some of these factors, HireRight’s stockholders are urged to review HireRight’s most recent SEC filings and other risk factors described in HireRight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, the Projections may be affected by HireRight’s inability to achieve strategic goals, objectives and targets over the applicable period. Since the Projections cover multiple years, the information by its nature becomes less reliable with each successive year. Accordingly, there can be no assurance that the Projections are indicative of the future performance of HireRight or that actual results will not differ materially from those presented in the Projections.

PROJECTIONS – 2021 FORECAST
HIRERIGHT FORECAST MODEL
($ in millions)
FYE 12/31	FY 2022E(1)	FY 2023E(2)	FY 2024E

Total revenue	$765.6	$819.2	$876.5
% growth - YoY	9.1%	7.0%	7.0%
Service revenue	570.4	610.3	653.0
% growth - YoY	9.1%	7.0%	7.0%
Surcharge revenue	195.2	208.9	223.5
% growth - YoY	9.1%	7.0%	7.0%
Cost of services, excluding D&A	412.8	428.0	442.4
Selling, general and administrative	183.1	194.5	206.9
Depreciation & amortization	69.3	72.0	72.0
Operating (loss) income	$100.4	$124.7	$155.1

Interest expense	44.8	42.1	27.2
Income (loss) before income taxes	55.6	82.6	127.9
Income tax expense	7.4	(79.7)	37.2
Net income (loss)	$48.2	$162.3	$90.7

Adjusted EBITDA(3)	$180.0	$214.0	$251.4
Adjusted EBITDA margin	23.5%	26.1%	28.7%
(1)
The 2022 estimated figures are included because at the time HireRight’s management prepared the 2021 Forecast HireRight’s actual results of operation for the fiscal year ended December 31, 2022 were not yet available. For additional information, see the section of this proxy statement captioned “Other Important Information Regarding HireRight—Selected Historical Financial Data.”

(2)
The 2023 estimated figures are included because at the time HireRight’s management prepared the 2021 Forecast, and at the time the 2021 Forecast was reviewed with the Special Committee, HireRight’s actual results of operation for the fiscal year ended December 31, 2023 were not yet available. For additional information, see the section of this proxy statement captioned “Other Important Information Regarding HireRight—Selected Historical Financial Data.”

(3)
Adjusted EBITDA represents, as applicable for the period, net income (loss) before interest expense, income taxes, depreciation and amortization expense,stock-based compensation, realized and unrealized gain (loss) on foreign exchange, restructuring charges, merger integration expenses, amortization of cloud computing software costs, legal settlement costs and insurance recoveries deemed by management to be outside the normal course of business, and other items management believes are not representative of the Company’s core operations.

PROJECTIONS – 2023 MODEL
P&L Summary
($ in millions)
	FCST	FCST	FCST	FCST	FCST
FYE 12/31	FY23(1)	FY24	FY25	FY26	FY27

Service Revenue	526.2	557.8	591.2	626.7	664.3
Surcharge Revenue	208.4	220.9	234.1	248.2	263.1
Total Revenue	$734.6	$778.7	$825.4	$874.9	$927.4
Cost of Services excluding D&A	380.5	390.1	407.6	428.7	450.4
Selling, general and administrative	207.1	191.8	196.9	202.5	208.4
Depreciation & Amortization	71.5	71.5	60.7	51.6	43.9
Operating Income	75.5	125.4	160.2	192.1	224.7

Other Expense	0.3	0.3	0.3	0.0	0.3
Interest (Income) Expense	47.8	59.4	58.7	58.1	57.4
Income (loss) before income taxes	27.4	65.7	101.1	134.0	166.9

Net income (loss)	$31.3	$39.4	$60.7	$80.4	$100.2

Adjusted EBITDA(2)	$179.1	$213.3	$235.0	$258.3	$283.8
Adj. EBITDA Margin %	24.4%	27.4%	28.5%	29.5%	30.6%
(1)
The 2023 estimated figures are included because at the time HireRight’s management prepared the 2023 Model, and at the time the 2023 Model was reviewed with the Special Committee, HireRight’s actual results of operation for the fiscal year ended December 31, 2023 were not yet available. For additional information, see the section of this proxy statement captioned “Other Important Information Regarding HireRight—Selected Historical Financial Data.”

(2)
Adjusted EBITDA represents, as applicable for the period, net income (loss) before interest expense, income taxes, depreciation and amortization expense, stock-based compensation, realized and unrealized gain (loss) on foreign exchange, restructuring charges, merger integration expenses, amortization of cloud computing software costs, legal settlement costs and insurance recoveries deemed by management to be outside the normal course of business, and other items management believes are not representative of the Company’s core operations.

PROJECTIONS – PRELIMINARY PROJECTIONS
P&L Summary
($ in millions)
	FCST	FCST	FCST	FCST	FCST	FCST	FCST	FCST
FYE 12/31	FY23(1)	FY24	FY25	FY26	FY27	FY28	FY29	FY30

Service Revenue	516.8	546.3	584.2	619.2	656.4	695.8	737.5	781.8
Surcharge Revenue	206.0	238.9	255.5	270.8	287.1	304.3	322.6	341.9
Total Revenue	$722.8	$785.2	$839.7	$890.1	$943.5	$ 1,000.1	$ 1,060.1	$ 1,123.7
Cost of Services, excluding D&A	373.4	411.8	429.7	445.4	461.9	486.3	513.5	542.2
Selling, general and administrative	220.8	207.4	208.0	207.7	215.7	224.0	226.7	235.3
Depreciation & Amortization	75.2	74.1	75.0	67.5	57.4	48.8	41.5	35.2
Operating Income	53.6	92.0	127.0	169.5	208.5	241.0	278.4	311.0

Other (Expense)	1.6	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Interest (Income) Expense	65.8	73.4	51.4	37.8	26.6	14.2	3.7	(5.0)
Income (loss) before income taxes	(13.9)	18.5	75.7	131.7	181.9	226.8	274.7	315.9

Income tax expense	(2.3)	21.6	35.3	48.3	59.2	69.1	80.0	89.5
Net Income	($11.6)	($3.1)	$40.4	$83.4	$122.7	$157.7	$194.7	$226.4
Net income/(loss) attributable to NCI	0.1	0.1
Net income attributable to HireRight	($11.8)	($3.2)	$40.4	$83.4	$122.7	$157.7	$194.7	$226.4

Adjusted EBITDA(2)	$ 180.6	$ 200.6	$ 225.6	$ 252.5	$ 281.4	$305.3	$329.2	$354.9
Adj. EBITDA Margin %	25.0%	25.5%	26.9%	28.4%	29.8%	30.5%	31.1%	31.6%
(1)
The 2023 estimated figures are included because at the time HireRight’s management prepared the Preliminary Projections, and at the time the Preliminary Projections were reviewed with the Special Committee, HireRight’s actual results of operation for the fiscal year ended December 31, 2023 were not yet available. For additional information, see the section of this proxy statement captioned “Other Important Information Regarding HireRight—Selected Historical Financial Data.”

(2)
Adjusted EBITDA represents, as applicable for the period, net income (loss) before interest expense, income taxes, depreciation and amortization expense, stock-based compensation, realized and unrealized gain (loss) on foreign exchange, restructuring charges, merger integration expenses, amortization of cloud computing software costs, legal settlement costs and insurance recoveries deemed by management to be outside the normal course of business, and other items management believes are not representative of the Company’s core operations.

COMPARISON TABLE – 2021 FORECAST VS. PRELIMINARY PROJECTIONS
Consolidated P&L
	2022				2023E(1)				2024E
	2021 Forecast	Actual	Δ $	Δ %	2021 Forecast	Prelim. Projections	Δ $	Δ %	2021 Forecast	Prelim. Projections	Δ $	Δ %
Revenue	$766	$807	+$41	+5.4%	$819	$723	$(96)	(11.8%)	$877	$785	$(91)	(10.4)%
%YoY Growth	9.1%	10.5%			7.0%	(10.4)%			7.0%	8.6%

Adj. Gross Profit(2)	$353	$371	+$18	+5.2%	$391	$349	$(42)	(10.7%)	$434	$373	$(61)	(14.0)%
% Margin	46.1%	46.0%			47.7%	48.3%			49.5%	47.6%

Adj. EBITDA(3)	$180	$188	+$8	+4.6%	$214	$181	$(33)	(15.6%)	$251	$201	$(51)	(20.2)%
% Margin	23.5%	23.3%			26.1%	25.0%			28.7%	25.5%

	2022 actuals ahead of 2021 Forecast				Preliminary Projections estimates for 2023E and 2024E behind forecast from 2021 Forecast
Note: Dollars in millions.
(1)
The 2023 estimated figures are included because they were used in preparing this table, and, at the time this table was reviewed by the Special Committee, HireRight’s actual results of operation for the fiscal year ended December 31, 2023 were not yet available. For additional information, see the section of this proxy statement captioned “Other Important Information Regarding HireRight—Selected Historical Financial Data.”

(2)	Adjusted gross profit is calculated as total revenues less cost of services, excluding depreciation and amortization.
(3)
Adjusted EBITDA represents, as applicable for the period, net income (loss) before interest expense, income taxes, depreciation and amortization expense, stock-based compensation, realized and unrealized gain (loss) on foreign exchange, restructuring charges, merger integration expenses, amortization of cloud computing software costs, legal settlement costs and insurance recoveries deemed by management to be outside the normal course of business, and other items management believes are not representative of the Company’s core operations.

PROJECTIONS – REVISED PROJECTIONS
P&L Summary
($ in millions)
	FCST	FCST	FCST	FCST	FCST	FCST	FCST	FCST
FYE 12/31	FY23(1)	FY24	FY25	FY26	FY27	FY28	FY29	FY30
Service Revenue	516.1	546.3	582.6	620.5	657.5	683.8	707.8	729.0
Surcharge Revenue	205.7	238.9	249.7	253.4	255.7	265.9	275.2	283.5
Total Revenue	$721.8	$785.2	$832.3	$873.9	$913.2	$949.8	$983.0	$ 1,012.5
Cost of Services, excluding D&A	371.8	411.8	429.4	445.1	464.6	481.1	495.9	509.7
Selling, general and administrative	218.5	207.3	208.0	215.9	223.9	231.6	234.1	241.2
Depreciation & Amortization	75.3	74.1	75.0	75.0	56.0	32.0	32.0	32.0
Operating Income	56.2	92.0	119.9	137.9	168.7	205.0	221.1	229.7

Other Expense	2.9	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Interest (Income) Expense	64.7	73.4	50.2	42.1	34.3	25.1	15.3	(1.6)
Income (loss) before income taxes	(11.4)	18.6	69.7	95.8	134.4	180.0	205.8	231.3

Income tax expense	13.5	21.6	32.4	39.2	43.0	48.6	55.3	61.9
Net Income	($24.8)	($3.0)	$37.3	$56.6	$91.4	$ 131.4	$ 150.5	$169.3
Net income/(loss) attributable to NCI	0.1

Net income attributable to HireRight	($25.0)	($3.0)	$37.3	$56.6	$91.4	$131.4	$150.5	$169.3

Adjusted EBITDA(2)	$ 180.3	$ 200.6	$ 222.4	$ 241.5	$ 254.3	$267.5	$278.3	$287.0
Adj. EBITDA Margin %	25.0%	25.5%	26.7%	27.6%	27.8%	28.2%	28.3%	28.3%
(1)
The 2023 estimated figures are included because at the time HireRight’s management prepared the Revised Projections, and at the time the Revised Projections were reviewed with the Special Committee, HireRight’s actual results of operation for the fiscal year ended December 31, 2023 were not yet available. For additional information, see the section of this proxy statement captioned “Other Important Information Regarding HireRight—Selected Historical Financial Data.”

(2)
Adjusted EBITDA represents, as applicable for the period, net income (loss) before interest expense, income taxes, depreciation and amortization expense, stock-based compensation, realized and unrealized gain (loss) on foreign exchange, restructuring charges, merger integration expenses, amortization of cloud computing software costs, legal settlement costs and insurance recoveries deemed by management to be outside the normal course of business, and other items management believes are not representative of the Company’s core operations.

Annex F

Section 262 of the General Corporation Law of the State of Delaware
§ 262 Appraisal rights
(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1)
Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a.
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)
In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)	[Repealed.]
(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:
(1)
If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2)
If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3)
Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e)
Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f)
Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g)
At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)
After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.
(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k)
Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l)
The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

Annex G
HireRight Holdings Corporation (the “Company”)

Resolutions of the Board of Directors (the “Board”)

April 10, 2024
WHEREAS, on February 15, 2024, the Company entered into the Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used herein without definitions shall have the respective meanings assigned to them in the Merger Agreement), by and among Hearts Parent, LLC (“Parent”), Hearts Merger Sub, Inc. (“Merger Sub”) and the Company, which provides for, among other things, the merger (the “Merger”) of Merger Sub with and into the Company, with the Company surviving as the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent, pursuant to the terms and subject to the conditions set forth in the Merger Agreement;
WHEREAS, the Board (with the exception of James Carey, Josh Feldman, Rene Kern and James Matthews, each of whom has recused himself from the meeting and all Board deliberations on the Merger Agreement and the Merger) adopted resolutions on February 15, 2024 (the “Resolutions”), approving, among other matters, the Merger Agreement;
WHEREAS, the Board is aware of the Delaware Court of Chancery’s opinion issued on February 29, 2024 with respect to the case Sjunde AP-Fonden v. Activision Blizzard, Inc., et al., C.A. No. 2022-1001-KSJM (Del. Ch. Feb. 29, 2024) (“Activision”), pursuant to which the court held that, in approving a merger transaction in accordance with Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), the relevant agreement and plan of merger must be, at minimum, “essentially complete” at the time such agreement is adopted by the board of directors of a Delaware corporation;
WHEREAS, certain ministerial updates were made to the Merger Agreement following the Board’s prior approval, as memorialized in the Resolutions, of the Merger Agreement;
WHEREAS, the Board has received the final, execution version of the Merger Agreement and additional documentation related thereto (including, among other things, the certificate of incorporation of the Surviving Corporation and the Company Disclosure Letter); and
WHEREAS, the Board believes that its prior approval of the Merger Agreement and the Company’s execution and delivery thereof complied with the requirements of DGCL Section 251; however, the Board desires to ratify the approval and execution of the Merger Agreement pursuant to DGCL Section 204 to eliminate the risk that, or any uncertainty as to whether, such approval or execution did not comply with DGCL Section 251 or was otherwise a “defective corporate act” (as defined in DGCL Section 204(h)(1)).
NOW, THEREFORE, BE IT RESOLVED, in light of the Activision decision, the Board (with the exception of James Carey, Josh Feldman, Rene Kern and James Matthews, each of whom has recused himself from the meeting and all Board deliberations on the Merger Agreement and the Merger) hereby (1) (i) confirms that the Board determines that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, (ii) confirms that the Board declares it advisable to enter into the Merger Agreement, (iii) confirms that the Board approves and declares it advisable for the Company to execute, deliver, and perform under, the Merger Agreement and consummate the transactions contemplated thereby, including the Merger, and (iv) confirms that the Board resolves to recommend that the stockholders of the Company approve and adopt the Merger Agreement; (2) ratifies each of the other actions taken pursuant to the Resolutions; (3) pursuant to DGCL Section 204, (i) identifies as potentially defective corporate acts the Board’s approval, adoption and declaration of the advisability of the Merger Agreement on February 15, 2024 and the Company’s execution and delivery of and entry into the Merger Agreement on February 15, 2024 (collectively, the “Acts”), (ii) identifies that the nature of the failure of authorization in respect of the Acts is that the Acts may not have been taken in accordance with DGCL Section 251 given that certain ministerial updates were made to the Merger Agreement after the Board’s adoption of the Resolutions and that the Board may not have received all of the related documentation incorporated by reference in the Merger Agreement, and (iii) approves and adopts the ratification of the Acts; and (4) directs the officers of the Company to provide prompt notice, in the name of and on behalf of the Company, of the ratification of the Acts in accordance with DGCL Section 204(g).
* * *
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